                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-108944


The information in this prospectus supplement is not complete and may be changed. Neither this prospectus supplement nor the accompanying prospectus is an offer to sell these securities nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE
                 AMENDED OR COMPLETED, DATED FEBRUARY 4, 2004

PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED FEBRUARY 4, 2004)


                           $915,792,000 (APPROXIMATE)
                             (OFFERED CERTIFICATES)

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C10

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-45 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 14 OF THE ACCOMPANYING PROSPECTUS.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.

The offered certificates will represent interests in the trust fund only. They will not represent obligations of any other party.

The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated February 4, 2004.

--------------------------------------------------------------------------------

THE TRUST FUND:

o As of February 11, 2004, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $1,290,099,569.

o    The trust fund will consist of a pool of 102 fixed rate mortgage loans.

o The mortgage loans are secured by first liens on commercial and multifamily properties.

o All of the mortgage loans were originated by Wachovia Bank, National Association, Artesia Mortgage Capital Corporation or Citigroup Global Markets Realty Corp.


THE CERTIFICATES:

o    The trust fund will issue twenty-seven classes of certificates.

o Only the eight classes of offered certificates described in the following table are being offered by this prospectus supplement and the accompanying prospectus.


============================================================================================================================
                          ORIGINAL       PERCENTAGE OF     PASS-THROUGH        ASSUMED FINAL                      EXPECTED
                        CERTIFICATE       CUT-OFF DATE         RATE            DISTRIBUTION                      S&P/MOODY'S
CLASS                    BALANCE(1)       POOL BALANCE      DESCRIPTION           DATE(2)          CUSIP NO.      RATING(3)
----------------------------------------------------------------------------------------------------------------------------
Class A-1 .........    $ 65,890,000           5.107%           Fixed       December  15, 2008                      AAA/Aaa
Class A-2 .........    $ 93,215,000           7.225%           Fixed       December  15, 2010                      AAA/Aaa
Class A-3 .........    $ 82,239,000           6.375%           Fixed       February  15, 2013                      AAA/Aaa
Class A-4 .........    $571,240,000          44.279%           Fixed       February  15, 2014                      AAA/Aaa
Class B ...........    $ 38,703,000           3.000%           Fixed       February  15, 2014                      AA/Aa2
Class C ...........    $ 16,127,000           1.250%           Fixed       February  15, 2014                      AA-/Aa3
Class D ...........    $ 32,252,000           2.500%           Fixed       February  15, 2014                       A/A2
Class E ...........    $ 16,126,000           1.250%           Fixed       February  15, 2014                       A-/A3
============================================================================================================================

--------------------------------------------------------------------------------
(Footnotes explaining the table are on page S-2)

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     Wachovia Capital Markets, LLC and Citigroup Global Markets Inc. are acting as co-lead managers for this offering. Citigroup Global Markets Inc. is acting as sole bookrunner with respect to 17.56% of the Class A-4 certificates. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class A-4 certificates and all other classes of offered certificates. Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Banc of America Securities LLC and Goldman, Sachs & Co. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We expect to receive from this offering approximately
        % of the initial certificate balance of the offered certificates, plus accrued interest from February 1, 2004 before deducting expenses.

     We expect that delivery of the offered certificates will be made in book-entry form on or about February 26, 2004.


WACHOVIA SECURITIES                                                  CITIGROUP
     BANC OF AMERICA SECURITIES LLC           GOLDMAN, SACHS & CO.

                                February  , 2004

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES WBCMT 2004-C10
                    GEOGRAPHIC OVERVIEW OF MORTGAGE POOL (1)


                                 [MAP OMITTED]

WASHINGTON               PENNSYLVANIA                  FLORIDA
2 properties             1 property                    15 properties
$17,120,419              $2,557,666                    $266,602,912
1.3% of total            0.2% of total                 20.7% of total


IDAHO                    NEW YORK                      KENTUCKY
1 property               5 properties                  1 property
$6,225,000               $303,623,333                  $1,680,000
0.5% of total            23.5% of total                0.1% of total


UTAH                     CONNECTICUT                   ALABAMA
1 property               1 property                    3 properties
$13,075,815              $3,447,072                    $29,978,116
1.0% of total            0.3% of total                 2.3% of total


WYOMING                  NEW JERSEY                    MISSISSIPPI
1 property               3 properties                  2 properties
$459,631                 $45,969,565                   $2,962,093
0.04% of total           3.6% of total                 0.2% of total


IOWA                     DISTRICT OF COLUMBIA          ARKANSAS
1 property               1 property                    2 properties
$1,747,489               $5,592,000                    $7,440,964
0.1% of total            0.4% of total                 0.6% of total


MINNESOTA                MARYLAND                      TEXAS
2 properties             2 properties                  5 properties
$8,635,672               $18,326,537                   $22,074,536
0.7% of total            1.4% of total                 1.7% of total


ILLINOIS                 VIRGINIA                      OKLAHOMA
5 properties             2 properties                  2 properties
$98,586,031              $27,188,030                   $2,343,000
7.6% of total            2.1% of total                 0.2% of total


INDIANA                  WEST VIRGINIA                 NEW MEXICO
1 property               1 property                    2 properties
$11,840,000              $18,384,629                   $3,008,436
0.9% of total            1.4% of total                 0.2% of total


MICHIGAN                 SOUTH CAROLINA                COLORADO
2 properties             8 properties                  3 properties
$5,728,122               $37,208,345                   $10,065,948
0.4% of total            2.9% of total                 0.8% of total


OHIO                     GEORGIA                       ARIZONA
2 properties             10 properties                 3 properties
$4,784,372               $120,012,962                  $34,967,229
0.4% of total            9.3% of total                 2.7% of total


SOUTHERN CALIFORNIA(2)   CALIFORNIA                    NORTHERN CALIFORNIA(2)
5 properties             7 properties                  2 properties
$103,250,000             $110,856,021                  $7,606,021
8.0% of total            8.6% of total                 8.6% of total


NEVADA                   OREGON
4 properties             1 property
$43,907,625              $3,700,000
3.4% of total            0.3% of total







MORTGAGED PROPERTIES BY PROPERTY TYPE             [GRAPHIC OMITTED] (greater than) 10.0%
       [GRAPHIC OMITTED]                                             of Initial Pool Balance

Mobile Home Park  0.9%                            [GRAPHIC OMITTED] (greater than) 5.0% - 10.0%
Mixed Use         1.4%                                               of Initial Pool Balance
Hospitality       1.7%
Multifamily      22.3%                            [GRAPHIC OMITTED] (greater than) 1.0% - 5.0%
Retail           29.2%                                               of Initial Pool Balance
Industrial        0.4%
Special Purpose   0.4%                            [GRAPHIC OMITTED] (less than or equal to) 1.0%
Office           43.9%                                               of Initial Pool Balance


GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES

(1) All numerical information concerning the mortgage loans inlcuded in the trust fund is provided on an approximate basis.

(2) For purposes of determining whether a mortgaged property is located in Northern or
Southern California, mortgaged properties located north of San Luis Obispo County,
Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.


             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT. IF THE DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

    o SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-5 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

    o RISK FACTORS, commencing on page S-45 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "INDEX OF DEFINED TERMS" beginning on page S-254 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TO BE AN OFFER OR SOLICITATION:

    o if used in a jurisdiction in which such offer or solicitation is not authorized;

    o if the person making such offer or solicitation is not qualified to do so; or

    o if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

(Footnotes to table on the front cover)

----------

(1)   Subject to a permitted variance of plus or minus 5.0%.

(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in the "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement). The Rated Final Distribution Date is the distribution date to occur in February 2041. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3) By each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc. See "RATINGS" in this prospectus supplement.

                               TABLE OF CONTENTS




                                                                             PAGE
                                                                            ------
SUMMARY OF PROSPECTUS SUPPLEMENT ..........................................   S-5
 OVERVIEW OF THE CERTIFICATES .............................................   S-6
 THE PARTIES ..............................................................   S-8
 IMPORTANT DATES AND PERIODS ..............................................  S-10
 THE CERTIFICATES .........................................................  S-11
 THE MORTGAGE LOANS .......................................................  S-30
RISK FACTORS ..............................................................  S-45
DESCRIPTION OF THE MORTGAGE POOL ..........................................  S-93
 General ..................................................................  S-93
 Mortgage Loan History ....................................................  S-94
 Certain Terms and Conditions of the Mortgage Loans .......................  S-95
 Certain State-Specific Considerations ....................................  S-99
 Assessments of Property Condition ........................................ S-100
 Co-Lender Loans .......................................................... S-101
 Mezzanine Loans .......................................................... S-108
 Additional Mortgage Loan Information ..................................... S-109
 Twenty Largest Mortgage Loans ............................................ S-148
 The Mortgage Loan Sellers ................................................ S-182
 Underwriting Standards ................................................... S-182
 Assignment of the Mortgage Loans; Repurchases and Substitutions .......... S-184
 Representations and Warranties; Repurchases and Substitutions ............ S-186
 Repurchase or Substitution of Cross-Collateralized Mortgage Loans ........ S-188
 Changes in Mortgage Pool Characteristics ................................. S-189
SERVICING OF THE MORTGAGE LOANS ........................................... S-189
 General .................................................................. S-189
 The Master Servicer and the Special Servicer ............................. S-191
 Servicing and Other Compensation and Payment of Expenses ................. S-194
 Modifications, Waivers and Amendments .................................... S-196
 The Controlling Class Representative ..................................... S-198
 Defaulted Mortgage Loans; REO Properties; Purchase Option ................ S-202
 Inspections; Collection of Operating Information ......................... S-203
DESCRIPTION OF THE CERTIFICATES ........................................... S-205
 General .................................................................. S-205
 Registration and Denominations ........................................... S-205
 Certificate Balances and Notional Amount ................................. S-207
 Pass-Through Rates ....................................................... S-210
 Distributions ............................................................ S-213
 Subordination; Allocation of Losses and Certain Expenses ................. S-225
 P&I Advances ............................................................. S-228
 Appraisal Reductions ..................................................... S-230
 Reports to Certificateholders; Available Information ..................... S-231
 Assumed Final Distribution Date; Rated Final Distribution Date ........... S-236
 Voting Rights ............................................................ S-237
 Termination .............................................................. S-237
 The Trustee .............................................................. S-238
YIELD AND MATURITY CONSIDERATIONS ......................................... S-239
 Yield Considerations ..................................................... S-239
 Weighted Average Life .................................................... S-242

                                                                           PAGE
                                                                          ------
USE OF PROCEEDS ......................................................... S-246
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ................................ S-246
 General ................................................................ S-246
 Taxation of the Offered Certificates ................................... S-247
ERISA CONSIDERATIONS .................................................... S-248
LEGAL INVESTMENT ........................................................ S-250
METHOD OF DISTRIBUTION .................................................. S-251
LEGAL MATTERS ........................................................... S-252
RATINGS ................................................................. S-252
INDEX OF DEFINED TERMS .................................................. S-254
ANNEX A-1
 Certain Characteristics of the Mortgage Loans and
  Mortgaged Properties .................................................. A-1
ANNEX A-1A
 Certain Characteristics of the Mortgage Loans and
  Mortgaged Properties in Loan Group 1 .................................. A-1A
ANNEX A-1B
 Certain Characteristics of the Mortgage Loans and
  Mortgaged Properties in Loan Group 2 .................................. A-1B
ANNEX A-2
 Certain Information Regarding Multifamily Mortgaged Properties ......... A-2
ANNEX A-3
 Reserve Account Information ............................................ A-3
ANNEX A-4
 Commercial Tenant Schedule ............................................. A-4
ANNEX A-5
 Certain Characteristics of the Mortgage Loans and
  Mortgaged Properties (Crossed and Portfolios) ......................... A-5
ANNEX B
 Form of Distribution Date Statement .................................... B-1
ANNEX C
 Class X-P Reference Rate Schedule ...................................... C-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

o THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

o WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE CERTIFICATES THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

o FOR PURPOSES OF MAKING DISTRIBUTIONS TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4 AND CLASS A-1A CERTIFICATES, THE POOL OF MORTGAGE LOANS WILL BE DEEMED TO CONSIST OF 2 DISTINCT LOAN GROUPS, LOAN GROUP 1 AND LOAN GROUP 2.


o UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE (WHICH IS FEBRUARY 11, 2004 WITH RESPECT TO 86 OF THE MORTGAGE LOANS AND FEBRUARY 1, 2004 WITH RESPECT TO 16 OF THE MORTGAGE LOANS) AFTER GIVING EFFECT TO PAYMENTS DUE ON OR BEFORE SUCH DATE WHETHER OR NOT RECEIVED. THE CUT-OFF DATE BALANCE OF EACH MORTGAGE LOAN INCLUDED IN THE TRUST FUND AND EACH CUT-OFF DATE CERTIFICATE BALANCE IN THIS PROSPECTUS SUPPLEMENT ASSUMES THE TIMELY RECEIPT OF PRINCIPAL SCHEDULED TO BE PAID (IF ANY) ON EACH MORTGAGE LOAN AND NO DEFAULTS, DELINQUENCIES OR PREPAYMENTS ON ANY MORTGAGE LOAN ON OR BEFORE THE RELATED CUT-OFF DATE. PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND, AS OF THE CUT-OFF DATE REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF THE RELATED MORTGAGE LOANS AS OF THE CUT-OFF DATE.

o ALL NUMERICAL OR STATISTICAL INFORMATION CONCERNING THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS.

                         OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C10, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z-I, Class Z-II, Class Z-III, Class R-I and Class R-II) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

                    CLOSING DATE
                     CERTIFICATE        PERCENTAGE
                     BALANCE OR         OF CUT-OFF
                      NOTIONAL           DATE POOL     CREDIT
    CLASS             AMOUNT(1)           BALANCE      SUPPORT
------------- ------------------------ ------------ ------------
Class A-1 ...    $      65,890,000          5.107%      16.750%
Class A-2 ...    $      93,215,000          7.225%      16.750%
Class A-3 ...    $      82,239,000          6.375%      16.750%
Class A-4 ...    $     571,240,000         44.279%      16.750%
Class B .....    $      38,703,000          3.000%      13.750%
Class C .....    $      16,127,000          1.250%      12.500%
Class D .....    $      32,252,000          2.500%      10.000%
Class E .....    $      16,126,000          1.250%       8.750%
Class A-1A..     $     261,423,000         20.264%      16.750%
Class F ....     $      19,352,000          1.500%       7.250%
Class G ....     $      14,513,000          1.125%       6.125%
Class H ....     $      17,739,000          1.375%       4.750%
Class J ....     $      12,901,000          1.000%       3.750%
Class K ....     $       8,063,000          0.625%       3.125%
Class L ....     $       6,451,000          0.500%       2.625%
Class M ....     $       4,838,000          0.375%       2.250%
Class N ....     $       4,838,000          0.375%       1.875%
Class O ....     $       4,838,000          0.375%       1.500%
Class P ....     $      19,351,569          1.500%       0.000%
Class SL ...     $      24,000,000           N/A          N/A
Class X-P ..     $   1,246,996,000(7)        N/A          N/A
Class X-C ..     $   1,290,099,569(7)        N/A          N/A

                                              WEIGHTED        CASH FLOW
               PASS-THROUGH      INITIAL       AVERAGE      OR PRINCIPAL      EXPECTED
                   RATE       PASS-THROUGH      LIFE           WINDOW        S&P/MOODY'S
    CLASS       DESCRIPTION       RATE       (YEARS)(2)     (MON./YR.)(2)     RATING(3)
------------- -------------- -------------- ------------ ------------------ ------------
Class A-1 ...      Fixed             %            3.50     03/04 - 12/08      AAA/Aaa
Class A-2 ...      Fixed             %            5.50     12/08 - 12/10      AAA/Aaa
Class A-3 ...      Fixed             %            7.53     12/10 - 02/13      AAA/Aaa
Class A-4 ...      Fixed             %            9.86     02/13 - 02/14      AAA/Aaa
Class B .....      Fixed             %            9.97     02/14 - 02/14       AA/Aa2
Class C .....      Fixed             %            9.97     02/14 - 02/14      AA-/Aa3
Class D .....      Fixed             %            9.97     02/14 - 02/14       A/A2
Class E .....      Fixed             %            9.97     02/14 - 02/14       A-/A3
Class A-1A..       Fixed            %              (4)         (4)             (4)
Class F ....      Fixed(5)           %              (4)         (4)             (4)
Class G ....      Fixed(5)           %              (4)         (4)             (4)
Class H ....       WAC(6)            %              (4)         (4)             (4)
Class J ....      Fixed(5)           %              (4)         (4)             (4)
Class K ....      Fixed(5)           %              (4)         (4)             (4)
Class L ....      Fixed(5)           %              (4)         (4)             (4)
Class M ....      Fixed(5)           %              (4)         (4)             (4)
Class N ....      Fixed(5)           %              (4)         (4)             (4)
Class O ....      Fixed(5)           %              (4)         (4)             (4)
Class P ....      Fixed(5)           %              (4)         (4)             (4)
Class SL ...        Fixed            %              (4)         (4)             (4)
Class X-P ..      Variable           %              (7)         (7)             (7)
Class X-C ..      Variable           %              (7)         (7)             (7)

----------
(1)   Subject to a permitted variance of plus or minus 5.0%.

(2) Based on no prepayments and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3) By each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc. See "RATINGS" in this prospectus supplement.

(4) Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(5) The pass-through rates applicable to the Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates for any distribution date will equal the lesser of the applicable rate set forth above and the applicable weighted average net mortgage rate (calculated as described herein) for such date.

(6) The pass-through rate applicable to the Class H certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described herein) for such date.

(7) The Class X-C and Class X-P certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-C and Class X-P certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-C or Class X-P certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class X-C and Class X-P certificates for each distribution date will be as described in this prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

[ ] Offered certificates

[ ] Private certificates

                                  THE PARTIES
THE TRUST FUND................   The trust fund will be created on or about
                                 the closing date pursuant to a pooling and servicing agreement, dated as of February 1, 2004, by and among the depositor, the master servicer, the special servicers and the trustee.

THE DEPOSITOR.................   Wachovia Commercial Mortgage Securities, Inc.
                                 We are a wholly owned subsidiary of Wachovia
                                 Bank, National Association, which is one of the mortgage loan sellers, the master servicer, one of the special servicers and an affiliate of one of the underwriters. Our principal executive office is located at 301 South
                                 College Street, Charlotte, North Carolina
                                 28288-0166 and our telephone number is (704)
                                 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see "THE DEPOSITOR" in the accompanying prospectus.

                                 On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

THE ISSUER....................   The trust fund to be established under the
                                 pooling and servicing agreement. For more detailed information, see "DESCRIPTION OF THE
                                 CERTIFICATES" in this prospectus supplement and the accompanying prospectus.

THE MORTGAGE LOAN SELLERS.....   Wachovia Bank, National Association, Artesia
                                 Mortgage Capital Corporation, and Citigroup
                                 Global Markets Realty Corp. For more
                                 information, see "DESCRIPTION OF THE MORTGAGE
                                 POOL--The Mortgage Loan Sellers" in this prospectus supplement. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

                                 Wachovia Bank, National Association originated 63 of the mortgage loans to be included in the trust fund representing 82.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (43 mortgage loans in loan group 1 or 82.5% and 20 mortgage loans in loan group 2 or 84.2%). Artesia Mortgage Capital Corporation originated 27 of the mortgage loans to be included in the trust fund representing 9.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (20 mortgage loans in loan group 1 or 7.7% and 7 mortgage loans in loan group 2 or 15.8%). Citigroup Global Markets Realty Corp. originated 12 of the mortgage loans to be included in the trust fund representing 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (12 mortgage loans in loan group 1 or 9.8%).

THE MASTER SERVICER...........   Wachovia Bank, National Association. Wachovia
                                 Bank, National Association is our affiliate, one of the mortgage loan sellers, a special servicer and an affiliate of one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund
                                 (including the Starrett-Lehigh Building
                                 subordinate loan) and the companion loans which are not part of the trust fund. See "SERVICING
                                 OF THE MORTGAGE LOANS--The Master Servicer and the Special Servicer" in this prospectus supplement.

THE SPECIAL SERVICERS.........   Initially, (i) Lennar Partners, Inc. with
                                 respect to each mortgage loan other than the 11
                                 Madison Avenue mortgage loan, and (ii) Wachovia
                                 Bank, National Association with respect to the 11 Madison Avenue mortgage loan. References to the special servicer herein are references to the special servicer for an applicable mortgage loan as the context requires.

                                 The special servicers will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund (including the Starrett-Lehigh Building subordinate loan) that, in general, are in default or as to which default is imminent. Some holders of certificates (initially the holder of the Class P certificates with respect to each mortgage loan other than the 11 Madison Avenue mortgage loan and the Starrett-Lehigh Building mortgage loan) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. With respect to the 11 Madison Avenue mortgage loan, except during the continuance of a control appraisal period under the related intercreditor agreement, the holder of the most subordinate existing companion loan related to the 11 Madison Avenue mortgage loan may appoint or remove the special servicer with respect to the 11 Madison Avenue mortgage loan and, with respect to the Starrett-Lehigh Building mortgage loan, except during the continuance of a control appraisal period under the related intercreditor agreement, the holder of the Class SL certificates may appoint or remove the special servicer with respect to the Starrett-Lehigh Building mortgage loan. See "SERVICING OF THE MORTGAGE LOANS--The Master Servicer and the Special Servicer" and "--The Controlling Class Representative" in this prospectus supplement. It is anticipated that Lennar Partners, Inc. will purchase certain non-offered classes of certificates. See "SERVICING OF THE MORTGAGE LOANS--The Master Servicer and the Special Servicer" in this prospectus supplement. SL Green Funding LLC will be appointed as a sub-servicer for the special servicer with respect to the 11 Madison Avenue mortgage loan.

THE TRUSTEE...................   Wells Fargo Bank, N.A. The trustee will be
                                 responsible for distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See "DESCRIPTION OF THE
                                 CERTIFICATES--The Trustee" in this prospectus supplement.

THE UNDERWRITERS..............   Wachovia Capital Markets, LLC, Citigroup
                                 Global Markets Inc., Banc of America Securities
                                 LLC and Goldman, Sachs & Co. Wachovia Capital
                                 Markets, LLC is our affiliate and is an
                                 affiliate of Wachovia Bank, National
                                 Association, which is the master servicer, one of the special servicers and one of the mortgage loan sellers. Citigroup Global Markets
                                 Inc. is an affiliate of Citigroup Global
                                 Markets Realty Corp., which is one of the mortgage loan sellers. Wachovia Capital
                                 Markets, LLC and Citigroup Global Markets Inc.
                                 are acting as co-lead managers for this
                                 offering. Banc of America Securities LLC and
                                 Goldman, Sachs & Co. are acting as co-managers for this offering. Citigroup Global Markets
                                 Inc. is acting as sole bookrunner with respect to 17.56% of the Class A-4 certificates.
                                 Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class A-4 certificates and all other classes of offered certificates.


                          IMPORTANT DATES AND PERIODS

CLOSING DATE..................   On or about February 26, 2004.

CUT-OFF DATE..................   For 86 mortgage loans, representing 91.9% of
                                 the aggregate principal balance of the pool of mortgage loans as of the cut-off date (59 mortgage loans in loan group 1 or 89.8% and 27 mortgage loans in loan group 2 or 100.0%), February 11, 2004; for 16 of the mortgage loans, representing 8.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (16 mortgage loans in loan group 1 or 10.2%), February 1, 2004. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the related cut-off date.

DISTRIBUTION DATE.............   The fourth business day following the related
                                 determination date.

DETERMINATION DATE............   The 11th day of each month or, if such 11th
                                 day is not a business day, the next succeeding business day, commencing in March 2004.

COLLECTION PERIOD.............   For any distribution date, the period
                                 beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period.


                               THE CERTIFICATES

OFFERED CERTIFICATES..........   We are offering to you the following 8
                                 classes of certificates of our Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2004-C10 pursuant to this prospectus
                                 supplement:

                                 Class A-1
                                 Class A-2
                                 Class A-3
                                 Class A-4
                                 Class B
                                 Class C
                                 Class D
                                 Class E

PRIORITY OF DISTRIBUTIONS.....   On each distribution date, the owners of the
                                 certificates (other than the Class SL
                                 certificates) will be entitled to distributions of payments or other collections on the mortgage loans (other than the Starrett-Lehigh
                                 Building subordinate loan) that the master servicer collected or advanced during or with respect to the related collection period after deducting certain fees and expenses. For purposes of making certain distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and
                                 Class A-1A certificates, the mortgage pool will be deemed to consist of 2 loan groups.

                                  o   Loan group 1 will consist of (i) all of
                                      the mortgage loans that are not secured
                                      by multifamily properties and/or mobile
                                      home park properties and (ii) 3 mortgage loans that are secured by multifamily properties.

                                  o Loan group 2 will consist of 25 mortgage loans that are secured by multifamily properties and 2 mortgage loans that are secured by mobile home park properties.

                                 Annex A to this prospectus supplement sets forth the loan group designation for each mortgage loan. The trustee will distribute amounts to the extent that the money is available, in the following order of priority, to pay:

                                  ----------------------------------------------
                                  Interest, concurrently (i) pro rata, on the
                                  Class A-1, Class A-2, Class A-3 and Class A-4 certificates from the portion of money available attributable to mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of money available attributable to mortgage loans in loan group 2, and (iii) pro rata, on the
                                  Class X-C and Class X-P certificates from any and all money attributable to the mortgage pool; provided, however, if on any distribution date, the money available on such distribution date is insufficient to pay in full the total amount of interest to be paid to any of the classes as described above, money available with respect to the
                                  entire mortgage pool will be allocated among
                                  all those classes pro rata.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Principal of the Class A-1 certificates, up
                                  to the principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until their certificate balance is reduced to zero.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Principal of the Class A-2 certificates, up
                                  to the principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until their certificate balance is reduced to zero.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Principal of the Class A-3 certificates, up
                                  to the principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until their certificate balance is reduced to zero.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Principal of the Class A-4 certificates, up
                                  to the principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until their certificate balance is reduced to zero.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Principal of the Class A-1A certificates, up
                                  to the principal distribution amount relating to loan group 2 and, after the Class A-4 certificate balance has been reduced to zero, the principal distribution amount relating to loan group 1 remaining after payments to the Class A-4 certificates have been made, until their certificate balance is reduced to zero.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Reimbursement to the Class A-1, Class A-2,
                                  Class A-3, Class A-4 and Class A-1A
                                  certificates, pro rata, for any realized loss and trust fund expenses borne by such classes.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Interest on the Class B certificates.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Principal of the Class B certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Interest on the Class C certificates.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Principal of the Class C certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Interest on the Class D certificates.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Principal of the Class D certificates, up to
                                  the principal distribution amount, until their certificate balance is reduced to zero.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Interest on the Class E certificates.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Principal of the Class E certificates, up to
                                  the principal distribution amount, until their certificate balance is reduced to zero.
                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.
                                  ----------------------------------------------

                                 If, on any distribution date, the certificate balances of the Class B through Class P certificates have been reduced to zero, but any two or more of the Class A-1, Class A-2, Class A-3, Class A-4 and/or Class A-1A certificates remain outstanding, distributions of principal and interest will be made, pro rata, to the outstanding Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

                                 On each Distribution Date amounts available in respect of the Starrett-Lehigh Building subordinate loan (net of administrative costs and fees) will be distributed in respect of the principal of, and interest on, the Class SL certificates.


                                 The Starrett-Lehigh Building subordinate loan will support only the Class SL certificates and amounts allocated to such loan will not be part of funds available for distributions to holders of the other certificates. No other companion loans will be part of the trust and amounts received with respect to such companion loans will not be available for distributions to holders of any certificates.

INTEREST......................   On each distribution date each class of
                                 certificates (other than the Class Z-I, Class
                                 Z-II, Class Z-III, Class R-I, Class R-II and
                                 Class SL certificates) will be entitled to receive:

                                  o for each such class of certificates, one month's interest at the applicable pass-through rate accrued during the calendar month prior to the related distribution date, on the certificate balance or notional amount, as applicable, of such class of certificates immediately prior to such distribution date;

                                  o  plus any interest that such class of
                                     certificates was entitled to receive on
                                     all prior distribution dates to the extent not received;

                                  o minus (other than in the case of the Class X-C and Class X-P certificates) such class' share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer; and

                                  o minus (other than in the case of the Class X-C and Class X-P certificates) such class' allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

                                 As reflected in the chart under "Priority of Distributions" above, so long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-C and Class X-P certificates, interest distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Certificate Balances and Notional Amount" and "--Distributions" in this prospectus supplement.

                                 The Class X-C and Class X-P certificates will be entitled to distributions of interest-only on their respective notional amounts. On each distribution date, the notional amount of the Class X-C certificates will generally be equal to the aggregate outstanding certificate balances of the sequential pay certificates on such date.

                                 The notional amount of the Class X-P
                                 certificates generally will equal:

                                 (1)   until the distribution date in August
                                       2004, the sum of (a) the lesser of
                                       $63,774,000 and the certificate balance
                                       of the Class A-1 certificates, (b) the
                                       lesser of $260,752,000 and the
                                       certificate balance of the Class A-1A
                                       certificates and (c) the aggregate
                                       certificate balances of the Class A-2,
                                       Class A-3, Class A-4, Class B, Class C,
                                       Class D, Class E, Class F, Class G,
                                       Class H, Class J and Class K
                                       certificates;

                                 (2)   after the distribution date in August
                                       2004 through and including the
                                       distribution date in February 2005, the
                                       sum of (a) the lesser of $61,335,000 and the certificate balance of the Class A-1 certificates, (b) the lesser of $259,979,000 and the certificate balance of the Class A-1A certificates and (c) the aggregate certificate balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates;

                                 (3) after the distribution date in February 2005 through and including the distribution date in August 2005, the sum of (a) the lesser of $41,723,000 and the certificate balance of the Class A-1 certificates, (b) the lesser of

                                       $254,740,000 and the certificate balance of the Class A-1A certificates and (c) the aggregate certificate balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates;

                                 (4)   after the distribution date in August
                                       2005 through and including the
                                       distribution date in February 2006, the
                                       sum of (a) the lesser of $ 18,501,000
                                       and the certificate balance of the Class
                                       A-1 certificates, (b) the lesser of
                                       $248,759,000 and the certificate balance of the Class A-1A certificates and (c) the aggregate certificate balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates;

                                 (5) after the distribution date in February 2006 through and including the distribution date in August 2006, the sum of (a) the lesser of $ 87,789,000 and the certificate balance of the Class A-2 certificates, (b) the lesser of $242,473,000 and the certificate balance of the Class A-1A certificates and (c) the aggregate certificate balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates;

                                 (6)   after the distribution date in August
                                       2006 through and including the
                                       distribution date in February 2007, the
                                       sum of (a) the lesser of $ 64,889,000
                                       and the certificate balance of the Class
                                       A-2 certificates, (b) the lesser of
                                       $236,460,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates and (d) the lesser of $11,030,000 and the certificate balance of the Class J certificates;

                                 (7) after the distribution date in February 2007 through and including the distribution date in August 2007, the sum of (a) the lesser of $ 42,364,000 and the certificate balance of the Class A-2 certificates, (b) the lesser of $230,460,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G certificates and (d) the lesser of $16,717,000 and the certificate balance of the Class H certificates;

                                 (8)   after the distribution date in August
                                       2007 through and including the
                                       distribution date in February 2008, the
                                       sum of (a) the lesser of $ 20,765,000
                                       and the certificate balance of the Class
                                       A-2 certificates, (b) the lesser of
                                       $224,701,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class A-3, Class A-4, Class B,
                                      Class C, Class D, Class E, Class F and
                                      Class G certificates and (d) the lesser
                                      of $5,095,000 and the certificate balance of the Class H certificates;

                                 (9) after the distribution date in February 2008 through and including the distribution date in August 2008, the sum of (a) the lesser of $ 60,885,000 and the certificate balance of the Class A-3 certificates, (b) the lesser of $218,961,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class A-4, Class B, Class C, Class D, Class E and Class F certificates and (d) the lesser of $8,404,000 and the certificate balance of the Class G certificates;

                                 (10)  after the distribution date in August
                                       2008 through and including the
                                       distribution date in February 2009, the
                                       sum of (a) the lesser of $ 15,167,000
                                       and the certificate balance of the Class
                                       A-3 certificates, (b) the lesser of
                                       $176,426,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class A-4, Class B, Class C, Class D and Class E certificates and (d) the lesser of $17,095,000 and the certificate balance of the Class F certificates;

                                 (11) after the distribution date in February 2009 through and including the distribution date in August 2009, the sum of (a) the lesser of $ 561,568,000 and the certificate balance of the Class A-4 certificates, (b) the lesser of $172,027,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class B, Class C, Class D and Class E certificates and (d) the lesser of $7,601,000 and the certificate balance of the Class F certificates;

                                 (12)  after the distribution date in August
                                       2009 through and including the
                                       distribution date in February 2010, the
                                       sum of (a) the lesser of $ 535,214,000
                                       and the certificate balance of the Class
                                       A-4 certificates, (b) the lesser of
                                       $167,824,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class B, Class C and Class D certificates and (d) the lesser of $14,636,000 and the certificate balance of the Class E certificates;

                                 (13) after the distribution date in February 2010 through and including the distribution date in August 2010, the sum of (a) the lesser of $ 512,008,000 and the certificate balance of the Class A-4 certificates, (b) the lesser of $163,673,000 and the certificate balance of the Class A-1A certificates, (c) the aggregate certificate balances of the Class B, Class C and Class D certificates and (d) the lesser of $5,950,000 and the certificate balance of the Class E certificates;

                                 (14)  after the distribution date in August
                                       2010 through and including the
                                       distribution date in February 2011, the
                                       sum of (a) the lesser of $ 469,212,000
                                       and the certificate balance of the Class
                                       A-4, (b) the lesser of $102,099,000 and
                                       the certificate balance of the Class
                                       A-1A certificates, (c) the aggregate
                                       certificate balances of the Class B and
                                       Class C certificates and (d) the lesser
                                       of $29,967,000 and the certificate
                                       balance of the Class D certificates;

                                 (15) after the distribution date in February 2011, $0.

                                 The Class X-C and Class X-P certificates will accrue interest at a rate as described under "Pass-Through Rates" below.

                                 The certificates (other than the Class Z-I,
                                 Class Z-II, Class Z-III, Class R-I, Class R-II and Class SL certificates) will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

                                 The interest accrual period with respect to any distribution date and any class of certificates (other than the Class Z-I, Class Z-II, Class Z-III, Class R-I and Class R-II certificates) is the calendar month preceding the month in which such distribution date occurs.

                                 As reflected in the chart under "Priority of Distributions" beginning on page S-11 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates and the Class X-C and Class X-P certificates:

                                  o   first, pro rata, to the Class X-C
                                      certificates, Class X-P certificates,
                                      Class A-1 certificates, Class A-2
                                      certificates, Class A-3 certificates,
                                      Class A-4 certificates and Class A-1A
                                      certificates as described above under
                                      "Priority of Distributions", and then to each other class of offered certificates in alphabetical order; and

                                  o only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date to each class of certificates with a higher priority of distribution.

                                 You may, in certain circumstances, also
                                 receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. Such distributions are in addition to the distributions of principal and interest described above. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

PASS-THROUGH RATES............   The pass-through rate for each class of
                                 certificates (other than the Class X-C, Class
                                 X-P, Class SL, Class Z-I, Class Z-II, Class
                                 Z-III, Class R-I and Class R-II certificates) on each distribution date is set forth under "OVERVIEW OF THE CERTIFICATES" in this prospectus supplement.

                                 The pass-through rate applicable to the Class X-C certificates for the initial distribution
                                 date will equal approximately      % per
                                 annum.

                                 The pass-through rate applicable to the Class X-C certificates for each distribution date will, in general, equal the weighted average of the respective Class X-C strip rates at which interest accrues from time to time on the respective Class X-C components prior to such distribution date (weighted on the basis of the respective component balances of those Class X-C components outstanding immediately prior to such distribution date). Each Class X-C component will be comprised of all or a designated portion of the certificate balance of one of the classes of sequential pay certificates. In general, the certificate balance of each class of sequential pay certificates will constitute a separate Class X-C component. However, if a portion, but not all, of the certificate balance of any particular class of sequential pay certificates is identified under "--Interest" above as being part of the notional amount of the Class X-P certificates immediately prior to any distribution date, then the identified portion of the certificate balance will also represent one or more Class X-C components for purposes of calculating the pass-through rate of the Class X-C certificates, and the remaining portion of the certificate balance will represent one or more other Class X-C components for purposes of calculating the pass-through rate of the Class X-C certificates. For each distribution date through and including the distribution date in February 2011, the Class X-C strip rate for each Class X-C component will be calculated as follows:

                                 (1) if such Class X-C component consists of the entire certificate balance of any class of sequential pay certificates, and if the certificate balance does not, in whole or in part, also constitute a Class X-P component immediately prior to the distribution date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates;

                                 (2) if such Class X-C component consists of a designated portion (but not all) of the certificate balance of any class of sequential pay certificates, and if the designated portion of the certificate balance does not also constitute a Class X-P component immediately prior to the distribution date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates;

                                 (3) if such Class X-C component consists of a designated portion (but not all) of the certificate balance of any class of sequential pay certificates, and if the designated portion of the certificate balance also constitutes a Class X-P component immediately prior to the distribution date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the sum of
                                       (i) the Class X-P strip rate for the
                                       applicable Class X-P component, and (ii) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates; and

                                 (4) if such Class X-C component consists of the entire certificate balance of any class of sequential pay certificates, and if the certificate balance also constitutes, in its entirety, a Class X-P component immediately prior to such distribution date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the sum of
                                       (i) the Class X-P strip rate for the
                                       applicable Class X-P component, and (ii) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates.

                                 For each distribution date after the
                                 distribution date in February 2011, the
                                 certificate balance of each class of
                                 sequential pay certificates will constitute one or more separate Class X-C components, and the applicable Class X-C strip rate with respect to each such Class X-C component for each distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over
                                 (b) the pass-through rate in effect for the distribution date for the class of sequential pay certificates.

                                 The pass-through rate applicable to the Class X-P certificates for the initial distribution
                                 date will equal approximately         % per
                                 annum.

                                 The pass-through rate applicable to the Class X-P certificates for each subsequent distribution date will equal the weighted average of the respective Class X-P strip rates, at which interest accrues from time to time on the respective components prior to such distribution date (weighted on the basis of the balances of those Class X-P components outstanding immediately prior to the distribution date). Each Class X-P component will be comprised of all or a designated portion of the certificate balance of a specified class of sequential pay certificates. If all or a designated portion of the certificate balance of any class of sequential pay certificates is identified under "--Interest" above as being part of the notional amount of the Class X-P certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate Class X-P components for purposes of calculating the pass-through rate of the Class X-P certificates. For each distribution date through and including the distribution date in February 2011, the Class X-P strip rate for each Class X-P component will equal (a) the lesser of (1) the weighted average net mortgage rate for such distribution date, and
                                 (2) the reference rate specified on Annex C to this prospectus supplement for such distribution date minus 0.03% per annum, minus
                                 (b) the pass-through rate for such component
                                 (but in no event will any Class X-P strip rate be less than zero).

                                 After the distribution date in February 2011, the Class X-P certificates will cease to accrue interest and will have a 0% pass-through rate.

                                 The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans (excluding the Starrett-Lehigh Building subordinate loan) included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for such mortgage loan will be calculated without regard to such event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

                                  o the mortgage interest rate in effect for such mortgage loan as of the closing date; minus

                                  o the applicable administrative cost rate, as described in this prospectus supplement.

                                 For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

                                 The stated principal balance of each mortgage loan included in the trust fund will generally equal the balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

                                  o the portion of the principal distribution amount for the related distribution date that is attributable to such mortgage loan; and

                                  o   the principal portion of any realized
                                      loss incurred in respect of such mortgage loan during the related collection period.

                                 The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......   On the closing date, each class of
                                 certificates (other than the Class X-C, Class
                                 X-P, Class SL, Class Z-I, Class Z-II, Class
                                 Z-III, Class R-I and Class R-II certificates)
                                 will have the certificate balance set forth
                                 above under "OVERVIEW OF THE CERTIFICATES." The
                                 certificate balance for each class of
                                 certificates entitled to receive principal may
                                 be reduced by:

                                  o   distributions of principal; and

                                  o allocations of realized losses and trust fund expenses.

                                 The certificate balance or notional amount of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and
                                 Notional Amount" in this prospectus
                                 supplement.

                                 The Class X-C and Class X-P certificates do not have principal balances and will not receive distributions of principal.

                                 As reflected in the chart under "Priority of Distributions" above:

                                  o   generally, the Class A-1, Class A-2,
                                      Class A-3 and Class A-4 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-4 certificates has been reduced to zero;

                                  o principal is distributed to each class of certificates entitled to receive distributions of principal in alphabetical and, if applicable, numerical designation;

                                  o principal is only distributed on a class of certificates to the extent funds remain after the trustee makes all distributions of principal and interest on each class of certificates with an earlier alphabetical and, if applicable, numerical designation;

                                  o   generally, no class of certificates is
                                      entitled to distributions of principal
                                      until the certificate balance of each
                                      class of certificates with an earlier
                                      alphabetical and, if applicable,
                                      numerical designation has been reduced to zero; and

                                  o in no event will holders of the Class B, Class C, Class D and Class E certificates or classes of non-offered certificates (other than the Class A-1A certificates) be entitled to receive any payments of principal until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates have all been reduced to zero.

                                 The amount of principal to be distributed for each distribution date generally will be an amount equal to:

                                  o   the scheduled principal payments (other
                                      than balloon payments) due on the
                                      mortgage loans included in the trust fund during the related collection period whether or not such scheduled payments are actually received;

                                  o   balloon payments actually received with
                                      respect to mortgage loans included in the trust fund during the related collection period;

                                  o   prior to the reduction of the principal
                                      balance of the Starrett-Lehigh Building
                                      mortgage loan to zero, certain interest
                                      due on the Starrett-Lehigh Building
                                      subordinate loan;

                                  o prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and


                                  o   all liquidation proceeds, insurance
                                      proceeds, condemnation awards and
                                      repurchase and substitution amounts
                                      received during the related collection
                                      period that are allocable to principal.

                                 For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, the principal distribution amount for each loan group on any distribution date will be equal to the sum of the collections specified above but only to the extent such amounts relate to the mortgage loans comprising the specified loan group.

                                 However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (including with respect to the Starrett-Lehigh Building subordinate loan), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the pooling and servicing agreement, to be reimbursed first out of payments and other collections of principal otherwise distributable on the principal balance certificates (other than the Class SL certificates), prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the offered certificates.


SUBORDINATION; ALLOCATION OF
 LOSSES AND CERTAIN EXPENSES..   Credit support for any class of certificates
                                 (other than the Class Z-I, Class Z-II, Class
                                 Z-III, Class R-I, Class R-II and Class SL certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later alphabetical class designation (other than the Class X-C and Class X-P certificates) and, with respect to the Starrett-Lehigh Building mortgage loan, the Class SL certificates. The certificate balance of a class of certificates
                                 (other than the Class X-C, Class X-P, Class
                                 Z-I, Class Z-II, Class Z-III, Class R-I and
                                 Class R-II certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to such class of certificates on such distribution date.

                                 Losses on the mortgage loans that have been realized and additional trust fund expenses will be allocated without regard to loan group and will first be allocated to the certificates (other than the Class A-1A, Class X-C, Class X-P, Class Z-I, Class Z-II, Class Z-III, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the certificates that are offered certificates and the Class A-1A certificates in reverse alphabetical order as indicated on the following table; provided, that losses and additional trust fund expenses on the mortgage loans (other than mortgage loan losses and trust fund expenses with respect to the Starrett-Lehigh Building whole loan) will not be allocated to the Class SL certificates.

                                                                ORDER OF
                                                  PERCENTAGE   APPLICATION
                                     ORIGINAL     OF CUT-OFF    OF LOSSES
                                   CERTIFICATE     DATE POOL       AND
        CLASS DESIGNATION            BALANCE        BALANCE     EXPENSES
-------------------------------- --------------- ------------ ------------
  Class A-1 ....................   $ 65,890,000      5.107%         6
  Class A-2 ....................   $ 93,215,000      7.225%         6
  Class A-3 ....................   $ 82,239,000      6.375%         6
  Class A-4 ....................   $571,240,000     44.279%         6
  Class A-1A ...................   $261,423,000     20.264%         6
  Class B ......................   $ 38,703,000      3.000%         5
  Class C ......................   $ 16,127,000      1.250%         4
  Class D ......................   $ 32,252,000      2.500%         3
  Class E ......................   $ 16,126,000      1.250%         2
  Other non-offered certificates
  (excluding the Class X-C,
  Class X-P and the Class SL(1)
  certificates) ................  $112,884,569       8.750%         1

                                 ----------

                                 (1)   The Class SL Certificates have been
                                       excluded for purposes of the table;
                                       mortgage loan losses and additional
                                       trust fund expenses on the mortgage
                                       loans will not be allocated to the Class
                                       SL Certificates other than losses and
                                       trust fund expenses with respect to the
                                       Starrett-Lehigh Building whole loan.


                                 Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of sequential pay certificates will result in a corresponding reduction in the notional amount of the Class X-C certificates and, with respect to the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates and portions of the Class A-1 and Class A-1A certificates, a corresponding reduction in the notional amount of the Class X-P certificates.

                                 Any losses and expenses that are associated with each of the mortgage loans secured by the 11 Madison Avenue mortgaged property will be allocated in accordance with the terms of the related intercreditor agreement first, pro rata between the three subordinate companion loans secured by the related mortgaged property and second, pro rata, between the four pari passu mortgage loans secured by the related mortgaged property. Any losses and expenses that are associated with each of the mortgage loans secured by the Starrett-Lehigh Building mortgaged property will be allocated in accordance with the terms of the related intercreditor agreement first, to the subordinate companion loan secured by the related mortgaged property and second, pro rata, between the two pari passu mortgage loans secured by the related mortgaged property. The portion of those losses and expenses that is allocated to the mortgage loans that are included in the trust fund will be allocated among the Series 2004-C10 certificates in the manner described above.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Subordination; Allocation of Losses and
                                 Certain Expenses" in this prospectus
                                 supplement.

PREPAYMENT PREMIUMS; YIELD
MAINTENANCE CHARGES...........   On each distribution date, any prepayment
                                 premium or yield maintenance charge actually collected during the related collection period on a mortgage loan included in the trust fund
                                 (other than the Starrett-Lehigh Building subordinate loan) will be distributed to the holders of each class of offered certificates and the Class A-1A, Class F, Class G and Class
                                 H certificates then entitled to distributions as follows:

                                 The holders of each class of offered
                                 certificates and the Class A-1A, Class F,
                                 Class G and Class H certificates then entitled to distributions of principal with respect to the related loan group on such distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

                                  o the amount of such prepayment premiums or yield maintenance charges;

                                  o   a fraction (in no event greater than
                                      one), the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

                                  o   a fraction, the numerator of which is
                                      equal to the amount of principal
                                      distributable on such class of
                                      certificates on such distribution date,
                                      and the denominator of which is the
                                      principal distribution amount for such
                                      distribution date.

                                 If there is more than one class of
                                 certificates entitled to distributions of principal with respect to the related loan group on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of such prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

                                 The portion, if any, of the prepayment
                                 premiums or yield maintenance charges
                                 remaining after any payments described above will be distributed as follows: (a) on or before the distribution date in February 2011, 85% to the holders of the Class X-C certificates and 15% to the holders of the Class X-P certificates and (b) thereafter, 100% to the holders of the Class X-C certificates.

                                 The "discount rate" applicable to any class of offered certificates and the Class A-1A, Class F, Class G and Class H certificates will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

                                  o   In the event that there are two or more
                                      such US Treasury issues with the same
                                      coupon, the issue with the lowest yield
                                      will be utilized; and

                                  o   In the event that there are two or more
                                      such US Treasury issues with maturity
                                      dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

 EXAMPLES OF ALLOCATION OF PREPAYMENT PREMIUMS OR
             YIELD MAINTENANCE CHARGES
  Mortgage interest rate .........................   8%
  Pass-through rate for applicable class .........   6%
  Discount rate ..................................   5%

               ALLOCATION                      ALLOCATION             ALLOCATION
             PERCENTAGE FOR                  PERCENTAGE FOR         PERCENTAGE FOR
            APPLICABLE CLASS                   CLASS X-P              CLASS X-C
--------------------------------------- ------------------------ -------------------
             6% - 5%                    (100% - 33 1/3%) x 15%    (100% - 33 1/3%) x
           ------------ = 33 1/3%                  =10%            85% = 56 2/3%
             8% - 5%

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Allocation of Prepayment
                                 Premiums and Yield Maintenance Charges" in this prospectus supplement.

ALLOCATION OF
 ADDITIONAL INTEREST...........  On each distribution date, any additional interest collected on a mortgage loan in the trust (other than the Starrett- Lehigh Building subordinate loan) with an anticipated repayment date during the related collection period will be distributed, in the case of mortgage loans sold by Wachovia Bank, National Association, to the holders of the Class Z-I certificates, in the case of the mortgage loans sold by Artesia Mortgage Capital Corporation, to the holders of the Class Z-II certificates, in the case of mortgage loans sold by Citigroup Global Markets Realty Corp., to the holders of the Class Z-III certificates, and in the case of the Starrett-Lehigh Building subordinate loan, to the holders of the Class SL certificates.

ADVANCING.....................   In the event the master servicer fails to
                                 receive one or more scheduled payments of principal and interest (other than balloon payments) on a mortgage loan included in the trust fund by the last day of the related collection period and the master servicer determines that such scheduled payment of principal and interest will be ultimately recoverable from the related mortgage loan, the master servicer, or if it fails to do so, the trustee is required to make a principal and interest cash advance of such scheduled payment of principal and interest. In addition, the master servicer (or the trustee, if applicable) will be required to make interest advances, but not principal advances, with respect to delinquent scheduled payments on the
                                 Starrett-Lehigh Building subordinate loan to the extent the master servicer determines that such scheduled interest will be ultimately recoverable from the Starrett-Lehigh Building whole loan. These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance
                                 (including on interest advances, but not principal advances, with respect to the Starrett-Lehigh Building subordinate loan) calculated at the prime rate (provided, that no principal and/or interest cash advance shall accrue interest until after the expiration of any applicable grace period for the related scheduled payment) and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. Neither the master servicer nor the trustee will be required to make an advance with respect to any companion loan
                                 (except the Starrett-Lehigh Building
                                 subordinate loan). See "DESCRIPTION OF THE
                                 CERTIFICATES--P&I Advances" in this prospectus supplement.

OPTIONAL TERMINATION OF THE TRUST
 FUND.........................   The trust fund may be terminated when the
                                 aggregate principal balance of the mortgage
                                 loans included in the trust fund (including the
                                 Starrett-Lehigh Building subordinate loan) is
                                 less than 1.0% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date (including the Starrett-Lehigh
                                 Building subordinate loan) as of the cut-off
                                 date. See "DESCRIPTION OF THE
                                 CERTIFICATES--Termination" in this prospectus
                                 supplement and in the accompanying prospectus.
REGISTRATION AND
 DENOMINATION..................  The offered certificates will initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company in the United States, or in Europe through Clearstream
                                 Banking societe anonyme or Euroclear Bank S.A./
                                 N.V., as operator of the Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See
                                 "DESCRIPTION OF THE CERTIFICATES--Book-Entry
                                 Registration and Definitive Certificates" in the accompanying prospectus.

                                 Beneficial interests in the Class A-1, Class
                                 A-2, Class A-3, Class A-4, Class B, Class C,
                                 Class D and Class E certificates will be offered in minimum denominations of $10,000 actual principal amount and in integral multiples of $1 in excess of those amounts.

MATERIAL FEDERAL INCOME TAX
 CONSEQUENCES.................   Two separate real estate mortgage investment
                                 conduit (each, a "REMIC") elections will be made with respect to most of the trust fund.
                                 The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of such REMIC. The
                                 Class R-I and Class R-II certificates will represent the residual interests in such REMICs. The Class Z-I, Class Z-II and Class
                                 Z-III certificateholders' entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of such additional interest if the unamortized principal amount of such mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust (as described in the related prospectus) for United
                                 States federal income tax purposes.

                                 The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the offered certificates will be treated as having been issued [at a premium] for federal income tax reporting purposes.

                                 For further information regarding the federal income tax consequences of investing in the offered certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........   Subject to important considerations described
                                 under "ERISA CONSIDERATIONS" in this prospectus supplement and the accompanying prospectus, the following certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

                                     Class A-1
                                     Class A-2
                                     Class A-3
                                     Class A-4
                                     Class B
                                     Class C
                                     Class D
                                     Class E

                                 This is based on individual prohibited
                                 transaction exemptions granted to each of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Banc of America Securities LLC and Goldman, Sachs & Co. by the US Department of Labor. See "ERISA CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

SMMEA ELIGIBILITY.............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

                                 See "LEGAL INVESTMENT" in this prospectus supplement and in the accompanying prospectus.

RATINGS.......................   The offered certificates will not be issued
                                 unless they have received the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc.:

                          EXPECTED RATING FROM
         CLASS                S&P/MOODY'S
----------------------   ---------------------
  Class A-1 ..........          AAA/Aaa
  Class A-2 ..........          AAA/Aaa
  Class A-3 ..........          AAA/Aaa
  Class A-4 ..........          AAA/Aaa
  Class B ............           AA/Aa2
  Class C ............          AA-/Aa3
  Class D ............            A/A2
  Class E ............           A-/A3

                                 The ratings on the offered certificates
                                 address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "RATINGS" in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.


                               THE MORTGAGE LOANS

GENERAL.......................   It is expected that the mortgage loans to be
                                 included in the trust fund will have the following approximate characteristics as of the cut-off date. All information presented herein
                                 (including loan-to-value ratios and debt service coverage ratios) with respect to the one (1) mortgage loan (loan number 30) with only a subordinate companion loan is calculated without regard to the related subordinate companion loan. With respect to two (2) mortgage loans (loan numbers 1 and 3), unless otherwise specified, the calculations of loan balance per square foot, loan-to-value ratios and debt service coverage ratios were based on the aggregate indebtedness of each of these mortgage loans and the related pari passu companion loans (but not any subordinate companion loans).

                                 Although the Starrett-Lehigh Building
                                 subordinate loan will be part of the trust, for purposes of the information contained in this prospectus supplement (including the appendices), unless otherwise indicated, the Starrett-Lehigh Building subordinate loan is not reflected in this prospectus supplement and the term "mortgage loan" does not include the Starrett-Lehigh Building subordinate loan. The Starrett-Lehigh Building subordinate loan supports only the Class SL certificates, which certificates are not being offered pursuant to this prospectus supplement. For purposes of the presentation of numbers and statistical information set forth in this prospectus supplement, unless otherwise noted, all numbers and statistical information regarding the mortgage loans exclude the Starrett-Lehigh Building subordinate loan. All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages.

                                 The totals in the following tables may not add up to 100% due to rounding.



                                       ALL MORTGAGE            LOAN               LOAN
                                          LOANS              GROUP 1            GROUP 2
                                   ------------------- ------------------- -----------------
 Number of mortgage loans .......                102                  75                27
 Number of crossed loan pools....                  2                   2                 0
 Number of mortgaged
  properties .....................               102                  75                27
 Aggregate balance of all
  mortgage loans .................   $ 1,290,099,569     $ 1,028,676,428     $ 261,423,141
 Number of mortgage loans
  with balloon payments(1) .......                37                  30                 7
 Aggregate balance of
  mortgage loans with balloon
  payments(1) ....................   $   421,126,266     $   373,653,562     $  47,472,704
 Number of mortgage loans
  with anticipated repayment
  dates(2) .......................                45                  26                19
 Aggregate balance of
  mortgage loans with
  anticipated repayment
  dates(2) .......................   $   695,216,967     $   485,333,493     $ 209,883,473
 Number of fully amortizing
  mortgage loans .................                 5                   4                 1
 Aggregate balance of fully
  amortizing mortgage loans ......   $     9,006,086     $     4,939,123     $   4,066,964
 Number of non-amortizing
  mortgage loans .................                15                  15                 0
 Aggregate balance of
  non-amortizing mortgage
  loans ..........................   $   164,750,250     $   164,750,250     $           0
 Average mortgage loan
  balance ........................   $    12,648,035     $    13,715,686     $   9,682,339
 Minimum mortgage loan
  balance ........................   $       280,589     $       280,589     $   1,300,000
 Maximum mortgage loan
  balance ........................   $   143,333,333     $   143,333,333     $  45,000,000
 Maximum balance for a group
  of cross-collateralized and
  cross-defaulted loans(3) .......   $    19,650,250     $    19,650,250     $           0
 Weighted average cut-off date
  loan-to-value ratio(4) .........              68.4%               66.4%             76.4%
 Minimum cut-off date
  loan-to-value ratio(4) .........              28.1%               28.1%             34.7%
 Maximum cut-off date
  loan-to-value ratio(4) .........              80.0%               80.0%             80.0%
 Weighted average
  loan-to-value ratio at stated
  maturity or anticipated
  repayment date(5) ..............              60.7%               59.0%             67.4%
 Weighted average
  underwritten debt service
  coverage ratio(6) ..............              1.65x               1.74x             1.29x
 Minimum underwritten debt
  service coverage ratio(6) ......              1.17x               1.17x             1.20x
 Maximum underwritten debt
  service coverage ratio(6) ......              3.68x               3.68x             2.99x

                                     ALL MORTGAGE     LOAN        LOAN
                                        LOANS       GROUP 1     GROUP 2
                                    ------------- ----------- -----------
 Weighted average mortgage
  interest rate ...................      5.613%       5.641%      5.503%
 Minimum mortgage interest
  rate ............................      4.290%       4.290%      4.960%
 Maximum mortgage interest
  rate ............................      8.500%       8.500%      6.540%
 Weighted average remaining
  term to maturity or
  anticipated repayment date
  (months) ........................        110          113          97
 Minimum remaining term to
  maturity or anticipated
  repayment date (months) .........         56           56          58
 Maximum remaining term to
  maturity or anticipated
  repayment date (months) .........        239          191         239
 Weighted average occupancy
  rate(7) .........................       93.2%        92.7%       94.9%

----------

(1) Does not include mortgage loans with anticipated repayment dates or mortgage loans that are interest-only for their entire term.

(2)  Not including mortgage loans that are interest-only for their entire term.

(3) Consists of a group of 11 individual mortgage loans (loan numbers 72, 82, 84, 85, 88, 91, 94, 95, 96, 97 and 99).

(4) For purposes of determining the loan-to-value ratio of 3 mortgage loans (loan numbers 18, 20 and 59), representing 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3.1% of loan group 1), such ratio was adjusted by taking into account amounts available under certain letters of credit or in cash reserves. See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this prospectus supplement.

(5) For purposes of determining the LTV ratio at Maturity or Anticipated Repayment Date of 1 Mortgage Loan (loan number 59), representing 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.4% of loan group 1), such ratio was reduced by taking into account an amount available under a letter of credit or cash reserve.

(6) For purposes of determining the debt service coverage ratio of 2 mortgage loans (loan numbers 20 and 59), representing 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.7% of loan group 1), such ratios were adjusted by taking into account amounts available under certain letters of credit or in cash reserves. See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this prospectus supplement.

(7) The weighted average occupancy information shown above excludes two mortgage loans secured by hospitality properties, representing 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2.1% of loan group 1).


SECURITY FOR THE MORTGAGE LOANS
 IN THE TRUST FUND............   Generally, all of the mortgage loans included
                                 in the trust fund are non-recourse obligations of the related borrowers.

                                  o   No mortgage loan included in the trust
                                      fund is insured or guaranteed by any
                                      government agency or private insurer.

                                  o All of the mortgage loans included in the trust fund are secured by first lien fee mortgages and/or leasehold mortgages on commercial or multifamily properties.

PROPERTY TYPES................   The following table describes the mortgaged
                                 properties securing the mortgage loans expected to be included in the trust fund as of the cut-off date:

                                 MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                                     PERCENTAGE
                                                                        PERCENTAGE   OF CUT-OFF     PERCENTAGE
                                        NUMBER OF                       OF CUT-OFF      DATE      OF CUT-OFF DATE
                                         LOANS/     AGGREGATE CUT-OFF    DATE POOL     GROUP 1        GROUP 2
            PROPERTY TYPE              PROPERTIES      DATE BALANCE       BALANCE      BALANCE        BALANCE
------------------------------------- ------------ ------------------- ------------ ------------ ----------------
  Office ............................  13 / 13        $  565,822,244        43.9%        55.0%           0.0%
  Retail ............................  52 / 52           376,182,513        29.2         36.6            0.0
     Retail--Anchored ...............  38 / 38           318,453,013        24.7         31.0            0.0
     Retail--Shadow Anchored(1) .....   6 /  6            34,301,892         2.7          3.3            0.0
     Retail--Unanchored .............   8 /  8            23,427,609         1.8          2.3            0.0
  Multifamily .......................  28 / 28           287,933,996        22.3          3.7           95.5
  Hospitality .......................   2 /  2            21,492,513         1.7          2.1            0.0
  Mixed Use .........................   3 /  3            17,537,800         1.4          1.7            0.0
  Mobile Home Park ..................   2 /  2            11,807,666         0.9          0.0            4.5
  Industrial ........................   1 /  1             4,738,590         0.4          0.5            0.0
  Special Purpose(2) ................   1 /  1             4,584,248         0.4          0.4            0.0
                                      ------------    --------------       -----        -----          -----
  TOTAL ............................. 102 / 102       $1,290,099,569       100.0%       100.0%         100.0%
                                      ============    ==============       =====        =====          =====

----------

(1) A mortgaged property is considered "shadow anchored" if it is in close proximity to an anchored retail property.

(2) Specifically, a mortgaged property where the sole tenant is a movie theater.

                               [GRAPHIC OMITTED]

                                     Office
                                     43.9%

                                     Retail
                                     29.2%

                                  Multifamily
                                     22.3%

                                  Hospitality
                                      1.7%

                                   Mixed Use
                                      1.4%

                                Mobile Home Park
                                      0.9%

                                   Industrial
                                      0.4%

                                Special Purpose
                                      0.4%


GEOGRAPHIC CONCENTRATIONS.....   The mortgaged properties are located
                                 throughout 32 states and the District of Columbia. The following table describes the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)



                                                          PERCENTAGE
                          NUMBER OF                       OF CUT-OFF
                          MORTGAGED   AGGREGATE CUT-OFF   DATE POOL
         STATE           PROPERTIES      DATE BALANCE      BALANCE
----------------------- ------------ ------------------- -----------
  NY ..................        5        $  303,623,333       23.5%
  FL ..................       15           266,602,912       20.7
  GA ..................       10           120,012,962        9.3
  CA ..................        7           110,856,021        8.6
    Southern(2) .......        5           103,250,000        8.0
    Northern(2) .......        2             7,606,021        0.6
  IL ..................        5            98,586,031        7.6
  Other ...............       60           390,418,311       30.3
                              --        --------------      -----
  TOTAL ...............      102        $1,290,099,569      100.0%
                             ===        ==============      =====

----------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).


(2) For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in or south of such counties were included in Southern California.


                                  LOAN GROUP 1
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)



                                                            PERCENTAGE
                           NUMBER OF                        OF CUT-OFF
                           MORTGAGED   AGGREGATE CUT-OFF   DATE GROUP 1
          STATE           PROPERTIES      DATE BALANCE       BALANCE
------------------------ ------------ ------------------- -------------
  NY ...................       5         $  303,623,333        29.5%
  FL ...................      13            234,502,912        22.8
  GA ...................       6            107,927,997        10.5
  IL ...................       4             95,591,541         9.3
  CA ...................       5             56,606,021         5.5
   Southern(2) .........       3             49,000,000         4.8
   Northern(2) .........       2              7,606,021         0.7
  Other ................      42            230,424,624        22.4
------------------------      --         --------------       -----
   TOTAL ...............      75         $1,028,676,428       100.0%
                              ==         ==============       =====

----------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).


(2) For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in or south of such counties were included in Southern California.

                                 LOAN GROUP 2
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)



                                                            PERCENTAGE
                           NUMBER OF                        OF CUT-OFF
                           MORTGAGED   AGGREGATE CUT-OFF   DATE GROUP 2
          STATE           PROPERTIES      DATE BALANCE       BALANCE
------------------------ ------------ ------------------- -------------
  CA ...................       2          $ 54,250,000         20.8%
   Southern(2) .........       2            54,250,000         20.8
  NV ...................       4            43,907,625         16.8
  FL ...................       2            32,100,000         12.3
  SC ...................       5            25,100,000          9.6
  AZ ...................       1            23,500,000          9.0
  NJ ...................       1            21,500,000          8.2
  UT ...................       1            13,075,815          5.0
  Other ................      11            47,989,701         18.4
                              --          ------------        -----
   TOTAL ...............      27          $261,423,141        100.0%
                              ==          ============        =====

----------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in or south of such counties were included in Southern California.

PAYMENT TERMS.................   All of the mortgage loans included in the
                                 trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

                                  o   Payments on the mortgage loans included
                                      in the trust fund are due on the 11th day of the month, except payments on 16 mortgage loans, representing 8.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (16 mortgage loans in loan group 1 or 10.2%), are due on the first day of the month. No mortgage loan has a grace period that extends payment beyond the 15th day of any calendar month.

                                  o   As of the cut-off date, 97 of the
                                      mortgage loans, representing 98.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (70 mortgage loans in loan group 1 or 98.2% and 27 mortgage loans in loan group 2 or 100.0%), accrue interest on an actual/360 basis, and 5 of the mortgage loans, representing 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.8% in loan group 1), accrue interest on a 30/360 basis. Twenty-two (22) of the mortgage loans, representing 49.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (10 mortgage loans in loan group 1 or 48.2% and 12 mortgage loans in loan group 2 or 54.5%), have periods during which only interest is due and periods in which principal and interest are due. Fifteen (15) of the mortgage loans, representing 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (16.0% in loan group 1), provide that only interest is due until maturity or the anticipated repayment date.

                                 The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:


                         RANGE OF CUT-OFF DATE BALANCES

                                                                      PERCENTAGE   PERCENTAGE
                                                         PERCENTAGE   OF CUT-OFF   OF CUT-OFF
                                        AGGREGATE CUT-   OF CUT-OFF      DATE         DATE
   RANGE OF CUT-OFF DATE    NUMBER OF      OFF DATE       DATE POOL     GROUP 1     GROUP 2
        BALANCES($)           LOANS         BALANCE        BALANCE      BALANCE     BALANCE
-------------------------- ----------- ---------------- ------------ ------------ -----------
  (less than)  2,000,000        15      $   17,840,387        1.4%         1.4%        1.2%
   2,000,001 -  3,000,000       12          30,166,232        2.3          1.7         5.0
   3,000,001 -  4,000,000       14          49,088,943        3.8          4.5         1.2
   4,000,001 -  5,000,000       11          50,360,997        3.9          3.2         6.8
   5,000,001 -  6,000,000        1           5,592,000        0.4          0.5         0.0
   6,000,001 -  7,000,000        5          32,319,616        2.5          2.5         2.5
   7,000,001 -  8,000,000        6          45,436,641        3.5          3.7         2.9
   8,000,001 -  9,000,000        3          25,805,984        2.0          1.7         3.3
   9,000,001 - 10,000,000        5          48,488,582        3.8          3.8         3.5
  10,000,001 - 15,000,000       14         174,397,893       13.5          8.9        31.7
  15,000,001 - 20,000,000        3          54,384,629        4.2          3.4         7.5
  20,000,001 - 25,000,000        3          68,558,899        5.3          2.3        17.2
  25,000,001 - 30,000,000        2          54,975,432        4.3          5.3         0.0
  30,000,001 - 35,000,000        1          30,350,000        2.4          3.0         0.0
  40,000,001 - 45,000,000        1          45,000,000        3.5          0.0        17.2
  45,000,001 - 50,000,000        1          49,000,000        3.8          4.8         0.0
  75,000,001 - 80,000,000        2         160,000,000       12.4         15.6         0.0
  80,000,001 - 143,333,333       3         348,333,333       27.0         33.9         0.0
                                --      --------------      -----        -----       -----
  TOTAL ..................     102      $1,290,099,569      100.0%       100.0%      100.0%
                               ===      ==============      =====        =====       =====

                            RANGE OF MORTGAGE RATES

                                                                        PERCENTAGE   PERCENTAGE
                                                           PERCENTAGE   OF CUT-OFF   OF CUT-OFF
                                                           OF CUT-OFF      DATE         DATE
    RANGE OF MORTGAGE      NUMBER OF   AGGREGATE CUT-OFF    DATE POOL     GROUP 1     GROUP 2
         RATES(%)            LOANS        DATE BALANCE       BALANCE      BALANCE     BALANCE
------------------------- ----------- ------------------- ------------ ------------ -----------
  4.290 - 5.249 .........      21        $  109,739,122         8.5%         8.1%       10.1%
  5.250 - 5.499 .........      17           466,353,173        36.1         34.2        43.6
  5.500 - 5.749 .........      23           262,960,362        20.4         15.4        40.2
  5.750 - 5.999 .........      15           234,683,765        18.2         22.1         2.9
  6.000 - 6.249 .........      14            66,623,711         5.2          6.2         1.0
  6.250 - 6.499 .........       4           117,702,636         9.1         11.0         1.6
  6.500 - 6.749 .........       1             1,747,489         0.1          0.0         0.7
  7.000 - 7.249 .........       2            14,088,194         1.1          1.4         0.0
  7.250 - 7.499 .........       1            11,988,567         0.9          1.2         0.0
  8.000 - 8.249 .........       1               280,589         0.0          0.0         0.0
  8.250 - 8.499 .........       1             3,021,774         0.2          0.3         0.0
  8.500 - 8.749 .........       2               910,189         0.1          0.1         0.0
                               --        --------------       -----        -----       -----
  TOTAL .................     102        $1,290,099,569       100.0%       100.0%      100.0%
                              ===        ==============       =====        =====       =====

                       RANGE OF UNDERWRITTEN DSC RATIOS*



                                                                      PERCENTAGE   PERCENTAGE
                                                         PERCENTAGE   OF CUT-OFF   OF CUT-OFF
                                                         OF CUT-OFF      DATE         DATE
 RANGE OF UNDERWRITTEN   NUMBER OF   AGGREGATE CUT-OFF    DATE POOL     GROUP 1     GROUP 2
        DSCRs(x)           LOANS        DATE BALANCE       BALANCE      BALANCE     BALANCE
----------------------- ----------- ------------------- ------------ ------------ -----------
  1.15 - 1.19 .........       1        $    3,748,345         0.3%         0.4%        0.0%
  1.20 - 1.24 .........      13           121,024,265         9.4          5.2        25.9
  1.25 - 1.29 .........      22           229,106,317        17.8         10.7        45.6
  1.30 - 1.34 .........       7           176,942,713        13.7         12.2        19.8
  1.35 - 1.39 .........       6            41,199,094         3.2          2.7         5.1
  1.40 - 1.44 .........      11            80,235,166         6.2          7.3         2.0
  1.45 - 1.49 .........       8            53,084,439         4.1          5.2         0.0
  1.50 - 1.54 .........       2            14,492,900         1.1          1.4         0.0
  1.55 - 1.59 .........       6           170,390,805        13.2         16.3         1.2
  1.60 - 1.64 .........       1             6,750,000         0.5          0.7         0.0
  1.70 - 1.74 .........       1             6,225,000         0.5          0.6         0.0
  1.75 - 1.79 .........       4            30,569,686         2.4          3.0         0.0
  1.85 - 1.89 .........       2            80,280,589         6.2          7.8         0.0
  2.05 - 2.09 .........       2           180,000,000        14.0         17.5         0.0
  2.15 - 2.19 .........       1            10,000,000         0.8          1.0         0.0
  2.30 - 3.79 .........      15            86,050,250         6.7          8.2         0.5
                             --        --------------       -----        -----       -----
  TOTAL ...............     102        $1,290,099,569       100.0%       100.0%      100.0%
                            ===        ==============       =====        =====       =====

----------

* For purposes of determining the debt service coverage ratio of two mortgage loans (loan numbers 20 and 59), representing 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.7% of loan group 1), such ratios were adjusted by taking into account amounts available under certain letters of credit or in cash reserves. See "DESCRIPTION OF THE MORTGAGE POOL-- Additional Mortgage Loan Information" in this prospectus supplement.

                       RANGE OF CUT-OFF DATE LTV RATIOS*


                                                                     PERCENTAGE   PERCENTAGE
                                         AGGREGATE      PERCENTAGE   OF CUT-OFF   OF CUT-OFF
                                          CUT-OFF       OF CUT-OFF      DATE         DATE
    RANGE OF CUT-OFF      NUMBER OF         DATE         DATE POOL     GROUP 1     GROUP 2
      DATE LTVS (%)         LOANS         BALANCE         BALANCE      BALANCE     BALANCE
------------------------ ----------- ----------------- ------------ ------------ -----------
  25.01 - 30.00 ........       2      $   10,280,589         0.8%         1.0%        0.0%
  30.01 - 35.00 ........       1           1,300,000         0.1          0.0         0.5
  35.01 - 40.00 ........       1          10,000,000         0.8          1.0         0.0
  40.01 - 50.00 ........       5         151,657,678        11.8         14.6         0.7
  50.01 - 55.00 ........      13          37,453,640         2.9          3.6         0.0
  55.01 - 60.00 ........       3           8,871,119         0.7          0.9         0.0
  60.01 - 65.00 ........       6         245,836,613        19.1         23.9         0.0
  65.01 - 70.00 ........       7          54,139,730         4.2          5.3         0.0
  70.01 - 75.00 ........      23         265,445,446        20.6         16.6        36.1
  75.01 - 80.00 ........      41         505,114,754        39.2         33.2        62.7
------------------------      --      --------------       -----        -----       -----
   TOTAL ...............     102      $1,290,099,569       100.0%       100.0%      100.0%
                             ===      ==============       =====        =====       =====

----------

* For purposes of determining the loan-to-value ratio of three mortgage loans (loan numbers 18, 20 and 59), representing 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3.1% of loan group 1), such ratio was adjusted by taking into account amounts available under certain letters of credit or in cash reserves. See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this prospectus supplement.


                 RANGE OF REMAINING TERMS TO MATURITY DATE OR
                          ANTICIPATED REPAYMENT DATE*

                                                                  PERCENTAGE   PERCENTAGE
                                      AGGREGATE      PERCENTAGE   OF CUT-OFF   OF CUT-OFF
       RANGE OF                        CUT-OFF       OF CUT-OFF      DATE         DATE
   REMAINING TERMS     NUMBER OF         DATE         DATE POOL     GROUP 1     GROUP 2
        (MOS.)           LOANS         BALANCE         BALANCE      BALANCE     BALANCE
--------------------- ----------- ----------------- ------------ ------------ -----------
    0 -  60 .........      19      $  111,295,941         8.6%         5.9%       19.3%
   61 -  84 .........      20         156,126,802        12.1          6.4        34.5
   85 - 108 .........       5          23,536,103         1.8          2.3         0.0
  109 - 120 .........      51         908,387,149        70.4         77.1        44.0
  121 - 156 .........       4          81,190,778         6.3          7.9         0.0
  169 - 180 .........       1           1,747,489         0.1          0.0         0.7
  181 - 192 .........       1           3,748,345         0.3          0.4         0.0
  229 - 240 .........       1           4,066,964         0.3          0.0         1.6
---------------------      --      --------------       -----        -----       -----
   TOTAL ............     102      $1,290,099,569       100.0%       100.0%      100.0%
                          ===      ==============       =====        =====       =====

----------

* With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

                               AMORTIZATION TYPES

                                                                      PERCENTAGE   PERCENTAGE
                                                         PERCENTAGE   OF CUT-OFF   OF CUT-OFF
                                          AGGREGATE      OF CUT-OFF      DATE         DATE
                           NUMBER OF     CUT-OFF DATE     DATE POOL     GROUP 1     GROUP 2
    AMORTIZATION TYPE        LOANS         BALANCE         BALANCE      BALANCE     BALANCE
------------------------- ----------- ----------------- ------------ ------------ -----------
  Interest-only,
  Amortizing ARD* .......      14      $  403,508,333        31.3%        28.4%       42.6%
  Amortizing ARD ........      31         291,708,634        22.6         18.8        37.7
  Interest-only,
    Amortizing
    Balloon* ............       8         235,070,000        18.2         19.8        11.9
  Amortizing
    Balloon .............      29         186,056,266        14.4         16.5         6.3
  Interest-only .........       4         145,100,000        11.2         14.1         0.0
  Interest-only, ARD.....      11          19,650,250         1.5          1.9         0.0
  Fully Amortizing ......       5           9,006,086         0.7          0.5         1.6
-------------------------      --      --------------       -----        -----       -----
   TOTAL ................     102      $1,290,099,569       100.0%       100.0%      100.0%
                              ===      ==============       =====        =====       =====

----------

* These mortgage loans require payments of interest-only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool and loan group 1, and a period of 12 to 48 months for loan group 2.

                                 Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

                                 Mortgage loans providing for anticipated repayment dates generally fully or substantially amortize through their terms to maturity. However, if such a mortgage loan is not prepaid by a date specified in its mortgage note, interest will accrue at a higher rate and the borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

                                 In addition, because the fixed periodic
                                 payment on the mortgage loans is determined assuming interest is calculated on a "30/360 basis", but interest actually accrues and is applied on the majority of the mortgage loans on an "actual/360 basis", there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a "fully amortizing" mortgage loan.

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Certain Terms and Conditions of the Mortgage
                                 Loans," in this prospectus supplement.

PREPAYMENT RESTRICTIONS.......   All of the mortgage loans included in the
                                 trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

                        TYPES OF PREPAYMENT RESTRICTIONS


                                                                       PERCENTAGE   PERCENTAGE
                                           AGGREGATE      PERCENTAGE   OF CUT-OFF   OF CUT-OFF
                                            CUT-OFF       OF CUT-OFF      DATE         DATE
     TYPE OF PREPAYMENT       NUMBER          DATE         DATE POOL     GROUP 1     GROUP 2
        RESTRICTION          OF LOANS       BALANCE         BALANCE      BALANCE     BALANCE
--------------------------- ---------- ----------------- ------------ ------------ -----------
  Prohibit prepayment
  for most of the term
  of the mortgage
  loan; but permit
  defeasance after date
  specified in related
  mortgage note for
  most or all of the
  remaining term* .........      96     $1,267,224,544        98.2%        97.8%       100.0%
  Prohibit prepayment
  until date specified in
  related mortgage
  note and then
  impose a fee or a
  yield maintenance
  charge for most of
  the remaining term*......       6         22,875,025         1.8          2.2          0.0
  TOTAL: ..................     102     $1,290,099,569       100.0%       100.0%       100.0%
                                ===     ==============       =====        =====        =====

----------

* For the purposes hereof, "remaining term" refers to either remaining term to maturity or anticipated repayment date, as applicable.

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Additional Mortgage Loan Information" in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

DEFEASANCE....................   Ninety-six (96) of the mortgage loans
                                 included in the trust fund as of the cut-off date, representing 98.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (69 mortgage loans in loan group 1 or 97.8% and all mortgage loans in loan group 2), permit the borrower, under certain conditions, to substitute United States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out periods.

                                 Upon such substitution, the related mortgaged property (or in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure such mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property (provided, that in the case of certain mortgage loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such mortgage loan, and the final payment on the defeasance collateral would fully prepay the mortgage loan). Defeasance may not occur prior to the second anniversary of the issuance of the certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

TWENTY LARGEST
 MORTGAGE LOANS................  The following table describes certain characteristics of the twenty largest mortgage loans or groups of cross-collateralized mortgage loans in the trust fund by aggregate principal balance as of the cut-off date. With respect to the loans referred to as the 11 Madison Avenue mortgage loan and the Starrett-Lehigh Building mortgage loan in the immediately following table, the loan balance per square foot, the debt service coverage ratio and the loan-to-value ratio set forth in such table, in each case, are based on the aggregate combined principal balance of each of the 11 Madison Avenue mortgage loan and the Starrett-Lehigh Building mortgage loan, as the case may be, and its related pari passu companion loans (but not any subordinate companion loans). The subordinate companion loans with respect to the 11 Madison Avenue mortgage loan are not included in the trust fund.

                                                                                            % OF
                                       NUMBER OF                                         APPLICABLE
                                       MORTGAGE                              % OF CUT-     CUT-OFF
                          MORTGAGE   LOANS/NUMBER               CUT-OFF       OFF DATE    DATE LOAN
                            LOAN     OF MORTGAGED    LOAN        DATE           POOL        GROUP
       LOAN NAME           SELLER     PROPERTIES    GROUP       BALANCE       BALANCE      BALANCE
----------------------- ----------- -------------- ------- ---------------- ----------- ------------
11 Madison
 Avenue ............... Wachovia        1 / 1      1        $ 143,333,333       11.1%        13.9%
Phillips Point
 Office Building....... Wachovia        1 / 1      1          105,000,000        8.1         10.2%
Starrett-Lehigh
 Building ............. Wachovia        1 / 1      1          100,000,000        7.8          9.7%
IBM Center ............ Wachovia        1 / 1      1           80,000,000        6.2          7.8%
North Riverside
 Park Mall ............ Wachovia        1 / 1      1           80,000,000        6.2          7.8%
520 Eighth
 Avenue ............... Wachovia        1 / 1      1           49,000,000        3.8          4.8%
Villa Del Sol
 Apartments ........... Wachovia        1 / 1      2           45,000,000        3.5         17.2%
Pine Trail Square...... Wachovia        1 / 1      1           30,350,000        2.4          3.0%
Pacific Center ........ Wachovia        1 / 1      1           27,500,000        2.1          2.7%
Bal Harbour
 Square ............... Wachovia        1 / 1      1           27,475,432        2.1          2.7%
                                    --------------          -------------       ----
SUBTOTAL/WTD. AVG......                10 / 10              $ 687,658,765       53.3%
                                    ==============          =============       ====
Fairfax
 Corner-Building D .... Citigroup       1 / 1      1        $  23,558,899        1.8%         2.3%
Indigo Creek
 Apartments ........... Artesia         1 / 1      2           23,500,000        1.8          9.0%
Sunrise Bay
 Apartments ........... Wachovia        1 / 1      2           21,500,000        1.7          8.2%
Cole Companies
 Portfolio ............ Wachovia       11 / 11     1           19,650,250        1.5          1.9%
Caribbean Isle
 Apartments ........... Wachovia        1 / 1      2           19,500,000        1.5          7.5%
Merritt Creek
 Farm Shopping
 Center ............... Wachovia        1 / 1      1           18,384,629        1.4          1.8%
Flemington Mall ....... Wachovia        1 / 1      1           16,500,000        1.3          1.6%
Summit San
 Raphael
 Apartments ........... Wachovia        1 / 1      1           15,000,000        1.2          1.5%
Festival Plaza ........ Citigroup       1 / 1      1           14,877,866        1.2          1.4%
840 North
 Broadway ............. Artesia         1 / 1      1           13,770,919        1.1          1.3%
                                    --------------          -------------       ----
SUBTOTAL/WTD. AVG......                20 / 20              $ 186,242,562       14.4%
                                    ==============          =============       ====
TOTALS/WTD AVG. .......                30 / 30              $ 873,901,327       67.7%
                                    ==============          =============       ====

                                                                                          WEIGHTED
                                                                               WEIGHTED    AVERAGE
                                                                                AVERAGE      LTV      WEIGHTED
                                                          LOAN      WEIGHTED    CUT-OFF   RATIO AT     AVERAGE
                                  PROPERTY            BALANCE PER    AVERAGE   DATE LTV   MATURITY    MORTGAGE
       LOAN NAME                    TYPE                SF/UNIT       DSCR       RATIO     OR ARD       RATE
----------------------- ---------------------------- ------------- ---------- ---------- ---------- ------------
11 Madison
 Avenue ............... Office - CBD                    $    191   1.55x          63.7%      59.0%      5.3043%
Phillips Point
 Office Building....... Office - CBD                    $    249   1.32x          75.6%      67.4%       6.250%
Starrett-Lehigh
 Building ............. Office - CBD                    $     69   2.08x          45.7%      38.3%       5.760%
IBM Center ............ Office - Suburban               $    102   1.89x          61.1%      53.8%       5.360%
North Riverside
 Park Mall ............ Retail - Anchored               $    182   2.08x          73.4%      73.4%       5.320%
520 Eighth
 Avenue ............... Office - CBD                    $     66   3.68x          48.0%      48.0%       4.800%
Villa Del Sol
 Apartments ........... Multifamily - Conventional      $ 80,071   1.26x          75.0%      66.1%       5.730%
Pine Trail Square...... Retail - Anchored               $    113   1.45x          78.2%      65.8%       5.760%
Pacific Center ........ Office - CBD                    $     68   1.44x          76.4%      73.4%       5.540%
Bal Harbour
 Square ............... Retail - Anchored               $    198   1.27x          79.8%      67.1%       5.710%
SUBTOTAL/WTD. AVG......                                            1.81x          65.1%      59.2%       5.561%
Fairfax
 Corner-Building D .... Office - Suburban               $    182   1.20x          79.1%      66.8%       5.820%
Indigo Creek
 Apartments ........... Multifamily - Conventional      $ 57,598   1.33x          70.8%      65.5%       5.250%
Sunrise Bay
 Apartments ........... Multifamily - Conventional      $ 68,690   1.32x          79.0%      65.6%       5.290%
Cole Companies
 Portfolio ............ Retail - Various                $    128   3.18x          54.8%      54.8%       4.290%
Caribbean Isle
 Apartments ........... Multifamily - Conventional      $ 43,527   1.22x          77.4%      70.7%       5.600%
Merritt Creek
 Farm Shopping
 Center ............... Retail - Anchored               $     72   1.28x          79.9%      67.8%       5.970%
Flemington Mall ....... Retail - Anchored               $     70   1.33x          79.7%      67.1%       5.750%
Summit San
 Raphael
 Apartments ........... Multifamily - Conventional      $ 67,568   1.25x          78.5%      72.8%       5.390%
Festival Plaza ........ Retail - Anchored               $    138   1.29x          79.9%      69.9%       6.064%
840 North
 Broadway ............. Office - Suburban               $    123   1.55x          69.7%      65.1%       5.540%
SUBTOTAL/WTD. AVG......                                            1.50x          74.8%      66.4%       5.475%
TOTALS/WTD AVG. .......                                            1.74x          67.2%      60.7%       5.543%

                                 For more information on the twenty largest mortgage loans in the trust fund, see "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans" in this prospectus supplement.

CO-LENDER LOANS...............   Three (3) mortgage loans to be included in
                                 the trust that were originated by Wachovia
                                 Bank, National Association, representing approximately 19.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1 or 23.7% and 1 mortgage loan in loan group 2 or 3.9%), are, in each case, evidenced by one of two or more notes which are secured by a single mortgaged real property. In each case, other than the Starrett-Lehigh Building subordinate loan, the related companion loan(s) will not be part of the trust fund. One (1) mortgage loan, loan number 1 (the 11 Madison Avenue mortgage loan), is part of a split loan structure where three (3) companion loans that are part of this split loan structure are pari passu in right of entitlement to payment with the related mortgage loan and the other three (3) companion loans are junior to the four (4) loans that are pari passu in right of entitlement to payment. One (1) mortgage loan, loan number 3 (the Starrett-Lehigh Building mortgage loan), is part of a split loan structure where one (1) companion loan that is part of this split loan structure is pari passu in right of entitlement to payment with the related mortgage loan and the other companion loan is subordinate to the two (2) loans that are pari passu in right of entitlement to payment. The remaining mortgage loan, loan number 30, is part of a split loan structure in which the related companion loan is subordinate to the related mortgage loan.
                                 Each of these mortgage loans and its related companion loan(s) are subject to intercreditor agreements.

                                 The intercreditor agreement for each of the 11 Madison Avenue mortgage loan and the Starrett-Lehigh Building mortgage loan generally allocate collections in respect of such mortgage loans first, to the related mortgage loan and the related pari passu companion loans, on a pro rata basis, and second, to amounts due on the related subordinate companion loans. The related intercreditor agreement with respect to the mortgage loan with a subordinate companion loan only, among other things, generally allocates collections in respect of such loans first to amounts due on the mortgage loan in the trust fund and second to amounts due on the related junior companion loan. The master servicer and special servicers will service and administer these mortgage loans and their related companion loans, pursuant to the pooling and servicing agreement and the related intercreditor agreement, for so long as the related mortgage loan is part of the trust fund (and, in the case of the Starrett-Lehigh Building mortgage loan, so long as the Starrett-Lehigh Building subordinate loan is part of the trust fund).

                                 Amounts attributable to any companion loan
                                 (other than the Starrett-Lehigh Building subordinate loan) will not be assets of the trust fund, and will be beneficially owned by the holder of such companion loan. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

                                 See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Co-Lender Loans" and "SERVICING OF THE
                                 MORTGAGE LOANS" in this prospectus supplement for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

                                 In addition to the mortgage loans described above, certain of the mortgaged properties or the equity interests in the related borrowers are subject to, or are permitted to become subject to, additional debt. In certain cases, this additional debt is secured by the related mortgaged properties. See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risks" in this prospectus supplement.

                                  RISK FACTORS

    o You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

    o The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

    o This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

    o If any of the following risks are realized, your investment could be materially and adversely affected.


                           THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
 AVAILABLE TO PAY YOU.........   Neither the offered certificates nor the
                                 mortgage loans will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. If the assets of the trust fund, primarily the mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See "RISK
                                 FACTORS--The Assets of the Trust Fund May Not
                                 Be Sufficient to Pay Your Certificates" in the accompanying prospectus.

PREPAYMENTS WILL AFFECT
 YOUR YIELD....................  Prepayments. The yield to maturity on the offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans, which in either case may not require any accompanying prepayment premium or yield maintenance charge) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of

                                 In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to any such purchase or repurchase). In addition, certain mortgage loans may permit prepayment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty or condemnation proceeds to the mortgage loan. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

                                 In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

                                 See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

                                 Yield. In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

                                 The yield on the Class F, Class G, Class H,
                                 Class J, Class K, Class L, Class M, Class N,
                                 Class O and Class P certificates could be adversely affected if mortgage loans with higher interest rates pay faster than mortgage loans with lower interest rates, since those classes bear interest at a rate based upon or limited by the weighted average net mortgage rate of the mortgage loans.

                                 Interest Rate Environment. Mortgagors
                                 generally are less likely to prepay if
                                 prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

                                 Performance Escrows. In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

                                 Premiums. Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay such premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as, a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.

                                 Pool Concentrations. Principal payments
                                 (including prepayments) on the mortgage loans included in the trust fund or in a particular loan group will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund or in a particular loan group changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled "Range of Remaining Term to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date" under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund and in each loan group. Because principal on the certificates (other than the Class X-C, Class X-P, Class Z-I, Class Z-II, Class Z-III, Class R-I and Class R-II certificates) is payable in sequential order to the extent described under "DESCRIPTION OF THE CERTIFICATES-- Distributions" in this prospectus supplement, classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under "--Special Risks Associated With High Balance Mortgage Loans" below than classes with a higher sequential priority.


OPTIONAL EARLY TERMINATION OF THE
 TRUST FUND MAY RESULT IN AN
 ADVERSE  IMPACT ON YOUR YIELD
 OR MAY RESULT IN A LOSS......   The offered certificates will be subject to
                                 optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See
                                 "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement.


BORROWER DEFAULTS MAY ADVERSELY
 AFFECT YOUR YIELD............   The aggregate amount of distributions on the
                                 offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund.
                                 Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month.
                                 Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

                                 Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.


ADDITIONAL COMPENSATION TO THE
 SERVICER WILL AFFECT YOUR RIGHT
 TO RECEIVE DISTRIBUTIONS.....   To the extent described in this prospectus
                                 supplement, the master servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the applicable special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which will be allocated to the offered certificates.

                                 Amounts in respect of the Starrett-Lehigh
                                 Building subordinate loan are not avaliable for distributions on the offered certificates, nor are they available for the reimbursement of nonrecoverable advances of principal and interest unrelated to the Starrett-Lehigh whole loan on the offered certificates. Nevertheless, if an advance by the master servicer or trustee on the Starrett-Lehigh Building subordinate loan becomes a nonrecoverable advance and the master servicer is unable to recover such amounts from amounts available for distribution on the Class SL certificates, the master servicer will be permitted to recover a nonrecoverable advance (including interest thereon) from the assets of the trust available for distribution on the offered certificates. This may result in shortfalls which will be allocated to the offered certificates.

SUBORDINATION OF SUBORDINATE
 OFFERED CERTIFICATES.........   As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class A-3, Class A-4, Class X-C or Class
                                 X-P certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class A-1A, Class X-C and Class X-P certificates.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Application of the Available
                                 Distribution Amount" and "DESCRIPTION OF THE
                                 CERTIFICATES--Subordination; Allocation of
                                 Losses and Certain Expenses" in this
                                 prospectus supplement.


YOUR LACK OF CONTROL OVER
 THE TRUST FUND CAN CREATE
 RISKS........................   You and other certificateholders generally do
                                 not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "SERVICING OF
                                 THE MORTGAGE LOANS--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

                                 Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan, mezzanine loan or subordinate debt may direct the actions of the special servicer with respect to the related mortgage loan and the holder of mezzanine or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan, mezzanine loan or subordinate debt may be in conflict with those of the certificateholders.

                                 Additionally, less than all of the
                                 certificateholders may amend the pooling and servicing agreement in certain circumstances.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Controlling Class Representative" and
                                 "DESCRIPTION OF THE CERTIFICATES--Voting
                                 Rights" in this prospectus supplement and "DESCRIPTION OF THE

                                 CERTIFICATES--Voting Rights" in the
                                 accompanying prospectus.


LIQUIDITY FOR CERTIFICATES MAY
 BE LIMITED...................   There is currently no secondary market for
                                 the offered certificates. While each
                                 underwriter has advised us that it intends to make a secondary market in one or more classes of the offered certificates, none of them are under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, there can be no assurance that it will be available for the offered certificates or, if it is available, that it will provide holders of the offered certificates with liquidity of investment or continue for the life of your certificates.
                                 Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as
                                 NASDAQ.

BOOK-ENTRY REGISTRATION.......   Your certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of Cede & Co., as the
                                 nominee for DTC, and will not be registered in
                                 your name. As a result, you will not be
                                 recognized as a certificateholder, or holder of
                                 record of your certificates.
POTENTIAL CONFLICTS
 OF INTEREST...................  The master servicer is an affiliate of the depositor and is one of the underwriters and one of the mortgage loan sellers. The master servicer is also acting as the initial special servicer for the 11 Madison Avenue mortgage loan. These affiliations could cause conflicts with the master servicer's duties to the trust under the pooling and servicing agreement.
                                 However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party to the pooling and servicing agreement. See "SERVICING OF THE
                                 MORTGAGE LOANS--General" in this prospectus supplement.

                                 Wachovia Bank, National Association, which is the master servicer and a special servicer, or one of its affiliates, is also the initial holder of certain companion loans with respect to two (2) mortgage loans, representing 18.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1 or 23.7%), and may also purchase certain classes of the certificates. This could cause a conflict between Wachovia Bank, National Association's duties to the trust under the pooling and servicing agreement and its or its affiliate's interest as a holder of a companion loan. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

                                 Lennar Partners, Inc., the other special servicer, or an affiliate is expected to purchase certain of the non-offered certificates (including the controlling class). This could cause a conflict between the duties of Lennar Partners, Inc. to the trust as special servicer under the pooling and servicing agreement and its interest as a holder of a certificate.

                                 In addition, SL Green Funding LLC will be appointed by the special servicer as a sub-servicer with respect to the 11 Madison Avenue mortgage loan. An affiliate of SL Green Funding LLC owns the most subordinate companion loan in the 11 Madison Avenue mortgage loan. This could cause a conflict between SL Green Funding LLC's duty to the trust as a sub-servicer and its interest in the related 11 Madison Avenue subordinate loan.

                                 The special servicer (and any related
                                 sub-servicer) will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer or an affiliate of the special servicer may purchase certain other non-offered certificates (including the controlling class, Class SL, Class Z-I, Class Z-II and Class Z-III certificates). The special servicer or its affiliate may serve as the initial controlling class representative. The special servicer or its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust. The special servicer or its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. The special servicer or its affiliates may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

                                 This could cause a conflict between the
                                 special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement.

                                      o In addition, the related property
                                        managers and borrowers may experience
                                        conflicts of interest in the management
                                        and/or ownership of the mortgaged
                                        properties securing the mortgage loans
                                        because:

                                      o a substantial number of the mortgaged
                                        properties are managed by property
                                        managers affiliated with the respective
                                        borrowers;

                                      o these property managers also may manage
                                        and/or franchise additional properties,
                                        including properties that may compete
                                        with the mortgaged properties;

                                      o affiliates of the property manager
                                        and/or the borrowers, or the property
                                        managers and/or the borrowers
                                        themselves also may own other
                                        properties, including competing
                                        properties; or

                                      o the mortgaged property is self-managed.

                                 In addition, certain mortgage loans included in the trust may have been refinancings of debt previously held by (or by an affiliate of) one of the mortgage loan sellers.


TERRORIST ATTACKS MAY ADVERSELY
 AFFECT YOUR INVESTMENT.......   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known, but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at such mortgaged properties, or
                                 (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent.
                                 As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See "--Insurance Coverage on Mortgaged Properties May Not Cover Special
                                 Hazard Losses" below.

                                 The terrorist attacks and the military
                                 conflict in Iraq may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

                                 It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflicts of any kind could have an adverse effect on the mortgaged properties.

                                 Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.


                              THE MORTGAGE LOANS

RISKS ASSOCIATED WITH COMMERCIAL
 LENDING MAY BE DIFFERENT THAN
 FOR  RESIDENTIAL LENDING.....   Commercial and multifamily lending is
                                 generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single-family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single- family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

                                      o to generate income sufficient to pay
                                        debt service, operating expenses and
                                        leasing commissions and to make
                                        necessary repairs, tenant improvements
                                        and capital improvements; and

                                      o in the case of loans that do not fully
                                        amortize over their terms, to retain
                                        sufficient value to permit the borrower
                                        to pay off the loan at maturity through
                                        a sale or refinancing of the mortgaged
                                        property.


FUTURE CASH FLOW AND PROPERTY
 VALUES ARE NOT PREDICTABLE...   A number of factors, many beyond the control
                                 of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.
                                 Among these factors are:

                                      o economic conditions generally and in
                                        the area of the project;

                                      o the age, quality, functionality and
                                        design of the project;

                                      o the degree to which the project
                                        competes with other projects in the
                                        area;

                                      o changes or continued weakness in
                                        specific industry segments;

                                      o increases in operating costs;

                                      o the willingness and ability of the
                                        owner to provide capable property
                                        management and maintenance;

                                      o the degree to which the project's
                                        revenue is dependent upon a single
                                        tenant or user, a small group of
                                        tenants, tenants concentrated in a
                                        particular business or industry and the
                                        competition to any such tenants;

                                      o an increase in the capital expenditures
                                        needed to maintain the properties or
                                        make improvements;

                                      o a decline in the financial condition of
                                        a major tenant;

                                      o the location of a mortgaged property;

                                      o whether a mortgaged property can be
                                        easily converted (or converted at all)
                                        to alternative uses;

                                      o an increase in vacancy rates;

                                      o perceptions regarding the safety,
                                        convenience and attractiveness of such
                                        properties;

                                      o vulnerability to litigation by tenants
                                        and patrons; and

                                      o environmental contamination.

                                 Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant. If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. With respect to 1 mortgage loan, the 11 Madison Avenue mortgage loan, representing 11.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the largest tenant, Credit Suisse First Boston LLC, has the right to terminate a portion of its leased space. Although 74.3% of Credit Suisse First Boston LLC's 1,921,459 square feet of net rentable area is leased through April 2017, Credit Suisse First Boston LLC does have the option to terminate up to 643,332 square feet (33.5% of Credit Suisse First Boston LLC's space and 28.5% of the mortgaged property's total space) after April 2007 in its sole discretion, provided that they meet certain notice requirements and pay a termination fee. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--11 Madison Avenue Loan" in this prospectus supplement. There can be no assurance that the related borrower will be able to relet the terminated space or that such space could be relet at the same rate being paid by Credit Suisse First Boston Corporation. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower's ability to sell or refinance without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties are leased in whole or in part by government sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases.

                                 Other factors are more general in nature, such as:

                                      o national, regional or local economic
                                        conditions (including plant and
                                        military installation closings,
                                        industry slowdowns and unemployment
                                        rates);

                                      o local real estate conditions (such as
                                        an oversupply of retail space, office
                                        space or multifamily housing);

                                      o demographic factors;

                                      o consumer confidence;

                                      o consumer tastes and preferences; and

                                      o changes in building codes and other
                                        applicable laws.

                                 The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                      o the length of tenant leases;

                                      o the creditworthiness of tenants;

                                      o in the case of rental properties, the
                                        rate at which new rentals occur;

                                      o the property's "operating leverage"
                                        (i.e., the percentage of total property
                                        expenses in relation to revenue, the
                                        ratio of fixed operating expenses to
                                        those that vary with revenues and the
                                        level of capital expenditures required
                                        to maintain the property and to retain
                                        or replace tenants); and

                                      o a decline in the real estate market or
                                        in the financial condition of a major
                                        tenant will tend to have a more
                                        immediate effect on the net operating
                                        income of property with short-term
                                        revenue sources, such as short-term or
                                        month-to-month leases, and may lead to
                                        higher rates of delinquency or
                                        defaults.

SOME MORTGAGED PROPERTIES MAY NOT
 BE READILY CONVERTIBLE TO
 ALTERNATIVE USES.............   Some of the mortgaged properties securing the
                                 mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible (or convertible at all) due to restrictive covenants related to such mortgaged property, including, in the case of mortgaged properties which are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. In addition converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property subject to limitations of the kind described above or other limitations on convertibility of use may be substantially less than would be the case if the property were readily adaptable to other uses. See
                                 "--Special Risks Associated with Industrial and Mixed Use Facilities" below.

LOANS NOT INSURED
 OR GUARANTEED.................  Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, any mortgage loan seller, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

                                 We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included in the trust fund are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged property.

                                 However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

                                      o there is a defect or omission with
                                        respect to certain of the documents
                                        relating to such mortgage loan and such
                                        defect or omission materially and
                                        adversely affects the value of a
                                        mortgage loan or the interests of the
                                        trust therein or the interests of any
                                        certificateholder; or

                                      o certain of their respective
                                        representations or warranties
                                        concerning such mortgage loan are
                                        breached, and such breach materially
                                        and adversely affects the value of such
                                        mortgage loan, the interests of the
                                        trust therein or the interests of any
                                        certificateholder and is not cured as
                                        required.

                                 We cannot provide assurance that the
                                 applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

RISKS RELATING TO CERTAIN
 PROPERTY TYPES...............   Particular types of income properties are
                                 exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
 OFFICE PROPERTIES............   Office properties may require their owners to
                                 expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space.
                                 Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive.

                                 In addition, a large number of factors may adversely affect the value of office properties, including:

                                      o the quality of an office building's
                                        tenants;

                                      o the physical attributes of the building
                                        in relation to competing buildings
                                        (e.g. age, condition, design, access to
                                        transportation and ability to offer
                                        certain amenities, such as
                                        sophisticated building systems);

                                      o the physical attributes of the building
                                        with respect to the technological needs
                                        of the tenants, including the
                                        adaptability of the building to changes
                                        in the technological needs of the
                                        tenants;

                                      o the desirability of the area as a
                                        business location;

                                      o the presence of competing properties;
                                        and

                                      o the strength and nature of the local
                                        economy (including labor costs and
                                        quality, tax environment and quality of
                                        life for employees).

                                 Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

                                 Office properties secure 13 of the mortgage loans included in the trust fund as of the cut-off date, representing 43.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (55.0% of loan group 1).


SPECIAL RISKS ASSOCIATED WITH
 SHOPPING CENTERS AND OTHER
 RETAIL PROPERTIES.............  Shopping centers are affected by the health of the retail industry, which is currently
                                 undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, including the popularity of home shopping networks, shopping via Internet web sites and telemarketing. A particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor, shadow anchor or major tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                 In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant's lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after "going dark," may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See "--The Failure of a Tenant Will Have a Negative Impact on Single Tenant and Tenant Concentration Properties" below.

                                 Retail properties securing 3 of the mortgage loans included in the trust fund as of the cut-off date, representing 7.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (9.7% of loan group 1), have movie theaters as tenants. These mortgaged properties are exposed to certain unique risks. Significant factors determining the value of a theater property include the ability to secure film licenses, agreements for first-run movies, the ability to maintain high attendance levels, the ability to achieve sales of food and beverages to attendees and the strength and experience of the operator. In addition, the performance of a theater property can also be impacted by the quality, size and proximity of competitive theater properties and the relative appeal of films being screened at other theater properties within the market, as well as the location of the theater, visibility and accessibility to transportation arteries, the number of screens and seating capacity, the adequacy of patron parking, and the quality and modernity of sound and projection systems. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This new construction has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of the unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

                                 Retail properties, including shopping centers, secure 52 of the mortgage loans included in the trust fund as of the cut-off date, representing 29.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (36.6% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 MULTIFAMILY PROJECTS.........   Multifamily projects are part of a market
                                 that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

                                 A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

                                      o the physical attributes of the
                                        apartment building (for example, its
                                        age, appearance and construction
                                        quality);

                                      o the location of the property (for
                                        example, a change in the neighborhood
                                        over time);

                                      o the ability of management to provide
                                        adequate maintenance and insurance;

                                      o the types of services and amenities
                                        that the property provides;

                                      o the property's reputation;

                                      o the level of mortgage interest rates
                                        (which, if relatively low, may
                                        encourage tenants to purchase rather
                                        than lease housing);

                                      o the tenant mix, such as the tenant
                                        population being predominantly students
                                        or being heavily dependent on workers
                                        from a particular business or personnel
                                        from a local military base;

                                      o dependence upon governmental programs
                                        that provide rent subsidies to tenants
                                        pursuant to tenant voucher programs or
                                        tax credits to developers to provide
                                        certain types of development;

                                      o the presence of competing properties;

                                      o adverse local or national economic
                                        conditions; and

                                      o state and local regulations.

                                 Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

                                      o rent limitations that could adversely
                                        affect the ability of borrowers to
                                        increase rents to maintain the
                                        condition of their mortgaged properties
                                        and satisfy operating expenses; and

                                      o tenant income restrictions that may
                                        reduce the number of eligible tenants
                                        in those mortgaged properties and
                                        result in a reduction in occupancy
                                        rates.

                                 The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

                                 Multifamily properties secure 28 of the
                                 mortgage loans included in the trust fund as of the cut-off date, representing 22.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1 or 3.7% and 25 mortgage loans in loan group 2 or 95.5%).


SPECIAL RISKS ASSOCIATED WITH
 INDUSTRIAL AND MIXED USE
 FACILITIES...................   Industrial and mixed use facilities present
                                 risks not associated with other properties.
                                 Significant factors determining the value of industrial properties include:

                                      o the quality of tenants;

                                      o building design and adaptability; and

                                      o the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear ceiling heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many industrial properties, any vacant industrial property may not be easily converted to other uses. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                 Industrial properties may be adversely
                                 affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g., a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time than with respect to other properties and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

                                 Industrial and mixed use facilities secure 4 of the mortgage loans included in the trust fund as of the cut-off date, representing 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2.2% of loan group 1).


SPECIAL RISKS ASSOCIATED WITH
 HOSPITALITY PROPERTIES.......   Hospitality properties are affected by
                                 various factors, including:

                                      o location;

                                      o quality;

                                      o management ability;

                                      o amenities;

                                      o franchise affiliation (or lack
                                        thereof);

                                      o continuing expenditures for
                                        modernizing, refurbishing and
                                        maintaining existing facilities prior
                                        to the expiration of their anticipated
                                        useful lives;

                                      o a deterioration in the financial
                                        strength or managerial capabilities of
                                        the owner and operator of a hotel;

                                      o changes in travel patterns caused by
                                        changes in access, energy prices,
                                        strikes, relocation of highways, the
                                        construction of additional highways or
                                        other factors;

                                      o adverse economic conditions, either
                                        local, regional or national, which may
                                        limit the amount that may be charged
                                        for a room and may result in a
                                        reduction in occupancy levels; and

                                      o construction of competing hotels or
                                        motels, which may also limit the amount
                                        that may be charged for a room and may
                                        result in a reduction in occupancy
                                        levels.

                                 Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties. All of the mortgage loans secured by hotel properties are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

                                      o the continued existence and financial
                                        strength of the franchisor or hotel
                                        management company;

                                      o the public perception of the franchise
                                        or hotel chain service mark; and

                                      o the duration of the franchise licensing
                                        or management agreements.

                                 Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

                                 The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

                                 Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.


                                 Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

                                 Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001 have had an adverse impact on the tourism and convention industry. See "--Terrorist Attacks May Adversely Affect Your Investment" above.

                                 The mortgaged properties securing 2 of the mortgage loans included in the trust fund as of the cut-off date, representing 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2.1% of loan group 1), are each currently being operated as a hotel.

ENVIRONMENTAL LAWS MAY ADVERSELY
 AFFECT THE VALUE OF AND CASH
 FLOW FROM A MORTGAGED PROPERTY. If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

                                      o a reduction in the value of such
                                        mortgaged property which may make it
                                        impractical or imprudent to foreclose
                                        against such mortgaged property;

                                      o the potential that the related borrower
                                        may default on the related mortgage
                                        loan due to such borrower's inability
                                        to pay high remediation costs or costs
                                        of defending lawsuits due to an
                                        environmental impairment or difficulty
                                        in bringing its operations into
                                        compliance with environmental laws;

                                      o liability for clean-up costs or other
                                        remedial actions, which could exceed
                                        the value of such mortgaged property or
                                        the unpaid balance of the related
                                        mortgage loan; and

                                      o the inability to sell the related
                                        mortgage loan in the secondary market
                                        or to lease such mortgaged property to
                                        potential tenants.

                                 Under certain federal, state and local laws, federal, state and/or local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

                                 Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner's liability therefor is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an "owner" or "operator" of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund's potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus, and "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property
                                 Condition--Environmental Assessments" in this prospectus supplement.

                                 A third-party environmental consultant
                                 conducted an environmental site assessment, updated a previously conducted environmental site assessment or performed a transaction screen environmental assessment with respect to each mortgaged property securing a mortgage loan included in the trust fund. Such assessments or transaction screens do not generally include invasive environmental testing. In each case where the environmental site assessment, update or transaction screen revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

                                      o an environmental consultant
                                        investigated those conditions and
                                        recommended no further investigations
                                        or remediation; or

                                      o an environmental insurance policy,
                                        having the characteristics described
                                        below, was obtained from a third-party
                                        insurer; or

                                      o either (i) an operations and
                                        maintenance program, including, in
                                        several cases, with respect to
                                        asbestos-containing materials,
                                        lead-based paint, microbial matter
                                        and/or radon, or periodic monitoring of
                                        nearby properties, has been or is
                                        expected to be implemented in the
                                        manner and within the time frames
                                        specified in the related loan
                                        documents, or (ii) remediation in
                                        accordance with applicable law or
                                        regulations has been performed, is
                                        currently being performed or is
                                        expected to be performed either by the
                                        borrower or by the party responsible
                                        for the contamination; or

                                      o an escrow or reserve was established to
                                        cover the estimated cost of
                                        remediation, with each remediation
                                        required to be completed within a
                                        reasonable time frame in accordance
                                        with the related loan documents; or

                                      o the related borrower or other
                                        responsible party having financial
                                        resources reasonably estimated to be
                                        adequate to address the related
                                        condition or circumstance is required
                                        to take (or is liable for the failure
                                        to take) actions, if any, with respect
                                        to those circumstances or conditions
                                        that have been required by the
                                        applicable governmental regulatory
                                        authority or any environmental law or
                                        regulation.

                                 We cannot provide assurance, however, that the environmental assessments or transaction screens identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

                                 With respect to 2 mortgage loans (loan numbers 58 and 81) included in the trust fund as of the cut-off date, representing 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.7% of loan group 1), the related borrower was required to obtain (or the related mortgage loan seller has obtained) a secured creditor impaired property environmental insurance policy in lieu of or in addition to environmental escrows established, or in certain cases, in lieu of a guarantee of a sponsor. The premium for each policy was paid in full at origination of the loan and at issuance, the issuer has a claims paying ability of not less than "AAA" by S&P, and each policy has a limit of liability in an amount greater than or equal to the full principal amount of the applicable loan with no deductible.

                                 We cannot provide assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                 With respect to the Starrett-Lehigh Building loan (loan number 3), representing 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (9.7% of loan group 1), an environmental site assessment revealed that the mortgaged property is listed on an environmental database as a result of a fuel oil spill in July 1993. Clean up of the spill was completed and a request for closure has been submitted to the New York State Department of Environmental Conservation; a determination with respect to which is pending. Approximately 3,000 linear feet of damaged suspect friable asbestos containing materials has been identified in the basement. The environmental report recommended appropriate testing and abatement of the asbestos containing materials. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--Starrett-Lehigh Building" in this prospectus supplement.

                                 Two (2) mortgage loans (loan numbers 82 and 84), representing 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.5% of loan group 1), which are part of the Cole Companies Portfolio (loan numbers 72, 82, 84, 85, 88, 91, 94, 95, 96, 97 and 99) representing 1.5%
                                 of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11 mortgage loans in loan group 1 or 1.9%), have ongoing environmental remediation under the auspices of a regulatory authority taking place. An environmental insurance policy has been obtained from the Chubb Custom Insurance Company, effective March 3, 2002 through March 2013 in an amount equal to four times the projected clean up cost.

                                 The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization Upon
                                 Defaulted Mortgage Loans," "RISK FACTORS--
                                 Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Environmental
                                 Considerations" in the accompanying
                                 prospectus.


SPECIAL RISKS ASSOCIATED WITH
 BALLOON  LOANS AND ANTICIPATED
 REPAYMENT DATE LOANS.........   Ninety-seven (97) of the mortgage loans,
                                 representing 99.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (71 mortgage loans in loan group 1 or 99.5% and 26 mortgage loans in loan group 2 or 98.4%), provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest only until the respective maturity date and, in each case, a balloon payment on the respective maturity date. Fifty-six (56) of these mortgage loans, representing 55.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (37 mortgage loans in loan group 1 or 49.1% and 19 mortgage loans in loan group 2 or 80.3%), are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

                                      o A borrower's ability to make a balloon
                                        payment or repay its anticipated
                                        repayment date loan on the anticipated
                                        repayment date typically will depend
                                        upon its ability either to refinance
                                        fully the loan or to sell the related
                                        mortgaged property at a price
                                        sufficient to permit the borrower to
                                        make such payment.

                                      o Whether or not losses are ultimately
                                        sustained, any delay in the collection
                                        of a balloon payment on the maturity
                                        date or repayment on the anticipated
                                        repayment date that would otherwise be
                                        distributable on your certificates will
                                        likely extend the weighted average life
                                        of your certificates.

                                      o The ability of a borrower to effect a
                                        refinancing or sale will be affected by
                                        a number of factors, including (but not
                                        limited to) the value of the related
                                        mortgaged property, the level of
                                        available mortgage rates at the time of
                                        sale or refinancing, the borrower's
                                        equity in the mortgaged property, the
                                        financial condition and operating
                                        history of the borrower and the
                                        mortgaged property, rent rolling
                                        status, rent control laws with respect
                                        to certain residential properties, tax
                                        laws, prevailing general and regional
                                        economic conditions and the
                                        availability of credit for loans
                                        secured by multifamily or commercial
                                        properties, as the case may be.

                                 We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. In addition, fully amortizing mortgage loans which pay interest on an actual/360 basis but have fixed monthly payments may, in fact, have a small balloon payment due at maturity. For additional description of risks associated with balloon loans, see "RISK FACTORS--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default" in the accompanying prospectus.

                                 In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.


ADVERSE CONSEQUENCES ASSOCIATED
 WITH BORROWER CONCENTRATION,
 BORROWERS  UNDER COMMON CONTROL
 AND RELATED BORROWERS........   Certain borrowers under the mortgage loans
                                 included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification
                                 (if applicable) of the ratings of the
                                 certificates.

                                 Mortgaged properties owned by related
                                 borrowers are likely to:

                                      o have common management, increasing the
                                        risk that financial or other
                                        difficulties experienced by the
                                        property manager could have a greater
                                        impact on the pool of mortgage loans
                                        included in the trust fund; and

                                      o have common general partners or
                                        managing members which would increase
                                        the risk that a financial failure or
                                        bankruptcy filing would have a greater
                                        impact on the pool of mortgage loans
                                        included in the trust fund.

                                 The Lieberman concentration (loan numbers 22, 26 and 36), consists of 3 mortgage loans which collectively represent 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (12.7% of loan group 2). These mortgage loans are not cross-collateralized or cross-defaulted but have a common sponsor. The sponsor of each mortgage loan in the Lieberman concentration is Myron Lieberman. The Cole concentration consists of 11 mortgage loans (loan numbers 72, 82, 84, 85, 88, 91, 94, 95, 96, 97 and
                                 99), which collectively represent 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.9% of loan group 1). These mortgage loans are cross-defaulted and cross-collateralized. The sponsor of each mortgage loan in the Cole concentration is Cole Credit Property Fund Limited Partnership. The Eckerd concentration consists of 3 mortgage loans (loan numbers 87, 92 and 98) which collectively represent 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.5% of loan group 1). These mortgage loans are cross-defaulted and cross-collateralized. The sponsors of each mortgage loan in the Eckerd concentration are Eliecer Sredni and Erwin Sredni.

                                 Although the mortgage loans within an
                                 individual portfolio are generally
                                 cross-collateralized and cross-defaulted with the other mortgage loans in such portfolio, the mortgage loans in one portfolio are not cross-collateralized or cross-defaulted with the mortgage loans in the other portfolio. No group or borrower concentration represents more than 11.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date or 13.9% of loan group 1.


THE GEOGRAPHIC CONCENTRATION OF
 MORTGAGED PROPERTIES SUBJECTS
 THE TRUST FUND TO A GREATER
 EXTENT TO STATE AND
 REGIONAL CONDITIONS...........  Except as indicated in the following table, less than 5.0% of the mortgage loans, by cut-off date pool or loan group balance, are secured by mortgaged properties in any one state or the District of Columbia.


              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF                           PERCENTAGE OF
                            MORTGAGED     AGGREGATE CUT-OFF     CUT-OFF DATE
         STATE             PROPERTIES        DATE BALANCE       POOL BALANCE
-----------------------   ------------   -------------------   --------------
  NY ..................          5          $  303,623,333           23.5%
  FL ..................         15             266,602,912           20.7
  GA ..................         10             120,012,962            9.3
  CA ..................          7             110,856,021            8.6
    Southern(2) .......          5             103,250,000            8.0
    Northern(2) .......          2               7,606,021            0.6
  IL ..................          5              98,586,031            7.6
  Other ...............         60             390,418,311           30.3
                                --          --------------          -----
  TOTAL ...............        102          $1,290,099,569          100.0%
                               ===          ==============          =====

----------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in or south of such counties were included in Southern California.


                                  LOAN GROUP 1
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                     NUMBER OF                        PERCENTAGE OF
                     MORTGAGED   AGGREGATE CUT-OFF    CUT-OFF DATE
       STATE        PROPERTIES      DATE BALANCE     GROUP 1 BALANCE
------------------ ------------ ------------------- ----------------
  NY .............       5         $  303,623,333          29.5%
  FL .............      13            234,502,912          22.8
  GA .............       6            107,927,997          10.5
  IL .............       4             95,591,541           9.3
  CA .............       5             56,606,021           5.5
    Southern(2) ..       3             49,000,000           4.8
    Northern(2) ..       2              7,606,021           0.7
  Other ..........      42            230,424,624          22.4
                        --         --------------         -----
  TOTAL ..........      75         $1,028,676,428         100.0%
                        ==         ==============         =====

----------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in or south of such counties were included in Southern California.


                                  LOAN GROUP 2
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                          NUMBER OF                        PERCENTAGE OF
                          MORTGAGED   AGGREGATE CUT-OFF    CUT-OFF DATE
         STATE           PROPERTIES      DATE BALANCE     GROUP 2 BALANCE
----------------------- ------------ ------------------- ----------------
  CA ..................       2          $ 54,250,000           20.8%
    Southern(2) .......       2            54,250,000           20.8
  NV ..................       4            43,907,625           16.8
  FL ..................       2            32,100,000           12.3
  SC ..................       5            25,100,000            9.6
  AZ ..................       1            23,500,000            9.0
  NJ ..................       1            21,500,000            8.2
  UT ..................       1            13,075,815            5.0
  Other ...............      11            47,989,701           18.4
                             --          ------------          -----
  TOTAL ...............      27          $261,423,141          100.0%
                             ==          ============          =====

----------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in or south of such counties were included in Southern California.

                                 The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

                                      o economic conditions;

                                      o conditions in the real estate market;

                                      o changes in governmental rules and
                                        fiscal policies;

                                      o acts of God or terrorism (which may
                                        result in uninsured losses); and

                                      o other factors which are beyond the
                                        control of the mortgagors.

                                 For more information regarding the
                                 concentration of mortgaged properties in
                                 California, see "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain State-Specific Considerations" in this prospectus supplement.


SPECIAL RISKS ASSOCIATED WITH
 HIGH BALANCE MORTGAGE LOANS..   Several of the mortgage loans included in the
                                 trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

                                 In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

                                      o The largest single mortgage loan
                                        included in the trust fund as of the
                                        cut-off date represents 11.1% of the
                                        aggregate principal balance of the pool
                                        of mortgage loans as of the cut-off
                                        date (13.9% of loan group 1).

                                      o The largest group of
                                        cross-collateralized mortgage loans
                                        included in the trust fund as of the
                                        cut-off date represents in the
                                        aggregate 1.5% of the aggregate
                                        principal balance of the pool of
                                        mortgage loans as of the cut-off date
                                        (1.9% of loan group 1).

                                      o The three largest mortgage loans or
                                        groups of cross-collateralized mortgage
                                        loans included in the trust fund as of
                                        the cut-off date represent, in the
                                        aggregate, 27.0% of the aggregate
                                        principal balance of the pool of
                                        mortgage loans as of the cut-off date
                                        (33.9% of loan group 1).

                                      o The five largest mortgage loans or
                                        groups of cross-collateralized mortgage
                                        loans included in the trust fund as of
                                        the cut-off date represent, in the
                                        aggregate, 39.4% of the aggregate
                                        principal balance of the pool of
                                        mortgage loans as of the cut-off date
                                        (49.4% of loan group 1).

                                      o The ten largest mortgage loans or
                                        groups of cross-collateralized mortgage
                                        loans included in the trust fund as of
                                        the cut-off date represent, in the
                                        aggregate, 53.3% of the aggregate
                                        principal balance of the pool of
                                        mortgage loans as of the cut-off date
                                        (9 mortgage loans in loan group 1 or
                                        62.5% and 1 mortgage loan in loan group
                                        2 or 17.2%).

CONCENTRATION OF MORTGAGED
 PROPERTY TYPES SUBJECT THE
 TRUST FUND TO  INCREASED RISK
 OF DECLINE IN A PARTICULAR
 INDUSTRY.....................   A concentration of mortgaged property types
                                 can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

                                 In that regard:

                                      o mortgage loans included in the trust
                                        fund and secured by office properties
                                        represent as of the cut-off date 43.9%
                                        of the aggregate principal balance of
                                        the pool of mortgage loans as of the
                                        cut-off date (based on the primary
                                        property type for combined
                                        office/retail properties) (55.0% of
                                        loan group 1);

                                      o mortgage loans included in the trust
                                        fund and secured by retail properties
                                        represent as of the cut-off date 29.2%
                                        of the aggregate principal balance of
                                        the pool of mortgage loans as of the
                                        cut-off date (based on the primary
                                        property type for combined
                                        office/retail properties) (36.6% of
                                        loan group 1);

                                      o mortgage loans included in the trust
                                        fund and secured by multifamily
                                        properties represent as of the cut-off
                                        date 22.3% of the aggregate principal
                                        balance of the pool of mortgage loans
                                        as of the cut-off date (3.7% of loan
                                        group 1 and 95.5% of loan group 2); and


                                      o mortgage loans included in the trust
                                        fund and secured by hospitality
                                        properties represent as of the cut-off
                                        date 1.7% of the aggregate principal
                                        balance of the pool of mortgage loans
                                        as of the cut-off date (2.1% of loan
                                        group 1).

WE HAVE NOT REUNDERWRITTEN ANY OF
 THE MORTGAGE LOANS...........   We have not reunderwritten the mortgage loans
                                 included in the trust fund. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the interest of the trust or the interests of any certificateholder. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See
                                 "DESCRIPTION OF THE MORTGAGE
                                 POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.


FORECLOSURE ON MORTGAGED
 PROPERTIES MAY RESULT IN
 ADVERSE TAX CONSEQUENCES.....   One of the REMICs relating to the assets of
                                 the trust fund might become subject to federal
                                 (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund's acquisition of a mortgaged property pursuant to a foreclosure or deed-in-lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to you. See "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES--Taxation of Owners of
                                 REMIC Regular Certificates," and "--Taxation of
                                 Owners of REMIC Residual Certificates" in the accompanying prospectus. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust fund may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.


INSURANCE COVERAGE ON MORTGAGED
 PROPERTIES MAY NOT COVER SPECIAL
 HAZARD LOSSES................   The master servicer (with respect to mortgage
                                 loans that are not specially serviced mortgage loans) and/or special servicer (with respect to specially serviced mortgage loans) will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

                                 Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

                                      o war;

                                      o terrorism;

                                      o revolution;

                                      o governmental actions;

                                      o floods, and other water-related causes;


                                      o earth movement (including earthquakes,
                                        landslides and mud flows);

                                      o wet or dry rot;

                                      o vermin;

                                      o domestic animals;

                                      o sink holes or similarly occurring soil
                                        conditions; and

                                      o other kinds of risks not specified in
                                        the preceding paragraph.

                                 In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) indicated that they intended to eliminate coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and was established to provide financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim. The Terrorism Risk Insurance Act of 2002 requires the Treasury Department to establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

                                 The Terrorism Insurance Program required that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds had 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium or authorizes the exclusion, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002, must make similar disclosure and provide a similar opportunity for the insured to purchase coverage. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage.

                                 Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury is required to determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002, is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

                                 However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. Further, the act must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

                                 Furthermore, because the Terrorism Insurance
                                 Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

                                 No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on your certificates.

                                 Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either--

                                      o such insurance is not available at
                                        commercially reasonable rates and that
                                        such hazards are not at the time
                                        commonly insured against for properties
                                        similar to the mortgaged property and
                                        located in or around the region in
                                        which such mortgaged property is
                                        located, or

                                      o such insurance is not available at any
                                        rate.

                                 In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

                                 Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.


ADDITIONAL DEBT ON SOME
 MORTGAGE LOANS CREATES
 ADDITIONAL RISKS..............  In general, the borrowers are:

                                      o required to satisfy any existing
                                        indebtedness encumbering the related
                                        mortgaged property as of the closing of
                                        the related mortgage loan; and

                                      o prohibited from encumbering the related
                                        mortgaged property with additional
                                        secured debt without the lender's prior
                                        approval.

                                 None of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund.

                                 With respect to 1 mortgage loan (loan number
                                 23), representing 1.0% of the aggregate
                                 principal balance of the pool of mortgage loans as of the cut-off date (4.8% of the cut-off date group 2 balance), there is existing subordinated debt secured by the mortgaged property, subject to the terms of a subordination and standstill agreement in favor of the related additional lender. In addition, the related additional lender has a security interest in the equity interests in the borrower.

                                 One (1) mortgage loan (loan number 31)
                                 representing 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.0% of the cut-off date group 1 balance), is part of a pool of 18 mortgaged properties with secured debt, the position of which is subordinated pursuant to the terms of a subordination agreement. The subordinate lender has agreed that, prior to commencing any foreclosure action, exercising any rights under the assignment of leases and rents or seeking a receiver under the subordinated lien, it will repurchase or defease the mortgage loan in accordance with the terms of the mortgage loan documents.

                                 One (1) mortgage loan (loan number 24),
                                 representing 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.2% of the cut-off date group 1 balance), provides that the related borrower under certain specified circumstances may encumber the related mortgaged property with subordinate debt in the future.

                                 Two (2) mortgage loans (loan numbers 16 and 17), representing 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3.1% of the cut-off date group 1 balance), have existing unsecured debt incurred by the borrower other than in the ordinary course of business.

                                 With respect to 1 mortgage loan (loan number
                                 3), representing approximately 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (9.7% of the cut-off date group 1 balance), the ownership interests of the direct and indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement and a subordination and standstill agreement.

                                 With respect to 8 mortgage loans (loan numbers 6, 8, 9, 10, 28, 32, 52 and 59) representing
                                 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (16.0% of the cut-off date group 1 balance), the related mortgage loan documents provide that, under certain circumstances, the entities with a controlling interest in the borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the lender and the satisfaction of certain financial conditions.

                                 Two (2) mortgage loans (loan numbers 11 and 89), representing 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1 or 2.3% and 1 mortgage loan in loan group 2 or 0.7%), provide that the borrower under certain circumstances may incur additional unsecured indebtedness other than in the ordinary course of business.

                                 Five (5) mortgage loans (loan numbers 31, 75, 100, 101 and 102) representing 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.4% of the cut-off date group 1 balance), do not prohibit the related borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the mortgage loan documents or related organizational documents to be a special purpose entity. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

                                 Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business or for capital improvements that is not secured by the related mortgaged property which is generally limited to a specified percentage of the outstanding principal balance of the related mortgage loan. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

                                 In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner, subject to certain conditions under the related mortgage loan documents. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower's assets. A default by the borrower on such additional indebtedness could impair the borrower's financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

                                      o the risk that the necessary maintenance
                                        of the mortgaged property could be
                                        deferred to allow the borrower to pay
                                        the required debt service on the
                                        subordinate financing and that the
                                        value of the mortgaged property may
                                        fall as a result;

                                      o the risk that the borrower may have a
                                        greater incentive to repay the
                                        subordinate or unsecured indebtedness
                                        first;

                                      o the risk that it may be more difficult
                                        for the borrower to refinance the
                                        mortgage loan or to sell the mortgaged
                                        property for purposes of making any
                                        balloon payment upon the maturity of
                                        the mortgage loan;

                                      o the existence of subordinated debt
                                        encumbering any mortgaged property may
                                        increase the difficulty of refinancing
                                        the related mortgage loan at maturity
                                        and the possibility that reduced cash
                                        flow could result in deferred
                                        maintenance; and

                                      o the risk that, in the event that the
                                        holder of the subordinated debt has
                                        filed for bankruptcy or been placed in
                                        involuntary receivership, foreclosing
                                        on the mortgaged property could be
                                        delayed and the trust may be subjected
                                        to the costs and administrative burdens
                                        of involvement in foreclosure or
                                        bankruptcy proceedings or related
                                        litigation.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Subordinate Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

                                 Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

                                 Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner. Additionally, some intercreditor agreements with respect to certain mezzanine debt may give the holder of the mezzanine debt the right to cure certain defaults and, upon a default, to purchase the related mortgage loan for an amount equal to the then-current outstanding balance of such loan. Some intercreditor agreements relating to mezzanine debt may also limit the special servicer's ability to enter into certain modifications of the mortgage loan without the consent of the related mezzanine lender.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and
                                 Due-on-Encumbrance" in the accompanying
                                 prospectus and "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance
                                 Provisions" in this prospectus supplement.

                                 Although the assets of the trust do not
                                 include the companion loans (other than the Starrett-Lehigh Building subordinate loan) related to the mortgage loans which have companion loans, the related borrower is still obligated to make interest and principal payments on those additional obligations. As a result, the trust fund is subject to additional risks, including:

                                      o the risk that the necessary maintenance
                                        of the related mortgaged property could
                                        be deferred to allow the borrower to
                                        pay the required debt service on these
                                        subordinate or pari passu obligations
                                        and that the value of the mortgaged
                                        property may fall as a result; and

                                      o the risk that it may be more difficult
                                        for the borrower to refinance the
                                        mortgage loan or to sell the mortgaged
                                        property for purposes of making any
                                        balloon payment on the entire balance
                                        of both the loans contained in the loan
                                        pair upon the maturity of the mortgage
                                        loans.

                                 In addition, although 3 of the mortgage loans have companion loans that are subordinate to the related mortgage loan, each of the 11 Madison Avenue mortgage loan and the Starrett-Lehigh Building mortgage loan, representing 18.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (23.7% of loan group 1), also have companion loan(s) that are pari passu with such mortgage loan. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans" in this prospectus supplement.


THE BORROWER'S FORM OF ENTITY
 MAY CAUSE SPECIAL RISKS......   Most of the borrowers are legal entities
                                 rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

                                 Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

                                      o operating entities with businesses
                                        distinct from the operation of the
                                        property with the associated
                                        liabilities and risks of operating an
                                        ongoing business; or

                                      o individuals that have personal
                                        liabilities unrelated to the property.

                                 However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

                                 Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws" in the accompanying prospectus.

                                 In addition, with respect to 11 mortgage loans included in the trust fund as of the cut-off date, representing 14.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1 or 8.1% and 7 mortgage loans in loan group 2 or 38.1%), the borrowers own the related mortgaged property as tenants-in-common. As a result, the related mortgage loans may be subject to prepayment including during periods when prepayment might otherwise be prohibited as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.


BANKRUPTCY PROCEEDINGS ENTAIL
 CERTAIN RISKS................   Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
                                 (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                 Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or applicable special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                 Additionally, pursuant to subordination
                                 agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                 As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                 Certain of the mortgage loans have a sponsor that has previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.


INSPECTIONS AND APPRAISALS MAY
 NOT ACCURATELY REFLECT VALUE
 OR CONDITION OF MORTGAGED
 PROPERTY......................  In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties at the date of such report is presented under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

THE MORTGAGED PROPERTIES MAY
 NOT BE IN COMPLIANCE WITH
 CURRENT ZONING LAWS..........   The mortgaged properties securing the
                                 mortgage loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not, currently or in the future, comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then-current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


RESTRICTIONS ON CERTAIN OF THE
 MORTGAGED PROPERTIES MAY LIMIT
 THEIR USE....................   Certain of the mortgaged properties securing
                                 mortgage loans included in the trust fund which are non-conforming may not be "legal non-conforming" uses. The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming" use may adversely affect the market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

COMPLIANCE WITH APPLICABLE LAWS
 AND REGULATIONS MAY RESULT
 IN LOSSES.....................  A borrower may be required to incur costs to comply with various existing and future
                                 federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Americans with Disabilities Act" in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.


ENFORCEABILITY OF DUE-ON-SALE
 CLAUSES AND ASSIGNMENTS OF
 LEASES AND RENTS IS LIMITED..   The mortgages securing the mortgage loans
                                 included in the trust fund generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the lender. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund permit one or more transfers of the related mortgaged property to pre-approved borrowers or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the lender's approval. See "CERTAIN LEGAL
                                 ASPECTS OF MORTGAGE LOANS AND
                                 LEASES--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

                                 The mortgage loans included in the trust fund may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Leases and Rents" in the accompanying prospectus.


LIMITATIONS ON THE BENEFITS OF
 CROSS-COLLATERALIZED AND
 CROSS-DEFAULTED PROPERTIES...   Two (2) groups of mortgage loans included in
                                 the trust fund as of the cut-off date (loan numbers 72, 82, 84, 85, 88, 91, 94, 95, 96, 97 and 99 and 87, 92, and 98), representing in the aggregate 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2.4% of loan group 1), are groups of mortgage loans that are cross-collateralized and cross-defaulted with each of the other mortgage loans in their respective groups. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

                                      o such borrower was insolvent at the time
                                        of granting the lien, was rendered
                                        insolvent by the granting of the lien,
                                        was left with inadequate capital or was
                                        not able to pay its debts as they
                                        matured; and

                                      o the borrower did not, when it allowed
                                        its mortgaged property to be encumbered
                                        by the liens securing the indebtedness
                                        represented by the other
                                        cross-collateralized loans, receive
                                        "fair consideration" or "reasonably
                                        equivalent value" for pledging such
                                        mortgaged property for the equal
                                        benefit of the other related borrowers.


                                 We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans" in this prospectus supplement and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.


SINGLE TENANTS AND CONCENTRATION
 OF TENANTS SUBJECT THE TRUST
 FUND TO INCREASED RISK.......   Twenty-nine (29) of the mortgaged properties
                                 securing mortgage loans included in the trust fund, representing 12.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (15.5% of loan group 1), are leased wholly to a single tenant or are wholly owner occupied. The mortgaged property related to 1 mortgage loan (loan number 4), representing approximately 6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7.8% of loan group 1), is leased entirely to International Business Machines Corporation.
                                 Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower's ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

                                 With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds.

                                 In addition, certain of the mortgaged
                                 properties that are leased to single tenants or a major tenant may have leases that terminate prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

                                 With respect to 1 mortgage loan, the 11
                                 Madison Avenue mortgage loan, representing
                                 11.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the largest tenant, Credit Suisse First Boston LLC, has the right to terminate a portion of its leased space. Although 74.3% of Credit Suisse First Boston LLC's 1,921,459 square feet of net rentable area is leased through April 30, 2017, Credit Suisse First Boston LLC does have the option to terminate up to 643,332 square feet (33.5% of Credit Suisse First Boston LLC's space and 28.5% of the mortgaged property's total space) after April 30, 2007 in its sole discretion, provided that they meet certain notice requirements and pay a termination fee. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--11 Madison Avenue Loan" in this prospectus supplement. There can be no assurance that the related borrower will be able to relet the terminated space or that such space could be relet at the same rate being paid by Credit Suisse First Boston LLC.

                                 Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. For example, with respect to 11 mortgage loans (loan numbers 63, 66, 67, 71, 72, 76, 82, 84, 85, 96 and 97)
                                 representing 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3.0% of loan group 1), the single tenant of each mortgaged property is Walgreens.

                                 For further information regarding certain significant tenants at the mortgaged properties, see Annex A-4 to this prospectus supplement.

THE FAILURE OF A TENANT WILL
 HAVE A NEGATIVE IMPACT ON
 SINGLE TENANT  AND TENANT
 CONCENTRATION PROPERTIES.....   The bankruptcy or insolvency of a major
                                 tenant or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant
                                 (absent collateral securing the claim) and the amounts the landlord could claim would be limited.


LITIGATION MAY HAVE ADVERSE
 AFFECT ON BORROWERS..........   From time to time, there may be legal
                                 proceedings pending, threatened or ongoing against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and their respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. It is possible that such proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.


POOR PROPERTY MANAGEMENT WILL
 LOWER THE PERFORMANCE OF THE
 RELATED MORTGAGED PROPERTY...   The successful operation of a real estate
                                 project depends upon the property manager's performance and viability. The property manager is responsible for:

                                      o responding to changes in the local
                                        market;

                                      o planning and implementing the rental
                                        structure;

                                      o operating the property and providing
                                        building services;

                                      o managing operating expenses; and

                                      o assuring that maintenance and capital
                                        improvements are carried out in a
                                        timely fashion.

                                 Properties deriving revenues primarily from short-term sources, such as short-term leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                 We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot provide assurance that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

CONDEMNATIONS OF MORTGAGED
 PROPERTIES MAY RESULT
 IN LOSSES.....................  From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

THE STATUS OF A GROUND LEASE MAY
 BE UNCERTAIN IN A BANKRUPTCY
 PROCEEDING...................   Five (5) of the mortgaged properties included
                                 in the trust fund as of the cut-off date, representing 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5.3% of loan group 1), are secured in whole or in part by leasehold interests. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees in possession under a ground lease that has commenced have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages generally provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note, or otherwise prohibit the borrower from terminating the ground lease. In a bankruptcy of a ground lessee/borrower, the ground lessee/ borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject
                                 (breach and/or terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage. Further, in a recent decision by the United States Court of Appeals for the Seventh
                                 Circuit (Precision Indus. v. Qualitech Steel
                                 SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the
                                 court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy
                                 Code (11 U.S.C. Section 363(f) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section
                                 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized
                                 (including that the lessee could not be
                                 compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy
                                 Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

                                 In addition, certain of the mortgaged
                                 properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

MORTGAGE LOAN SELLERS MAY NOT
 BE ABLE TO MAKE A REQUIRED
 REPURCHASE OR SUBSTITUTION OF
 A DEFECTIVE MORTGAGE LOAN....   Each mortgage loan seller is the sole
                                 warranting party in respect of the mortgage loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

ONE ACTION JURISDICTION MAY LIMIT
 THE ABILITY OF THE SPECIAL SERVICER
 TO FORECLOSE ON THE MORTGAGED
 PROPERTY.....................   Some states (including California) have laws
                                 that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged properties located in states affected by one action rules. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Certain State-Specific
                                 Considerations" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Foreclosure" in the accompanying prospectus.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The mortgage pool (the "Mortgage Pool") is expected to consist of 102 fixed rate mortgage loans (the "Mortgage Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance") as of February 11, 2004 for 86 of the Mortgage Loans and February 1, 2004 for 16 of the Mortgage Loans (such date with respect to each Mortgage Loan, the "Cut-Off Date"), of $1,290,099,569. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of all of the Mortgage Loans that are not secured by multifamily properties and/or mobile home park properties and 3 Mortgage Loans that are secured by multifamily properties. Loan Group 1 is expected to consist of 75 Mortgage Loans, with an aggregate Cut-Off Date Balance of $1,028,676,428 (the "Cut-Off Date Group 1 Balance"). Loan Group 2 will consist of 25 Mortgage Loans that are secured by Mortgaged Properties that are multifamily properties and 2 Mortgage Loans that are secured by mobile home park properties. Loan Group 2 is expected to consist of 27 Mortgage Loans, with an aggregate Cut-Off Date Balance of $261,423,141 (the "Cut-Off Date Group 2 Balance" and, together with the Cut-Off Date Group 1 Balance the "Cut-Off Date Group Balances"). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $280,589 to $143,333,333. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $12,648,035. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from $280,589 to $143,333,333. The Mortgage Loans in Loan Group 1 have an average Cut-Off Date Balance of $13,715,686. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 2 range from $1,300,000 to $45,000,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $9,682,339. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented herein (including Cut-Off Date Balances, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loans (or the Starrett-Lehigh Subordinate Loan); provided that, with respect to 2 Mortgage Loans (loan numbers 1 and 3), numerical and statistical information presented herein with respect to loan balance per square foot, loan-to-value ratios and debt service coverage ratios include the related Pari Passu Loans (but not any related Subordinate Companion Loans) as well as such Mortgage Loan.

     The trust's assets will also include the Starrett-Lehigh Building Subordinate Loan. The Starrett-Lehigh Building Subordinate Loan supports only the Class SL Certificates. Although the Starrett-Lehigh Building Subordinate Loan is an asset of the trust, for the purpose of information contained in this prospectus supplement (including the annexes and statistical information contained in this prospectus supplement), unless otherwise specified, the Starrett-Lehigh Building Subordinate Loan is not reflected in this prospectus supplement and the term "Mortgage Loan" does not include the Starrett-Lehigh Building Subordinate Loan. The principal balance of the Starrett-Lehigh Building Subordinate Loan as of the Cut-Off Date will be $24,000,000.

     All of the Mortgage Loans are evidenced by a promissory note (each a "Mortgage Note"). All of the Mortgage Loans are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a fee simple estate (or, with respect to 3 Mortgage Loans representing 3.5% of the Cut-Off Date Pool Balance and 4.5% of the Cut-Off Date Group 1 Balance, on the related borrower's fee simple estate and leasehold estate, or, with respect to 2 Mortgage Loans representing 0.7% of the Cut-Off Date Pool Balance and 0.9% of the Cut-Off Date Group 1 Balance, on the related borrower's leasehold estate in an income-producing real property (each, a "Mortgaged Property"). The security for the 11 Madison Avenue Loan consists of the borrower's interest in the IDA Premises under the IDA lease as well as the borrower's fee interest in the remainder of the mortgaged property. The fee interest in the IDA Premises is owned by the IDA but will revert to the borrower upon the termination of the IDA lease. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--11 Madison Avenue Loan" in this prospectus supplement.

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:


                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                                      PERCENTAGE OF   PERCENTAGE OF
                                        NUMBER OF      AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                                        MORTGAGED     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
            PROPERTY TYPE              PROPERTIES       BALANCE        POOL BALANCE      BALANCE         BALANCE
------------------------------------- ------------ ----------------- --------------- --------------- --------------
Office ..............................       13      $  565,822,244         43.9%           55.0%            0.0%
Retail ..............................       52         376,182,513         29.2            36.6             0.0
 Retail--Anchored ...................       38         318,453,013         24.7            31.0             0.0
 Retail--Shadow Anchored(1) .........        6          34,301,892          2.7             3.3             0.0
 Retail--Unanchored .................        8          23,427,609          1.8             2.3             0.0
Multifamily .........................       28         287,933,996         22.3             3.7            95.5
Hospitality .........................        2          21,492,513          1.7             2.1             0.0
Mixed Use ...........................        3          17,537,800          1.4             1.7             0.0
Mobile Home Park ....................        2          11,807,666          0.9             0.0             4.5
Industrial ..........................        1           4,738,590          0.4             0.5             0.0
Special Purpose(2) ..................        1           4,584,248          0.4             0.4             0.0
                                            --      --------------        -----           -----           -----
 TOTAL ..............................      102      $1,290,099,569        100.0%          100.0%          100.0%
                                           ===      ==============        =====           =====           =====

----------

(1) A Mortgaged Property is classified as "shadow anchored" if it is in close proximity to an anchored retail property.

(2) Specifically, a Mortgaged Property where the sole tenant is a movie theater.

                               [GRAPHIC OMITTED]

                                     Office
                                     43.9%

                                     Retail
                                     29.2%

                                  Multifamily
                                     22.3%

                                  Hospitality
                                      1.7%

                                   Mixed Use
                                      1.4%

                                Mobile Home Park
                                      0.9%

                                   Industrial
                                      0.4%

                                Special Purpose
                                      0.4%


MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association, ("Wachovia"), in its capacity as a Mortgage Loan Seller, originated 63 of the Mortgage Loans to be included in the Trust Fund representing 82.9% of the

Cut-Off Date Pool Balance (43 Mortgage Loans in Loan Group 1 or 82.5% of the Cut-Off Date Group 1 Balance and 20 Mortgage Loans in Loan Group 2 or 84.2% of the related Cut-Off Date Group Balance). Artesia Mortgage Capital Corporation ("Artesia") originated 27 of the Mortgage Loans to be included in the Trust Fund representing 9.4% of the Cut-Off Date Pool Balance (20 Mortgage Loans in Loan Group 1 or 7.7% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in Loan Group 2 or 15.8% of the Cut-Off Date Group 2 Balance). Citigroup Global Markets Realty Corp. ("Citigroup") originated 12 of the Mortgage Loans to be included in the Trust Fund representing 7.8% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 9.8% of the Cut-Off Date Group 1 Balance). None of the Mortgage Loans was 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See "--Amortization" below. Ninety-seven (97) of the Mortgage Loans, representing 98.6% of the Cut-Off Date Pool Balance (70 Mortgage Loans in Loan Group 1 or 98.2% of the Cut-Off Date Group 1 Balance and 27 Mortgage Loans in Loan Group 2 or 100.0% of the Cut-Off Date Group 2 Balance), accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360 day year. Five (5) of the Mortgage Loans, representing 1.4% of the Cut-Off Date Pool Balance (1.8% of the Cut-Off Date Group 1 Balance), accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of 12 thirty-day months. Twenty-two (22) of the Mortgage Loans, representing 49.5% of the Cut-Off Date Pool Balance (10 Mortgage Loans in Loan Group 1 or 48.2% of the Cut-Off Date Group 1 Balance and 12 Mortgage Loans in Loan Group 2 or 54.5% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Four (4) of the Mortgage Loans, representing 11.2% of the Cut-Off Date Pool Balance (14.1% of the Cut-Off Date Group 1 Balance), are interest-only for their entire term. Eleven (11) of the Mortgage Loans, representing 1.5% of the Cut-Off Date Pool Balance (1.9% of the Cut-Off Date Group 1 Balance), are interest-only until the related Anticipated Repayment Date.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage Loans (and the Starrett-Lehigh Building Subordinate Loan) are due monthly.

     Due Dates. Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a "Due Date") occurring on the 11th day of the month (or in the case of 16 Mortgage Loans, the first day of the month). None of the Mortgage Loans has a grace period that extends payment beyond the 15th day of any calendar month.

     Amortization. Ninety-seven (97) of the Mortgage Loans (the "Balloon Loans") (including the ARD Loans), representing 99.3% of the Cut-Off Date Pool Balance (71 Mortgage Loans in Loan Group 1 or 99.5% of the Cut-Off Date Group 1 Balance and 26 Mortgage Loans in Loan Group 2 or 98.4% of the Cut-Off Date Group 2 Balance), provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity, in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon Payment"). Four (4) of the Balloon Loans, representing 11.2% of the Cut-Off Date Pool Balance (14.1% of the Cut-Off Date Group 1 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize. Five (5) of the Mortgage Loans (the "Fully Amortizing Loans"), representing 0.7% of the Cut-Off Date Pool Balance (4 Mortgage Loans in Loan Group 1 or 0.5% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 1.6% of the Cut-Off Date Group 2 Balance), fully or substantially amortize through their respective remaining terms to maturity. In addition, because the fixed periodic payments on the Fully Amortizing Loans are determined assuming interest is calculated on a 30/360 Basis, but interest actually accrues and is applied on the Fully Amortizing Loans on an Actual/360 Basis for 2 Mortgage Loans, there will be less amortization, absent prepayments, of the related principal balances during the terms of these 2 Fully Amortizing Loans, resulting in a higher final payment on these Fully Amortizing Loans.

     Fifty-six (56) of the Mortgage Loans (the "ARD Loans"), representing 55.4% of the Cut-Off Date Pool Balance (37 Mortgage Loans in Loan Group 1 or 49.1% of the Cut-Off Date Group 1 Balance and 19 Mortgage Loans in Loan Group 2 or 80.3% of the Cut-Off Date Group 2 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Eleven (11) of the ARD Loans, representing 1.5% of the Cut-Off Date Pool Balance (1.9% of the Cut-Off Date Group 1 Balance), provide for monthly payments of interest-only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of Additional Interest will be distributed to, in the case of Additional Interest collected on a Wachovia Mortgage Loan (other than the Starrett-Lehigh Building Subordinate Loan), all the holders of the Class Z-I Certificates, in the case of Additional Interest collected on an Artesia Mortgage Loan, all the holders of the Class Z-II Certificates, in the case of Additional Interest collected on a Citigroup Mortgage Loan, all the holders of the Class Z-III Certificates and, in the case of Additional Interest collected on the Starrett-Lehigh Building Subordinate Loan, to the holders of the Class SL Certificates. Generally, Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

     Twenty-two (22) of the Balloon Loans, representing 49.5% of the Cut-Off Date Pool Balance (10 Mortgage Loans in Loan Group 1 or 48.2% of the Cut-Off Date Group 1 Balance and 12 Mortgage Loans in Loan Group 2 or 54.5% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 12 months to 60 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. Fifteen
(15) of the Balloon Loans, representing 12.8% of the Cut-Off Date Pool Balance (16.0% of the Cut-Off Date Group 1 Balance), provide for monthly payments of interest-only until maturity or ARD and do not provide for any amortization of principal.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary prepayment of principal until a date specified in the related Mortgage Note, but permit defeasance after a date specified in the related Mortgage Note for most or all of the remaining term (96 Mortgage Loans, representing 98.2% of the Cut-Off Date Pool Balance (69 Mortgage Loans in Loan Group 1 or 97.8% of the Cut-Off Date Group 1 Balance and 27 Mortgage Loans in Loan Group 2 or 100.0% of the Cut-Off Date Group 2 Balance)) or (ii) prohibit voluntary prepayment of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a fee or a Yield Maintenance Charge for most of the remaining term (6 Mortgage Loans, representing 1.8% of the Cut-Off Date Pool Balance (2.2% of the Cut-Off Date Group 1 Balance)); provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See "--Additional Mortgage Loan Information" in this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     The Mortgage Loans included in the Trust Fund (other than certain of the Citigroup Mortgage Loans and certain of the Artesia Mortgage Loans) provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. See "RISK FACTORS--Prepayments Will Affect Your Yield," in this prospectus supplement.

     Eleven (11) of the Mortgage Loans, representing 1.5% of the Cut-Off Date Pool Balance (1.9% of the Cut-Off Date Group 1 Balance) provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. In general, "Defeasance Collateral" is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided, that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment (including the portion related to the Starrett-Lehigh Building Subordinate Loan) due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the lender's prior consent. One (1) Mortgage Loan (loan number 24), representing 0.9% of the Cut-Off Date Pool Balance (1.2% of the Cut-Off Date Group 1 Balance), provides that the borrower under certain circumstances may encumber the related Mortgaged Property with subordinate debt in the future. With respect to 1 Mortgage Loan (loan number 23), representing 1.0% of the Cut-Off Date Pool Balance (4.8% of the Cut-Off Date Group 2 Balance), there is existing subordinated debt secured by the mortgaged property, subject to the terms of a subordination and standstill agreement in favor of the lender. In addition, the lender has taken a security interest in the equity interest in the borrower. One (1) Mortgage Loan (loan number 31) representing 0.8% of the Cut-Off Date Pool Balance (1.0% of the Cut-Off Date Group 1 Balance), is part of a pool of 18 mortgaged properties with secured debt, the position of which is subordinated pursuant to the terms of a subordination agreement. The subordinate lender has agreed that, prior to commencing any foreclosure action, exercising any rights under the assignment of leases and rents or seeking a receiver under the subordinated lien, it will repurchase or defease the mortgage loan in accordance with the terms of the mortgage loan documents.

     Two (2) Mortgage Loans (loan numbers 11 and 89), representing 2.0% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 2.3% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 0.7% of the Cut-Off Date Group 2 Balance), provide that the related borrower, under certain circumstances, may incur additional unsecured indebtedness other than in the ordinary course of business and without the consent of the mortgagee. Two (2) Mortgage Loans (loan numbers 16 and 17), representing 2.4% of the Cut-Off Date Pool Balance (3.1% of the Cut-Off Date Group 1 Balance), have existing unsecured debt incurred by the borrower other than in the ordinary course of business. In addition, in the case of those Mortgage Loans which require or allow letters of credit to be posted by the related borrowers as additional security for such Mortgage Loans, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender. See "--Due-On-Sale and Due-On-Encumbrance Provisions" below.

     With respect to 1 Mortgage Loan (loan number 3), representing 7.8% of the Cut-Off Date Pool Balance (9.7% of the Cut-Off Date Group 1 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

     With respect to 8 Mortgage Loans (loan numbers 6, 8, 9, 10, 28, 32, 52 and
59), representing 12.8% of the Cut-Off Date Pool Balance (16.0% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that, under certain circumstances, the owners with a controlling ownership interest in the borrower may pledge their interests in the borrower as security for debt financing, generally referred to as mezzanine debt, in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the lender and the satisfaction of certain financial conditions. See "RISK FACTORS--Some Mortgaged Properties May be Encumbered by Subordinated Debt Which May Delay Foreclosure" in this prospectus supplement. In addition, certain of the Mortgage Loans do not prohibit the related borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the mortgage loan documents or related organizational documents to be a special purpose entity. Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risks" in this prospectus supplement.

     In addition, with respect to the Co-Lender Loans, the related Mortgaged Property also secures one or more Companion Loans. See "--Co-Lender Loans" below.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfers of the related Mortgaged Property to pre-approved borrowers or pursuant to pre-approved conditions without approval of the mortgagee. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described under "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans. Two (2) groups of Mortgage Loans (loan numbers 72, 82, 84, 85, 88, 91, 94, 95, 96, 97 and 99 and 87, 92 and 98),
representing 1.9% of the Cut-Off Date Pool Balance (2.4% of the Cut-Off Date Group 1 Balance), are groups of Mortgage Loans that are cross-collateralized and cross-defaulted with the other Mortgage Loans in such group as indicated in Annex A-5. Although the Mortgage Loans within each group are cross-collateralized and cross-defaulted with the other mortgage loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in the other group. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     Eleven (11) of the Mortgage Loans (loan numbers 72, 82, 84, 85, 88, 91, 94, 95, 96, 97 and 99), representing 1.5% of the Cut-Off Date Pool Balance (1.9% of the Cut-Off Date Group 1 Balance), which are cross-collateralized and cross-defaulted with each other, each provide for the release of one of the Mortgaged Properties from the effects of the cross-collateralization and cross-default provisions in connection with an approved sale of the subject Mortgaged Property and assumption (upon the consent of the lender) of the applicable Mortgage Loan by the purchaser of such Mortgaged Property. With respect to three (3) of the Mortgage Loans (loan numbers 87, 92 and 98), representing 0.4% of the Cut-Off Date Pool Balance (0.5% of the Cut-Off Date Group 1 Balance), which are cross-collateralized and cross-defaulted with each other, in the event that the borrower only seeks the release of a Mortgaged Property under one or more but not all of the loans, then, in addition to delivering a defeasance deposit sufficient for all remaining payments which would have been due under the loan or loans being defeased and meeting certain debt service coverage ratios and loan-to-value ratio tests, the borrower is also obligated to partially defease the other cross-collateralized loan or loans in the amount equal to 125% of the principal balance of the note being defeased, less the current outstanding principal balance of the note as of the defeasance date.

     Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.


CERTAIN STATE-SPECIFIC CONSIDERATIONS

     Five (5) of the Mortgaged Properties, representing 23.5% of the Cut-Off Date Pool Balance (29.5% of the Cut-Off Date Group 1 Balance), are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

     Fifteen (15) of the Mortgaged Properties, representing 20.7% of the Cut-Off Date Pool Balance (13 Mortgage Loans in Loan Group 1 or 22.8% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 12.3% of the Cut-Off Date Group 2 Balance), are located in Florida. Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale. Florida does not have a "one action rule" or "anti-deficiency legislation." Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale. In certain circumstances, the lender may have a receiver appointed.


ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A Phase I environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans, except in the case of 1 Mortgaged Property securing 1 Mortgage Loan, representing 0.02% of the Cut-Off Date Pool Balance (0.03% of the Cut-Off Date Group 1 Balance), in which case an environmental transaction screen was received rather than an assessment being performed. Phase I environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a Phase II environmental site assessment as recommended by such Phase I assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party.

     Engineering Assessments. In connection with the origination of all of the Mortgage Loans, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 110% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 2 Mortgaged Properties securing 2 Mortgage Loans, representing 5.6% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 2.7% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 17.2% of the Cut-Off Date Group 2 Balance), are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. The Mortgaged Properties for 3 Mortgage Loans, including the Mortgaged Properties described above, representing 6.4% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 1 or 3.6% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 17.2% of the Cut-Off Date Group 2 Balance) have earthquake insurance in place.


CO-LENDER LOANS

     General. Two (2) Mortgage Loans (loan number 1, the "11 Madison Avenue Loan" and loan number 3, the "Starrett-Lehigh Building Loan") originated by Wachovia Bank, National Association are each evidenced by one of two or more notes each secured by a single mortgage and a single assignment of leases and rents. The 11 Madison Avenue Loan is part of a split loan structure where three
(3) companion loans that are part of this split loan structure are pari passu in right of entitlement to payment with the 11 Madison Avenue Loan (the "11 Madison Avenue Pari Passu Loans") and three (3) companion loans that are part of this split loan structure are subordinate in their right of entitlement to payment with the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans (the "11 Madison Avenue Subordinate Loans" and, together with the 11 Madison Avenue Pari Passu Loans, the "11 Madison Avenue Companion Loans"). The 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans are referred to collectively herein as the "11 Madison Avenue Senior Loans". The 11 Madison Avenue Companion Loans and the 11 Madison Avenue Loan are referred to collectively herein as the "11 Madison Avenue Whole Loan". None of the 11 Madison Avenue Companion Loans are included in the trust. The 11 Madison Avenue Loan has a Cut-Off Date Balance of $143,333,333, representing 11.1% of the Cut-Off Date Pool Balance (13.9% of the Cut-Off Date Group 1 Balance).

     The Starrett-Lehigh Building Loan is part of a split loan structure where one (1) companion loan that is part of this split loan structure is pari passu in right of entitlement to payment with the Starrett-Lehigh Building Loan (the "Starrett-Lehigh Building Pari Passu Loan" and, together with the 11 Madison Avenue Pari Passu Loans, the "Pari Passu Companion Loans" ) and one (1) companion loan that is part of this split loan structure is subordinate in its right of entitlement to payment with the Starrett-Lehigh Building Loan and the Starrett-Lehigh Building Pari Passu Loan (the "Starrett-Lehigh Building Subordinate Loan" and, together with the Starrett-Lehigh Building Pari Passu Loan, the "Starrett-Lehigh Building Companion Loans"). The Starrett-Lehigh Building Loan and the Starrett-Lehigh Building Pari Passu Loan are referred to collectively herein as the "Starrett-Lehigh Building Senior Loans". The Starrett-Lehigh Building Companion Loans and the Starrett-Lehigh Building Loan are referred to collectively herein as the "Starrett-Lehigh Building Whole Loan". The Starrett-Lehigh Building Loan has a Cut-Off Date Balance of $100,000,000, representing 7.8% of the Cut-Off Date Pool Balance (9.7% of the Cut-Off Date Group 1 Balance). The Starrett-Lehigh Building Subordinate Loan will be included in the trust and has a Cut-Off Date Balance of $24,000,000, however, the Starrett-Lehigh Building Subordinate Loan will support only the Class SL Certificates. The Starrett-Lehigh Building Pari Passu Loan will not be included in the Trust. Amounts allocated to the Starrett-Lehigh Building Subordinate Loan will not be part of the funds available for distributions to holder of the other Certificates as more fully described herein. See "--Starrett-Lehigh Building Loan" below.

     One (1) Mortgage Loan (loan number 30, the "Cedarbrook Apartments Loan" and, together with the 11 Madison Avenue Loan and the Starrett-Lehigh Building Loan, the "Co-Lender Loans") is represented by the senior note of two notes. The related subordinate companion loan (the "Cedarbrook Apartments Subordinate Loan") is not part of the Trust Fund. The Cedarbrook Apartments Subordinate Loan, the 11 Madison Avenue Companion Loans and the Starrett-Lehigh Building Companion Loans are referred to hereunder as the "Companion Loans". The 11 Madison Avenue Subordinate Loans and the Cedarbrook Apartments Subordinate Loan are collectively referred to herein as the "Non-Trust Subordinate Companion Loans". The Non-Trust Subordinate Companion Loans, together with the Starrett Lehigh Subordinate Loan are referred to collectively herein as the "Subordinate Companion Loans". The Cedarbrook Apartments Subordinate Loan and the Cedarbrook Apartments Loan are referred to collectively herein as the "Cedarbrook Apartments Whole Loan".

     Wachovia Bank, National Association is the holder of the 11 Madison Avenue Pari Passu Loans, at least one of the 11 Madison Avenue Subordinate Loans and the Starrett-Lehigh Building Pari Passu Loan. The Cedarbrook Apartments Subordinate Loan and the other 11 Madison Avenue Subordinate Loans are held by entities not affiliated with the Mortgage Loan Sellers. The Starrett-Lehigh Building Subordinate Loan will be held by the trust.

     With respect to the 11 Madison Avenue Loan, the terms of an intercreditor agreement (the "11 Madison Avenue Intercreditor Agreement") provide that the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans are of equal priority with each other and no portion of any of these loans will have priority or preference over the other and that the 11 Madison Avenue Subordinate Loans are subordinate in certain respects to the 11 Madison Avenue Senior Loans. With respect to the Starrett-Lehigh Building Loan, the terms of an intercreditor agreement (the "Starrett-Lehigh Building Intercreditor Agreement") provide that the Starrett-Lehigh Building Loan and the Starrett-Lehigh Building Pari Passu Loan are of equal priority with each other and no portion of either loan will have priority or preference over the other and that the Starrett-Lehigh Building Subordinate Loan is subordinate in certain respects to the Starrett-Lehigh Building Loan and the Starrett-Lehigh Building Pari Passu Loan. With respect to the Cedarbrook Apartments Loan under the terms of the related intercreditor and servicing agreements among noteholders (the "Cedarbrook Apartments Intercreditor Agreement" and, collectively with the 11 Madison Avenue Intercreditor Agreement and the Starrett-Lehigh Building Intercreditor Agreement, the "Intercreditor Agreements") the holder of the Cedarbrook Apartments Subordinate Loan has agreed to subordinate its interest in certain respects to the Cedarbrook Apartments Loan.

     The following table presents certain information with respect to the Co-Lender Loans:


                                CO-LENDER LOANS

                                            ORIGINAL
                                           PRINCIPAL
                                            BALANCE      PRINCIPAL BALANCE                         COMBINED     COMBINED
                                          OF MORTGAGE        OF SENIOR       PRINCIPAL BALANCE   UNDERWRITTEN   ORIGINAL
             MORTGAGE LOAN                    LOAN           COMPONENTS        OF WHOLE LOAN         DSCR         LTV
--------------------------------------- --------------- ------------------- ------------------- -------------- ---------
11 Madison Avenue Loan ................  $143,333,333   $430,000,000            $515,000,000          1.20x       76.3%
Starrett-Lehigh Building Loan .........  $100,000,000   $160,000,000            $184,000,000          1.81x       52.6%
Cedarbrook Apartments Loan ............  $ 10,150,000          N/A              $ 10,800,000          1.12x       83.1%

   11 Madison Avenue Loan

     Servicing Provisions of the 11 Madison Avenue Intercreditor
Agreement. Pursuant to the terms of the 11 Madison Avenue Intercreditor Agreement, the 11 Madison Avenue Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The 11 Madison Avenue Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 11 Madison Avenue Whole Loan will be allocated first, to the holders of the 11 Madison Avenue Subordinate Loans and thereafter, pro rata and pari passu, to the 11 Madison Avenue Senior Loans.

     With respect to the 11 Madison Avenue Loan, the Master Servicer and Special Servicer will service and administer the 11 Madison Avenue Loan and each of the 11 Madison Avenue Companion Loans pursuant to the Pooling and Servicing Agreement and the 11 Madison Avenue Intercreditor Agreement for so long as the 11 Madison Avenue Loan is part of the trust. If the principal amount of any 11 Madison Avenue Subordinate Loan, less any existing related Appraisal Reduction Amount, is at least equal to 25% of the original principal amount of such 11 Madison Avenue Subordinate Loan, the holder of such 11

Madison Avenue Companion Loan, or an advisor on its behalf, will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the 11 Madison Avenue Loan. However, no advice or direction may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     In the event of certain defaults under the 11 Madison Avenue Loan or any of the 11 Madison Avenue Companion Loans, the holders of the 11 Madison Avenue Subordinate Loans will be entitled to (i) cure such default within five (5) business days of receipt of notice from the Master Servicer with respect to monetary defaults and within twenty (20) days (which twenty-day period may be extended by up to two (2) additional five-day periods) of receipt of notice from the Master Servicer with respect to non-monetary defaults and/or (ii) purchase the 11 Madison Avenue Loan from the trust after the expiration of the cure period subject to the conditions contained in the 11 Madison Avenue Intercreditor Agreement. Upon exercising its right to purchase the 11 Madison Avenue Loan, such purchasing holder of an 11 Madison Avenue Subordinate Loan will also be required to purchase all of the 11 Madison Avenue Companion Loans senior to the 11 Madison Avenue Subordinate Loan held by such holder. The purchase price will generally equal the unpaid aggregate principal balance of the 11 Madison Avenue Companion Loans being purchased, together with all unpaid interest thereon (other than default interest) at the related mortgage rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the 11 Madison Avenue Loan is responsible; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance, include any Prepayment Premium, late payment charge, default interest or exit fees or include any Liquidation Fee or Workout Fee payable to the Special Servicer pursuant to the Pooling and Servicing Agreement but shall include, in the event the purchase price is being calculated in connection with the purchase of REO Property, any and all costs and expenses incurred by the trust during the time it owned the Mortgaged Property, net of all cash receipts from the Mortgaged Property actually received by the trust during such period, and any and all costs and expenses incurred by the trust in connection with the transfer of the Mortgaged Property to such purchasing holder, including, without limitation, reasonable attorneys fees and expenses, and any transfer or gains or similar taxes and fees paid in connection with such transfer. No prepayment consideration will be payable in connection with such a purchase of the 11 Madison Avenue Whole Loan.

     Application of Payments. Pursuant to the 11 Madison Avenue Intercreditor Agreement, to the extent described below: (a) the right of the holders of the 11 Madison Avenue Pari Passu Loans to receive payments with respect to the applicable Companion Loans are pari passu to the rights of the trust to receive payments with respect to the 11 Madison Avenue Loan; and (b) the right of the holders of the 11 Madison Avenue Subordinate Loans to receive payments with respect to the applicable Companion Loans are subordinated to the rights of the trust to receive payments with respect to the 11 Madison Avenue Loan. Prior to the occurrence of an event of default with respect to the 11 Madison Avenue Loan or prior to a Servicing Transfer Event related to the 11 Madison Avenue Loan, after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 11 Madison Avenue Loan or the 11 Madison Avenue Companion Loans, all payments and proceeds (of whatever nature) received with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Companion Loans will be paid first, pro rata, between the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to interest due with respect to the 11 Madison Avenue Loan and 11 Madison Avenue Pari Passu Loans; second, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to the principal payments received, if any, with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans; third, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to any unreimbursed realized losses, if any, with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans; fourth, to the holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan in respect of the 11 Madison Avenue Senior Loans; fifth, to certain holders of the 11 Madison Avenue Subordinate Loans, in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan, (ii) the principal payments received with respect to such 11 Madison Avenue Subordinate Loan, if any, and
(iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; sixth, to certain holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan in respect of certain other 11 Madison Avenue Subordinate Loans; seventh, to certain holders of the 11 Madison Avenue Subordinate Loans (other than the holders receiving payments pursuant to clause fifth above), in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan (ii) the principal payments received with respect to such 11 Madison Avenue Subordinate Loan, if any, and (iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; eighth, to certain holders of the 11 Madison Avenue Subordinate Loans, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan in respect of certain other 11 Madison Avenue Subordinate Loans; ninth, to certain holders of the 11 Madison Avenue Subordinate Loans (other than the holders receiving payments pursuant to clause fifth and seventh above), in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan, (ii) the principal payments received with respect to such 11 Madison Avenue Subordinate Loan, if any, and (iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; tenth, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to default interest, if any, with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans; eleventh, to certain holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to default interest, if any, with respect to such 11 Madison Avenue Subordinate Loan; twelfth, pro rata, among the trust, the holders of the 11 Madison Avenue Pari Passu Loans and the holders of the 11 Madison Avenue Subordinate Loans, in an amount equal to any prepayment premiums; thirteenth, to the holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to unreimbursed costs and expenses, if any, with respect to the 11 Madison Avenue Whole Loan; and fourteenth, pro rata, among the trust, the holders of the 11 Madison Avenue Pari Passu Loans and the holders of the 11 Madison Avenue Subordinate Loans, any excess.

     Following the occurrence and during the continuance of an event of default with respect to the 11 Madison Avenue Loan or such mortgage loan becoming a specially serviced mortgage loan pursuant to the 11 Madison Avenue Intercreditor Agreement, and subject to the right to purchase the 11 Madison Avenue Loan from the trust by the holders of the 11 Madison Avenue Subordinate Loans, after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 11 Madison Avenue Loan and each of the 11 Madison Avenue Companion Loans, all payments and proceeds (of whatever nature) on the 11 Madison Avenue Loan and the 11 Madison Avenue Companion Loans will be paid first, pro rata, between the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to interest due with respect to the 11 Madison Avenue Loan and 11 Madison Avenue Pari Passu Loans; second, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to the principal balance of such loans until paid in full; third, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to any unreimbursed realized losses, if any, with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans; fourth, to the holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan; fifth, to certain holders of the 11 Madison Avenue Subordinate Loans, in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan, (ii) the principal balance until paid in full, and (iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; sixth, to certain holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan in respect of certain other 11 Madison Avenue Subordinate Loans; seventh, to certain holders of the 11 Madison Avenue Subordinate Loans (other than the holders receiving payments pursuant to clause fifth above), in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan, (ii) the principal balance until paid in full, and (iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; eighth, to certain holders of the 11 Madison Avenue Subordinate

Loans, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan in respect of certain other 11 Madison Avenue Subordinate Loans; ninth, to certain holders of the 11 Madison Avenue Subordinate Loans (other than the holders receiving payments pursuant to clause fifth and seventh above), in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan, (ii) the principal balance until paid in full, and (iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; tenth, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to default interest, if any, with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans; eleventh, to certain holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to default interest, if any, with respect to such 11 Madison Avenue Subordinate Loan; twelfth, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans in an amount equal to any prepayment premiums payable with respect to the 11 Madison Avenue Senior Loans; thirteenth, to certain holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to any prepayment premiums payable with respect to such 11 Madison Avenue Subordinate Loans; fourteenth, to the holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to unreimbursed costs and expenses, if any, with respect to the 11 Madison Avenue Whole Loan; and fifteenth, pro rata, among the trust, the holders of the 11 Madison Avenue Pari Passu Loans and the holders of the 11 Madison Avenue Subordinate Loans, any excess.

   Starrett-Lehigh Building Loan

     Servicing Provisions of the Starrett-Lehigh Building Intercreditor Agreement. Pursuant to the terms of the Starrett-Lehigh Building Intercreditor Agreement, the Starrett-Lehigh Building Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable. The Starrett-Lehigh Building Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Starrett-Lehigh Building Whole Loan will be allocated first, to the holder of the Starrett-Lehigh Building Subordinate Loan and thereafter, to the Starrett-Lehigh Building Senior Loans, pro rata and pari passu.

     Prior to a Starrett-Lehigh Building Control Appraisal Period, the holder of the Starrett-Lehigh Building Subordinate Loan will have the right to consult with and advise the Special Servicer with respect to the Starrett-Lehigh Building Whole Loan; following the occurrence and during the continuance of a Starrett-Lehigh Building Control Appraisal Period, the holder of the Starrett-Lehigh Building Loan and the Starrett-Lehigh Building Pari Passu Loan will have such rights. The holders of the Class SL Certificates will be entitled to exercise the rights and powers granted to the Starrett-Lehigh Building Subordinate Noteholder. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement. A "Starrett-Lehigh Building Control Appraisal Period" will exist if, and for so long as, the initial principal balance of the Starrett-Lehigh Building Subordinate Loan (minus (i) the sum of any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Starrett-Lehigh Building Subordinate Loan after the Cut-Off Date, (ii) any Appraisal Reduction Amount for the Starrett-Lehigh Building Subordinate Loan and (iii) Realized Losses with respect to the Starrett-Lehigh Building Subordinate Loan) is less than 25% of its initial principal balance.

     In the event that the Starrett-Lehigh Building Loan is in default, the majority holder of the Class SL Certificates will have an option (the "Starrett-Lehigh Building Purchase Option") to purchase the Starrett-Lehigh Building Loan together with the Starrett-Lehigh Building Pari Passu Loan from the Trust Fund and the Trust Fund holding the Starrett-Lehigh Building Pari Passu Loan at a price (the "Starrett-Lehigh Building Loan Option Price") generally equal to the unpaid principal balance of the Starrett-Lehigh Building Whole Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances, together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the Starrett-Lehigh Building Whole Loan whether paid or unpaid and any other expenses relating to the Starrett-Lehigh Building Whole Loan. If the majority holder of the Class SL Certificates fails to exercise this option within the time period set forth in the Pooling and Servicing Agreement, certain other parties may have the right to exercise the related Starrett-Lehigh Building Loan Purchase Option as described under "SERVICING OF THE MORTGAGE LOANS-- Defaulted Mortgage Loans; REO Properties; Purchase Option" in this prospectus supplement.

     Application of Payments. Under the terms of the Starrett-Lehigh Building Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Starrett-Lehigh Building Whole Loan (or, if such a default has occurred, but the majority holder of the Class SL Certificates has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Starrett-Lehigh Building Whole Loan will generally be paid in the following manner: first, each holder of the Starrett-Lehigh Building Loan and the Starrett-Lehigh Building Pari Passu Loan will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata; second, any scheduled principal payments will be paid to each of the holders of the Starrett-Lehigh Building Loan and the Starrett-Lehigh Building Pari Passu Loan, pro rata, based on the principal balance of the Starrett-Lehigh Building Loan, the Starrett-Lehigh Building Pari Passu Loan and the Starrett-Lehigh Building Subordinate Loan; third, the holder of the Starrett-Lehigh Building Subordinate Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate; fourth, any remaining scheduled principal payments will be paid to the Starrett-Lehigh Building Subordinate Loan, pro rata, based on the principal balance of the Starrett-Lehigh Building Loan, the Starrett-Lehigh Building Pari Passu Loan and the Starrett-Lehigh Building Subordinate Loan; fifth, any unscheduled principal payments will be paid to the Starrett-Lehigh Building Loan, the Starrett-Lehigh Building Pari Passu Loan and the Starrett-Lehigh Building Subordinate Loan, pro rata, based on the principal balance of each such loan, first to the Starrett-Lehigh Building Senior Loans and then to the Starrett-Lehigh Building Subordinate Loan; sixth, any prepayment premium that are allocable to the Starrett-Lehigh Building Loan and the Starrett-Lehigh Building Pari Passu Loan on the one hand, and the Starrett-Lehigh Building Subordinate Loan on the other hand, to the extent actually paid by the borrower, will be paid first to the trust and the holder of the Starrett-Lehigh Building Pari Passu Loan, pro rata, and then to the holder of the Starrett-Lehigh Building Subordinate Loan, pro rata; seventh, any default interest (in excess of the interest paid in accordance with clauses first and third above) will be paid to each of the holders of the Starrett-Lehigh Building Loan, the Starrett-Lehigh Building Pari Passu Loan and the Starrett-Lehigh Building Subordinate Loan, on a pro rata basis in accordance with the respective principal balance of each loan, first to each holder of the Starrett-Lehigh Building Loan and the Starrett-Lehigh Building Pari Passu Loan and then to the holder of the Starrett-Lehigh Building Subordinate Loan; eighth, the holder of the Starrett-Lehigh Building Subordinate Loan will receive the amount of any unreimbursed cure payments made by such holder; and ninth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through eighth above, such amount will be paid to each of the holders of the Starrett-Lehigh Building Loan, the Starrett-Lehigh Building Pari Passu Loan and the Starrett-Lehigh Building Subordinate Loan on a pro rata basis in accordance with the respective initial principal balance of each loan, first to each holder of the Starrett-Lehigh Building Loan and the Starrett-Lehigh Building Pari Passu Loan and then to the holder of the Starrett-Lehigh Building Subordinate Loan.

     Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Starrett-Lehigh Building Whole Loan (unless the Starrett-Lehigh Building Operating Advisor has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, liquidation proceeds and other collections with respect to the Starrett-Lehigh Building Whole Loan will generally be applied in the following manner: first, each holder of the Starrett-Lehigh Building Loan and the Starrett-Lehigh Building Pari Passu Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata; second, any scheduled principal payments will be paid to each holder of the Starrett-Lehigh Building Loan and the Starrett-Lehigh Building Pari Passu Loan, pro rata, based on the principal balance of each such loan; third, the holder of the Starrett-Lehigh Building Subordinate Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate; fourth, any remaining principal payments will be paid to each holder of the Starrett-Lehigh Building Loan and the Starrett-Lehigh Building Pari Passu Loan, pro rata, until the principal balance of the related loan is reduced to zero; fifth, the holder of the Starrett-Lehigh Building Subordinate Loan will receive an amount up to its principal balance, until such principal has been paid in full; sixth, if the proceeds of any foreclosure sale or any liquidation of the Starrett-Lehigh Building Whole Loan or the Starrett-Lehigh Building Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing

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clauses first through fifth and, as a result of a workout, the principal balance of either the Starrett-Lehigh Building Loan and the Starrett-Lehigh Building Pari Passu Loan on the one hand, and the Starrett-Lehigh Building Subordinate Loan on the other hand have been reduced, such excess amount will first be paid to the trust and the holder of the Starrett-Lehigh Building Pari Passu Loan, pro rata, in an amount up to the reduction, if any, of the respective principal balance as a result of such workout, and then to the holder of the Starrett-Lehigh Building Subordinate Loan in an amount up to the reduction, if any, of its principal balance as a result of such workout; seventh, any prepayment premium that are allocable to the Starrett-Lehigh Building Loan and the Starrett-Lehigh Building Pari Passu Loan on the one hand, and the Starrett-Lehigh Building Subordinate Loan on the other hand, to the extent actually paid by the borrower, will be paid first to the trust and the holder of the Starrett-Lehigh Building Pari Passu Loan, pro rata, and then to the holder of the Starrett-Lehigh Building Subordinate Loan, respectively; eighth, any default interest in excess of the interest paid in accordance with clauses first and third above, will be paid first to the holder of the Starrett-Lehigh Building Loan and the Starrett-Lehigh Building Pari Passu Loan, pro rata, and then to the holder of the Starrett-Lehigh Building Subordinate Loan, based on the total amount of default interest then owing to each such party; ninth, the holder of the Starrett-Lehigh Building Subordinate Loan will receive the amount of any unreimbursed cure payments made by such holder; and tenth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through ninth or the proceeds of any foreclosure sale or any liquidation of the Starrett-Lehigh Building Whole Loan or the Starrett- Lehigh Building Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through ninth, such amount will generally be paid, pro rata, first to the holders of the Starrett-Lehigh Building Loan and Starrett-Lehigh Building Pari Passu Loan (on a pro rata basis) on the one hand, and then to the holder of the Starrett-Lehigh Building Subordinate Loan on the other hand, in accordance with the respective initial principal balances of each loan.


   Cedarbrook Apartments Loan

     Servicing Provisions of the Cedarbrook Apartments Intercreditor
Agreement. With respect to the Cedarbrook Apartments Loan, the Master Servicer and Special Servicer will service and administer such loan and the Cedarbrook Apartments Subordinate Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the Cedarbrook Apartments Loan is part of the trust. The Master Servicer and/or Special Servicer may not enter into amendments, modifications or extensions of a Cedarbrook Apartments Loan and the Cedarbrook Apartments Subordinate Loan without the consent of the holder of the Cedarbrook Apartments Subordinate Loan if the proposed amendment, modification or extension adversely affects the holder of the related Cedarbrook Apartments Subordinate Loan in a material manner; provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on a Cedarbrook Apartments Loan or the Cedarbrook Apartments Subordinate Loan becomes 90 or more days delinquent, (ii) the principal balance of such Cedarbrook Apartments Loan or the Cedarbrook Apartments Subordinate Loan has been accelerated, (iii) the principal balance of such Cedarbrook Apartments Loan or the Cedarbrook Apartments Subordinate Loan is not paid at maturity, (iv) the borrower declares bankruptcy or (v) any other event where the cash flow payment under a Cedarbrook Apartments Subordinate Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the Cedarbrook Apartments Subordinate Loan will be entitled to purchase the Cedarbrook Apartments Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Cedarbrook Apartments Loan, together with all unpaid interest on the Cedarbrook Apartments Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the Cedarbrook Apartments Loan is responsible. Unless the borrower or an affiliate is purchasing the Cedarbrook Apartments Loan, no prepayment consideration will be payable in connection with the purchase of the Cedarbrook Apartments Loan.

     Application of Payments. Pursuant to the related Cedarbrook Apartments Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the related Cedarbrook Apartments Loan or the Cedarbrook Apartments Subordinate Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the related Cedarbrook Apartments Subordinate Loan. Any escrow and reserve payments required in respect of such Cedarbrook Apartments Loan or the related Cedarbrook Apartments Subordinate Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of a Cedarbrook Apartments Loan or the Cedarbrook Apartments Subordinate Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the Cedarbrook Apartments Subordinate Loan to purchase the Cedarbrook Apartments Loan from the trust, all payments and proceeds (of whatever nature) on the Cedarbrook Apartments Subordinate Loan will be subordinated to all payments due on the Cedarbrook Apartments Loan and the amounts with respect to such Loan Pair will be paid first, to the Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon, second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity, third, to the trust, in an amount equal to interest due with respect to the Cedarbrook Apartments Loan; fourth, to the trust, in an amount equal to the principal balance of the Cedarbrook Apartments Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Cedarbrook Apartments Loan; sixth, to the holder of the Cedarbrook Apartments Subordinate Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Cedarbrook Apartments Subordinate Loan; seventh, to the holder of the Cedarbrook Apartments Subordinate Loan, in an amount equal to interest due with respect to the Cedarbrook Apartments Subordinate Loan, eighth, to the holder of the Cedarbrook Apartments Subordinate Loan, in an amount equal to the principal balance of the Cedarbrook Apartments Subordinate Loan until paid in full; ninth, to the holder of the Cedarbrook Apartments Subordinate Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Cedarbrook Apartments Subordinate Loan; tenth, to the trust and the holder of the Cedarbrook Apartments Subordinate Loan, in an amount equal to any unpaid default interest accrued on the Cedarbrook Apartments Loan and Cedarbrook Apartments Subordinate Loan, respectively; and eleventh, any excess, to the trust and the holder of the Cedarbrook Apartments Subordinate Loan, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the Cedarbrook Apartments Subordinate Loan is equal to zero, then based upon the initial principal balances.

     Application of Amounts Paid to Trust. On or before each distribution date, amounts payable to the trust as holder of any Co-Lender Loan pursuant to the Intercreditor Agreements will be included in the Available Distribution Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan.


MEZZANINE LOANS

     With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage Loan from the trust if certain defaults on the related Mortgage Loan occur and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower.


ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4 and A-5 to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4 and A-5, unless otherwise specified such numerical and statistical information excludes any Subordinate Companion Loans (including the Starrett-Lehigh Building Subordinate Loan). For purposes of the calculation of DSC Ratios and LTV Ratios with respect to the 11 Madison Avenue Loan and the Starrett-Lehigh Building Loan, such ratios are calculated based upon the aggregate indebtedness of such Mortgage Loan and the related Pari Passu Companion Loans (but excluding the 11 Madison Avenue Subordinate Loans and the Starrett-Lehigh Building Subordinate Loan). Certain additional information regarding the Mortgage Loans is contained under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions," in this prospectus supplement and under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES" in the accompanying prospectus.

     In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4 and A-5 to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading
"Cross-Collateralized Pool" with respect to the other Mortgage Loans with which they are cross-collateralized.

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4 and A-5:

       (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, residential health care, self-storage and office properties (each a "Rental Property"); provided, however, for purposes of calculating the DSC Ratios and DSCR (i) with respect to 22 Mortgage Loans (loan numbers 1, 2 3, 4, 7, 9, 12, 14, 17, 23, 28, 35, 41, 46, 48, 50, 54, 55,
    61, 78, 83 and 86), representing 49.5% of the Cut-Off Date Pool Balance (10 Mortgage Loans in Loan Group 1 or 48.2% of the Cut-Off Date Group 1 Balance and 12 Mortgage Loans in Loan Group 2 or 54.5% of the Cut-Off Date Group 2 Balance), where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan, the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins, and
    (ii) with respect to two Mortgage Loans (loan numbers 20 and 59), representing 1.4% of the Cut-Off Date Pool Balance (1.7% of the Cut-Off Date Group 1 Balance), the debt service used is decreased by taking into account amounts available under certain letters of credit or in cash reserves. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases or executed extension options supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Seller determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases or executed lease extension options supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then-current occupancy rates. Occupancy rates for the private health care facilities were generally within the then-current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.5% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 3.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement Reserves" below. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Sellers determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

          (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers; provided, however, that with respect to three Mortgage Loans (loan numbers 18, 20 and 59), representing 2.5% of the Cut-Off Pool Balance (3.1% of the Cut-Off Date Group 1 Balance), the related LTV ratio was reduced by taking into account amounts available under certain letters of credit or in cash reserves.

          (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers prior to the Cut-Off Date; provided, however, that with respect to 1 Mortgage Loan (loan number 59), representing 0.3% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off Date Group 1 Balance), the related LTV ratio was reduced by taking into account amounts available in certain cash reserves.

          (iv) References to "Loan per Sq. Ft., Unit, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park property), hospitality property or assisted living facility or other healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, or guest rooms, respectively that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

          (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, and (b) 0.00190%, which percentage represents the trustee fee rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

          (xi) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to "O ( )" represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to "YM ( )" represent the period for which the Yield Maintenance Charge is assessed. "3% ( )", "2% ( )" and "1% ( )" each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage
     Loan documents.

          (xii) References to "D ( )" or "Defeasance" represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

          (xiii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property and references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home park properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties.

          (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

          (xv) References to "NA" indicate that with respect to a particular category of data, that such data is not applicable.

          (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

          (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

          MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS

                                 NUMBER OF       AGGREGATE          % BY          AVERAGE         HIGHEST
                    NUMBER OF    MORTGAGED     CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE
   PROPERTY TYPE      LOANS     PROPERTIES        BALANCE       POOL BALANCE      BALANCE         BALANCE
------------------ ----------- ------------ ------------------ -------------- -------------- ----------------
Office ...........      13           13      $   565,822,244         43.9%     $ 43,524,788   $ 143,333,333
Retail ...........      52           52          376,182,513         29.2      $  7,234,279   $  80,000,000
 Retail --
  Anchored .......      38           38          318,453,013         24.7      $  8,380,342   $  80,000,000
 Retail --
  Shadow
  Anchored(3).....       6            6           34,301,892          2.7      $  5,716,982   $  11,500,000
 Retail --
  Unanchored .....       8            8           23,427,609          1.8      $  2,928,451   $   9,734,636
Multifamily ......      28           28          287,933,996         22.3      $ 10,283,357   $  45,000,000
Hospitality ......       2            2           21,492,513          1.7      $ 10,746,256   $  11,988,567
Mixed Use ........       3            3           17,537,800          1.4      $  5,845,933   $   6,750,000
Mobile Home
 Park ............       2            2           11,807,666          0.9      $  5,903,833   $   9,250,000
Industrial .......       1            1            4,738,590          0.4      $  4,738,590   $   4,738,590
Special
 Purpose(4) ......       1            1            4,584,248          0.4      $  4,584,248   $   4,584,248
                        --           --      ---------------        -----
                       102          102      $ 1,290,099,569        100.0%     $ 12,648,035   $ 143,333,333
                       ===          ===      ===============        =====

                                                 WTD. AVG.
                                                   STATED
                                    WTD. AVG.    REMAINING
                      WTD. AVG.        LTV        TERM TO    WTD. AVG.   MINIMUM   MAXIMUM   WTD. AVG.   WTD. AVG.
                    CUT-OFF DATE     RATIO AT     MATURITY      DSC        DSC       DSC     OCCUPANCY   MORTGAGE
   PROPERTY TYPE      LTV RATIO    MATURITY(1)   (MOS.)(1)     RATIO      RATIO     RATIO     RATE(2)      RATE
------------------ -------------- ------------- ----------- ----------- --------- --------- ----------- ----------
Office ...........       62.8%         56.6%        115         1.81x      1.20x     3.68x      92.3%      5.574%
Retail ...........       72.2%         63.1%        112         1.69x      1.17x     3.36x      93.3%      5.628%
 Retail --
  Anchored .......       72.2%         63.6%        113         1.74x      1.17x     3.36x      93.3%      5.557%
 Retail --
  Shadow
  Anchored(3).....       74.8%         63.5%        107         1.34x      1.22x     1.48x      94.1%      5.827%
 Retail --
  Unanchored .....       67.9%         56.2%        106         1.46x      1.21x     3.06x      92.3%      6.301%
Multifamily ......       74.9%         66.5%         97         1.31x      1.20x     2.99x      94.8%      5.494%
Hospitality ......       61.3%         47.4%        106         1.66x      1.52x     1.77x       0.0%      7.289%
Mixed Use ........       72.2%         62.0%        110         1.50x      1.44x     1.60x      88.9%      5.844%
Mobile Home
 Park ............       74.4%         65.7%        120         1.28x      1.25x     1.40x      98.6%      5.654%
Industrial .......       73.5%         57.7%        118         1.27x      1.27x     1.27x      90.9%      6.320%
Special
 Purpose(4) ......       56.6%         38.8%        118         1.78x      1.78x     1.78x     100.0%      7.070%
                         68.4%         60.7%        110         1.65x      1.17x     3.68x      93.2%      5.613%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes 2 Mortgage Loans secured by a hospitality property representing 1.7% of the Cut-Off Date Pool Balance.

(3) A Mortgaged Property is considered "shadow anchored" if it is in close proximity to an anchored property.

(4) Specifically, a Mortgaged Property where the sole tenant is a movie theater.

     MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS

                                    NUMBER OF       AGGREGATE            % BY           AVERAGE         HIGHEST
                       NUMBER OF    MORTGAGED     CUT-OFF DATE       CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
    PROPERTY TYPE        LOANS     PROPERTIES        BALANCE       GROUP 1 BALANCE      BALANCE         BALANCE
--------------------- ----------- ------------ ------------------ ----------------- -------------- ----------------
Office ..............      13          13       $   565,822,244          55.0%       $ 43,524,788   $ 143,333,333
Retail ..............      52          52           376,182,513          36.6        $  7,234,279   $  80,000,000
 Retail --
  Anchored ..........      38          38           318,453,013          31.0        $  8,380,342   $  80,000,000
 Retail --
  Shadow(3)
  Anchored ..........       6           6            34,301,892           3.3        $  5,716,982   $  11,500,000
 Retail --
  Unanchored ........       8           8            23,427,609           2.3        $  2,928,451   $   9,734,636
Multifamily .........       3           3            38,318,521           3.7        $ 12,772,840   $  15,000,000
Hospitality .........       2           2            21,492,513           2.1        $ 10,746,256   $  11,988,567
Mixed Use ...........       3           3            17,537,800           1.7        $  5,845,933   $   6,750,000
Industrial ..........       1           1             4,738,590           0.5        $  4,738,590   $   4,738,590
Special
 Purpose(4) .........       1           1             4,584,248           0.4        $  4,584,248   $   4,584,248
                           --          --       ---------------         -----
                           75          75       $ 1,028,676,428         100.0%       $ 13,715,686   $ 143,333,333
                           ==          ==       ===============         =====

                                                    WTD. AVG.
                                                      STATED
                                       WTD. AVG.    REMAINING
                         WTD. AVG.        LTV        TERM TO    WTD. AVG.   MINIMUM   MAXIMUM   WTD. AVG.   WTD. AVG.
                       CUT-OFF DATE     RATIO AT     MATURITY      DSC        DSC       DSC     OCCUPANCY   MORTGAGE
    PROPERTY TYPE        LTV RATIO    MATURITY(1)   (MOS.)(1)     RATIO      RATIO     RATIO     RATE(2)      RATE
--------------------- -------------- ------------- ----------- ----------- --------- --------- ----------- ----------
Office ..............       62.8%         56.6%    115             1.81x      1.20x     3.68x      92.3%      5.574%
Retail ..............       72.2%         63.1%    112             1.69x      1.17x     3.36x      93.3%      5.628%
 Retail --
  Anchored ..........       72.2%         63.6%    113             1.74x      1.17x     3.36x      93.3%      5.557%
 Retail --
  Shadow(3)
  Anchored ..........       74.8%         63.5%    107             1.34x      1.22x     1.48x      94.1%      5.827%
 Retail --
  Unanchored ........       67.9%         56.2%    106             1.46x      1.21x     3.06x      92.3%      6.301%
Multifamily .........       64.5%         60.0%    103             1.47x      1.21x     2.16x      94.9%      5.482%
Hospitality .........       61.3%         47.4%    106             1.66x      1.52x     1.77x       0.0%      7.289%
Mixed Use ...........       72.2%         62.0%    110             1.50x      1.44x     1.60x      88.9%      5.844%
Industrial ..........       73.5%         57.7%    118             1.27x      1.27x     1.27x      90.9%      6.320%
Special
 Purpose(4) .........       56.6%         38.8%    118             1.78x      1.78x     1.78x     100.0%      7.070%
                            66.4%         59.0%    113             1.74x      1.17x     3.68x      92.7%      5.641%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes 2 Mortgage Loans secured by a hospitality property representing 2.1% of the Cut-Off Date Group 1 Balance.

(3) A Mortgaged Property is considered "shadow anchored" if it is in close proximity to an anchored property.

(4) Specifically, a Mortgaged Property where the sole tenant is a movie theater.

     MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS




                                    NUMBER OF      AGGREGATE           % BY           AVERAGE        HIGHEST
                       NUMBER OF    MORTGAGED    CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
    PROPERTY TYPE        LOANS     PROPERTIES       BALANCE      GROUP 2 BALANCE      BALANCE        BALANCE
--------------------- ----------- ------------ ---------------- ----------------- -------------- --------------
Multifamily .........      25          25       $ 249,615,475          95.5%       $ 9,984,619    $ 45,000,000
Mobile Home
 Park ...............       2           2          11,807,666           4.5        $ 5,903,833    $  9,250,000
                           --          --       -------------         -----
                           27          27       $ 261,423,141         100.0%       $ 9,682,339    $ 45,000,000
                           ==          ==       =============         =====



                                                  WTD. AVG.
                                                   STATED
                                      WTD. AVG.   REMAINING
                         WTD. AVG.       LTV       TERM TO   WTD. AVG.   MINIMUM   MAXIMUM   WTD. AVG.   WTD. AVG.
                       CUT-OFF DATE    RATIO AT   MATURITY      DSC        DSC       DSC     OCCUPANCY   MORTGAGE
    PROPERTY TYPE        LTV RATIO    MATURITY*    (MOS.)*     RATIO      RATIO     RATIO       RATE       RATE
--------------------- -------------- ----------- ---------- ----------- --------- --------- ----------- ----------
Multifamily .........       76.4%        67.4%        96        1.29x      1.20x     2.99x      94.8%      5.496%
Mobile Home
 Park ...............       74.4%        65.7%       120        1.28x      1.25x     1.40x      98.6%      5.654%
                            76.4%        67.4%        97        1.29x      1.20x     2.99x      94.9%      5.503%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

             RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS



                                              AGGREGATE          % BY           AVERAGE
      RANGE OF CUT-OFF        NUMBER OF     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
      DATE BALANCES ($)         LOANS          BALANCE       POOL BALANCE       BALANCE
---------------------------- ----------- ------------------ -------------- ----------------
(less than)  2,000,000 .....      15      $    17,840,387          1.4%     $   1,189,359
 2,000,001 --  3,000,000 ...      12           30,166,232          2.3      $   2,513,853
 3,000,001 --  4,000,000 ...      14           49,088,943          3.8      $   3,506,353
 4,000,001 --  5,000,000 ...      11           50,360,997          3.9      $   4,578,272
 5,000,001 --  6,000,000 ...       1            5,592,000          0.4      $   5,592,000
 6,000,001 --  7,000,000 ...       5           32,319,616          2.5      $   6,463,923
 7,000,001 --  8,000,000 ...       6           45,436,641          3.5      $   7,572,774
 8,000,001 --  9,000,000 ...       3           25,805,984          2.0      $   8,601,995
 9,000,001 -- 10,000,000 ...       5           48,488,582          3.8      $   9,697,716
10,000,001 -- 15,000,000 ...      14          174,397,893         13.5      $  12,456,992
15,000,001 -- 20,000,000 ...       3           54,384,629          4.2      $  18,128,210
20,000,001 -- 25,000,000 ...       3           68,558,899          5.3      $  22,852,966
25,000,001 -- 30,000,000 ...       2           54,975,432          4.3      $  27,487,716
30,000,001 -- 35,000,000 ...       1           30,350,000          2.4      $  30,350,000
40,000,001 -- 45,000,000 ...       1           45,000,000          3.5      $  45,000,000
45,000,001 -- 50,000,000 ...       1           49,000,000          3.8      $  49,000,000
75,000,001 -- 80,000,000 ...       2          160,000,000         12.4      $  80,000,000
80,000,001 -- 143,333,333 ..       3          348,333,333         27.0      $ 116,111,111
                                  --      ---------------        -----
                                 102      $ 1,290,099,569        100.0%     $  12,648,035
                                 ===      ===============        =====

                                                                          WTD. AVG.
                                                                           STATED
                                                              WTD. AVG.   REMAINING
                                  HIGHEST        WTD. AVG.       LTV       TERM TO   WTD. AVG.   WTD. AVG.
      RANGE OF CUT-OFF         CUT-OFF DATE    CUT-OFF DATE    RATIO AT   MATURITY      DSC      MORTGAGE
      DATE BALANCES ($)           BALANCE        LTV RATIO    MATURITY*    (MOS.)*     RATIO       RATE
---------------------------- ---------------- -------------- ----------- ---------- ----------- ----------
(less than)  2,000,000 .. ..  $   1,787,500         55.3%        48.7%        83        2.46x      5.254%
 2,000,001 --  3,000,000 ...  $   2,996,872         70.2%        62.0%        97        1.83x      5.390%
 3,000,001 --  4,000,000 ...  $   3,996,344         71.3%        55.7%       112        1.48x      5.908%
 4,000,001 --  5,000,000 ...  $   4,990,423         73.0%        57.0%       117        1.42x      5.934%
 5,000,001 --  6,000,000 ...  $   5,592,000         70.8%        65.4%        81        1.40x      5.100%
 6,000,001 --  7,000,000 ...  $   6,750,000         70.4%        64.9%        90        1.75x      5.422%
 7,000,001 --  8,000,000 ...  $   7,969,565         75.4%        64.1%       104        1.35x      5.671%
 8,000,001 --  9,000,000 ...  $   8,621,669         79.7%        69.3%        99        1.26x      5.553%
 9,000,001 -- 10,000,000 ...  $  10,000,000         55.4%        47.0%       112        1.93x      6.009%
10,000,001 -- 15,000,000 ...  $  15,000,000         73.8%        65.9%        91        1.35x      5.666%
15,000,001 -- 20,000,000 ...  $  19,500,000         78.9%        68.6%       107        1.27x      5.771%
20,000,001 -- 25,000,000 ...  $  23,558,899         76.2%        66.0%       106        1.28x      5.458%
25,000,001 -- 30,000,000 ...  $  27,500,000         78.1%        70.2%        88        1.36x      5.625%
30,000,001 -- 35,000,000 ...  $  30,350,000         78.2%        65.8%       120        1.45x      5.760%
40,000,001 -- 45,000,000 ...  $  45,000,000         75.0%        66.1%       118        1.26x      5.730%
45,000,001 -- 50,000,000 ...  $  49,000,000         48.0%        48.0%       120        3.68x      4.800%
75,000,001 -- 80,000,000 ...  $  80,000,000         67.2%        63.6%       124        1.99x      5.340%
80,000,001 -- 143,333,333 ..  $ 143,333,333         62.1%        55.6%       119        1.63x      5.720%
                              $ 143,333,333         68.4%        60.7%       110        1.65x      5.613%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS



                                              AGGREGATE            % BY            AVERAGE
      RANGE OF CUT-OFF        NUMBER OF     CUT-OFF DATE       CUT-OFF DATE     CUT-OFF DATE
      DATE BALANCES ($)         LOANS          BALANCE       GROUP 1 BALANCE       BALANCE
---------------------------- ----------- ------------------ ----------------- ----------------
(less than)  2,000,000 .. ..      13      $    14,792,898           1.4%       $   1,137,915
 2,000,001 --  3,000,000 ...       7           17,078,199           1.7        $   2,439,743
 3,000,001 --  4,000,000 ...      13           45,931,979           4.5        $   3,533,229
 4,000,001 --  5,000,000 ...       7           32,694,034           3.2        $   4,670,576
 5,000,001 --  6,000,000 ...       1            5,592,000           0.5        $   5,592,000
 6,000,001 --  7,000,000 ...       4           25,669,616           2.5        $   6,417,404
 7,000,001 --  8,000,000 ...       5           37,936,641           3.7        $   7,587,328
 8,000,001 --  9,000,000 ...       2           17,184,315           1.7        $   8,592,157
 9,000,001 -- 10,000,000 ...       4           39,238,582           3.8        $   9,809,646
10,000,001 -- 15,000,000 ...       7           91,455,873           8.9        $  13,065,125
15,000,001 -- 20,000,000 ...       2           34,884,629           3.4        $  17,442,314
20,000,001 -- 25,000,000 ...       1           23,558,899           2.3        $  23,558,899
25,000,001 -- 30,000,000 ...       2           54,975,432           5.3        $  27,487,716
30,000,001 -- 35,000,000 ...       1           30,350,000           3.0        $  30,350,000
45,000,001 -- 50,000,000 ...       1           49,000,000           4.8        $  49,000,000
75,000,001 -- 80,000,000 ...       2          160,000,000          15.6        $  80,000,000
80,000,001 -- 143,333,333 ..       3          348,333,333          33.9        $ 116,111,111
                                  --      ---------------         -----
                                  75      $ 1,028,676,428         100.0%       $  13,715,686
                                  ==      ===============         =====

                                                                          WTD. AVG.
                                                                           STATED
                                                              WTD. AVG.   REMAINING
                                  HIGHEST        WTD. AVG.       LTV       TERM TO   WTD. AVG.   WTD. AVG.
      RANGE OF CUT-OFF         CUT-OFF DATE    CUT-OFF DATE    RATIO AT   MATURITY      DSC      MORTGAGE
      DATE BALANCES ($)           BALANCE        LTV RATIO    MATURITY*    (MOS.)*     RATIO       RATE
---------------------------- ---------------- -------------- ----------- ---------- ----------- ----------
(less than)  2,000,000 .. ..  $   1,787,500         58.6%        52.2%        74        2.56x      5.127%
 2,000,001 --  3,000,000 ...  $   2,996,872         62.8%        56.6%        84        2.20x      5.148%
 3,000,001 --  4,000,000 ...  $   3,996,344         70.7%        54.4%       115        1.47x      5.942%
 4,000,001 --  5,000,000 ...  $   4,990,423         70.5%        58.0%       111        1.50x      6.095%
 5,000,001 --  6,000,000 ...  $   5,592,000         70.8%        65.4%        81        1.40x      5.100%
 6,000,001 --  7,000,000 ...  $   6,750,000         68.1%        61.9%        92        1.86x      5.469%
 7,000,001 --  8,000,000 ...  $   7,969,565         74.9%        61.9%       108        1.36x      5.757%
 8,000,001 --  9,000,000 ...  $   8,592,414         79.7%        66.9%       119        1.27x      5.630%
 9,000,001 -- 10,000,000 ...  $  10,000,000         51.3%        42.7%       110        2.09x      6.091%
10,000,001 -- 15,000,000 ...  $  15,000,000         70.2%        62.4%       100        1.43x      5.860%
15,000,001 -- 20,000,000 ...  $  18,384,629         79.8%        67.5%       119        1.30x      5.866%
20,000,001 -- 25,000,000 ...  $  23,558,899         79.1%        66.8%       118        1.20x      5.820%
25,000,001 -- 30,000,000 ...  $  27,500,000         78.1%        70.2%        88        1.36x      5.625%
30,000,001 -- 35,000,000 ...  $  30,350,000         78.2%        65.8%       120        1.45x      5.760%
45,000,001 -- 50,000,000 ...  $  49,000,000         48.0%        48.0%       120        3.68x      4.800%
75,000,001 -- 80,000,000 ...  $  80,000,000         67.2%        63.6%       124        1.99x      5.340%
80,000,001 -- 143,333,333 ..  $ 143,333,333         62.1%        55.6%       119        1.63x      5.720%
                              $ 143,333,333         66.4%        59.0%       113        1.74x      5.641%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS



                                            AGGREGATE           % BY           AVERAGE
      RANGE OF CUT-OFF       NUMBER OF    CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
     DATE BALANCES ($)         LOANS         BALANCE      GROUP 2 BALANCE      BALANCE
--------------------------- ----------- ---------------- ----------------- --------------
(less than)  2,000,000 . ..       2      $   3,047,489           1.2%       $  1,523,745
 2,000,001 --  3,000,000 ..       5         13,088,033           5.0        $  2,617,607
 3,000,001 --  4,000,000 ..       1          3,156,965           1.2        $  3,156,965
 4,000,001 --  5,000,000 ..       4         17,666,964           6.8        $  4,416,741
 6,000,001 --  7,000,000 ..       1          6,650,000           2.5        $  6,650,000
 7,000,001 --  8,000,000 ..       1          7,500,000           2.9        $  7,500,000
 8,000,001 --  9,000,000 ..       1          8,621,669           3.3        $  8,621,669
 9,000,001 -- 10,000,000 ..       1          9,250,000           3.5        $  9,250,000
10,000,001 -- 15,000,000 ..       7         82,942,021          31.7        $ 11,848,860
15,000,001 -- 20,000,000 ..       1         19,500,000           7.5        $ 19,500,000
20,000,001 -- 25,000,000 ..       2         45,000,000          17.2        $ 22,500,000
40,000,001 -- 45,000,000 ..       1         45,000,000          17.2        $ 45,000,000
                                  -      -------------         -----
                                 27      $ 261,423,141         100.0%       $  9,682,339
                                 ==      =============         =====

                                                                       WTD. AVG.
                                                                        STATED
                                                           WTD. AVG.   REMAINING
                                HIGHEST       WTD. AVG.       LTV       TERM TO   WTD. AVG.   WTD. AVG.
      RANGE OF CUT-OFF       CUT-OFF DATE   CUT-OFF DATE    RATIO AT   MATURITY      DSC      MORTGAGE
     DATE BALANCES ($)          BALANCE       LTV RATIO    MATURITY*    (MOS.)*     RATIO       RATE
--------------------------- -------------- -------------- ----------- ---------- ----------- ----------
(less than)  2,000,000 . ..  $  1,747,489        39.3%        32.0%       128        1.98x      5.866%
 2,000,001 --  3,000,000 ..  $  2,994,489        79.9%        69.0%       113        1.35x      5.705%
 3,000,001 --  4,000,000 ..  $  3,156,965        79.9%        74.3%        59        1.55x      5.420%
 4,000,001 --  5,000,000 ..  $  4,800,000        77.6%        55.0%       128        1.27x      5.634%
 6,000,001 --  7,000,000 ..  $  6,650,000        79.6%        76.3%        82        1.34x      5.240%
 7,000,001 --  8,000,000 ..  $  7,500,000        78.1%        74.8%        82        1.27x      5.240%
 8,000,001 --  9,000,000 ..  $  8,621,669        79.8%        74.1%        59        1.22x      5.400%
 9,000,001 -- 10,000,000 ..  $  9,250,000        72.8%        65.4%       120        1.25x      5.660%
10,000,001 -- 15,000,000 ..  $ 13,075,815        77.7%        69.8%        82        1.26x      5.452%
15,000,001 -- 20,000,000 ..  $ 19,500,000        77.4%        70.7%        84        1.22x      5.600%
20,000,001 -- 25,000,000 ..  $ 23,500,000        74.7%        65.6%       100        1.33x      5.269%
40,000,001 -- 45,000,000 ..  $ 45,000,000        75.0%        66.1%       118        1.26x      5.730%
                             $ 45,000,000        76.4%        67.4%        97        1.29x      5.503%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

              MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS


                      NUMBER OF       AGGREGATE          % BY          AVERAGE
                      MORTGAGED     CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
       STATE         PROPERTIES        BALANCE       POOL BALANCE      BALANCE
------------------- ------------ ------------------ -------------- --------------
NY ................        5      $   303,623,333         23.5%     $ 60,724,667
FL ................       15          266,602,912         20.7      $ 17,773,527
GA ................       10          120,012,962          9.3      $ 12,001,296
CA ................        7          110,856,021          8.6      $ 15,836,574
 Southern(2) ......        5          103,250,000          8.0      $ 20,650,000
 Northern(2) ......        2            7,606,021          0.6      $  3,803,011
IL ................        5           98,586,031          7.6      $ 19,717,206
NJ ................        3           45,969,565          3.6      $ 15,323,188
NV ................        4           43,907,625          3.4      $ 10,976,906
SC ................        8           37,208,345          2.9      $  4,651,043
AZ ................        3           34,967,229          2.7      $ 11,655,743
AL ................        3           29,978,116          2.3      $  9,992,705
VA ................        2           27,188,030          2.1      $ 13,594,015
TX ................        5           22,074,536          1.7      $  4,414,907
WV ................        1           18,384,629          1.4      $ 18,384,629
MD ................        2           18,326,537          1.4      $  9,163,268
WA ................        2           17,120,419          1.3      $  8,560,210
UT ................        1           13,075,815          1.0      $ 13,075,815
IN ................        1           11,840,000          0.9      $ 11,840,000
CO ................        3           10,065,948          0.8      $  3,355,316
MN ................        2            8,635,672          0.7      $  4,317,836
AR ................        2            7,440,964          0.6      $  3,720,482
ID ................        1            6,225,000          0.5      $  6,225,000
MI ................        2            5,728,122          0.4      $  2,864,061
DC ................        1            5,592,000          0.4      $  5,592,000
OH ................        2            4,784,372          0.4      $  2,392,186
OR ................        1            3,700,000          0.3      $  3,700,000
CT ................        1            3,447,072          0.3      $  3,447,072
NM ................        2            3,008,436          0.2      $  1,504,218
MS ................        2            2,962,093          0.2      $  1,481,047
PA ................        1            2,557,666          0.2      $  2,557,666
OK ................        2            2,343,000          0.2      $  1,171,500
IA ................        1            1,747,489          0.1      $  1,747,489
KY ................        1            1,680,000          0.1      $  1,680,000
WY ................        1              459,631          0.0      $    459,631
                          --      ---------------        -----
                         102      $ 1,290,099,569        100.0%     $ 12,648,035
                         ===      ===============        =====

                                                                   WTD. AVG.
                                                                     STATED
                                                      WTD. AVG.    REMAINING
                         HIGHEST        WTD. AVG.        LTV        TERM TO    WTD. AVG.   WTD. AVG.
                      CUT-OFF DATE    CUT-OFF DATE     RATIO AT     MATURITY      DSC      MORTGAGE
       STATE             BALANCE        LTV RATIO    MATURITY(1)   (MOS.)(1)     RATIO       RATE
------------------- ---------------- -------------- ------------- ----------- ----------- ----------
NY ................  $ 143,333,333         54.3%         49.7%        119         2.09x      5.373%
FL ................  $ 105,000,000         73.6%         64.3%        110         1.39x      6.025%
GA ................  $  80,000,000         64.6%         56.6%        117         1.79x      5.428%
CA ................  $  45,000,000         69.7%         62.4%         99         1.51x      5.790%
 Southern(2) ......  $  45,000,000         70.5%         63.5%         99         1.50x      5.656%
 Northern(2) ......  $   4,584,248         58.9%         46.3%        102         1.57x      7.618%
IL ................  $  80,000,000         73.5%         71.1%        120         1.94x      5.413%
NJ ................  $  21,500,000         79.4%         66.4%        119         1.34x      5.519%
NV ................  $  12,947,490         79.0%         71.7%         73         1.27x      5.405%
SC ................  $   7,500,000         74.8%         60.6%        100         1.34x      5.353%
AZ ................  $  23,500,000         73.2%         65.8%         94         1.33x      5.517%
AL ................  $  14,877,866         79.3%         69.4%        107         1.31x      5.799%
VA ................  $  23,558,899         79.0%         66.9%        118         1.20x      5.868%
TX ................  $  15,000,000         74.8%         68.1%         83         1.46x      5.426%
WV ................  $  18,384,629         79.9%         67.8%        119         1.28x      5.970%
MD ................  $   9,734,636         74.4%         62.9%        118         1.38x      5.872%
WA ................  $  13,770,919         66.8%         63.1%         56         1.85x      5.295%
UT ................  $  13,075,815         78.1%         65.5%        118         1.20x      5.590%
IN ................  $  11,840,000         80.0%         71.4%         84         1.26x      5.410%
CO ................  $   6,750,000         71.3%         62.4%         92         1.57x      5.631%
MN ................  $   4,738,590         75.5%         61.8%        118         1.27x      6.347%
AR ................  $   4,066,964         74.9%         29.8%        185         1.25x      6.167%
ID ................  $   6,225,000         75.0%         70.7%         69         1.74x      5.320%
MI ................  $   3,445,622         67.0%         56.9%         95         2.14x      5.337%
DC ................  $   5,592,000         70.8%         65.4%         81         1.40x      5.100%
OH ................  $   2,996,872         56.3%         52.3%         74         2.34x      4.785%
OR ................  $   3,700,000         65.4%         54.8%        120         1.46x      5.620%
CT ................  $   3,447,072         70.4%         59.6%        119         1.58x      5.910%
NM ................  $   2,557,878         74.6%         57.7%        124         1.41x      6.374%
MS ................  $   1,692,093         66.2%         62.1%         70         2.33x      5.198%
PA ................  $   2,557,666         79.9%         67.1%        119         1.40x      5.630%
OK ................  $   1,215,500         55.0%         55.0%         58         3.24x      4.290%
IA ................  $   1,747,489         42.7%         32.1%        178         1.23x      6.540%
KY ................  $   1,680,000         54.2%         54.2%         58         3.36x      4.290%
WY ................  $     459,631         47.1%          0.0%        150         1.21x      8.500%
                     $ 143,333,333         68.4%         60.7%        110         1.65x      5.613%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

         MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS

                      NUMBER OF       AGGREGATE            % BY           AVERAGE
                      MORTGAGED     CUT-OFF DATE       CUT-OFF DATE    CUT-OFF DATE
       STATE         PROPERTIES        BALANCE       GROUP 1 BALANCE      BALANCE
------------------- ------------ ------------------ ----------------- --------------
NY ................     5         $   303,623,333          29.5%       $ 60,724,667
FL ................     13            234,502,912          22.8        $ 18,038,686
GA ................     6             107,927,997          10.5        $ 17,988,000
IL ................     4              95,591,541           9.3        $ 23,897,885
CA ................     5              56,606,021           5.5        $ 11,321,204
 Southern(2) ......     3              49,000,000           4.8        $ 16,333,333
 Northern(2) ......     2               7,606,021           0.7        $  3,803,011
VA ................     2              27,188,030           2.6        $ 13,594,015
NJ ................     2              24,469,565           2.4        $ 12,234,783
TX ................     5              22,074,536           2.1        $  4,414,907
AL ................     2              19,837,866           1.9        $  9,918,933
WV ................     1              18,384,629           1.8        $ 18,384,629
MD ................     2              18,326,537           1.8        $  9,163,268
WA ................     2              17,120,419           1.7        $  8,560,210
SC ................     3              12,108,345           1.2        $  4,036,115
AZ ................     2              11,467,229           1.1        $  5,733,615
CO ................     3              10,065,948           1.0        $  3,355,316
MN ................     2               8,635,672           0.8        $  4,317,836
ID ................     1               6,225,000           0.6        $  6,225,000
MI ................     2               5,728,122           0.6        $  2,864,061
DC ................     1               5,592,000           0.5        $  5,592,000
OH ................     2               4,784,372           0.5        $  2,392,186
OR ................     1               3,700,000           0.4        $  3,700,000
CT ................     1               3,447,072           0.3        $  3,447,072
AR ................     1               3,374,000           0.3        $  3,374,000
MS ................     2               2,962,093           0.3        $  1,481,047
OK ................     2               2,343,000           0.2        $  1,171,500
KY ................     1               1,680,000           0.2        $  1,680,000
WY ................     1                 459,631           0.0        $    459,631
NM ................     1                 450,558           0.0        $    450,558
                        --        ---------------         -----
                        75        $ 1,028,676,428         100.0%       $ 13,715,686
                        ==        ===============         =====

                                                                   WTD. AVG.
                                                                     STATED
                                                      WTD. AVG.    REMAINING
                         HIGHEST        WTD. AVG.        LTV        TERM TO    WTD. AVG.   WTD. AVG.
                      CUT-OFF DATE    CUT-OFF DATE     RATIO AT     MATURITY      DSC      MORTGAGE
       STATE             BALANCE        LTV RATIO    MATURITY(1)   (MOS.)(1)     RATIO       RATE
------------------- ---------------- -------------- ------------- ----------- ----------- ----------
NY ................  $ 143,333,333         54.3%         49.7%        119         2.09x      5.373%
FL ................  $ 105,000,000         73.4%         63.5%        115         1.41x      6.089%
GA ................  $  80,000,000         63.4%         55.6%        119         1.82x      5.403%
IL ................  $  80,000,000         73.3%         71.2%        120         1.96x      5.407%
CA ................  $  27,500,000         65.0%         58.9%         81         1.74x      5.860%
 Southern(2) ......  $  27,500,000         65.9%         60.9%         78         1.77x      5.587%
 Northern(2) ......  $   4,584,248         58.9%         46.3%        102         1.57x      7.618%
VA ................  $  23,558,899         79.0%         66.9%        118         1.20x      5.868%
NJ ................  $  16,500,000         79.7%         67.1%        119         1.36x      5.721%
TX ................  $  15,000,000         74.8%         68.1%         83         1.46x      5.426%
AL ................  $  14,877,866         79.9%         69.3%        119         1.33x      5.993%
WV ................  $  18,384,629         79.9%         67.8%        119         1.28x      5.970%
MD ................  $   9,734,636         74.4%         62.9%        118         1.38x      5.872%
WA ................  $  13,770,919         66.8%         63.1%         56         1.85x      5.295%
SC ................  $   7,500,000         66.5%         30.2%        138         1.45x      5.587%
AZ ................  $   7,274,045         78.1%         66.3%        119         1.34x      6.065%
CO ................  $   6,750,000         71.3%         62.4%         92         1.57x      5.631%
MN ................  $   4,738,590         75.5%         61.8%        118         1.27x      6.347%
ID ................  $   6,225,000         75.0%         70.7%         69         1.74x      5.320%
MI ................  $   3,445,622         67.0%         56.9%         95         2.14x      5.337%
DC ................  $   5,592,000         70.8%         65.4%         81         1.40x      5.100%
OH ................  $   2,996,872         56.3%         52.3%         74         2.34x      4.785%
OR ................  $   3,700,000         65.4%         54.8%        120         1.46x      5.620%
CT ................  $   3,447,072         70.4%         59.6%        119         1.58x      5.910%
AR ................  $   3,374,000         77.6%         65.8%        120         1.23x      6.030%
MS ................  $   1,692,093         66.2%         62.1%         70         2.33x      5.198%
OK ................  $   1,215,500         55.0%         55.0%         58         3.24x      4.290%
KY ................  $   1,680,000         54.2%         54.2%         58         3.36x      4.290%
WY ................  $     459,631         47.1%          0.0%        150         1.21x      8.500%
NM ................  $     450,558         44.4%          0.0%        150         1.22x      8.500%
                     $ 143,333,333         66.4%         59.0%        113         1.74x      5.641%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

         MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS



                      NUMBER OF      AGGREGATE           % BY           AVERAGE
                      MORTGAGED    CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
       STATE         PROPERTIES       BALANCE      GROUP 2 BALANCE      BALANCE
------------------- ------------ ---------------- ----------------- --------------
CA ................ 2             $  54,250,000          20.8%       $ 27,125,000
 Southern(2) ...... 2                54,250,000          20.8        $ 27,125,000
NV ................ 4                43,907,625          16.8        $ 10,976,906
FL ................ 2                32,100,000          12.3        $ 16,050,000
SC ................ 5                25,100,000           9.6        $  5,020,000
AZ ................ 1                23,500,000           9.0        $ 23,500,000
NJ ................ 1                21,500,000           8.2        $ 21,500,000
UT ................ 1                13,075,815           5.0        $ 13,075,815
GA ................ 4                12,084,965           4.6        $  3,021,241
IN ................ 1                11,840,000           4.5        $ 11,840,000
AL ................ 1                10,140,250           3.9        $ 10,140,250
AR ................ 1                 4,066,964           1.6        $  4,066,964
IL ................ 1                 2,994,489           1.1        $  2,994,489
NM ................ 1                 2,557,878           1.0        $  2,557,878
PA ................ 1                 2,557,666           1.0        $  2,557,666
IA ................ 1                 1,747,489           0.7        $  1,747,489
                    --            -------------         -----
                    27            $ 261,423,141         100.0%       $  9,682,339
                    ==            =============         =====

                                                                 WTD. AVG.
                                                                   STATED
                                                    WTD. AVG.    REMAINING
                        HIGHEST       WTD. AVG.        LTV        TERM TO    WTD. AVG.   WTD. AVG.
                     CUT-OFF DATE   CUT-OFF DATE     RATIO AT     MATURITY      DSC      MORTGAGE
       STATE            BALANCE       LTV RATIO    MATURITY(1)   (MOS.)(1)     RATIO       RATE
------------------- -------------- -------------- ------------- ----------- ----------- ----------
CA ................  $ 45,000,000        74.6%         65.9%        118         1.26x      5.718%
 Southern(2) ......  $ 45,000,000        74.6%         65.9%        118         1.26x      5.718%
NV ................  $ 12,947,490        79.0%         71.7%         73         1.27x      5.405%
FL ................  $ 19,500,000        75.3%         70.1%         74         1.25x      5.561%
SC ................  $  7,500,000        78.8%         75.2%         82         1.29x      5.240%
AZ ................  $ 23,500,000        70.8%         65.5%         82         1.33x      5.250%
NJ ................  $ 21,500,000        79.0%         65.6%        120         1.32x      5.290%
UT ................  $ 13,075,815        78.1%         65.5%        118         1.20x      5.590%
GA ................  $  4,800,000        75.1%         65.1%         97         1.55x      5.652%
IN ................  $ 11,840,000        80.0%         71.4%         84         1.26x      5.410%
AL ................  $ 10,140,250        78.0%         69.7%         83         1.27x      5.420%
AR ................  $  4,066,964        72.6%          0.0%        239         1.27x      6.280%
IL ................  $  2,994,489        79.9%         67.1%        118         1.28x      5.610%
NM ................  $  2,557,878        79.9%         67.9%        119         1.44x      6.000%
PA ................  $  2,557,666        79.9%         67.1%        119         1.40x      5.630%
IA ................  $  1,747,489        42.7%         32.1%        178         1.23x      6.540%
                     $ 45,000,000        76.4%         67.4%         97         1.29x      5.503%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

            RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS



                                           AGGREGATE          % BY          AVERAGE
                             NUMBER      CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
  RANGE OF DSC RATIOS (X)   OF LOANS        BALANCE       POOL BALANCE      BALANCE
-------------------------- ---------- ------------------ -------------- --------------
1.15 -- 1.19 .............       1     $     3,748,345          0.3%     $  3,748,345
1.20 -- 1.24 .............      13         121,024,265          9.4      $  9,309,559
1.25 -- 1.29 .............      22         229,106,317         17.8      $ 10,413,924
1.30 -- 1.34 .............       7         176,942,713         13.7      $ 25,277,530
1.35 -- 1.39 .............       6          41,199,094          3.2      $  6,866,516
1.40 -- 1.44 .............      11          80,235,166          6.2      $  7,294,106
1.45 -- 1.49 .............       8          53,084,439          4.1      $  6,635,555
1.50 -- 1.54 .............       2          14,492,900          1.1      $  7,246,450
1.55 -- 1.59 .............       6         170,390,805         13.2      $ 28,398,468
1.60 -- 1.64 .............       1           6,750,000          0.5      $  6,750,000
1.70 -- 1.74 .............       1           6,225,000          0.5      $  6,225,000
1.75 -- 1.79 .............       4          30,569,686          2.4      $  7,642,422
1.85 -- 1.89 .............       2          80,280,589          6.2      $ 40,140,294
2.05 -- 2.09 .............       2         180,000,000         14.0      $ 90,000,000
2.15 -- 2.19 .............       1          10,000,000          0.8      $ 10,000,000
2.30 -- 3.79 .............      15          86,050,250          6.7      $  5,736,683
                                --     ---------------        -----
                               102     $ 1,290,099,569        100.0%     $ 12,648,035
                               ===     ===============        =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
                                HIGHEST        WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                             CUT-OFF DATE    CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
  RANGE OF DSC RATIOS (X)       BALANCE        LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
-------------------------- ---------------- -------------- -------------- ---------- ----------- ----------
1.15 -- 1.19 .............  $   3,748,345         70.7%          0.0%         191        1.17x      5.660%
1.20 -- 1.24 .............  $  23,558,899         77.1%         67.9%          97        1.21x      5.664%
1.25 -- 1.29 .............  $  45,000,000         76.9%         66.5%         108        1.27x      5.743%
1.30 -- 1.34 .............  $ 105,000,000         75.9%         67.1%         112        1.32x      5.912%
1.35 -- 1.39 .............  $  10,589,818         75.9%         64.9%         109        1.37x      5.595%
1.40 -- 1.44 .............  $  27,500,000         73.7%         64.0%          95        1.42x      5.718%
1.45 -- 1.49 .............  $  30,350,000         75.9%         63.8%         117        1.46x      5.810%
1.50 -- 1.54 .............  $   9,503,946         67.8%         49.2%         119        1.51x      6.713%
1.55 -- 1.59 .............  $ 143,333,333         64.9%         60.0%         111        1.55x      5.352%
1.60 -- 1.64 .............  $   6,750,000         71.1%         62.2%          96        1.60x      5.480%
1.70 -- 1.74 .............  $   6,225,000         75.0%         70.7%          69        1.74x      5.320%
1.75 -- 1.79 .............  $  11,988,567         57.9%         48.2%         106        1.77x      6.421%
1.85 -- 1.89 .............  $  80,000,000         61.0%         53.6%         127        1.89x      5.370%
2.05 -- 2.09 .............  $ 100,000,000         58.0%         53.9%         120        2.08x      5.564%
2.15 -- 2.19 .............  $  10,000,000         37.0%         37.0%         120        2.16x      5.450%
2.30 -- 3.79 .............  $  49,000,000         47.7%         47.3%          98        3.44x      4.793%
                            $ 143,333,333         68.4%         60.7%         110        1.65x      5.613%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

        RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS



                                          AGGREGATE            % BY           AVERAGE
                            NUMBER      CUT-OFF DATE       CUT-OFF DATE    CUT-OFF DATE
 RANGE OF DSC RATIOS (X)   OF LOANS        BALANCE       GROUP 1 BALANCE      BALANCE
------------------------- ---------- ------------------ ----------------- --------------
1.15 -- 1.19 ............      1      $     3,748,345           0.4%       $  3,748,345
1.20 -- 1.24 ............      7           53,383,154           5.2        $  7,626,165
1.25 -- 1.29 ............     10          109,964,614          10.7        $ 10,996,461
1.30 -- 1.34 ............      4          125,292,713          12.2        $ 31,323,178
1.35 -- 1.39 ............      4           27,781,276           2.7        $  6,945,319
1.40 -- 1.44 ............      9           75,119,621           7.3        $  8,346,625
1.45 -- 1.49 ............      8           53,084,439           5.2        $  6,635,555
1.50 -- 1.54 ............      2           14,492,900           1.4        $  7,246,450
1.55 -- 1.59 ............      5          167,233,841          16.3        $ 33,446,768
1.60 -- 1.64 ............      1            6,750,000           0.7        $  6,750,000
1.70 -- 1.74 ............      1            6,225,000           0.6        $  6,225,000
1.75 -- 1.79 ............      4           30,569,686           3.0        $  7,642,422
1.85 -- 1.89 ............      2           80,280,589           7.8        $ 40,140,294
2.05 -- 2.09 ............      2          180,000,000          17.5        $ 90,000,000
2.15 -- 2.19 ............      1           10,000,000           1.0        $ 10,000,000
2.30 -- 3.79 ............     14           84,750,250           8.2        $  6,053,589
                              --      ---------------         -----
                              75      $ 1,028,676,428         100.0%       $ 13,715,686
                              ==      ===============         =====

                                                                          WTD. AVG.
                                                                           STATED
                                                                          REMAINING
                               HIGHEST        WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                            CUT-OFF DATE    CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
 RANGE OF DSC RATIOS (X)       BALANCE        LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
------------------------- ---------------- -------------- -------------- ---------- ----------- ----------
1.15 -- 1.19 ............  $   3,748,345         70.7%          0.0%         191        1.17x      5.660%
1.20 -- 1.24 ............  $  23,558,899         76.1%         64.8%         117        1.21x      5.841%
1.25 -- 1.29 ............  $  27,475,432         77.9%         66.8%         113        1.28x      5.913%
1.30 -- 1.34 ............  $ 105,000,000         76.2%         67.2%         118        1.32x      6.179%
1.35 -- 1.39 ............  $   8,591,901         75.3%         65.0%         104        1.36x      5.624%
1.40 -- 1.44 ............  $  27,500,000         73.3%         63.8%          93        1.42x      5.711%
1.45 -- 1.49 ............  $  30,350,000         75.9%         63.8%         117        1.46x      5.810%
1.50 -- 1.54 ............  $   9,503,946         67.8%         49.2%         119        1.51x      6.713%
1.55 -- 1.59 ............  $ 143,333,333         64.6%         59.8%         112        1.55x      5.351%
1.60 -- 1.64 ............  $   6,750,000         71.1%         62.2%          96        1.60x      5.480%
1.70 -- 1.74 ............  $   6,225,000         75.0%         70.7%          69        1.74x      5.320%
1.75 -- 1.79 ............  $  11,988,567         57.9%         48.2%         106        1.77x      6.421%
1.85 -- 1.89 ............  $  80,000,000         61.0%         53.6%         127        1.89x      5.370%
2.05 -- 2.09 ............  $ 100,000,000         58.0%         53.9%         120        2.08x      5.564%
2.15 -- 2.19 ............  $  10,000,000         37.0%         37.0%         120        2.16x      5.450%
2.30 -- 3.79 ............  $  49,000,000         47.9%         47.5%          99        3.44x      4.791%
                           $ 143,333,333         66.4%         59.0%         113        1.74x      5.641%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

        RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS



                                         AGGREGATE           % BY           AVERAGE
                            NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
 RANGE OF DSC RATIOS (x)   OF LOANS       BALANCE      GROUP 2 BALANCE      BALANCE
------------------------- ---------- ---------------- ----------------- --------------
1.20 -- 1.24 ............      6      $  67,641,111          25.9%       $ 11,273,519
1.25 -- 1.29 ............     12        119,141,703          45.6        $  9,928,475
1.30 -- 1.34 ............      3         51,650,000          19.8        $ 17,216,667
1.35 -- 1.39 ............      2         13,417,818           5.1        $  6,708,909
1.40 -- 1.44 ............      2          5,115,544           2.0        $  2,557,772
1.55 -- 1.59 ............      1          3,156,965           1.2        $  3,156,965
2.30 -- 3.79 ............      1          1,300,000           0.5        $  1,300,000
                              --      -------------         -----
                              27      $ 261,423,141         100.0%       $  9,682,339
                              ==      =============         =====

                                                                        WTD. AVG.
                                                                         STATED
                                                                        REMAINING
                              HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                           CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
 RANGE OF DSC RATIOS (x)      BALANCE       LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
------------------------- -------------- -------------- -------------- ---------- ----------- ----------
1.20 -- 1.24 ............  $ 19,500,000        77.9%          70.4%         81    1.22x          5.524%
1.25 -- 1.29 ............  $ 45,000,000        76.1%          66.3%        104    1.27x          5.585%
1.30 -- 1.34 ............  $ 23,500,000        75.4%          66.9%         98    1.33x          5.265%
1.35 -- 1.39 ............  $ 10,589,818        77.1%          64.9%        119    1.39x          5.534%
1.40 -- 1.44 ............  $  2,557,878        79.9%          67.5%        119    1.42x          5.815%
1.55 -- 1.59 ............  $  3,156,965        79.9%          74.3%         59    1.55x          5.420%
2.30 -- 3.79 ............  $  1,300,000        34.7%          32.0%         60    2.99x          4.960%
                           $ 45,000,000        76.4%          67.4%         97    1.29x          5.503%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                             AGGREGATE          % BY          AVERAGE
                               NUMBER      CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
   RANGE OF LTV RATIOS (%)    OF LOANS        BALANCE       POOL BALANCE      BALANCE
---------------------------- ---------- ------------------ -------------- --------------
25.01 -- 30.00 .............       2     $    10,280,589          0.8%     $  5,140,294
30.01 -- 35.00 .............       1           1,300,000          0.1      $  1,300,000
35.01 -- 40.00 .............       1          10,000,000          0.8      $ 10,000,000
40.01 -- 50.00 .............       5         151,657,678         11.8      $ 30,331,536
50.01 -- 55.00 .............      13          37,453,640          2.9      $  2,881,049
55.01 -- 60.00 .............       3           8,871,119          0.7      $  2,957,040
60.01 -- 65.00 .............       6         245,836,613         19.1      $ 40,972,769
65.01 -- 70.00 .............       7          54,139,730          4.2      $  7,734,247
70.01 -- 75.00 .............      23         265,445,446         20.6      $ 11,541,106
75.01 -- 80.00 .............      41         505,114,754         39.2      $ 12,319,872
                                  --     ---------------        -----
                                 102     $ 1,290,099,569        100.0%     $ 12,648,035
                                 ===     ===============        =====

                                                                             WTD. AVG.
                                                                              STATED
                                                                             REMAINING
                                  HIGHEST        WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                               CUT-OFF DATE    CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
   RANGE OF LTV RATIOS (%)        BALANCE        LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
---------------------------- ---------------- -------------- -------------- ---------- ----------- ----------
25.01 -- 30.00 .............  $  10,000,000         29.7%          26.0%         85        3.18x      5.688%
30.01 -- 35.00 .............  $   1,300,000         34.7%          32.0%         60        2.99x      4.960%
35.01 -- 40.00 .............  $  10,000,000         37.0%          37.0%        120        2.16x      5.450%
40.01 -- 50.00 .............  $ 100,000,000         46.4%          41.1%        121        2.58x      5.475%
50.01 -- 55.00 .............  $  11,988,567         54.4%          51.7%         75        2.62x      5.444%
55.01 -- 60.00 .............  $   4,584,248         56.8%          45.4%         97        1.96x      5.993%
60.01 -- 65.00 .............  $ 143,333,333         62.8%          56.6%        121        1.66x      5.383%
65.01 -- 70.00 .............  $  13,770,919         68.8%          56.9%        101        1.42x      5.899%
70.01 -- 75.00 .............  $  80,000,000         73.0%          65.1%        112        1.57x      5.588%
75.01 -- 80.00 .............  $ 105,000,000         78.1%          68.7%        104        1.31x      5.759%
                              $ 143,333,333         68.4%          60.7%        110        1.65x      5.613%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                          AGGREGATE            % BY           AVERAGE
                            NUMBER      CUT-OFF DATE       CUT-OFF DATE    CUT-OFF DATE
 RANGE OF LTV RATIOS (%)   OF LOANS        BALANCE       GROUP 1 BALANCE      BALANCE
------------------------- ---------- ------------------ ----------------- --------------
25.01 -- 30.00 ..........      2      $    10,280,589           1.0%       $  5,140,294
35.01 -- 40.00 ..........      1           10,000,000           1.0        $ 10,000,000
40.01 -- 50.00 ..........      4          149,910,189          14.6        $ 37,477,547
50.01 -- 55.00 ..........     13           37,453,640           3.6        $  2,881,049
55.01 -- 60.00 ..........      3            8,871,119           0.9        $  2,957,040
60.01 -- 65.00 ..........      6          245,836,613          23.9        $ 40,972,769
65.01 -- 70.00 ..........      7           54,139,730           5.3        $  7,734,247
70.01 -- 75.00 ..........     18          171,028,482          16.6        $  9,501,582
75.01 -- 80.00 ..........     21          341,156,066          33.2        $ 16,245,527
                              --      ---------------         -----
                              75      $ 1,028,676,428         100.0%       $ 13,715,686
                              ==      ===============         =====

                                                                          WTD. AVG.
                                                                           STATED
                                                                          REMAINING
                               HIGHEST        WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                            CUT-OFF DATE    CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
 RANGE OF LTV RATIOS (%)       BALANCE        LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
------------------------- ---------------- -------------- -------------- ---------- ----------- ----------
25.01 -- 30.00 ..........  $  10,000,000         29.7%          26.0%         85        3.18x      5.688%
35.01 -- 40.00 ..........  $  10,000,000         37.0%          37.0%        120        2.16x      5.450%
40.01 -- 50.00 ..........  $ 100,000,000         46.5%          41.2%        120        2.60x      5.463%
50.01 -- 55.00 ..........  $  11,988,567         54.4%          51.7%         75        2.62x      5.444%
55.01 -- 60.00 ..........  $   4,584,248         56.8%          45.4%         97        1.96x      5.993%
60.01 -- 65.00 ..........  $ 143,333,333         62.8%          56.6%        121        1.66x      5.383%
65.01 -- 70.00 ..........  $  13,770,919         68.8%          56.9%        101        1.42x      5.899%
70.01 -- 75.00 ..........  $  80,000,000         72.9%          66.0%        115        1.73x      5.583%
75.01 -- 80.00 ..........  $ 105,000,000         77.8%          68.0%        110        1.32x      5.911%
                           $ 143,333,333         66.4%          59.0%        113        1.74x      5.641%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                         AGGREGATE           % BY           AVERAGE
                            NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
 RANGE OF LTV RATIOS (%)   OF LOANS       BALANCE      GROUP 2 BALANCE      BALANCE
------------------------- ---------- ---------------- ----------------- --------------
30.01 -- 35.00 ..........      1      $   1,300,000           0.5%       $  1,300,000
40.01 -- 50.00 ..........      1          1,747,489           0.7        $  1,747,489
70.01 -- 75.00 ..........      5         94,416,964          36.1        $ 18,883,393
75.01 -- 80.00 ..........     20        163,958,688          62.7        $  8,197,934
                              --      -------------         -----
                              27      $ 261,423,141         100.0%       $  9,682,339
                              ==      =============         =====

                                                                        WTD. AVG.
                                                                         STATED
                                                                        REMAINING
                              HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                           CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
 RANGE OF LTV RATIOS (%)      BALANCE       LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
------------------------- -------------- -------------- -------------- ---------- ----------- ----------
30.01 -- 35.00 ..........  $  1,300,000        34.7%          32.0%         60    2.99x          4.960%
40.01 -- 50.00 ..........  $  1,747,489        42.7%          32.1%        178    1.23x          6.540%
70.01 -- 75.00 ..........  $ 45,000,000        73.2%          63.4%        106    1.28x          5.597%
75.01 -- 80.00 ..........  $ 21,500,000        78.8%          70.3%         91    1.28x          5.442%
                           $ 45,000,000        76.4%          67.4%         97    1.29x          5.503%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE



                                                AGGREGATE          % BY          AVERAGE
   RANGE OF MATURITY DATE LTV     NUMBER      CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
          RATIOS (%)*            OF LOANS        BALANCE       POOL BALANCE      BALANCE
------------------------------- ---------- ------------------ -------------- --------------
 0.00 --  5.00 ................       5     $     9,006,086          0.7%     $  1,801,217
20.01 -- 30.00 ................       1          10,000,000          0.8      $ 10,000,000
30.01 -- 40.00 ................       5         117,631,737          9.1      $ 23,526,347
40.01 -- 50.00 ................       6          82,489,888          6.4      $ 13,748,315
50.01 -- 55.00 ................      16         127,146,076          9.9      $  7,946,630
55.01 -- 60.00 ................      10         179,152,569         13.9      $ 17,915,257
60.01 -- 65.00 ................      12          76,310,979          5.9      $  6,359,248
65.01 -- 70.00 ................      32         466,722,464         36.2      $ 14,585,077
70.01 -- 75.00 ................      12         208,089,772         16.1      $ 17,340,814
75.01 -- 80.00 ................       3          13,550,000          1.1      $  4,516,667
                                     --     ---------------        -----
                                    102     $ 1,290,099,569        100.0%     $ 12,648,035
                                    ===     ===============        =====

                                                                                WTD. AVG.
                                                                                 STATED
                                                                                REMAINING
                                     HIGHEST        WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
   RANGE OF MATURITY DATE LTV     CUT-OFF DATE    CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
          RATIOS (%)*                BALANCE        LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
------------------------------- ---------------- -------------- -------------- ---------- ----------- ----------
 0.00 --  5.00 ................  $   4,066,964         67.7%          0.0%         206        1.24x      6.303%
20.01 -- 30.00 ................  $  10,000,000         29.8%         26.7%          84        3.22x      5.620%
30.01 -- 40.00 ................  $ 100,000,000         45.2%         38.0%         120        2.07x      5.787%
40.01 -- 50.00 ................  $  49,000,000         53.9%         47.0%         116        2.82x      5.578%
50.01 -- 55.00 ................  $  80,000,000         60.1%         53.7%         113        2.08x      5.216%
55.01 -- 60.00 ................  $ 143,333,333         65.0%         58.9%         118        1.53x      5.485%
60.01 -- 65.00 ................  $  13,318,521         72.8%         62.5%         112        1.38x      5.729%
65.01 -- 70.00 ................  $ 105,000,000         76.8%         66.9%         111        1.32x      5.808%
70.01 -- 75.00 ................  $  80,000,000         76.4%         73.1%          89        1.61x      5.395%
75.01 -- 80.00 ................  $   6,650,000         79.5%         75.9%          82        1.30x      5.240%
                                 $ 143,333,333         68.4%         60.7%         110        1.65x      5.613%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

  RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE

                                             AGGREGATE            % BY           AVERAGE
 RANGE OF MATURITY DATE LTV    NUMBER      CUT-OFF DATE       CUT-OFF DATE    CUT-OFF DATE
         RATIOS (%)*          OF LOANS        BALANCE       GROUP 1 BALANCE      BALANCE
---------------------------- ---------- ------------------ ----------------- --------------
 0.00 --  5.00 .............      4      $     4,939,123           0.5%       $  1,234,781
20.01 -- 30.00 .............      1           10,000,000           1.0        $ 10,000,000
30.01 -- 40.00 .............      3          114,584,248          11.1        $ 38,194,749
40.01 -- 50.00 .............      6           82,489,888           8.0        $ 13,748,315
50.01 -- 55.00 .............     16          127,146,076          12.4        $  7,946,630
55.01 -- 60.00 .............     10          179,152,569          17.4        $ 17,915,257
60.01 -- 65.00 .............     11           65,721,161           6.4        $  5,974,651
65.01 -- 70.00 .............     20          315,918,365          30.7        $ 15,795,918
70.01 -- 75.00 .............      4          128,725,000          12.5        $ 32,181,250
                                 --      ---------------         -----
                                 75      $ 1,028,676,428         100.0%       $ 13,715,686
                                 ==      ===============         =====

                                                                             WTD. AVG.
                                                                              STATED
                                                                             REMAINING
                                  HIGHEST        WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
 RANGE OF MATURITY DATE LTV    CUT-OFF DATE    CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
         RATIOS (%)*              BALANCE        LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
---------------------------- ---------------- -------------- -------------- ---------- ----------- ----------
 0.00 --  5.00 .............  $   3,748,345         63.7%          0.0%         180        1.22x      6.322%
20.01 -- 30.00 .............  $  10,000,000         29.8%         26.7%          84        3.22x      5.620%
30.01 -- 40.00 .............  $ 100,000,000         45.4%         38.2%         120        2.07x      5.785%
40.01 -- 50.00 .............  $  49,000,000         53.9%         47.0%         116        2.82x      5.578%
50.01 -- 55.00 .............  $  80,000,000         60.1%         53.7%         113        2.08x      5.216%
55.01 -- 60.00 .............  $ 143,333,333         65.0%         58.9%         118        1.53x      5.485%
60.01 -- 65.00 .............  $  13,318,521         72.2%         62.4%         110        1.38x      5.779%
65.01 -- 70.00 .............  $ 105,000,000         77.4%         67.2%         113        1.33x      5.935%
70.01 -- 75.00 .............  $  80,000,000         74.7%         73.2%         100        1.83x      5.375%
                              $ 143,333,333         66.4%         59.0%         113        1.74x      5.641%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

  RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE

                                             AGGREGATE           % BY           AVERAGE
  RANGE OF MATURITY DATE LTV    NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
         RATIOS (%)*           OF LOANS       BALANCE      GROUP 2 BALANCE      BALANCE
----------------------------- ---------- ---------------- ----------------- --------------
 0.00 --  5.00 ..............      1      $   4,066,964           1.6%       $  4,066,964
30.01 -- 40.00 ..............      2          3,047,489           1.2        $  1,523,745
60.01 -- 65.00 ..............      1         10,589,818           4.1        $ 10,589,818
65.01 -- 70.00 ..............     12        150,804,099          57.7        $ 12,567,008
70.01 -- 75.00 ..............      8         79,364,772          30.4        $  9,920,596
75.01 -- 80.00 ..............      3         13,550,000           5.2        $  4,516,667
                                  --      -------------         -----
                                  27      $ 261,423,141         100.0%       $  9,682,339
                                  ==      =============         =====

                                                                            WTD. AVG.
                                                                             STATED
                                                                            REMAINING
                                  HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
  RANGE OF MATURITY DATE LTV   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
         RATIOS (%)*              BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
----------------------------- -------------- -------------- -------------- ---------- ----------- ----------
 0.00 --  5.00 ..............  $  4,066,964        72.6%          0.0%        239         1.27x      6.280%
30.01 -- 40.00 ..............  $  1,747,489        39.3%         32.0%        128         1.98x      5.866%
60.01 -- 65.00 ..............  $ 10,589,818        76.4%         63.7%        119         1.39x      5.420%
65.01 -- 70.00 ..............  $ 45,000,000        75.5%         66.4%        105         1.28x      5.543%
70.01 -- 75.00 ..............  $ 19,500,000        79.0%         73.0%         72         1.25x      5.428%
75.01 -- 80.00 ..............  $  6,650,000        79.5%         75.9%         82         1.30x      5.240%
                               $ 45,000,000        76.4%         67.4%         97         1.29x      5.503%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

     RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                 AGGREGATE          % BY          AVERAGE
                                   NUMBER      CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
   RANGE OF MORTGAGE RATES (%)    OF LOANS        BALANCE       POOL BALANCE      BALANCE
-------------------------------- ---------- ------------------ -------------- --------------
4.290 -- 5.249 .................      21     $   109,739,122          8.5%     $  5,225,672
5.250 -- 5.499 .................      17         466,353,173         36.1      $ 27,432,540
5.500 -- 5.749 .................      23         262,960,362         20.4      $ 11,433,059
5.750 -- 5.999 .................      15         234,683,765         18.2      $ 15,645,584
6.000 -- 6.249 .................      14          66,623,711          5.2      $  4,758,836
6.250 -- 6.499 .................       4         117,702,636          9.1      $ 29,425,659
6.500 -- 6.749 .................       1           1,747,489          0.1      $  1,747,489
7.000 -- 7.249 .................       2          14,088,194          1.1      $  7,044,097
7.250 -- 7.499 .................       1          11,988,567          0.9      $ 11,988,567
8.000 -- 8.249 .................       1             280,589          0.0      $    280,589
8.250 -- 8.499 .................       1           3,021,774          0.2      $  3,021,774
8.500 -- 8.749 .................       2             910,189          0.1      $    455,094
                                      --     ---------------        -----
                                     102     $ 1,290,099,569        100.0%     $ 12,648,035
                                     ===     ===============        =====

                                                                                 WTD. AVG.
                                                                                  STATED
                                                                                 REMAINING
                                      HIGHEST        WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                                   CUT-OFF DATE    CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
   RANGE OF MORTGAGE RATES (%)        BALANCE        LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
-------------------------------- ---------------- -------------- -------------- ---------- ----------- ----------
4.290 -- 5.249 .................  $  49,000,000         57.8%          56.5%         94        2.82x      4.844%
5.250 -- 5.499 .................  $ 143,333,333         68.4%          63.1%        110        1.65x      5.341%
5.500 -- 5.749 .................  $  45,000,000         73.0%          63.4%        100        1.39x      5.627%
5.750 -- 5.999 .................  $ 100,000,000         64.1%          54.0%        119        1.66x      5.801%
6.000 -- 6.249 .................  $  14,877,866         75.7%          64.0%        117        1.35x      6.087%
6.250 -- 6.499 .................  $ 105,000,000         75.5%          64.6%        122        1.31x      6.258%
6.500 -- 6.749 .................  $   1,747,489         42.7%          32.1%        178        1.23x      6.540%
7.000 -- 7.249 .................  $   9,503,946         65.6%          44.9%        119        1.60x      7.124%
7.250 -- 7.499 .................  $  11,988,567         54.5%          46.9%         95        1.77x      7.400%
8.000 -- 8.249 .................  $     280,589         28.1%           0.0%        123        1.87x      8.100%
8.250 -- 8.499 .................  $   3,021,774         62.3%          57.8%         77        1.26x      8.450%
8.500 -- 8.749 .................  $     459,631         45.8%           0.0%        150        1.21x      8.500%
                                  $ 143,333,333         68.4%          60.7%        110        1.65x      5.613%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

 RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                               AGGREGATE            % BY           AVERAGE
                                 NUMBER      CUT-OFF DATE       CUT-OFF DATE    CUT-OFF DATE
  RANGE OF MORTGAGE RATES (%)   OF LOANS        BALANCE       GROUP 1 BALANCE      BALANCE
------------------------------ ---------- ------------------ ----------------- --------------
4.290 -- 5.249 ...............     15      $    83,339,122           8.1%       $  5,555,941
5.250 -- 5.499 ...............      8          352,308,333          34.2        $ 44,038,542
5.500 -- 5.749 ...............     16          157,982,392          15.4        $  9,873,899
5.750 -- 5.999 ...............     13          227,055,765          22.1        $ 17,465,828
6.000 -- 6.249 ...............     13           64,065,833           6.2        $  4,928,141
6.250 -- 6.499 ...............      3          113,635,672          11.0        $ 37,878,557
7.000 -- 7.249 ...............      2           14,088,194           1.4        $  7,044,097
7.250 -- 7.499 ...............      1           11,988,567           1.2        $ 11,988,567
8.000 -- 8.249 ...............      1              280,589           0.0        $    280,589
8.250 -- 8.499 ...............      1            3,021,774           0.3        $  3,021,774
8.500 -- 8.749 ...............      2              910,189           0.1        $    455,094
                                   --      ---------------         -----
                                   75      $ 1,028,676,428         100.0%       $ 13,715,686
                                   ==      ===============         =====

                                                                               WTD. AVG.
                                                                                STATED
                                                                               REMAINING
                                    HIGHEST        WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                                 CUT-OFF DATE    CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
  RANGE OF MORTGAGE RATES (%)       BALANCE        LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
------------------------------ ---------------- -------------- -------------- ---------- ----------- ----------
4.290 -- 5.249 ...............  $  49,000,000         51.9%          51.3%         99        3.27x      4.722%
5.250 -- 5.499 ...............  $ 143,333,333         65.5%          61.1%        118        1.76x      5.336%
5.500 -- 5.749 ...............  $  27,500,000         71.3%          60.8%         97        1.49x      5.613%
5.750 -- 5.999 ...............  $ 100,000,000         63.6%          53.5%        119        1.67x      5.799%
6.000 -- 6.249 ...............  $  14,877,866         75.5%          63.8%        117        1.34x      6.090%
6.250 -- 6.499 ...............  $ 105,000,000         75.6%          66.9%        118        1.32x      6.257%
7.000 -- 7.249 ...............  $   9,503,946         65.6%          44.9%        119        1.60x      7.124%
7.250 -- 7.499 ...............  $  11,988,567         54.5%          46.9%         95        1.77x      7.400%
8.000 -- 8.249 ...............  $     280,589         28.1%           0.0%        123        1.87x      8.100%
8.250 -- 8.499 ...............  $   3,021,774         62.3%          57.8%         77        1.26x      8.450%
8.500 -- 8.749 ...............  $     459,631         45.8%           0.0%        150        1.21x      8.500%
                                $ 143,333,333         66.4%          59.0%        113        1.74x      5.641%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

 RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                              AGGREGATE           % BY           AVERAGE
                                 NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
  RANGE OF MORTGAGE RATES (%)   OF LOANS       BALANCE      GROUP 2 BALANCE      BALANCE
------------------------------ ---------- ---------------- ----------------- --------------
4.960 -- 5.249 ...............      6      $  26,400,000          10.1%       $  4,400,000
5.250 -- 5.499 ...............      9        114,044,840          43.6        $ 12,671,649
5.500 -- 5.749 ...............      7        104,977,970          40.2        $ 14,996,853
5.750 -- 5.999 ...............      2          7,628,000           2.9        $  3,814,000
6.000 -- 6.249 ...............      1          2,557,878           1.0        $  2,557,878
6.250 -- 6.499 ...............      1          4,066,964           1.6        $  4,066,964
6.500 -- 6.749 ...............      1          1,747,489           0.7        $  1,747,489
                                    -      -------------         -----
                                   27      $ 261,423,141         100.0%       $  9,682,339
                                   ==      =============         =====

                                                                             WTD. AVG.
                                                                              STATED
                                                                             REMAINING
                                   HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                                CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
  RANGE OF MORTGAGE RATES (%)      BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
------------------------------ -------------- -------------- -------------- ---------- ----------- ----------
4.960 -- 5.249 ...............  $  7,500,000        76.6%          73.1%         81        1.38x      5.226%
5.250 -- 5.499 ...............  $ 23,500,000        77.4%          69.1%         86        1.30x      5.354%
5.500 -- 5.749 ...............  $ 45,000,000        75.5%          67.2%        105        1.25x      5.649%
5.750 -- 5.999 ...............  $  4,800,000        80.0%          67.0%        118        1.30x      5.866%
6.000 -- 6.249 ...............  $  2,557,878        79.9%          67.9%        119        1.44x      6.000%
6.250 -- 6.499 ...............  $  4,066,964        72.6%           0.0%        239        1.27x      6.280%
6.500 -- 6.749 ...............  $  1,747,489        42.7%          32.1%        178        1.23x      6.540%
                                $ 45,000,000        76.4%          67.4%         97        1.29x      5.503%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

 RANGE OF ORIGINAL TERMS TO                  AGGREGATE          % BY          AVERAGE
   MATURITY OR ANTICIPATED     NUMBER      CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
   REPAYMENT DATE (MONTHS)    OF LOANS        BALANCE       POOL BALANCE      BALANCE
---------------------------- ---------- ------------------ -------------- --------------
  0 --  60 .................      19     $   111,295,941          8.6%     $  5,857,681
 61 --  84 .................      19         153,105,028         11.9      $  8,058,159
 85 -- 108 .................       5          23,536,103          1.8      $  4,707,221
109 -- 120 .................      51         811,408,922         62.9      $ 15,909,979
121 -- 156 .................       2         180,000,000         14.0      $ 90,000,000
169 -- 180 .................       2           2,028,078          0.2      $  1,014,039
181 -- 192 .................       1           3,748,345          0.3      $  3,748,345
193 -- 204 .................       2             910,189          0.1      $    455,094
229 -- 240 .................       1           4,066,964          0.3      $  4,066,964
                                  --     ---------------        -----
                                 102     $ 1,290,099,569        100.0%     $ 12,648,035
                                 ===     ===============        =====

                                                                             WTD. AVG.
                                                                              STATED
                                                                             REMAINING
 RANGE OF ORIGINAL TERMS TO       HIGHEST        WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
   MATURITY OR ANTICIPATED     CUT-OFF DATE    CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
   REPAYMENT DATE (MONTHS)        BALANCE        LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
---------------------------- ---------------- -------------- -------------- ---------- ----------- ----------
  0 --  60 .................  $  27,500,000         71.9%          68.4%         58        1.70x      5.263%
 61 --  84 .................  $  23,500,000         71.8%          66.4%         81        1.51x      5.378%
 85 -- 108 .................  $  11,988,567         62.9%          53.8%         96        1.63x      6.580%
109 -- 120 .................  $ 143,333,333         71.1%          62.9%        119        1.60x      5.675%
121 -- 156 .................  $ 100,000,000         52.5%          45.2%        123        2.00x      5.582%
169 -- 180 .................  $   1,747,489         40.7%          27.6%        170        1.32x      6.756%
181 -- 192 .................  $   3,748,345         70.7%           0.0%        191        1.17x      5.660%
193 -- 204 .................  $     459,631         45.8%           0.0%        150        1.21x      8.500%
229 -- 240 .................  $   4,066,964         72.6%           0.0%        239        1.27x      6.280%
                              $ 143,333,333         68.4%          60.7%        110        1.65x      5.613%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
            FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

 RANGE OF ORIGINAL TERMS TO                  AGGREGATE            % BY           AVERAGE
   MATURITY OR ANTICIPATED     NUMBER      CUT-OFF DATE       CUT-OFF DATE    CUT-OFF DATE
   REPAYMENT DATE (MONTHS)    OF LOANS        BALANCE       GROUP 1 BALANCE      BALANCE
---------------------------- ---------- ------------------ ----------------- --------------
  0 --  60 .................     13      $    60,921,169           5.9%       $  4,686,244
 61 --  84 .................     10           63,024,778           6.1        $  6,302,478
 85 -- 108 .................      5           23,536,103           2.3        $  4,707,221
109 -- 120 .................     41          696,255,256          67.7        $ 16,981,836
121 -- 156 .................      2          180,000,000          17.5        $ 90,000,000
169 -- 180 .................      1              280,589           0.0        $    280,589
181 -- 192 .................      1            3,748,345           0.4        $  3,748,345
193 -- 204 .................      2              910,189           0.1        $    455,094
                                 --      ---------------         -----
                                 75      $ 1,028,676,428         100.0%       $ 13,715,686
                                 ==      ===============         =====

                                                                             WTD. AVG.
                                                                              STATED
                                                                             REMAINING
 RANGE OF ORIGINAL TERMS TO       HIGHEST        WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
   MATURITY OR ANTICIPATED     CUT-OFF DATE    CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
   REPAYMENT DATE (MONTHS)        BALANCE        LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
---------------------------- ---------------- -------------- -------------- ---------- ----------- ----------
  0 --  60 .................  $  27,500,000         67.9%          65.5%         58        2.03x      5.137%
 61 --  84 .................  $  15,000,000         65.1%          60.4%         78        1.85x      5.399%
 85 -- 108 .................  $  11,988,567         62.9%          53.8%         96        1.63x      6.580%
109 -- 120 .................  $ 143,333,333         70.2%          62.4%        119        1.65x      5.686%
121 -- 156 .................  $ 100,000,000         52.5%          45.2%        123        2.00x      5.582%
169 -- 180 .................  $     280,589         28.1%           0.0%        123        1.87x      8.100%
181 -- 192 .................  $   3,748,345         70.7%           0.0%        191        1.17x      5.660%
193 -- 204 .................  $     459,631         45.8%           0.0%        150        1.21x      8.500%
                              $ 143,333,333         66.4%          59.0%        113        1.74x      5.641%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
            FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

 RANGE OF ORIGINAL TERMS TO                 AGGREGATE           % BY           AVERAGE
   MATURITY OR ANTICIPATED     NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
   REPAYMENT DATE (MONTHS)    OF LOANS       BALANCE      GROUP 2 BALANCE      BALANCE
---------------------------- ---------- ---------------- ----------------- --------------
  0 --  60 .................      6      $  50,374,772          19.3%       $  8,395,795
 61 --  84 .................      9         90,080,250          34.5        $ 10,008,917
109 -- 120 .................     10        115,153,666          44.0        $ 11,515,367
169 -- 180 .................      1          1,747,489           0.7        $  1,747,489
229 -- 240 .................      1          4,066,964           1.6        $  4,066,964
                                 --      -------------         -----
                                 27      $ 261,423,141         100.0%       $  9,682,339
                                 ==      =============         =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
 RANGE OF ORIGINAL TERMS TO      HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
   MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
   REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
---------------------------- -------------- -------------- -------------- ---------- ----------- ----------
  0 --  60 .................  $ 12,947,490        76.8%          71.8%         59    1.31x          5.415%
 61 --  84 .................  $ 23,500,000        76.5%          70.6%         83    1.28x          5.363%
109 -- 120 .................  $ 45,000,000        76.7%          65.8%        119    1.29x          5.607%
169 -- 180 .................  $  1,747,489        42.7%          32.1%        178    1.23x          6.540%
229 -- 240 .................  $  4,066,964        72.6%           0.0%        239    1.27x          6.280%
                              $ 45,000,000        76.4%          67.4%         97    1.29x          5.503%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.


      RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

    RANGE OF REMAINING TERMS TO                     AGGREGATE          % BY          AVERAGE
 MATURITY OR ANTICIPATED REPAYMENT    NUMBER      CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
           DATE (MONTHS)             OF LOANS        BALANCE       POOL BALANCE      BALANCE
----------------------------------- ---------- ------------------ -------------- --------------
  0 --  60 ........................      19     $   111,295,941          8.6%     $  5,857,681
 61 --  84 ........................      20         156,126,802         12.1      $  7,806,340
 85 -- 108 ........................       5          23,536,103          1.8      $  4,707,221
109 -- 120 ........................      51         908,387,149         70.4      $ 17,811,513
121 -- 156 ........................       4          81,190,778          6.3      $ 20,297,694
169 -- 180 ........................       1           1,747,489          0.1      $  1,747,489
181 -- 192 ........................       1           3,748,345          0.3      $  3,748,345
229 -- 240 ........................       1           4,066,964          0.3      $  4,066,964
                                         --     ---------------        -----
                                        102     $ 1,290,099,569        100.0%     $ 12,648,035
                                        ===     ===============        =====

                                                                                    WTD. AVG.
                                                                                     STATED
                                                                                    REMAINING
    RANGE OF REMAINING TERMS TO          HIGHEST        WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
 MATURITY OR ANTICIPATED REPAYMENT    CUT-OFF DATE    CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
           DATE (MONTHS)                 BALANCE        LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
----------------------------------- ---------------- -------------- -------------- ---------- ----------- ----------
  0 --  60 ........................  $  27,500,000         71.9%          68.4%         58        1.70x      5.263%
 61 --  84 ........................  $  23,500,000         71.6%          66.2%         81        1.51x      5.437%
 85 -- 108 ........................  $  11,988,567         62.9%          53.8%         96        1.63x      6.580%
109 -- 120 ........................  $ 143,333,333         68.3%          60.2%        119        1.65x      5.675%
121 -- 156 ........................  $  80,000,000         60.8%          53.0%        127        1.88x      5.405%
169 -- 180 ........................  $   1,747,489         42.7%          32.1%        178        1.23x      6.540%
181 -- 192 ........................  $   3,748,345         70.7%           0.0%        191        1.17x      5.660%
229 -- 240 ........................  $   4,066,964         72.6%           0.0%        239        1.27x      6.280%
                                     $ 143,333,333         68.4%          60.7%        110        1.65x      5.613%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

      RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
            FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

    RANGE OF REMAINING TERMS TO                     AGGREGATE            % BY           AVERAGE
 MATURITY OR ANTICIPATED REPAYMENT    NUMBER      CUT-OFF DATE       CUT-OFF DATE    CUT-OFF DATE
           DATE (MONTHS)             OF LOANS        BALANCE       GROUP 1 BALANCE      BALANCE
----------------------------------- ---------- ------------------ ----------------- --------------
  0 --  60 ........................     13      $    60,921,169           5.9%       $  4,686,244
 61 --  84 ........................     11           66,046,552           6.4        $  6,004,232
 85 -- 108 ........................      5           23,536,103           2.3        $  4,707,221
109 -- 120 ........................     41          793,233,482          77.1        $ 19,347,158
121 -- 156 ........................      4           81,190,778           7.9        $ 20,297,694
181 -- 192 ........................      1            3,748,345           0.4        $  3,748,345
                                        --      ---------------         -----
                                        75      $ 1,028,676,428         100.0%       $ 13,715,686
                                        ==      ===============         =====

                                                                                    WTD. AVG.
                                                                                     STATED
                                                                                    REMAINING
    RANGE OF REMAINING TERMS TO          HIGHEST        WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
 MATURITY OR ANTICIPATED REPAYMENT    CUT-OFF DATE    CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
           DATE (MONTHS)                 BALANCE        LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
----------------------------------- ---------------- -------------- -------------- ---------- ----------- ----------
  0 --  60 ........................  $  27,500,000         67.9%          65.5%         58        2.03x      5.137%
 61 --  84 ........................  $  15,000,000         65.0%          60.2%         78        1.82x      5.538%
 85 -- 108 ........................  $  11,988,567         62.9%          53.8%         96        1.63x      6.580%
109 -- 120 ........................  $ 143,333,333         67.1%          59.4%        119        1.71x      5.685%
121 -- 156 ........................  $  80,000,000         60.8%          53.0%        127        1.88x      5.405%
181 -- 192 ........................  $   3,748,345         70.7%           0.0%        191        1.17x      5.660%
                                     $ 143,333,333         66.4%          59.0%        113        1.74x      5.641%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.


       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
            FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

    RANGE OF REMAINING TERMS TO                    AGGREGATE           % BY           AVERAGE
 MATURITY OR ANTICIPATED REPAYMENT    NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
           DATE (MONTHS)             OF LOANS       BALANCE      GROUP 2 BALANCE      BALANCE
----------------------------------- ---------- ---------------- ----------------- --------------
  0 --  60 ........................      6      $  50,374,772          19.3%       $  8,395,795
 61 --  84 ........................      9         90,080,250          34.5        $ 10,008,917
109 -- 120 ........................     10        115,153,666          44.0        $ 11,515,367
169 -- 180 ........................      1          1,747,489           0.7        $  1,747,489
229 -- 240 ........................      1          4,066,964           1.6        $  4,066,964
                                        --      -------------         -----
                                        27      $ 261,423,141         100.0%       $  9,682,339
                                        ==      =============         =====

                                                                                  WTD. AVG.
                                                                                   STATED
                                                                                  REMAINING
    RANGE OF REMAINING TERMS TO         HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
 MATURITY OR ANTICIPATED REPAYMENT   CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
           DATE (MONTHS)                BALANCE       LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
----------------------------------- -------------- -------------- -------------- ---------- ----------- ----------
  0 --  60 ........................  $ 12,947,490        76.8%          71.8%         59        1.31x      5.415%
 61 --  84 ........................  $ 23,500,000        76.5%          70.6%         83        1.28x      5.363%
109 -- 120 ........................  $ 45,000,000        76.7%          65.8%        119        1.29x      5.607%
169 -- 180 ........................  $  1,747,489        42.7%          32.1%        178        1.23x      6.540%
229 -- 240 ........................  $  4,066,964        72.6%           0.0%        239        1.27x      6.280%
                                     $ 45,000,000        76.4%          67.4%         97        1.29x      5.503%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF
                                     DATE

        RANGE OF                         AGGREGATE          % BY          AVERAGE
 REMAINING AMORTIZATION    NUMBER      CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
    TERMS (MONTHS)(1)     OF LOANS        BALANCE       POOL BALANCE      BALANCE
------------------------ ---------- ------------------ -------------- --------------
121 -- 132 .............       1     $       280,589          0.0%     $    280,589
145 -- 180 .............       2             910,189          0.1      $    455,094
181 -- 192 .............       1           3,748,345          0.3      $  3,748,345
229 -- 264 .............       5          29,147,709          2.3      $  5,829,542
265 -- 300 .............       9          35,915,512          2.8      $  3,990,612
301 -- 348 .............       4         188,010,728         14.6      $ 47,002,682
349 -- 360 .............      65         867,336,247         67.2      $ 13,343,635
Int only ...............      15         164,750,250         12.8      $ 10,983,350
                              --     ---------------        -----
                             102     $ 1,290,099,569        100.0%     $ 12,648,035
                             ===     ===============        =====

                                                                         WTD. AVG.
                                                                           STATED
                                                                         REMAINING
        RANGE OF              HIGHEST        WTD. AVG.      WTD. AVG.     TERM TO    WTD. AVG.   WTD. AVG.
 REMAINING AMORTIZATION    CUT-OFF DATE    CUT-OFF DATE   LTV RATIO AT    MATURITY      DSC      MORTGAGE
    TERMS (MONTHS)(1)         BALANCE        LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO       RATE
------------------------ ---------------- -------------- -------------- ----------- ----------- ----------
121 -- 132 .............  $     280,589         28.1%          0.0%     123             1.87x      8.100%
145 -- 180 .............  $     459,631         45.8%          0.0%     150             1.21x      8.500%
181 -- 192 .............  $   3,748,345         70.7%          0.0%     191             1.17x      5.660%
229 -- 264 .............  $   9,503,946         66.4%         37.6%     136             1.48x      6.451%
265 -- 300 .............  $  11,988,567         67.8%         55.4%     108             1.48x      6.512%
301 -- 348 .............  $ 100,000,000         53.0%         45.5%     122             1.97x      5.636%
349 -- 360 .............  $ 143,333,333         73.4%         65.3%     106             1.39x      5.648%
Int only ...............  $  80,000,000         60.7%         60.7%     111             2.72x      5.037%
                          $ 143,333,333         68.4%         60.7%     110             1.65x      5.613%

     The weighted average remaining amortization term for all Mortgage Loans (excluding non--amortizing loans) is 347 months.

-------
(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest--only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.



RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                 CUT-OFF DATE

        RANGE OF                         AGGREGATE            % BY           AVERAGE
 REMAINING AMORTIZATION    NUMBER      CUT-OFF DATE       CUT-OFF DATE    CUT-OFF DATE
    TERMS (MONTHS)(1)     OF LOANS        BALANCE       GROUP 1 BALANCE      BALANCE
------------------------ ---------- ------------------ ----------------- --------------
121 -- 132 .............      1      $       280,589           0.0%       $    280,589
145 -- 180 .............      2              910,189           0.1        $    455,094
181 -- 192 .............      1            3,748,345           0.4        $  3,748,345
229 -- 264 .............      4           25,080,746           2.4        $  6,270,186
265 -- 300 .............      8           31,115,512           3.0        $  3,889,439
301 -- 348 .............      4          188,010,728          18.3        $ 47,002,682
349 -- 360 .............     40          614,780,070          59.8        $ 15,369,502
Int only ...............     15          164,750,250          16.0        $ 10,983,350
                             --      ---------------         -----
                             75      $ 1,028,676,428         100.0%       $ 13,715,686
                             ==      ===============         =====

                                                                         WTD. AVG.
                                                                           STATED
                                                                         REMAINING
        RANGE OF              HIGHEST        WTD. AVG.      WTD. AVG.     TERM TO    WTD. AVG.   WTD. AVG.
 REMAINING AMORTIZATION    CUT-OFF DATE    CUT-OFF DATE   LTV RATIO AT    MATURITY      DSC      MORTGAGE
    TERMS (MONTHS)(1)         BALANCE        LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO       RATE
------------------------ ---------------- -------------- -------------- ----------- ----------- ----------
121 -- 132 .............  $     280,589         28.1%          0.0%     123             1.87x      8.100%
145 -- 180 .............  $     459,631         45.8%          0.0%     150             1.21x      8.500%
181 -- 192 .............  $   3,748,345         70.7%          0.0%     191             1.17x      5.660%
229 -- 264 .............  $   9,503,946         65.4%         43.7%     119             1.51x      6.479%
265 -- 300 .............  $  11,988,567         66.0%         53.8%     106             1.51x      6.620%
301 -- 348 .............  $ 100,000,000         53.0%         45.5%     122             1.97x      5.636%
349 -- 360 .............  $ 143,333,333         72.2%         63.9%     110             1.44x      5.715%
Int only ...............  $  80,000,000         60.7%         60.7%     111             2.72x      5.037%
                          $ 143,333,333         66.4%         59.0%     113             1.74x      5.641%

     The weighted average remaining amortization term for all Mortgage Loans (excluding non--amortizing loans) is 345 months.

-------
(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest--only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                 CUT-OFF DATE

        RANGE OF                        AGGREGATE           % BY           AVERAGE
 REMAINING AMORTIZATION    NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
    TERMS (MONTHS)(1)     OF LOANS       BALANCE      GROUP 2 BALANCE      BALANCE
------------------------ ---------- ---------------- ----------------- --------------
229 -- 264 .............      1      $   4,066,964           1.6%       $  4,066,964
265 -- 300 .............      1          4,800,000           1.8        $  4,800,000
349 -- 360 .............     25        252,556,177          96.6        $ 10,102,247
                             --      -------------         -----
                             27      $ 261,423,141         100.0%       $  9,682,339
                             ==      =============         =====

                                                                       WTD. AVG.
                                                                         STATED
                                                                       REMAINING
        RANGE OF             HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO    WTD. AVG.   WTD. AVG.
 REMAINING AMORTIZATION   CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY      DSC      MORTGAGE
    TERMS (MONTHS)(1)        BALANCE       LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO       RATE
------------------------ -------------- -------------- -------------- ----------- ----------- ----------
229 -- 264 .............  $  4,066,964        72.6%          0.0%         239     1.27x          6.280%
265 -- 300 .............  $  4,800,000        80.0%         65.6%         118     1.25x          5.810%
349 -- 360 .............  $ 45,000,000        76.3%         68.5%          94     1.29x          5.485%
                          $ 45,000,000        76.4%         67.4%          97     1.29x          5.503%

     The weighted average remaining amortization term for all Mortgage Loans (excluding non-amortizing loans) is 357 months.

-------
(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                   AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                              AGGREGATE          % BY          AVERAGE
                                NUMBER      CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
      AMORTIZATION TYPES       OF LOANS        BALANCE       POOL BALANCE      BALANCE
----------------------------- ---------- ------------------ -------------- --------------
Interest-only, Amortizing
 ARD(2) .....................      14     $   403,508,333         31.3%     $ 28,822,024
Amortizing ARD ..............      31         291,708,634         22.6      $  9,409,956
Interest-only, Amortizing
 Balloon(2) .................       8         235,070,000         18.2      $ 29,383,750
Amortizing Balloon ..........      29         186,056,266         14.4      $  6,415,733
Interest-only ...............       4         145,100,000         11.2      $ 36,275,000
Interest-only, ARD ..........      11          19,650,250          1.5      $  1,786,386
Fully Amortizing ............       5           9,006,086          0.7      $  1,801,217
                                   --     ---------------        -----
                                  102     $ 1,290,099,569        100.0%     $ 12,648,035
                                  ===     ===============        =====

                                                                              WTD. AVG.
                                                                                STATED
                                                                              REMAINING
                                   HIGHEST        WTD. AVG.      WTD. AVG.     TERM TO    WTD. AVG.   WTD. AVG.
                                CUT-OFF DATE    CUT-OFF DATE   LTV RATIO AT    MATURITY      DSC      MORTGAGE
      AMORTIZATION TYPES           BALANCE        LTV RATIO     MATURITY(1)   (MOS.)(1)     RATIO       RATE
----------------------------- ---------------- -------------- -------------- ----------- ----------- ----------
Interest-only, Amortizing
 ARD(2) .....................  $ 143,333,333         64.2%          58.4%        107         1.59x      5.509%
Amortizing ARD ..............  $  30,350,000         74.4%          63.9%        103         1.42x      5.769%
Interest-only, Amortizing
 Balloon(2) .................  $ 105,000,000         69.5%          61.7%        117         1.54x      5.769%
Amortizing Balloon ..........  $  23,558,899         73.9%          62.2%        113         1.36x      5.874%
Interest-only ...............  $  80,000,000         61.5%          61.5%        118         2.65x      5.139%
Interest-only, ARD ..........  $   3,349,500         54.8%          54.8%         58         3.18x      4.290%
Fully Amortizing ............  $   4,066,964         67.7%           0.0%        206         1.24x      6.303%
                               $ 143,333,333         68.4%          60.7%        110         1.65x      5.613%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest.

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                              AGGREGATE            % BY           AVERAGE
                                NUMBER      CUT-OFF DATE       CUT-OFF DATE    CUT-OFF DATE
      AMORTIZATION TYPES       OF LOANS        BALANCE       GROUP 1 BALANCE      BALANCE
----------------------------- ---------- ------------------ ----------------- --------------
Interest-only, Amortizing
 ARD(2) .....................      5      $   292,058,333          28.4%       $ 58,411,667
Interest-only, Amortizing
 Balloon(2) .................      5          203,942,000          19.8        $ 40,788,400
Amortizing ARD ..............     21          193,275,160          18.8        $  9,203,579
Amortizing Balloon ..........     25          169,711,562          16.5        $  6,788,462
Interest-only ...............      4          145,100,000          14.1        $ 36,275,000
Interest-only, ARD ..........     11           19,650,250           1.9        $  1,786,386
Fully Amortizing ............      4            4,939,123           0.5        $  1,234,781
                                  --      ---------------         -----
                                  75      $ 1,028,676,428         100.0%       $ 13,715,686
                                  ==      ===============         =====

                                                                                WTD. AVG.
                                                                                  STATED
                                                                                REMAINING
                                   HIGHEST        WTD. AVG.       WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
                                CUT-OFF DATE    CUT-OFF DATE      LTV RATIO      MATURITY      DSC      MORTGAGE
      AMORTIZATION TYPES           BALANCE        LTV RATIO    AT MATURITY(1)   (MOS.)(1)     RATIO       RATE
----------------------------- ---------------- -------------- ---------------- ----------- ----------- ----------
Interest-only, Amortizing
 ARD(2) .....................  $ 143,333,333         59.7%           54.2%         111         1.71x      5.487%
Interest-only, Amortizing
 Balloon(2) .................  $ 105,000,000         69.0%           61.1%         121         1.57x      5.825%
Amortizing ARD ..............  $  30,350,000         72.0%           61.2%         107         1.50x      5.941%
Amortizing Balloon ..........  $  23,558,899         74.2%           62.0%         115         1.35x      5.910%
Interest-only ...............  $  80,000,000         61.5%           61.5%         118         2.65x      5.139%
Interest-only, ARD ..........  $   3,349,500         54.8%           54.8%          58         3.18x      4.290%
Fully Amortizing ............  $   3,748,345         63.7%            0.0%         180         1.22x      6.322%
                               $ 143,333,333         66.4%           59.0%         113         1.74x      5.641%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest.

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                             AGGREGATE           % BY           AVERAGE
                                NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
      AMORTIZATION TYPES       OF LOANS       BALANCE      GROUP 2 BALANCE      BALANCE
----------------------------- ---------- ---------------- ----------------- --------------
Interest-only, Amortizing
 ARD(2) .....................      9      $ 111,450,000          42.6%       $ 12,383,333
Amortizing ARD ..............     10         98,433,473          37.7        $  9,843,347
Interest-only, Amortizing
 Balloon(2) .................      3         31,128,000          11.9        $ 10,376,000
Amortizing Balloon ..........      4         16,344,704           6.3        $  4,086,176
Fully Amortizing ............      1          4,066,964           1.6        $  4,066,964
                                  --      -------------         -----
                                  27      $ 261,423,141         100.0%       $  9,682,339
                                  ==      =============         =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING
                                  HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO    WTD. AVG.   WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY      DSC      MORTGAGE
      AMORTIZATION TYPES          BALANCE       LTV RATIO     MATURITY(1)   (MOS.)(1)     RATIO       RATE
----------------------------- -------------- -------------- -------------- ----------- ----------- ----------
Interest-only, Amortizing
 ARD(2) .....................  $ 45,000,000        75.8%          69.2%         97     1.26x          5.565%
Amortizing ARD ..............  $ 21,500,000        79.1%          69.1%         95     1.28x          5.433%
Interest-only, Amortizing
 Balloon(2) .................  $ 23,500,000        73.0%          65.9%         91     1.32x          5.401%
Amortizing Balloon ..........  $ 10,140,250        71.2%          63.6%         87     1.46x          5.503%
Fully Amortizing ............  $  4,066,964        72.6%           0.0%        239     1.27x          6.280%
                               $ 45,000,000        76.4%          67.4%         97     1.29x          5.503%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest only for a period of 12 to 48 months from origination prior to the commencement of payments of principal and interest.

                RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS
             OTHER THAN LOANS SECURED BY HOSPITALITY PROPERTIES(1)

                                                  AGGREGATE          % BY           AVERAGE
                                    NUMBER      CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
   RANGE OF OCCUPANCY RATES (%)    OF LOANS        BALANCE       POOL BALANCE       BALANCE
--------------------------------- ---------- ------------------ -------------- ----------------
 65.00 --  69.99 ................       1     $    27,500,000         2.1%      $  27,500,000
 70.00 --  74.99 ................       1         100,000,000         7.8       $ 100,000,000
 75.00 --  79.99 ................       1           7,393,031         0.6       $   7,393,031
 80.00 --  84.99 ................       3          41,137,800         3.2       $  13,712,600
 85.00 --  89.99 ................       8         145,026,723        11.2       $  18,128,340
 90.00 --  94.99 ................      23         171,339,978        13.3       $   7,449,564
 95.00 --  99.99 ................      21         538,895,562        41.8       $  25,661,693
100.00 -- 100.00 ................      42         237,313,963        18.4       $   5,650,332
                                       --     ---------------        ----
                                      100     $ 1,268,607,056        98.3%      $  12,686,071
                                      ===     ===============        ====

                                                                                  WTD. AVG.
                                                                                    STATED
                                                                                  REMAINING
                                       HIGHEST        WTD. AVG.      WTD. AVG.     TERM TO    WTD. AVG.   WTD. AVG.
                                    CUT-OFF DATE    CUT-OFF DATE   LTV RATIO AT    MATURITY      DSC      MORTGAGE
   RANGE OF OCCUPANCY RATES (%)        BALANCE        LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO       RATE
--------------------------------- ---------------- -------------- -------------- ----------- ----------- ----------
 65.00 --  69.99 ................  $  27,500,000         76.4%          73.4%         58         1.44x      5.540%
 70.00 --  74.99 ................  $ 100,000,000         45.7%          38.3%        120         2.08x      5.760%
 75.00 --  79.99 ................  $   7,393,031         75.4%          69.7%         63         1.36x      5.500%
 80.00 --  84.99 ................  $  30,350,000         76.8%          64.8%        120         1.45x      5.842%
 85.00 --  89.99 ................  $  80,000,000         74.8%          71.1%        109         1.72x      5.498%
 90.00 --  94.99 ................  $  23,558,899         76.3%          67.6%         95         1.30x      5.597%
 95.00 --  99.99 ................  $ 143,333,333         69.4%          61.6%        117         1.60x      5.579%
100.00 -- 100.00 ................  $  80,000,000         64.3%          55.4%        108         1.86x      5.532%
                                   $ 143,333,333         68.6%          60.9%        110         1.65x      5.585%

-------
(1) Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes 2 Mortgage Loans secured by a hospitality property representing 1.7% of the Cut-Off Date Pool Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

           RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS
             OTHER THAN LOANS SECURED BY HOSPITALITY PROPERTIES(1)

                                               AGGREGATE            % BY            AVERAGE
                                 NUMBER      CUT-OFF DATE       CUT-OFF DATE     CUT-OFF DATE
 RANGE OF OCCUPANCY RATES (%)   OF LOANS        BALANCE       GROUP 1 BALANCE       BALANCE
------------------------------ ---------- ------------------ ----------------- ----------------
 65.00 --  69.99 .............      1      $    27,500,000           2.7%       $  27,500,000
 70.00 --  74.99 .............      1          100,000,000           9.7        $ 100,000,000
 75.00 --  79.99 .............      1            7,393,031           0.7        $   7,393,031
 80.00 --  84.99 .............      3           41,137,800           4.0        $  13,712,600
 85.00 --  89.99 .............      4          108,105,054          10.5        $  27,026,263
 90.00 --  94.99 .............     10           75,164,440           7.3        $   7,516,444
 95.00 --  99.99 .............     12          413,127,294          40.2        $  34,427,274
100.00 -- 100.00 .............     41          234,756,297          22.8        $   5,725,763
                                   --      ---------------          ----
                                   73      $ 1,007,183,915          97.9%       $  13,797,040
                                   ==      ===============          ====

                                                                                    WTD. AVG.
                                                                                     STATED
                                    HIGHEST        WTD. AVG.      WTD. AVG.         REMAINING       WTD. AVG.   WTD. AVG.
                                 CUT-OFF DATE    CUT-OFF DATE   LTV RATIO AT         TERM TO           DSC      MORTGAGE
 RANGE OF OCCUPANCY RATES (%)       BALANCE        LTV RATIO     MATURITY(2)   MATURITY (MOS.)(2)     RATIO       RATE
------------------------------ ---------------- -------------- -------------- -------------------- ----------- ----------
 65.00 --  69.99 .............  $  27,500,000         76.4%          73.4%              58             1.44x      5.540%
 70.00 --  74.99 .............  $ 100,000,000         45.7%          38.3%             120             2.08x      5.760%
 75.00 --  79.99 .............  $   7,393,031         75.4%          69.7%              63             1.36x      5.500%
 80.00 --  84.99 .............  $  30,350,000         76.8%          64.8%             120             1.45x      5.842%
 85.00 --  89.99 .............  $  80,000,000         73.7%          70.7%             120             1.89x      5.509%
 90.00 --  94.99 .............  $  23,558,899         74.7%          63.5%             116             1.29x      5.837%
 95.00 --  99.99 .............  $ 143,333,333         67.8%          61.1%             117             1.70x      5.577%
100.00 -- 100.00 .............  $  80,000,000         64.2%          55.2%             108             1.86x      5.531%
                                $ 143,333,333         66.5%          59.2%             113             1.74x      5.606%

-------
(1) Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes 2 Mortgage Loans secured by a hospitality property representing 2.1% of the Cut-Off Date Group 1 Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                              AGGREGATE           % BY           AVERAGE
                                 NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
 RANGE OF OCCUPANCY RATES (%)   OF LOANS       BALANCE      GROUP 2 BALANCE      BALANCE
------------------------------ ---------- ---------------- ----------------- --------------
 85.00 --  89.99 .............      4      $  36,921,669          14.1%       $  9,230,417
 90.00 --  94.99 .............     13         96,175,538          36.8        $  7,398,118
 95.00 --  99.99 .............      9        125,768,268          48.1        $ 13,974,252
100.00 -- 100.00 .............      1          2,557,666           1.0        $  2,557,666
                                   --      -------------         -----
                                   27      $ 261,423,141         100.0%       $  9,682,339
                                   ==      =============         =====

                                                                                  WTD. AVG.
                                                                                   STATED
                                   HIGHEST       WTD. AVG.      WTD. AVG.         REMAINING       WTD. AVG.   WTD. AVG.
                                CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT         TERM TO           DSC      MORTGAGE
 RANGE OF OCCUPANCY RATES (%)      BALANCE       LTV RATIO     MATURITY(*)   MATURITY (MOS.)(*)     RATIO       RATE
------------------------------ -------------- -------------- -------------- -------------------- ----------- ----------
 85.00 --  89.99 .............  $ 19,500,000        78.2%          72.5%              78             1.24x      5.467%
 90.00 --  94.99 .............  $ 12,947,490        77.5%          70.8%              78             1.32x      5.409%
 95.00 --  99.99 .............  $ 45,000,000        74.8%          63.2%             117             1.28x      5.583%
100.00 -- 100.00 .............  $  2,557,666        79.9%          67.1%             119             1.40x      5.630%
                                $ 45,000,000        76.4%          67.4%              97             1.29x      5.503%

-------
(*) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

         PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION(1)(2)(3)

     PREPAYMENT RESTRICTION          FEB-04          FEB-05          FEB-06          FEB-07          FEB-08
------------------------------- --------------- --------------- --------------- --------------- ---------------
Lockout .......................       100.00%          99.91%          39.67%          26.80%           0.00%
Defeasance ....................        0.00            0.00           58.57           71.46           98.26
Yield Maintenance .............        0.00            0.09            1.75            1.75            1.74
Prepayment Premium ............        0.00            0.00            0.00            0.00            0.00
Open ..........................        0.00            0.00            0.00            0.00            0.00
Total .........................       100.00%         100.00%         100.00%         100.00%         100.00%
Total Beginning Balance as
 of the Cut-Off Date (in
 millions)($)..................   $ 1,290.10      $ 1,283.57      $ 1,275.36      $ 1,261.61      $ 1,246.80
Percent of Cut-Off Date Pool
 Balance ......................       100.00%          99.49%          98.86%          97.79%          96.64%

     PREPAYMENT RESTRICTION          FEB-09          FEB-10         FEB-11        FEB-12        FEB-13       FEB-14
------------------------------- --------------- --------------- ------------- ------------- ------------- ------------
Lockout .......................         0.00%           0.00%         0.00%         0.00%         0.00%         0.00%
Defeasance ....................       97.50           98.09         98.49         98.06         98.52          7.76
Yield Maintenance .............        1.89            1.91          1.51          1.51          1.48          0.35
Prepayment Premium ............        0.00            0.00          0.00          0.00          0.00          0.00
Open ..........................        0.61            0.00          0.00          0.43          0.00         91.89
Total .........................       100.00%         100.00%       100.00%       100.00%       100.00%       100.00%
Total Beginning Balance as
 of the Cut-Off Date (in
 millions)($)..................   $ 1,125.04      $ 1,090.61      $ 945.83      $ 912.87      $ 892.56      $ 76.69
Percent of Cut-Off Date Pool
 Balance ......................        87.21%          84.54%        73.31%        70.76%        69.19%         5.94%

-------
(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that an ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2)   As of the Cut-Off Date.

(3) Based upon the assumptions set forth in footnote (1) above, after February 2014, the outstanding loan balances represent less than 5.94% of the Cut-Off Date Pool Balance.

         PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION(1)(2)(3)

      PREPAYMENT RESTRICTION            FEB-04          FEB-05          FEB-06          FEB-07         FEB-08
---------------------------------- --------------- --------------- --------------- --------------- -------------
Lockout ..........................       100.00%          99.89%          28.60%          19.59%         0.00%
Defeasance .......................        0.00            0.00           69.21           78.22         97.83
Yield Maintenance ................        0.00            0.11            2.20            2.19          2.17
Prepayment Premium ...............        0.00            0.00            0.00            0.00          0.00
Open .............................        0.00            0.00            0.00            0.00          0.00
Total ............................       100.00%         100.00%         100.00%         100.00%       100.00%
Total Beginning Balance as
 of the Cut-Off Date (in
 millions)($).....................   $ 1,028.68      $ 1,023.72      $ 1,017.65      $ 1,007.08      $ 995.88
Percent of Cut-Off Date Group 1
 Balance .........................       100.00%          99.52%          98.93%          97.90%        96.81%

      PREPAYMENT RESTRICTION           FEB-09        FEB-10        FEB-11        FEB-12        FEB-13       FEB-14
---------------------------------- ------------- ------------- ------------- ------------- ------------- ------------
Lockout ..........................       0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
Defeasance .......................     96.96         97.67         98.30         97.80         98.32          2.48
Yield Maintenance ................      2.30          2.33          1.70          1.71          1.68          0.37
Prepayment Premium ...............      0.00          0.00          0.00          0.00          0.00          0.00
Open .............................      0.74          0.00          0.00          0.49          0.00         97.15
Total ............................     100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
Total Beginning Balance as
 of the Cut-Off Date (in
 millions)($).....................   $ 925.18      $ 894.17      $ 836.01      $ 805.29      $ 787.33      $ 72.54
Percent of Cut-Off Date Group 1
 Balance .........................      89.94%        86.92%        81.27%        78.28%        76.54%         7.05%

-------
(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that an ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2)   As of the Cut-Off Date.

(3) Based upon the assumptions set forth in footnote (1) above, after February 2014, the outstanding loan balances represent less than 7.05% of the Cut-Off Date Group 1 Balance.

         PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION(1)(2)(3)

      PREPAYMENT RESTRICTION          FEB-04       FEB-05        FEB-06        FEB-07        FEB-08
---------------------------------- ------------ ------------ ------------- ------------- -------------
Lockout ..........................     100.00%      100.00%       83.42%        55.30%         0.00%
Defeasance .......................      0.00         0.00        16.58         44.70        100.00
Yield Maintenance ................      0.00         0.00         0.00          0.00          0.00
Prepayment Premium ...............      0.00         0.00         0.00          0.00          0.00
Open .............................      0.00         0.00         0.00          0.00          0.00
Total ............................     100.00%      100.00%      100.00%       100.00%       100.00%
Total Beginning Balance as
 of the Cut-Off Date (in
 millions)($).....................  $ 261.42     $ 259.85      $ 257.71      $ 254.52      $ 250.92
Percent of Cut-Off Date Group 2
 Balance .........................     100.00%       99.40%       98.58%        97.36%        95.98%

      PREPAYMENT RESTRICTION           FEB-09        FEB-10        FEB-11        FEB-12        FEB-13       FEB-14
---------------------------------- ------------- ------------- ------------- ------------- ------------- ------------
Lockout ..........................       0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
Defeasance .......................    100.00        100.00        100.00        100.00        100.00        100.00
Yield Maintenance ................      0.00          0.00          0.00          0.00          0.00          0.00
Prepayment Premium ...............      0.00          0.00          0.00          0.00          0.00          0.00
Open .............................      0.00          0.00          0.00          0.00          0.00          0.00
Total ............................     100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
Total Beginning Balance as
 of the Cut-Off Date (in
 millions)($).....................   $ 199.85      $ 196.44      $ 109.82      $ 107.58      $ 105.23      $  4.15
Percent of Cut-Off Date Group 2
 Balance .........................      76.45%        75.14%        42.01%        41.15%        40.25%         1.59%

-------
(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that an ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2)   As of the Cut-Off Date.

(3) Based upon the assumptions set forth in footnote (1) above, after February 2014, the outstanding loan balances represent less than 1.59% of the Cut-Off Date Group 2 Balance.

TWENTY LARGEST MORTGAGE LOANS

     The following table and summaries describe the twenty largest Mortgage Loans or groups of cross-collateralized mortgage loans in the Mortgage Pool by Cut-Off Date Balance:

                                             NUMBER OF                                         % OF
                                             MORTGAGE                               % OF    APPLICABLE
                                              LOANS/                              CUT-OFF     CUT-OFF
                                 MORTGAGE    NUMBER OF               CUT-OFF        DATE     DATE LOAN
                                   LOAN      MORTGAGED    LOAN        DATE          POOL       GROUP
           LOAN NAME              SELLER    PROPERTIES   GROUP       BALANCE      BALANCE     BALANCE
------------------------------ ----------- ------------ ------- ---------------- --------- ------------
11 Madison Avenue ............ Wachovia        1/1      1        $ 143,333,333      11.1%       13.9%
Phillips Point Office
 Building .................... Wachovia        1/1      1          105,000,000       8.1        10.2%
Starrett-Lehigh Building ..... Wachovia        1/1      1          100,000,000       7.8         9.7%
IBM Center ................... Wachovia        1/1      1           80,000,000       6.2         7.8%
North Riverside Park Mall..... Wachovia        1/1      1           80,000,000       6.2         7.8%
520 Eighth Avenue ............ Wachovia        1/1      1           49,000,000       3.8         4.8%
Villa Del Sol Apartments ..... Wachovia        1/1      2           45,000,000       3.5        17.2%
Pine Trail Square ............ Wachovia        1/1      1           30,350,000       2.4         3.0%
Pacific Center ............... Wachovia        1/1      1           27,500,000       2.1         2.7%
Bal Harbour Square ........... Wachovia        1/1      1           27,475,432       2.1         2.7%
                                              -----              -------------      ----
TOTAL: .......................                10/10              $ 687,658,765      53.3%
                                              =====              =============      ====
Fairfax Corner-Building D..... Citigroup       1/1      1        $  23,558,899       1.8%        2.3%
Indigo Creek Apartments ...... Artesia         1/1      2           23,500,000       1.8         9.0%
Sunrise Bay Apartments ....... Wachovia        1/1      2           21,500,000       1.7         8.2%
Cole Companies Portfolio...... Wachovia       11/11     1           19,650,250       1.5         1.9%
Caribbean Isle Apartments..... Wachovia        1/1      2           19,500,000       1.5         7.5%
Merritt Creek Farm
 Shopping Center ............. Wachovia        1/1      1           18,384,629       1.4         1.8%
Flemington Mall .............. Wachovia        1/1      1           16,500,000       1.3         1.6%
Summit San Raphael
 Apartments .................. Wachovia        1/1      1           15,000,000       1.2         1.5%
Festival Plaza ............... Citigroup       1/1      1           14,877,866       1.2         1.4%
840 North Broadway ........... Artesia         1/1      1           13,770,919       1.1         1.3%
                                              -----              -------------      ----
TOTAL: .......................                20/20              $ 186,242,562      14.4%
                                              =====              =============      ====
TOTAL: .......................                30/30              $ 873,901,327      67.7%
                                              =====              =============      ====

                                                                                                     WEIGHTED
                                                                LOAN                  WEIGHTED       AVERAGE      WEIGHTED
                                                              BALANCE    WEIGHTED      AVERAGE      LTV RATIO      AVERAGE
                                         PROPERTY             PER SF/     AVERAGE   CUT-OFF DATE   AT MATURITY    MORTGAGE
           LOAN NAME                       TYPE                 UNIT       DSCR       LTV RATIO       OR ARD        RATE
------------------------------ ---------------------------- ----------- ---------- -------------- ------------- ------------
11 Madison Avenue ............ Office - CBD                  $    191       1.55x        63.7%         59.0%        5.3043%
Phillips Point Office
 Building .................... Office - CBD                  $    249       1.32x        75.6%         67.4%         6.250%
Starrett-Lehigh Building ..... Office - CBD                  $     69       2.08x        45.7%         38.3%         5.760%
IBM Center ................... Office - Suburban             $    102       1.89x        61.1%         53.8%         5.360%
North Riverside Park Mall..... Retail - Anchored             $    182       2.08x        73.4%         73.4%         5.320%
520 Eighth Avenue ............ Office - CBD                  $     66       3.68x        48.0%         48.0%         4.800%
Villa Del Sol Apartments ..... Multifamily - Conventional    $ 80,071       1.26x        75.0%         66.1%         5.730%
Pine Trail Square ............ Retail - Anchored             $    113       1.45x        78.2%         65.8%         5.760%
Pacific Center ............... Office - CBD                  $     68       1.44x        76.4%         73.4%         5.540%
Bal Harbour Square ........... Retail - Anchored             $    198       1.27x        79.8%         67.1%         5.710%
TOTAL: .......................                                              1.81x        65.1%         59.2%         5.561%
Fairfax Corner-Building D..... Office - Suburban             $    182       1.20x        79.1%         66.8%         5.820%
Indigo Creek Apartments ...... Multifamily - Conventional    $ 57,598       1.33x        70.8%         65.5%         5.250%
Sunrise Bay Apartments ....... Multifamily - Conventional    $ 68,690       1.32x        79.0%         65.6%         5.290%
Cole Companies Portfolio...... Retail - Various              $    128       3.18x        54.8%         54.8%         4.290%
Caribbean Isle Apartments..... Multifamily - Conventional    $ 43,527       1.22x        77.4%         70.7%         5.600%
Merritt Creek Farm
 Shopping Center ............. Retail - Anchored             $     72       1.28x        79.9%         67.8%         5.970%
Flemington Mall .............. Retail - Anchored             $     70       1.33x        79.7%         67.1%         5.750%
Summit San Raphael
 Apartments .................. Multifamily - Conventional    $ 67,568       1.25x        78.5%         72.8%         5.390%
Festival Plaza ............... Retail - Anchored             $    138       1.29x        79.9%         69.9%         6.064%
840 North Broadway ........... Office - Suburban             $    123       1.55x        69.7%         65.1%         5.540%
TOTAL: .......................                                              1.50x          74.8%         66.4%         5.475%
TOTAL: .......................                                              1.74x          67.2%         60.7%         5.543%

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11 Madison Avenue

     The following table summarizes certain characteristics of the 11 Madison Avenue Loan:

                      PROPERTY INFORMATION
  Number of Mortgaged Real Properties .........             1
  Location (City, State) ......................  New York, NY
  Property Type ............................... Office -- CBD
  Size (SF) ...................................     2,256,552
  Occupancy as of December 22, 2003 ...........         98.6%
  Year Built / Year Renovated .................   1932 / 1997
  Appraisal Value .............................  $675,000,000
  Underwritten Occupancy ......................         98.0%
  Underwritten Revenues .......................  $ 63,438,713
  Underwritten Total Expenses .................  $ 18,543,090
  Underwritten Net Operating Income
    (NOI) .....................................  $ 44,895,623
  Underwritten Net Cash Flow (NCF) ............  $ 44,558,893


                      MORTGAGE LOAN INFORMATION
  Mortgage Loan Seller .........................     Wachovia
  Cut-Off Date Balance ......................... $143,333,333
  Percentage of Cut-Off Date Pool Balance ......        11.1%
  Cut-Off Date Loan Balance Per SF .............         $191
  Number of Mortgage Loans .....................            1
  Type of Security(1) ..........................          Fee
  Mortgage Rate ................................      5.3043%
  Original Term to ARD / Amortization ..........    120 / 360
  Remaining Term to ARD / Amortization .........    119 / 360
  Cut-Off Date LTV .............................        63.7%
  Maturity Date LTV ............................        59.0%
  Underwritten DSCR on NOI .....................        1.57x
  Underwritten DSCR on NCF .....................        1.55x
  Shadow Rating (S&P / Moody's)(2) .............   BBB / Baa2

(1) For purposes of the table above and similar breakdowns by category elsewhere in this prospectus supplement, the borrower's interest in the mortgaged property has been classified as a fee interest, as described under "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--11 Madison Avenue Loan" in this prospectus supplement. The security for the 11 Madison Avenue Loan consists of the borrower's interest in the IDA Premises under the IDA lease as well as the borrower's fee interest in the remainder of the mortgaged property. The fee interest in the IDA Premises is owned by IDA but will revert to the borrower upon the termination of the IDA lease.

(2) S&P and Moody's have confirmed that the 11 Madison Avenue Loan has, in the context of its inclusion in the trust, the credit characteristics consistent with that of an obligation rated "BBB"/"Baa2", respectively.

     The Loan. The 11 Madison Avenue Loan (the "11 Madison Avenue Loan") represents a senior interest in a $515,000,000 mortgage loan (the "11 Madison Avenue Whole Loan") which is evidenced by seven notes, three of which (the "11 Madison Avenue Pari Passu Loans") are paid pari passu with the 11 Madison Avenue Loan and three of which (the "11 Madison Avenue Subordinate Loans") are subordinate in payment priority to the 11 Madison Avenue Loan. The 11 Madison Avenue Loan is secured primarily by a first priority mortgage on the 11 Madison Avenue Borrower's fee and leasehold interest in the real property known as 11 Madison Avenue located in New York, New York (the "11 Madison Avenue Mortgaged Property"). Originated on December 23, 2003, the 11 Madison Avenue Loan has an outstanding principal balance as of the Cut-Off Date of $143,333,333 and the 11 Madison Avenue Whole Loan has an outstanding principal balance as of the Cut-Off Date of $515,000,000. The 11 Madison Avenue Loan was made to 11 Madison Avenue LLC (the "11 Madison Avenue Borrower"), which is a bankruptcy remote, special purpose entity that is restricted by its organizational documents to owning and operating the 11 Madison Avenue Mortgaged Property. Legal counsel to the 11 Madison Avenue Borrower delivered a non-consolidation opinion in connection with the origination of the 11 Madison Avenue Loan. Equity ownership in the 11 Madison Avenue Borrower is held solely by 11 Madison Avenue Mezzanine LLC (100%). The sponsor is Tamir Sapir, who is the managing member of 11 Madison Avenue Member LLC, the 100% equity owner of 11 Madison Avenue Mezzanine LLC.

     The 11 Madison Avenue Loan has a remaining term of 119 months to its anticipated repayment date of January 11, 2014 (the "11 Madison Avenue Anticipated Repayment Date") and a remaining term of 419 months until the final maturity date of January 11, 2039 (the "11 Madison Avenue Final Maturity Date"). The promissory note evidencing the 11 Madison Avenue Loan bears interest at 5.3043% per annum (the "11 Madison Avenue Regular Interest Rate") until the 11 Madison Avenue Anticipated Repayment Date and thereafter bears interest at a per annum interest rate equal to the greater of (i) 7.3043% or
(ii) the 11 Madison Avenue Treasury Rate plus 2.000%. The "11 Madison Avenue Treasury Rate" means, as of the 11 Madison Avenue Anticipated Repayment Date, the average yield for "This Week" as reported by the Federal Reserve Board in Federal Statistical Release H.15 (519) published during the second full week preceding the 11 Madison Avenue Anticipated Repayment Date for instruments having terms coterminus with the remaining term of the promissory note evidencing the 11 Madison Avenue Loan. The anticipated repayment date and the final maturity date of each of the 11 Madison Avenue Subordinate Loans and the 11 Madison Avenue Pari Passu Loans is the same as the 11 Madison Avenue










Anticipated Repayment Date and the 11 Madison Avenue Final Maturity Date, respectively. The weighted average interest rate for the 11 Madison Avenue Whole Loan is 5.970%. Subsequent to the 11 Madison Avenue Anticipated Repayment Date, the interest rate for each of the 11 Madison Avenue Pari Passu Loans and each of the 11 Madison Avenue Subordinate Loans will be increased by the greater of 2.000% and a rate of interest equal to the difference between (i) the 11 Madison Avenue Treasury Rate plus 2.000% and (ii) the interest rate under the applicable 11 Madison Avenue Pari Passu Loan or 11 Madison Avenue Subordinate Loan.

     On each payment date occurring up to and including the payment date occurring in January 2009, the 11 Madison Avenue Borrower is required to make a debt service payment to the mortgagee, which payments will be applied to accrued and unpaid interest for the prior interest period. Thereafter, on each payment date occurring up to but not including the 11 Madison Avenue Anticipated Repayment Date, the 11 Madison Avenue Borrower is required to make a debt service payment to the mortgagee (the "11 Madison Avenue Debt Service Payment"), which payments will be applied first to accrued and unpaid interest for the prior interest period and the balance to the outstanding principal balance of the 11 Madison Avenue Loan. On the 11 Madison Avenue Anticipated Repayment Date, and on each payment date thereafter up to and including the 11 Madison Avenue Final Maturity Date, the 11 Madison Avenue Borrower is required to make a payment to the mortgagee in (a) an amount equal to the 11 Madison Avenue Debt Service Payment and such payment shall be applied to interest for the prior interest period at the 11 Madison Avenue Regular Interest Rate and the balance applied to the outstanding principal amount of the 11 Madison Avenue Loan and (b) an amount equal to the 11 Madison Avenue Net Cash Flow After Debt Service for the preceding month, such payment to be applied to the outstanding principal amount of the 11 Madison Avenue Loan. Interest accrued on the outstanding principal amount of the 11 Madison Avenue Loan at the applicable interest rate and not paid pursuant to the preceding sentence (the "11 Madison Avenue Accrued Interest"), shall itself be added to the outstanding principal balance and shall earn interest at the applicable interest rate, to the extent permitted by law. "11 Madison Avenue Net Cash Flow After Debt Service" for any period shall mean the amount obtained by subtracting the monthly debt service payment amount for such period from 11 Madison Avenue Net Cash Flow for such period. "11 Madison Avenue Net Cash Flow" for any period shall mean the amount obtained by subtracting operating expenses, capital expenditures and all other monthly reserves (as more particularly set forth in the 11 Madison Avenue Loan documents) for such period from gross income from operations for such period.

     Prepayment. The terms of the 11 Madison Avenue Loan documents prohibit voluntary prepayment prior to and including October 11, 2013 (the "11 Madison Avenue Lockout Period"). Involuntary prepayments may result, however, from an acceleration of the maturity date of the 11 Madison Avenue Loan following an event of default under the 11 Madison Avenue Loan or from a casualty or condemnation. Upon an involuntary prepayment occurring prior to the 11 Madison Avenue Lockout Release Date (as defined below) due to an event of default under the 11 Madison Avenue Loan, the 11 Madison Avenue Borrower will be obligated to pay the greater of (i) 2.000% of the principal amount of the 11 Madison Avenue Loan being prepaid or (ii) the 11 Madison Avenue Yield Maintenance Charge. Notwithstanding the foregoing, provided no event of default exists under the 11 Madison Avenue Loan, the 11 Madison Avenue Borrower is not required to pay the 11 Madison Avenue Yield Maintenance Charge in connection with a prepayment occurring solely as a result of the application of insurance proceeds or condemnation awards pursuant to the terms of the 11 Madison Avenue Loan documents. In addition to the amounts described above, if, during the first loan year, the 11 Madison Avenue Borrower shall tender payment of an amount sufficient to satisfy the 11 Madison Avenue Loan in whole or in part following the occurrence and during the continuance of an event of default under the 11 Madison Avenue Loan, the 11 Madison Avenue Borrower shall, in addition to the entire outstanding principal balance of the 11 Madison Avenue Loan, also pay to the mortgagee a sum equal to 3.000% of the outstanding principal balance of the 11 Madison Avenue Loan.

     "11 Madison Avenue Yield Maintenance Charge" shall mean the present value of a series of payments each equal to the 11 Madison Avenue Payment Differential and payable on each payment date over the remaining original term of the promissory note evidencing the 11 Madison Avenue Loan and on the payment date occurring three months prior to the 11 Madison Avenue Final Maturity Date, discounted at the 11 Madison Avenue Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such payment date and the payment date occurring two months prior to the 11 Madison Avenue Final Maturity Date.

     "11 Madison Avenue Payment Differential" shall mean an amount equal to (i) the 11 Madison Avenue Regular Interest Rate less the 11 Madison Avenue Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the outstanding principal balance of the 11 Madison Avenue Loan after application of the 11 Madison Avenue Debt Service Payment Amount on the date of such prepayment, provided that the 11 Madison Avenue Payment Differential shall in no event be less than zero.

     "11 Madison Avenue Reinvestment Yield" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the payment date occurring two months prior to the 11 Madison Avenue Final Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the promissory note evidencing the 11 Madison Avenue Loan with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

     Defeasance. The 11 Madison Avenue Mortgaged Property is subject to a period of defeasance beginning two (2) years after the Closing Date ("11 Madison Avenue Release Date") and continuing through and including October 11, 2013 (the "11 Madison Avenue Lockout Release Date") with non-callable obligations of the United States of America that provide for payments prior, but as close as possible, to all successive monthly payment dates occurring after the 11 Madison Avenue Release Date and, assuming the 11 Madison Avenue Loan is paid in full, on the 11 Madison Avenue Final Maturity Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and interest required to be paid under the 11 Madison Avenue Loan documents.

     The 11 Madison Avenue Mortgaged Property. The 11 Madison Avenue Mortgaged Property consists of the 11 Madison Avenue Borrower's fee and leasehold interest in condominium units located in New York, New York. The property contains 2,256,552 square feet of net rentable area. The largest tenant is Credit Suisse First Boston LLC ("CSFB") occupying 1,921,459 square feet, or approximately 85.2% of the net rentable area. The 11 Madison Avenue Mortgaged Property serves as the World Headquarters of CSFB, a leading global investment banking firm with more than 11,000 employees in the US. As of January 28, 2004, CSFB was rated "Aa3" (Moody's), "A" (S&P) and "AA-" (Fitch). The majority of the CSFB space expires in April 2017. There is a 389,344 square foot portion of one of the CFSB leases that expires in April 2007. Notwithstanding the foregoing, although 74.3% of CSFB's 1,921,459 square feet of net rentable area is leased through April 30, 2017, CSFB does have the option to terminate up to 643,332 square feet (33.5% of CSFB's space and 28.5% of the 11 Madison Avenue Mortgaged Property total space) after April 30, 2007 in its sole discretion. However, CSFB must give at least 24 months notice of such termination (and such notice is irrevocable) and must pay a termination fee equal to: (i) $1,216,677 plus the present value as of the date of payment of the rent increase remaining to be paid by CSFB from and after the effective termination date discounted from the due date of each installment of the rent increase remaining to be paid from and after the effective termination date to such date on a monthly basis using a 7.32% annual interest rate, if the termination is with respect to the 13th floor premises only, (ii) $335,138, plus the present value as of the date of payment of the additional space rent increase remaining to be paid by CSFB from and after the effective termination date discounted from the due date of each installment of the additional space rent increase remaining to be paid from and after the effective termination to such date on a monthly basis using a 6.55% annual interest rate if the termination is in respect to the additional space only and (iii) $1,551,815 plus the present value, as of the date of payment, of the rent increase and the additional space rent increase remaining to be paid by CSFB from and after the effective termination date discounted from the due date of each installment of the rent increase and the additional space rent increase remaining to be paid from and after the effective termination date to such date on a monthly basis using a 7.32% annual interest rate with respect to the rent increase and 6.55% annual interest rate with respect to the additional space rent increase or (i) $9,395,305 if terminating 19th and 20th floors, (ii) $18,524,330, if terminating the 8th, 9th and 11th floors or (iii) $27,919,635, if terminating entire premises. Pursuant to the terms of the 11 Madison Avenue Loan documents, the lease termination payments are required to be paid into a reserve controlled by the mortgagee to be used for future TI/LC expenses and otherwise will be additional collateral for the 11 Madison Avenue Loan. In addition, the 11 Madison Avenue Loan documents require that in the event CSFB exercises this option, the mortgagee will trap 100% of cash flow until the earlier to occur of: (i) such space being relet,
(ii) the date on which the lender determines that the debt service coverage is 1.20x or greater, and (iii) the date upon which an amount equal to the product of $55 multiplied by the number of square feet to be vacated by CSFB minus any lease cancellation, termination or surrender payments, if any, paid by CSFB in connection with the termination, cancellation or surrender of all or a portion of the Designated Lease has been deposited into the Designated Lease Reserve Escrow Account. The portion of the 11 Madison Avenue Mortgaged Property leased to CSFB (the "IDA Premises") is owned in fee by the New York City Industrial Development Agency (the "IDA") which in turn leases its interest in the 11 Madison Avenue Mortgaged Property to the 11 Madison Avenue Borrower pursuant to a lease dated December 22, 1995 which has a term terminating upon the earlier to occur of December 31, 2016 or reversion of fee title to the IDA Premises to the 11 Madison Avenue Borrower. Rent due to the IDA under the IDA lease is $10.00 which was paid upon execution of the IDA lease. Upon termination of the IDA lease, whether by virtue of expiration of the terms thereof or for any other reason, fee title to the IDA Premises automatically reverts to the 11 Madison Avenue Borrower.

     Insurance. The 11 Madison Avenue Borrower, at its sole cost and expense, is required to keep the 11 Madison Avenue Mortgaged Property insured against, inter alia, loss or damage by fire and other risks under a comprehensive all risk insurance policy (the "11 Madison Avenue Casualty Insurance Policy"), in each case: (1) in an amount equal to at least 100% of the then insurable replacement value of the 11 Madison Avenue Mortgaged Property; (2) containing an agreed amount endorsement waiving all co-insurance provisions; and (3) providing that such policy will contain an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the improvements or the use of the 11 Madison Avenue Mortgaged Property will at any time constitute legal nonconforming structures or uses.

     All policies of insurance (the "11 Madison Avenue Insurance Policies") are required to be issued by one or more financially sound and responsible insurance companies with each having a claims paying ability rating and/or financial strength rating, as applicable, of not less than "AA" by S&P, or such lower claims paying ability rating and/or financial strength rating, as applicable, as mortgagee shall in its sole and absolute discretion, consent to. The 11 Madison Avenue Insurance Policies shall include a standard non-contribution clause naming the Trustee on behalf of the Trust Fund as the person or entity to which all payments made by that insurance company will be paid.

     Casualty. The 11 Madison Avenue Loan documents provide that if the 11 Madison Avenue Mortgaged Property is damaged or destroyed, in whole or in part, by fire or other casualty, the 11 Madison Avenue Borrower must promptly proceed with the repair or rebuilding of the improvements as nearly as possible substantially to the condition the 11 Madison Avenue Mortgaged Property was in immediately prior to such fire or other casualty ("11 Madison Avenue Restoration"). All plans and specifications required in connection with an 11 Madison Avenue Restoration that is reasonably expected to cost in excess of $10,000,000 will be subject to prior review and acceptance by the mortgagee and shall be performed under the supervision of an independent architect or engineer selected by the 11 Madison Avenue Borrower and reasonably acceptable to the mortgagee. Under certain circumstances, however, such as a default under the 11 Madison Avenue Loan, insurance proceeds may be applied by the mortgagee to the repayment of the 11 Madison Avenue Loan.

     Condemnation. The 11 Madison Avenue Loan documents provide that, in the event of a taking by any governmental authority through eminent domain or otherwise, the proceeds of any condemnation award have been assigned to the mortgagee and such condemnation proceeds are required to be applied in accordance with the terms of the 11 Madison Avenue Loan documents. Upon satisfaction by the 11 Madison Avenue Borrower of certain conditions, the proceeds of the condemnation award must be made available for repair and restoration of the 11 Madison Avenue Mortgaged Property. To the extent not required to be disbursed by the mortgagee for the restoration of the 11 Madison Avenue Mortgaged Property, any award or payment may be applied to the repayment of the 11 Madison Avenue Loan whether or not then due and payable.

     Transfer of the 11 Madison Avenue Mortgaged Property and Interest in the 11 Madison Avenue Borrower. The 11 Madison Avenue Loan documents provide that the 11 Madison Avenue Borrower will not permit any sale, assignment, conveyance, transfer or other disposition of, or any mortgage, lien or other encumbrance (other than certain limited permitted encumbrances set forth in the 11 Madison Avenue Loan documents) on all, or any part, of the 11 Madison Avenue Mortgaged Property. The 11 Madison Avenue Borrower, however, shall be permitted to sell or convey (but not to mortgage or otherwise encumber) the 11 Madison Avenue Mortgaged Property provided the 11 Madison Avenue Borrower satisfies certain conditions (some of which are noted below) relating to assumption of the 11 Madison Avenue Loan by a transferee (an "11 Madison Avenue Assumption"), including: (i) the transferee (the "11 Madison Avenue Transferee") to whom the 11 Madison Avenue Mortgaged Property is sold or conveyed is a special purpose, bankruptcy remote entity that satisfies the requirement of the 11 Madison Avenue Loan documents, and the mortgagee receives a non-consolidation opinion relating to the 11 Madison Avenue Transferee, in form and substance acceptable to the mortgagee; (ii) immediately prior to such sale or conveyance, no default or event of default shall exist; (iii) the 11 Madison Avenue Transferee shall execute an assumption of all of the obligations of the 11 Madison Avenue Borrower under the 11 Madison Avenue Loan documents and (iv) such sale or conveyance is not construed so as to release the 11 Madison Avenue Borrower or the guarantor of the 11 Madison Avenue Loan of any of their respective obligations or liability under the 11 Madison Avenue Loan documents.

     The 11 Madison Avenue Loan documents provide that the 11 Madison Avenue Borrower will not permit any sale, assignment, conveyance, transfer or other disposition of, or grant or create any pledge, hypothecation, creation of a security interest in or other encumbrance on, any of the direct or indirect interests in the 11 Madison Avenue Borrower (any such event, an "11 Madison Avenue Transfer"). A transfer or sale (but not a pledge, hypothecation, security interest or other encumbrance) of any direct or indirect interest in the 11 Madison Avenue Borrower is permitted provided the following conditions are satisfied: (i) after giving effect to such transfer or sale, no less than 49% of the equity interests in the 11 Madison Avenue Borrower is owned, directly or indirectly, by a person or persons who, as of the closing date of the 11 Madison Avenue Loan owned 49% or more of the direct or indirect equity interests in the 11 Madison Avenue Borrower and (ii) prior to any such transfer or sale of direct interests in the 11 Madison Avenue Borrower, as a result of either of which (and after giving effect to such transfer or sale), more than 49% of the direct or indirect interests in the 11 Madison Avenue Borrower shall have been transferred to a person or entity not owning at least 49% of the direct or indirect interests in the 11 Madison Avenue Borrower on the date of closing of the 11 Madison Avenue Loan, the 11 Madison Avenue Borrower shall deliver to the mortgagee a non-consolidation opinion with respect to the proposed transfer or sale. In addition, subject to the terms of the 11 Madison Avenue Loan documents, the 11 Madison Avenue Loan documents permit transfers or sales (i) by Howard Michaels to Tamir Sapir and by and among Tamir Sapir, Alex Sapir and David Werner and persons controlled by such persons which have an interest in the 11 Madison Avenue Borrower as of the closing date of the 11 Madison Avenue Loan, (ii) made upon the death of a member, partner or shareholder of the 11 Madison Avenue Borrower and (iii) made for estate planning purposes.


Escrows.

          (1) 11 Madison Avenue Tax and Insurance Reserve Account. The 11 Madison Avenue Borrower is required to deposit on each payment date (A) an amount equal to one-twelfth of the taxes the mortgagee reasonably estimates will be payable during the next 12 months in order to accumulate with the mortgagee sufficient funds to pay all such taxes at least 30 days prior to their respective due dates and (B) one-twelfth of the insurance premiums that the mortgagee estimates will be payable for the renewal of the coverage afforded by the insurance policies required under the 11 Madison Avenue Loan documents upon the expiration thereof in order to accumulate with the mortgagee sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of such policies.

          (2) 11 Madison Avenue Replacement Reserve Account. The 11 Madison Avenue Borrower shall deposit with the mortgagee on each payment date $18,804.60 to pay the cost of replacements and/or capital expenditures at the 11 Madison Avenue Mortgaged Property.

          (3) 11 Madison Avenue Reletting Reserve Account. The 11 Madison Avenue Borrower shall deposit on each monthly payment date an amount equal to (i) $47,011.50 for the first through and including the thirty-sixth payment dates, (ii) $141,034.50, for the thirty-seventh through and including the seventy-second payment dates and (iii) thereafter, $94,023.00 to pay the cost of tenant improvements and leasing commissions associated with the reletting of the 11 Madison Avenue Mortgaged Property.

     Lockbox Account. The 11 Madison Avenue Loan documents contain a hard cash management system.

          (a) The 11 Madison Avenue Borrower shall cause all rents to be deposited into an account (the "11 Madison Avenue Lockbox Account") maintained with Wachovia Bank, National Association (the "11 Madison Avenue Lockbox Bank") in the name of the 11 Madison Avenue Borrower for the benefit of the mortgagee. The 11 Madison Avenue Borrower shall cause all rents to be deposited directly into the 11 Madison Avenue Lockbox Account. The mortgagee shall have the sole dominion and control over the 11 Madison Avenue Lockbox Account and the 11 Madison Avenue Borrower shall have no rights to make withdrawals therefrom.

          (b) On or before each payment date, the 11 Madison Avenue Lockbox Bank shall allocate funds on deposit in the 11 Madison Avenue Lockbox Account in the following order of priority and in amounts required under the 11 Madison Avenue Loan documents: (1) to the 11 Madison Avenue Tax and Insurance Reserve Account; (2) to a subaccount in an amount sufficient to pay the next monthly 11 Madison Avenue Debt Service Payment Amount; (3) to the 11 Madison Avenue Replacement Reserve Account; (4) to the 11 Madison Avenue Reletting Reserve Account; (5) but only during an O&M Operative Period or a Designated Lease Curtailment Period, to a subaccount for the payment of operating expenses and capital expenditures; (6) but only during an O&M Operative Period or a Designated Lease Curtailment Period, to a subaccount for the payment of

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     extraordinary expenses approved by the mortgagee, if any; (7) but only after the 11 Madison Avenue Anticipated Repayment Date, to the mortgagee to be applied against the outstanding principal amount due under the promissory note evidencing the 11 Madison Avenue Loan until such principal amount is paid in full; (8) but only after the 11 Madison Avenue Anticipated Repayment Date, to the mortgagee to be applied against 11 Madison Avenue Accrued Interest until such 11 Madison Avenue Accrued Interest is paid in full; (9) but only during an O&M Operative Period, commencing pursuant to clause (a)(i) of the definition thereof, to a subaccount to be held by the mortgagee as additional security for the 11 Madison Avenue Loan; (10) but only during a Designated Lease Curtailment Period, to a subaccount to be applied to pay the cost of tenant improvements and leasing commissions associated with reletting space currently demised to CSFB at the 11 Madison Avenue Mortgaged Property; and
     (11) any excess amounts remaining in the 11 Madison Avenue Lockbox Account (collectively, the "11 Madison Avenue Excess Funds") shall be handled or disbursed as follows: (i) if an event of default exists under the 11 Madison Avenue Loan documents, the 11 Madison Avenue Excess Funds may be applied by the mortgagee to the payment of amounts due under the 11 Madison Avenue Loan in its sole and absolute discretion; and (ii) if no event of default exists, all 11 Madison Avenue Excess Funds shall be disbursed to the 11 Madison Avenue Borrower on the payment date, on the sixth day (or if such day is not a business day, the next succeeding business day) and on the twenty-second day (or if such day is not a business day, the next succeeding business day) in such month; provided, however, that notwithstanding the foregoing, in the event the 11 Madison Avenue Borrower shall collect rents from any tenant more than one month in advance during any month, such rents shall remain on deposit in the 11 Madison Avenue Lockbox Account and shall not be released to the 11 Madison Avenue Borrower until such time as the subaccounts have been funded in accordance with clauses (1) through (11) for the immediately succeeding month.

     "Designated Lease Curtailment Period" shall mean (a) the payment date immediately succeeding the date, if any, that CSFB gives notice that it will terminate the Designated Lease with respect to any portion of the space demised thereunder and/or (b) if CSFB has not extended the term of that portion of the Prime Lease which expires on April 30, 2007 (the "Tower Space"), the payment date immediately succeeding the last day on which CSFB must give notice that it will extend the term of the Prime Lease with respect to the Tower Space (collectively, the "Vacate Date") pursuant to the terms of the Prime Lease and any other space lease demising space to CSFB, other than space leases demising retail space of less than 10,000 square feet (the "Designated Lease") and terminating on the payment date next succeeding the earlier to occur of (a) the date upon which the mortgagee determines that the debt service coverage is 1.20x or greater, (b) the date upon which an amount equal to the product of $55 multiplied by the number of square feet to be vacated by CSFB minus any lease cancellation, termination or surrender payments, if any, paid by CSFB in connection with the termination, cancellation or surrender of all or a portion of the Designated Lease has been deposited into a subaccount of the 11 Madison Avenue Lockbox Account (the "Designated Lease Reserve Escrow Account") and (c) the date upon which all of the space at the 11 Madison Avenue Mortgaged Property previously leased pursuant to the Designated Lease (the "Designated Lease Space") is re-let pursuant to space leases approved by the mortgagee and the mortgagee has received tenant estoppel certificates from the tenant leasing space in the Designated Lease Space which indicate, among other things, that the tenant under such space lease has been in occupancy for at least one full calendar month and paid all rents due under the space lease without abatement, suspension, deferment, diminution, reduction or other allowances for at least one full calendar month.

     "O&M Operative Period" shall mean the period of time (a) commencing upon the earlier to occur of (i) the determination by the mortgagee that the debt service coverage is less than 1.15x and (ii) the 11 Madison Avenue Anticipated Repayment Date, and (b)(i) in the event that the O&M Operative Period has commenced pursuant to clause (a)(i) above (but not pursuant to clauses (a)(ii) above), terminating on the payment date next succeeding the date upon which the mortgagee determines that the debt service coverage for two (2) consecutive calendar quarters is equal to or greater than 1.15x. Debt service coverage, for purposes of determining whether an O&M Operative Period exists, shall be tested quarterly except, in each case, during the continuance of an O&M Operative Period and during such time as the mortgagee, in its reasonable discretion based on changes in circumstances, including, without limitation, (a) tenants vacating the 11 Madison Avenue Mortgaged Property during the next two (2) calendar quarters, (b) tenants becoming the subject of any proceeding or action relating to their bankruptcy, reorganization or other arrangement pursuant to the federal bankruptcy code or any similar federal or state law or tenants being adjudicated bankrupt or insolvent unless such tenant's space lease has been affirmed by the trustee in such proceeding or action and the bankruptcy court has issued its final non-appealable confirmation order with respect to such affirmation and (c) terminations of space leases, believes that the debt service coverage may be less than 1.15x, in which event the debt service coverage shall be tested monthly and shall be calculated based upon information contained in the financial reports furnished to the mortgagee pursuant to the provisions of the 11 Madison Avenue Loan documents.

     "Prime Lease" shall mean that certain lease to CSFB demising a portion of the 11 Madison Avenue Mortgaged Property consisting of 1,173,693 square feet located primarily on the 2nd through and including the 7th and 21st through and including the 28th floors of the 11 Madison Avenue Mortgaged Property.

     11 Madison Avenue Mortgaged Property Management. The 11 Madison Avenue Mortgaged Property is currently managed by Cushman & Wakefield, Inc.

     Additional Debt. The 11 Madison Avenue Loan documents prohibit the 11 Madison Avenue Borrower from incurring any additional debt, secured or unsecured, except for trade and operational debt (collectively, "Trade Debt") incurred in the ordinary course of business with trade creditors in amounts as are normal and reasonable under the circumstances, provided such debt does not exceed 2% of the outstanding principal balance of the 11 Madison Avenue Loan, is not evidenced by a note, is incurred in the ordinary course of operation of the 11 Madison Avenue Mortgaged Property and is paid prior to the 60th day after the date incurred (unless the same is subject to good faith dispute by the 11 Madison Avenue Borrower, in appropriate proceedings therefor, and for which adequate reserves have been established.

     Intercreditor Agreement. The holders of (a) the 11 Madison Avenue Loan,
(b) the 11 Madison Avenue Subordinate Loans and (c) the 11 Madison Avenue Pari Passu Loans are party to an intercreditor and servicing agreement dated January 28, 2004 which sets forth the priority of payments and rights of such holders. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans".

Phillips Point Office Building

     The Loan. The Mortgage Loan ("Phillips Point Office Building Loan") is secured by a first mortgage encumbering the borrower's fee interest in an office building located in West Palm Beach, Florida. The Phillips Point Office Building Loan represents approximately 8.1% of the Cut-Off Date Pool Balance. The Phillips Point Office Building Loan was originated on December 8, 2003 and has a principal balance as of the Cut-Off Date of $105,000,000. The Phillips Point Office Building Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Phillips Point Office Building Loan has a remaining term of 118 months and matures on December 11, 2013. The Phillips Point Office Building Loan may be prepaid on or after October 11, 2013 and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is Phillips Point LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Phillips Point Office Building Loan. The sponsors are Benjamin Winter and Melvin Heller The Winter Organization is a fourth generation family run private company that owns approximately 1.5 million square feet of commercial properties in New York City as well as over 500 apartments, and has expertise in real estate acquisition, management and development, with in-house expertise in all facets of the running of the business.

     The Property. The Mortgaged Property is an approximately 421,650 square foot office complex situated on approximately 4.2 acres. The Mortgaged Property is located in West Palm Beach, Florida, within the West Palm Beach -- Boca Raton, Florida metropolitan statistical area. As of September 22, 2003, the occupancy rate for the Mortgaged Property securing the Phillips Point Office Building Loan was approximately 96.0%.

     The largest tenant is Gunster Yoakley & Stewart ("Gunster Yoakley"), occupying approximately 52,719 square feet, or approximately 12.5% of the net rentable area. Gunster Yoakley, founded in 1925, is one of Florida's oldest and largest full-service law firms with approximately 130 attorneys, specializing in corporate, private wealth, litigation and real estate matters. The Gunster Yoakley lease expires in December 2013. The second largest tenant is Conopco ("Conopco"), a division of Unilever Group, occupying approximately 38,129 square feet, or approximately 9.0% of the net rentable area. The Unilever Group is in the business of supplying fast moving consumer goods in foods, household care and personal product categories. As of January 28, 2004, Unilever was rated "A1" (Moody's), "A+" (S&P) and "A+" (Fitch). The Conopco lease expires in April 2007. The third largest tenant is Greenberg Traurig, occupying approximately 35,078 square feet, or approximately 8.3% of the net rentable area. Founded in 1967, Greenberg Traurig provides legal services for clients worldwide in areas such as business, corporate securities, information technology and telecommunications, as well as entertainment. The firm has approximately 900 lawyers in its 20 offices. The Greenberg Traurig lease expires in May 2011.

     The following table presents information relating to major tenants at the Mortgaged Property:

                                                                  % OF NET     ACTUAL
                                    RATINGS*       NET RENTABLE   RENTABLE      RENT                   % OF ACTUAL   DATE OF LEASE
TENANT                         MOODY'S/S&P/FITCH     AREA (SF)      AREA        PSF      ACTUAL RENT       RENT       EXPIRATION
----------------------------- ------------------- -------------- ---------- ----------- ------------- ------------- --------------
Gunster Yoakley ............. NR/NR/NR                 52,719        12.5%  $ 22.60      $1,191,692        11.8%    December 2013
Conopco (Unilever) .......... A1/A+/A+                 38,129         9.0   $ 28.00       1,067,612        10.6        April 2007
Greenberg Traurig ........... NR/NR/NR                 35,078         8.3   $ 25.56         896,541         8.9          May 2011
Steel Hector & Davis ........ NR/NR/NR                 28,589         6.8   $ 24.10         688,995         6.8     November 2010
Smith Barney, Inc. .......... Aa1/AA-/AA+              21,748         5.2   $ 21.40         465,407         4.6      October 2006
                                                       ------        ----                ----------        ----
TOTAL .......................                         176,263        41.8%               $4,310,247        42.8%
                                                      =======        ====                ==========        ====

----------
* Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                               WA BASE                               CUMULATIVE
                # OF LEASES    RENT/SF    TOTAL SF   % OF TOTAL SF    % OF SF    % OF ACTUAL RENT     CUMULATIVE % OF
YEAR              ROLLING      ROLLING     ROLLING      ROLLING*      ROLLING*       ROLLING*       ACTUAL RENT ROLLING*
-------------- ------------- ----------- ---------- --------------- ----------- ------------------ ---------------------
2004 .........        6        $ 26.52     32,799          7.8%          7.8%           8.6%                 8.6%
2005 .........        2        $ 26.06     10,121          2.4%         10.2%           2.6%                11.3%
2006 .........       10        $ 25.13     67,878         16.1%         26.3%          16.9%                28.2%
2007 .........        6        $ 25.77     52,413         12.4%         38.7%          13.4%                41.6%
2008 .........        1        $ 27.32      6,946          1.6%         40.4%           1.9%                43.5%
2009 .........        1        $ 32.01      9,145          2.2%         42.5%           2.9%                46.4%
2010 .........        2        $ 24.26     40,768          9.7%         52.2%           9.8%                56.2%
2011 .........        7        $ 24.63     79,705         18.9%         71.1%          19.5%                75.7%
2012 .........        1        $ 24.59     15,016          3.6%         74.7%           3.7%                79.4%
2013 .........        6        $ 23.26     85,375         20.2%         94.9%          19.7%                99.1%
2014 .........        1        $ 19.57      4,602          1.1%         96.0%           0.9%               100.0%

----------
----------
*     Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain escrows of real estate taxes and provide for replacement reserves. In addition, the loan documents require the borrower to deposit with the mortgagee a sum of $423,324 per year for tenant improvements and leasing commissions. See Annex A-3 to this prospectus supplement for information regarding escrow reserves.

     Lock Box Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

     Management. Walters/Gottlieb Partners, Inc. is the property manager for the Mortgaged Property securing the Phillips Point Office Building Loan.

Starrett-Lehigh Building

     The Loan. The Mortgage Loan (the "Starrett-Lehigh Building Loan") is secured by a first mortgage encumbering the borrower's fee interest in an office building located in New York, New York. The Starrett-Lehigh Building Loan represents approximately 7.8% of the Cut-Off Date Pool Balance. The Starrett-Lehigh Building Loan was originated on January 2, 2004 and has a principal balance as of the Cut-Off Date of $100,000,000. The Starrett-Lehigh Building Loan, which is evidenced by a pari passu note dated January 2, 2004, is a portion of a whole loan with an original principal balance of $184,000,000. The other loans related to the Starrett-Lehigh Building Loan are evidenced by two separate notes dated January 2, 2004, the "Starrett-Lehigh Building Pari Passu Loan", with an original principal balance of $60,000,000 and the "Starrett-Lehigh Building Subordinate Loan", with an original principal balance of $24,000,000. The Starrett-Lehigh Building Pari Passu Loan will not be an asset of the Trust, while the Starrett-Lehigh Building Subordinate Loan will be an asset of the trust, however, the Starrett-Lehigh Building Loan, this Starrett-Lehigh Building Pari Passu Loan and the Starrett-Lehigh Building Subordinate Loan will be governed by an intercreditor and servicing agreement, and will be serviced pursuant to the terms of the pooling and servicing agreement as described in this prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans". The Starrett-Lehigh Building Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Starrett-Lehigh Building Loan has a remaining term of 120 months to its anticipated repayment date of February 11, 2014. The Starrett-Lehigh Building Loan may be prepaid on or after December 11, 2013, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is 601 West Associates LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Starrett-Lehigh Building Loan. The sponsor is Mark Karasik, who has been actively involved in New York real estate investment, ownership and management for nearly 25 years.

     The Property. The Mortgaged Property is an approximately 2,319,634 square foot office building situated on approximately 2.9 acres. The Mortgaged property was constructed in 1931 and renovated in 2003. The Mortgaged Property is located in New York, New York within the New York City metropolitan statistical area. As of September 30, 2003, the occupancy rate for the Mortgaged Property securing the Starrett-Lehigh Building Loan was approximately 74.3%.

     The largest tenant is the US Customs Service ("US Customs Service") occupying approximately 266,327 square feet, or approximately 11.5% of the net rentable area. The US Customs Service is a division of the US Department of Homeland Security charged with protecting the general welfare and security of the United States by enforcing import and export restrictions and prohibitions. The US Customs Service lease expires in October 2013. As of January 28, 2004, the US Customs Service was rated "Aaa" (Moody's), "AAA" (S&P) and "AAA" (Fitch). The second largest tenant is Martha Stewart Living Omnimedia, Inc. ("Omnimedia") occupying approximately 159,500 square feet, or approximately 6.9% of the net rentable area. Omnimedia creates content and domestic merchandise for homemakers and other consumers. The company is comprised of four business segments: Publishing, Television, Merchandising and Internet/Direct Commerce, all of which function at the subject property. The Omnimedia lease expires in December 2009. The third largest tenant is the Federal Bureau of Investigation, ("FBI") occupying approximately 118,288 square feet, or approximately 5.1% of the net rentable area. The FBI is the investigative arm of the US Department of Justice. The agency's duties include protecting the US from terrorist attacks, foreign intelligence operations, cyber-based attacks and high-technology crimes, while combating public corruption, protecting civil rights and supporting local law enforcement. As of January 28, 2004, the FBI was rated "Aaa" (Moody's), "AAA" (S&P) and "AAA" (Fitch). The FBI lease expires in October 2008.

     The following table presents information relating to major tenants at the Mortgaged Property:

                                                            NET      % OF NET     ACTUAL                    % OF
                                          RATINGS*        RENTABLE   RENTABLE      RENT                    ACTUAL    DATE OF LEASE
TENANT                               MOODY'S/S&P/FITCH   AREA (SF)     AREA        PSF      ACTUAL RENT     RENT      EXPIRATION
----------------------------------- ------------------- ----------- ---------- ----------- ------------- ---------- --------------
US Customs Service ................     Aaa/AAA/AAA       266,327       11.5%  $ 33.12      $ 8,821,279      23.5%   October 2013
Omnimedia .........................       NR/NR/NR        159,500        6.9   $ 25.06        3,997,148      10.7   December 2009
FBI ...............................     Aaa/AAA/AAA       118,288        5.1   $ 13.62        1,610,924       4.3    October 2008
Williams Communications ...........      Caa3/NR/NR        99,320        4.3   $ 17.82        1,770,102       4.7     March 2015
Zurich American Insurance .........       NR/A+/NR         95,000        4.1   $ 32.39        3,076,920       8.2      May 2012
                                                          -------       ----                -----------      ----
TOTAL .............................                       738,435       31.8%               $19,276,373      51.4%
                                                          =======       ====                ===========      ====

----------
* Certain ratings are those of the parent company whether or not the parent guarantees the lease.


     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                   WA BASE                                   CUMULATIVE %     % OF ACTUAL     CUMULATIVE % OF
                  # OF LEASES      RENT/SF      TOTAL SF      % OF TOTAL         OF SF            RENT          ACTUAL RENT
YEAR                ROLLING        ROLLING       ROLLING     SF ROLLING*       ROLLING*         ROLLING*         ROLLING*
--------------   -------------   -----------   ----------   -------------   --------------   -------------   ----------------
2004 .........         14          $ 10.55       52,459           2.3%            2.3%             1.5%             1.5%
2005 .........         11          $  8.74       65,271           2.8%            5.1%             1.5%             3.0%
2006 .........          8          $  7.87       89,526           3.9%            8.9%             1.9%             4.9%
2007 .........         14          $ 13.11       77,783           3.4%           12.3%             2.7%             7.6%
2008 .........         15          $ 15.68      251,623          10.8%           23.1%            10.5%            18.1%
2009 .........         21          $ 22.96      311,953          13.4%           36.6%            19.1%            37.2%
2010 .........          5          $ 34.47       90,313           3.9%           40.5%             8.3%            45.5%
2011 .........          6          $ 14.92      128,514           5.5%           46.0%             5.1%            50.6%
2012 .........          7          $ 31.42      152,691           6.6%           52.6%            12.8%            63.4%
2013 .........          8          $ 31.99      290,855          12.5%           65.1%            24.8%            88.2%
2014 .........          1          $ 18.00        5,000           0.2%           65.4%             0.2%            88.5%

----------
*     Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the loan documents require the borrower to deposit with the mortgagee (i) at the closing of the Starrett-Lehigh Building loan, a sum of $7,000,000 and (ii) a sum of $1,159,812 per year for tenant improvements and leasing commissions. See Annex A-3 to this prospectus supplement for information regarding escrow reserves.

     Lock Box Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

     Hyper-amortization. Commencing on the anticipated repayment date of February 11, 2014, if the Starrett-Lehigh Building Loan is not paid in full, it enters into a hyper-amortization period through February 11, 2028. The interest rate applicable to the Starrett-Lehigh Building Loan during such hyper-amortization period will increase to the greater of 2.0% over the mortgage rate or 2.0% over the treasury rate, as specified in the loan documents.

     Mezzanine Debt. A mezzanine loan in the amount of $40 million was originated on January 2, 2004. The mezzanine loan is held outside the trust and is secured by a pledge of the equity interests in the borrower.

     Management. 601 West Management Corp., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Starrett-Lehigh Building Loan.

IBM Center

     The Loan. The Mortgage Loan (the "IBM Center Loan") is secured by a first mortgage encumbering the borrower's fee interest in an office building located in Atlanta, Georgia. The IBM Center Loan represents approximately 6.2% of the Cut-Off Date Pool Balance. The IBM Center Loan was originated on December 4, 2003 and has a principal balance as of the Cut-Off Date of $80,000,000. The IBM Center Loan provides for interest-only payments for the first 24 months of the loan term and the final 24 months of the loan term.

     The IBM Center Loan has a remaining term of 127 months and matures on September 11, 2014. The IBM Center Loan may be prepaid on or after March 11, 2014 and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is Jamestown Northside, L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the IBM Center Loan. The sponsor is Jamestown Companies. The Jamestown Companies provide real estate investment services in the United States, principally for German investors. In 23 partnerships, Jamestown and its 21,000 investors have acquired $3.3 billion of assets representing $1.6 billion of equity, totaling 11.5 million square feet of office, retail and industrial space.

     The Property. The Mortgaged Property is an approximately 784,700 square foot office building situated on approximately 56.6 acres. The Mortgaged Property was built in phases in 1978 and 1988. The Mortgaged Property is located in Atlanta, Georgia, within the Atlanta, Georgia metropolitan statistical area. As of December 12, 2003, the occupancy rate for the Mortgaged Property securing the IBM Center Loan was approximately 100.0%.

     The single tenant is International Business Machines ("IBM") occupying approximately 784,700 square feet, or approximately 100.0% of the net rentable area. The Mortgaged Property is the regional marketing headquarters for IBM in the southeast. As of January 28, 2004, IBM was rated "A1" (Moody's), "A+"(S&P) and "AA-"(Fitch). The IBM lease expires in September 2014.

     The following table presents information relating to the major tenant at the Mortgaged Property:

                                     NET        % OF NET                                     % OF
                 RATINGS           RENTABLE     RENTABLE      ACTUAL                        ACTUAL      DATE OF LEASE
 TENANT     MOODY'S/S&P/FITCH     AREA (SF)       AREA       RENT PSF     ACTUAL RENT        RENT         EXPIRATION
--------   -------------------   -----------   ----------   ----------   -------------   -----------   ---------------
   IBM     A1 / A+ / AA-         784,700          100.0%     $ 13.44      $10,549,250        100.0%    September 2014

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                           WA BASE                                                                           CUMULATIVE %
          # OF LEASES      RENT/SF      TOTAL SF     % OF TOTAL SF      CUMULATIVE %       % OF ACTUAL      OF ACTUAL RENT
 YEAR       ROLLING        ROLLING       ROLLING        ROLLING*       OF SF ROLLING*     RENT ROLLING*        ROLLING*
------   -------------   -----------   ----------   ---------------   ----------------   ---------------   ---------------
2014     1                 $ 13.44     784,700            100.0%            100.0%             100.0%            100.0%

----------
*     Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents do not require escrows; however, IBM leases the building absolute net with no landlord obligations. Commencing on April 11, 2008, and continuing through the term of the loan, the borrower is required to deposit with the mortgagee a sum of $601,020 annually. In addition, IBM is required to give two years notice of its intent not to renew its lease and in the event that IBM should choose not to renew, the mortgagee has required a 100% trap of all cash flow for the final two years of the loan term. See Annex A-3 to this prospectus supplement for information regarding escrow reserves.

     Lock Box Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

     Management. Jamestown Management Corporation, an affiliate of the borrower, is the property manager for the Mortgaged Property securing the IBM Center Loan.

North Riverside Park Mall

     The Loan. The Mortgage Loan (the "North Riverside Park Mall Loan") is secured by a first mortgage encumbering the borrower's fee interest in a regional mall located in North Riverside, Illinois. The North Riverside Park Mall Loan represents approximately 6.2% of the Cut-Off Date Pool Balance. The North Riverside Park Mall Loan was originated on January 16, 2004 and has a principal balance as of the Cut-Off Date of $80,000,000. The North Riverside Park Mall Loan provides for interest-only payments for the length of the loan term.

     The North Riverside Park Mall Loan has a remaining term of 120 months and matures on February 11, 2014. The North Riverside Park Mall Loan may be prepaid on or after December 11, 2013, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is North Riverside Park Associates, LLC, a special-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the North Riverside Park Mall Loan. The sponsors of the borrower are Jeffrey Feil and Lloyd Goldman. Mr. Feil is the principal of the Feil Organization, a New York-based real estate firm with ownership interests in approximately 8.5 million square feet of retail properties, 5 million square feet of office properties, and 5,000 residential rental units. Mr. Goldman is the President of BLDG Management Co., which owns approximately 20 million square feet of commercial and industrial properties and 14,000 residential rental units.

     The Property. The Mortgaged Property consists of approximately 440,421 square feet of space at a 1,067,435 square foot regional mall situated on approximately 27.3 acres. The Mortgaged Property was constructed in 1974 and renovated in 2001. The Mortgaged Property is located in North Riverside, Illinois, within the Chicago, Illinois metropolitan statistical area. As of January 8, 2004, the occupancy rate for the Mortgaged Property securing the North Riverside Park Mall Loan was approximately 96.5%; however, excluding the 41,958 square feet T.J. Maxx has given notice it will vacate, the occupancy is 86.9%.

     The anchor tenants at the Mortgaged Property are JC Penney, Sears, Roebuck & Co., and Carson Pirie Scott (a Saks Inc. store). Each anchor owns its respective premises and land, which are not part of the collateral. The largest tenant which is part of the collateral is Plitt Theaters ("Plitt") occupying approximately 30,000 square feet, or approximately 6.8% of the net rentable area. The Plitt lease expires in January 2008. The second largest tenant is Old Navy, occupying approximately 20,068 square feet, or approximately 4.6% of the net rentable area. Old Navy, a subsidiary of The Gap, Inc. ("The Gap"), is a global specialty retailer, which operates stores selling casual apparel, personal care and other accessories for men, women and children. As of January 28, 2004, The Gap was rated "Ba3" (Moody's), "BB+" (S&P) and "BB-" (Fitch). The Old Navy lease expires in February 2007. The third largest tenant is Lerner New York & Co. ("Lerner"), occupying approximately 12,116 square feet, or approximately 2.8% of the net rentable area. Lerner sells brand-name and private-label fashions and accessories for women. The Lerner lease expires in January 2004. Lerner has agreed to a one year extension of its lease; however, in anticipation of finalizing terms on a longer term lease at the subject property, this has not yet been executed.

     The following table presents information relating to major tenants at the Mortgaged Property:

                                                              NET      % OF NET                             % OF
                                            RATINGS*        RENTABLE   RENTABLE    ACTUAL                  ACTUAL   DATE OF LEASE
TENANT                                 MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
------------------------------------- ------------------- ----------- ---------- ---------- ------------- -------- ---------------
JC Penney (Anchor owned, not
 part of collateral) ................      Ba3/BB+/BB       248,709
Sears, Roebuck & Co. (Anchor
 owned, not part of collateral) .....    Baa1/BBB/BBB+      199,544
Carson Pirie Scott (Anchor
 owned, not part of collateral) .....      Ba3/BB/BB-       180,588
Plitt Theaters ......................       NR/NR/NR         30,000       6.8%    $ 13.67    $  410,000      4.7%   January 2008
Old Navy ............................     Ba3/BB+/BB-        20,068       4.6     $  7.00       140,476      1.6    February 2007
Lerner New York & Co. ...............       NR/NR/NR         12,116       2.8     $ 19.00       230,204      2.6    January 2004
Deb Shop ............................       NR/NR/NR         10,275       2.3     $ 11.08       113,847      1.3    January 2009
Humana Health Care
 (outparcel) ........................     Baa3/BBB/BBB       10,000       2.3     $ 11.64       116,438      1.3    January 2011
Olive Garden (outparcel) ............    Baa1/BBB+/BBB+       9,100       2.1     $ 10.90        99,188      1.1    January 2006
Bachrach ............................       NR/NR/NR          9,019       2.0     $ 12.53       113,015      1.3    January 2006
Gap .................................     Ba3/BB+/BB-         8,500       1.9     $ 20.00       170,000      1.9   September 2006
Lane Bryant .........................      B2/BB-/NR          8,450       1.9     $ 21.00       177,450      2.0    January 2005
                                                            -------      ----                ----------     ----
TOTAL ...............................                       117,528      26.7%               $1,570,618     17.8%
                                                            =======      ====                ==========     ====

* Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                                                                                      CUMULATIVE
                    # OF       WA BASE                     % OF        CUMULATIVE         % OF           % OF
                   LEASES      RENT/SF      TOTAL SF     TOTAL SF         % OF        ACTUAL RENT     ACTUAL RENT
YEAR              ROLLING      ROLLING       ROLLING     ROLLING*     SF ROLLING*       ROLLING*       ROLLING*
--------------   ---------   -----------   ----------   ----------   -------------   -------------   ------------
2004 .........       25        $ 13.08       68,868         15.6%         15.6%           10.2%           10.2%
2005 .........       11        $ 24.44       31,014          7.0%         22.7%            8.6%           18.8%
2006 .........       17        $ 21.24       56,561         12.8%         35.5%           13.6%           32.5%
2007 .........       10        $ 20.79       35,181          8.0%         43.5%            8.3%           40.8%
2008 .........       11        $ 20.93       52,902         12.0%         55.5%           12.6%           53.3%
2009 .........       11        $ 26.66       27,567          6.3%         61.8%            8.3%           61.7%
2010 .........        3        $ 24.50        6,762          1.5%         63.3%            1.9%           63.5%
2011 .........       14        $ 27.71       36,639          8.3%         71.6%           11.5%           75.1%
2012 .........       10        $ 32.55       20,247          4.6%         76.2%            7.5%           82.5%
2013 .........       10        $ 27.53       30,800          7.0%         83.2%            9.6%           92.2%
2014 .........        5        $ 37.90       13,345          3.0%         86.3%            5.7%           97.9%

----------
*     Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for escrows of real estate taxes and provide for replacement reserves. In addition, the loan documents require the borrower to deposit with the mortgagee (i) at the closing of the North Riverside Park Mall Loan, a sum of $2,750,000 and (ii) a sum of $175,992 per year for tenant improvements and leasing commissions. See Annex A-3 to this prospectus supplement for information regarding escrow reserves.

     Lock Box Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

     Management. Urban Retail Properties Co. is the property manager for the Mortgaged Property securing the North Riverside Park Mall Loan.

520 Eighth Avenue

     The Loan. The Mortgage Loan (the "520 Eighth Avenue Loan") is secured by a first mortgage encumbering the borrower's fee interest in an urban office building located in New York, New York. The 520 Eighth Avenue Loan represents approximately 3.8% of the Cut-Off Date Pool Balance. The 520 Eighth Avenue Loan was originated on January 30, 2004 and has a principal balance as of the Cut-Off Date of $49,000,000. The 520 Eighth Avenue Loan provides for interest-only payments for the length of the loan term.

     The 520 Eighth Avenue Loan has a remaining term of 120 months and matures on February 11, 2014. The 520 Eighth Avenue Loan may be prepaid on or after December 11, 2013, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrowers are New 520 GSH, LLC, New 520 Triple Crown, LLC, 38th and 8th LLC and New 520 8th LLC, each of which is a special purpose entity and own the Mortgaged Property as tenants in common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 520 Eighth Avenue Loan. The sponsor of the borrower is Jeffrey Gural, who is one of three principals owning Newmark & Company Real Estate, Inc. ("Newmark"), which his father, Aaron Gural, acquired in 1952 and sold to Jeffrey and Barry M. Gosin in 1978. Newmark manages or provides leasing services on approximately 50 million square feet of office space in New York, Connecticut, London, Los Angeles, New Jersey and Washington D.C.

     The Property. The Mortgaged Property is comprised of three contiguous buildings, 520 Eighth Avenue, 261 West 36th Street and 266 West 37th Street, in the aggregate consisting of approximately 739,718 square feet of net rentable area. The Mortgaged Property was constructed in 1926 and renovated in 2000. The Mortgaged Property is located in New York, New York within the New York City metropolitan statistical area. As of January 21, 2004, the occupancy rate for the Mortgaged Property securing the 520 Eighth Avenue Loan was approximately 98.4%.

     The largest tenant is the Mason Tenders District Council Welfare Fund ("MTDC") occupying 48,395 square feet, or approximately 6.5% of the net rentable area. MTDC is an umbrella labor organization affiliated with six local unions in the tri-state area. The organization claims over 15,000 members involved in political and social labor action awareness campaigns on both the national and local levels. The MTDC lease expires in February 2018. The second largest tenant is Selfhelp Community Services Inc. ("Selfhelp") occupying 45,000 square feet, or approximately 6.1% of the net rentable area. Founded in 1936 and a member agency of the United Way, Selfhelp is one of the top family, geriatric, and home hospice care agencies in New York City. The Selfhelp lease expires in June 2011. The third largest tenant is G&G Shops Inc. ("G&G") occupying 40,000 square feet, or approximately 5.4% of the net rentable area. G&G is a nationwide retailer of teen and young adult women's fashions with over 500 stores located throughout the country. The G&G lease expires in January 2006.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                             NET      % OF NET                             % OF
                                           RATINGS         RENTABLE   RENTABLE    ACTUAL                  ACTUAL    DATE OF LEASE
TENANT                                MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
------------------------------------ ------------------- ----------- ---------- ---------- ------------- -------- ----------------
Mason Tenders District Council
 Welfare Fund ......................      NR/NR/NR          48,395       6.5%   $ 23.46     $1,135,347      7.4%   February 2018
Selfhelp Community Services Inc. ...      NR/NR/NR          45,000       6.1    $ 28.72      1,292,400      8.4      June 2011
G & G Shops Inc. ...................      NR/NR/NR          40,000       5.4    $ 16.99        679,600      4.4     January 2006
Alliance of Resident Theatres ......      NR/NR/NR          32,000       4.3    $ 20.00        640,000      4.2    November 2022
Board of Jewish Education ..........      NR/NR/NR          26,000       3.5    $ 19.78        514,280      3.3      July 2023
New York Spaces ....................      NR/NR/NR          25,977       3.5    $ 19.96        518,423      3.4   Multiple Spaces
                                                            ------      ----                ----------     ----
TOTAL ..............................                       217,372      29.4%               $4,780,050     31.1%
                                                           =======      ====

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                  # OF     WA BASE                 % OF     CUMULATIVE %                      CUMULATIVE % OF
                ROLLING    RENT/SF    TOTAL SF   TOTAL SF       OF SF      % OF ACTUAL RENT     ACTUAL RENT
YEAR             LEASES    ROLLING     ROLLING   ROLLING*     ROLLING*         ROLLING*           ROLLING*
-------------- --------- ----------- ---------- ---------- -------------- ------------------ -----------------
2004 .........      7      $ 32.18     16,228       2.2%         2.2%             3.4%               3.4%
2005 .........     11      $ 11.14     44,151       6.0%         8.2%             3.2%               6.6%
2006 .........      8      $ 17.41     69,322       9.4%        17.5%             7.9%              14.4%
2007 .........      8      $ 29.34     18,259       2.5%        20.0%             3.5%              17.9%
2008 .........      5      $ 10.50     61,122       8.3%        28.3%             4.2%              22.1%
2009 .........      3      $ 17.45     25,250       3.4%        31.7%             2.9%              25.0%
2010 .........      9      $ 21.30     76,573      10.4%        42.0%            10.6%              35.6%
2011 .........      8      $ 29.32    127,516      17.2%        59.3%            24.3%              59.9%
2012 .........     10      $ 24.95     59,083       8.0%        67.3%             9.6%              69.5%
2013 .........      8      $ 18.47     66,402       9.0%        76.2%             8.0%              77.5%
2014 .........      3      $ 18.67     25,570       3.5%        79.7%             3.1%              80.6%

----------
*     Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain escrows of real estate taxes and provide for replacement reserves. In addition, in the event the debt service coverage ratio, as computed by the mortgagee, is less than 1.75x, the borrower is required to deposit a sum of $60,000 monthly for tenant improvements and leasing commissions. See Annex A-3 to this prospectus for information regarding escrow reserves.

     Lock Box Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagor designated lockbox account; however, following an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee lock box account.

     Management. Newmark & Company Real Estate, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the 520 Eighth Avenue Loan.

Villa Del Sol Apartments
     The Loan. The Mortgage Loan (the "Villa Del Sol Apartments Loan") is secured by a first mortgage encumbering the borrower's fee interest in a 562 unit multifamily complex located in Santa Ana, California. The Villa Del Sol Apartments Loan represents approximately 3.5% of the Cut-Off Date Pool Balance. The Villa Del Sol Apartments Loan was originated on December 10, 2003 and has a principal balance as of the Cut-Off Date of $45,000,000. The Villa Del Sol Apartments Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Villa Del Sol Apartments Loan has a remaining term of 118 months to its anticipated repayment date of December 11, 2013. The Villa Del Sol Apartments Loan may be prepaid on or after October 11, 2013, and permits defeasance with United States government obligations beginning four years after its first payment date.

     The Borrower. The borrower is Advanced Group 94-55, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Villa Del Sol Apartments Loan. The sponsors are Richard J. Julian and Dell G. Dohrman. Richard J. Julian is a principal of Advanced Real Estate Services, Inc. ("Advanced"). Advanced was formed in 1981 and specializes in the ownership and management of multifamily properties. Mr. Dohrman's family has been developing and managing real estate since 1946 under the names of DASCO Company and D&D Development.

     The Property. The Mortgaged Property is a 562 unit garden-style apartment complex consisting of 84 buildings situated on approximately 25 acres. The Mortgaged Property was constructed in 1964 and renovated in 1994 and is located in Santa Ana, California, within the Los Angeles-Riverside-Orange County metropolitan statistical area. As of December 4, 2003, the occupancy rate for the Mortgaged Property securing the Villa Del Sol Apartments Loan was approximately 98.0%. The Mortgaged Property includes such amenities as 24-hour security patrol, a full basketball court, two separate laundry room facilities, eight soft story buildings with "tuck" parking at grade level and residences above, three separate tot-lots, picnic areas with charcoal BBQ's, an on-site leasing office and a community room called the "Reading Corner" consisting of English as a second language classes, a computer room, a library and a multi-use room.

     The following table presents information relating to the unit configuration of the Mortgaged Property:


                                               APPROXIMATE      APPROXIMATE      % OF NET
                                    NO. OF         UNIT        NET RENTABLE      RENTABLE       ASKING RENTAL
UNIT MIX                             UNITS      SIZE (SF)        AREA (SF)      AREA (SF)            RATE
--------------------------------   --------   -------------   --------------   -----------   -------------------
1-BR/1-BA ......................      151           633            95,583          20.3%     $          905
2-BR/1-BA ......................      315           866           272,790          57.9      $        1,105
2-BR/1.5-BA ....................       96         1,074           103,104          21.9      $        1,250
                                      ---                         -------         -----
TOTAL/WEIGHTED AVERAGE .........      562           839           471,477         100.0%     $ 1,082/1.29/SF
                                      ===                         =======         =====

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. See Annex A-3 to this prospectus supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of the Villa Del Sol Apartments Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x, (ii) upon the occurrence of an event of default under the loan documents, or (iii) upon the anticipated repayment date of December 11, 2013, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Hyper-amortization. Commencing on the anticipated repayment date of December 11, 2013, if the Villa Del Sol Apartments Loan is not repaid in full, the Villa Del Sol Apartments Loan enters a hyper-amortization period through December 11, 2023. The interest rate applicable to the Villa Del Sol Apartments Loan during such hyper-amortization period will increase to the greater of 3.0% over the mortgage rate or 3.0% over the treasury rate, as specified in the loan documents.

     Property Management. Advanced Real Estate Services, Inc., an affiliate of one of the sponsors, is the property manager for the Mortgaged Property securing the Villa Del Sol Apartments Loan.

Pine Trail Square

     The Loan. The Mortgage Loan (the "Pine Trail Square Loan") is secured by a first mortgage encumbering the borrower's fee and leasehold interest in an anchored retail center located in West Palm Beach, Florida. The Pine Trail Square Loan represents approximately 2.4% of the Cut-Off Date Pool Balance. The Pine Trail Square Loan was originated on January 21, 2004 and has a principal balance as of the Cut-Off Date of $30,350,000.

     The Pine Trail Square Loan has a remaining term of 120 months to its anticipated repayment date of February 11, 2014. The Pine Trail Square Loan may be prepaid on or after October 11, 2013, and permits defeasance with United States government obligations beginning four years after its first payment date.

     The Borrower. The borrower is Pine Trail Square, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pine Trail Square Loan. The sponsor of the borrowers is Joe Carosella. Retail Property Group ("RPG"), owned solely by Joe Carosella, specializes in property development for chain store retailers. Headquartered in East Fort Lauderdale, RPG properties encompass more than 1.0 million square feet of retail space.

     The Property. The Mortgaged Property is an approximately 269,576 square foot anchored retail center situated on approximately 27.0 acres. The Mortgaged Property was constructed in 1980 and renovated in 2003. The Mortgaged Property is located in West Palm Beach, Florida, within the West Palm Beach-Boca Raton, Florida metropolitan statistical area. As of January 16, 2004, the occupancy rate for the Mortgaged Property securing the Pine Trail Square Loan was approximately 81.6%.

     The largest tenant is Albertsons, Inc. ("Albertsons") occupying approximately 54,000 square feet, or approximately 20.0% of the net rentable area. Albertsons is a major retailer, operating nearly 2,300 stores in 31 states under names such as Albertsons, Acme Markets and Jewel. As of January 28, 2004, Albertsons was rated "Baa2" (Moody's), "BBB" (S&P) and "BBB" (Fitch). The Albertsons lease expires in November 2011. The second largest tenant is LA Fitness, occupying approximately 40,737 square feet, or approximately 15.1% of the net rentable area. LA Fitness owns and operates Sports Clubs in California, Arizona, Florida, Pennsylvania, New Jersey, New York, Connecticut and Georgia. The LA Fitness lease expires in November 2017. The third largest tenant is Marshalls ("Marshalls"), occupying approximately 30,336 square feet, or approximately 11.3% of the net rentable area. Marshalls, a division of the TJX Companies, Inc. sells brand-name family apparel, accessories, women's shoes, domestics, giftware and jewelry at discount prices at more than 1,840 stores nationwide. As of January 28, 2004, Marshalls was rated "A3" (Moody's) and "A" (S&P). The Marshalls lease expires in January 2012.

     The following table presents information relating to major tenants at the Mortgaged Property:

                                                                  % OF NET    ACTUAL                    % OF
                                    RATINGS*       NET RENTABLE   RENTABLE     RENT        ACTUAL      ACTUAL    DATE OF LEASE
TENANT                         MOODY'S/S&P/FITCH     AREA (SF)      AREA        PSF         RENT        RENT      EXPIRATION
----------------------------- ------------------- -------------- ---------- ---------- ------------- ---------- --------------
Albertsons ..................     Baa2/BBB/BBB         54,000        20.0%   $  6.63    $  358,020       12.0%  November 2011
LA Fitness ..................       NR/NR/NR           40,737        15.1    $ 17.18       700,000       23.5   November 2017
Marshalls ...................       A3/A/NR            30,336        11.3    $  7.10       215,386        7.2    January 2012
Petco .......................       NR/NR/NR           15,685         5.8    $ 17.25       270,566        9.1    August 2018
Goodwill Industries .........       NR/NR/NR           13,289         4.9    $ 22.00       292,358        9.8   December 2013
                                                       ------        ----               ----------       ----
TOTAL .......................                         154,047        57.1%              $1,836,330       61.6%
                                                      =======        ====               ==========       ====

* Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                                                                                              CUMULATIVE
                                   WA BASE                                     CUMULATIVE     % OF ACTUAL     % OF ACTUAL
                  # OF LEASES      RENT/SF      TOTAL SF     % OF TOTAL SF       % OF SF          RENT           RENT
YEAR                ROLLING        ROLLING       ROLLING        ROLLING*        ROLLING*        ROLLING*       ROLLING*
--------------   -------------   -----------   ----------   ---------------   ------------   -------------   ------------
2004 .........         4           $ 13.73       13,095            4.9%            4.9%            6.0%           6.0%
2005 .........         4           $ 17.17       19,463            7.2%           12.1%           11.2%          17.2%
2006 .........         6           $ 18.91       13,968            5.2%           17.3%            8.9%          26.1%
2007 .........         2           $ 17.17        2,788            1.0%           18.3%            1.6%          27.7%
2008 .........         2           $ 16.53        7,126            2.6%           20.9%            3.9%          31.6%
2009 .........         0           $  0.00            0            0.0%           20.9%            0.0%          31.6%
2010 .........         0           $  0.00            0            0.0%           20.9%            0.0%          31.6%
2011 .........         1           $  6.63       54,000           20.0%           41.0%           12.0%          43.6%
2012 .........         1           $  7.10       30,336           11.3%           52.2%            7.2%          50.9%
2013 .........         3           $ 21.87       22,651            8.4%           60.6%           16.6%          67.5%
2014 .........         0           $  0.00            0            0.0%           60.6%            0.0%          67.5%

----------
*     Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain escrows of real estate taxes and provide for replacement reserves. In addition, the loan documents require the borrower to deposit with the mortgagee at the closing of the Pine Trail Square Loan, a sum of $3,000,000 related to the vacant space at the Mortgaged Property. The release of the escrow account shall occur when the lender receives signed estoppels confirming that (i) the space has been leased to new tenants approved by the lender, (ii) that such new tenants have taken occupancy and are open for business, and (iii) all tenant improvement costs and leasing commissions have been paid. In addition, the loan documents required the borrower to deposit with the mortgagee at the closing of the Pine Trail Square Loan, a sum of $97,052 for the space to be occupied by Goodwill Industries in June 2004. Further, if Albertsons fails to exercise its option to extend its lease expiring November 30, 2011, the borrower shall be required to deposit $45,000 monthly for 12 months to fund a leasing reserve.

     Furthermore the loan documents require the borrower to deposit with the mortgagee at the closing of the Pine Trail Square Loan, a sum of $48,868 related to the prepayment of rent due under a ground lease for one of the outparcels for the period from February 1, 2004 through February 28, 2005. In addition, the borrower is required to deposit with the mortgagee a sum of $3,824 monthly to fund the ground lease obligation. See Annex A-3 to this prospectus supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of the Pine Trail Square Loan upon the occurrence of an event of default by Albertsons, the failure by Albertsons to exercise its option to extend its lease expiring November 30, 2011, or upon the anticipated repayment date of February 11, 2014, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Hyper-amortization. Commencing on the anticipated repayment date of February 11, 2014, if the Pine Trail Square Loan is not repaid in full, the Pine Trail Square Loan enters a hyper-amortization period through February 11, 2034. The interest rate applicable to the Pine Trail Square Loan during such hyper-amortization period will increase to the greater of 2.0% over the mortgage rate or 2.0% over the treasury rate, as specified in the loan documents.

     Management. Retail Property Group, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Pine Trail Square Loan.

Pacific Center

     The Loan. The Mortgage Loan (the "Pacific Center Loan") is secured by a first mortgage encumbering the borrower's fee interest in an office building located in Los Angeles, California. The Pacific Center Loan represents approximately 2.1% of the Cut-Off Date Pool Balance. The Pacific Center Loan was originated on December 4, 2003 and has a principal balance as of the Cut-Off Date of $27,500,000. The Pacific Center Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Pacific Center Loan has a remaining term of 58 months to its anticipated repayment date of December 11, 2008. The Pacific Center Loan may be prepaid on or after July 11, 2008 and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrowers are Holualoa Pacific Center Holding, LLC and Holualoa Pacific Center Holding II, LLC. The borrowers are each special purpose entities and own the Mortgaged Property as tenants in common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Pacific Center Loan. The sponsor is Holualoa Arizona, Inc. The company was founded in 1994 by Mr. I. Michael Kasser and currently has a portfolio that includes 2.3 million square feet of industrial space, 1.5 million square feet of office space, 900,000 square feet of retail space, 1,750 multifamily units and 255 acres.

     The Property. The Mortgaged Property is an approximately 403,312 square foot office building situated on approximately 1.8 acres. The Mortgaged Property was constructed in 1916 and renovated in 1985. The Mortgaged Property is located in Los Angeles, California, within the Los Angeles-Riverside-Orange County metropolitan statistical area. As of November 24, 2003, the occupancy rate for the Mortgaged Property securing the Pacific Center Loan was approximately 69.6%.

     The largest tenant is United Way, Inc. ("United Way") occupying approximately 48,700 square feet, or approximately 12.1% of the net rentable area. United Way is a not-for-profit organization that focuses on health and human services causes. The United Way leases expire in August 2010, with the exception of approximately 2,598 square feet of storage space, which is leased on a month-to-month basis. The second largest tenant is Los Angeles County Medical Association ("LACMA") occupying approximately 22,500 square feet, or approximately 5.6% of the net rentable area. LACMA is an association formed to protect physicians and influence politicians to improve healthcare. The LACMA lease expires in December 2005. The third largest tenant is American Business Bank ("ABB"), occupying approximately 22,452 square feet, or approximately 5.6% of the net rentable area. ABB specializes in business banking whose products include cash management, depository services, commercial lending and investment services. ABB services clients in Southern California from Santa Barbara to San Diego, principally through a system of couriers and supported by electronic means. The ABB leases expire in January 2009, with approximately 548 square feet of storage space leased on a month-to-month basis.

     The following table presents information relating to major tenants at the Mortgaged Property:

                                                                      % OF NET                              % OF
                                         RATINGS       NET RENTABLE   RENTABLE    ACTUAL                   ACTUAL     DATE OF LEASE
TENANT                              MOODY'S/S&P/FITCH    AREA (SF)      AREA     RENT PSF   ACTUAL RENT     RENT       EXPIRATION
---------------------------------- ------------------ -------------- ---------- ---------- ------------- ---------- ----------------
United Way, Inc. ................. NR/NR/NR                48,700        12.1%  $ 15.37     $  748,617       15.0%  Multiple Spaces
Los Angeles County Medical
 Association ..................... NR/NR/NR                22,500         5.6   $ 13.00        292,500        5.8    December 2005
American Business Bank ........... NR/NR/NR                22,452         5.6   $ 19.31        433,504        8.7   Multiple Spaces
King Seafood Co. (d.b.a. The Water
 Grill) .......................... NR/NR/NR                 8,791         2.2   $ 33.85        297,532        5.6      March 2011
Corporate Builders, Inc. ......... NR/NR/NR                 8,687         2.2   $ 16.00        138,992        2.8      July 2005
                                                           ------        ----               ----------       ----
TOTAL ............................                        111,130        27.6%              $1,911,146       37.9%
                                                          =======        ====               ==========       ====

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                   WA BASE                                   CUMULATIVE %     % OF ACTUAL     CUMULATIVE % OF
                  # OF LEASES      RENT/SF      TOTAL SF      % OF TOTAL         OF SF            RENT          ACTUAL RENT
YEAR                ROLLING        ROLLING       ROLLING     SF ROLLING*       ROLLING*         ROLLING*          ROLLING*
--------------   -------------   -----------   ----------   -------------   --------------   -------------   -----------------
2004 .........        70           $ 16.71       77,436          19.2%            19.2%           25.9%             25.9%
2005 .........        22           $ 16.78       78,269          19.4%            38.6%           26.3%             52.3%
2006 .........         8           $ 20.76       20,580           5.1%            43.7%            8.6%             60.8%
2007 .........         1           $ 16.00        2,275           0.6%            44.3%            0.7%             61.6%
2008 .........         5           $ 18.32        8,074           2.0%            46.3%            3.0%             64.5%
2009 .........         3           $ 19.34       22,896           5.7%            52.0%            8.9%             73.4%
2010 .........         1           $ 15.90       46,102          11.4%            63.4%           14.7%             88.1%
2011 .........         2           $ 33.85        8,791           2.2%            65.6%            6.0%             94.1%
2012 .........         0           $  0.00            0           0.0%            65.6%            0.0%             94.1%
2013 .........         0           $  0.00            0           0.0%            65.6%            0.0%             94.1%
2014 .........         0           $  0.00            0           0.0%            65.6%            0.0%             94.1%

----------
*     Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the loan documents require the borrower to deposit with the mortgagee at the closing of the Pacific Center Loan, a sum of $4,000,000 at closing for tenant improvements and leasing commissions costs. The borrower may use $2,000,000 for costs associated with the renewal of the existing tenants and $2,000,000 for costs associated with incremental leasing. Furthermore, the loan documents require the borrower to deposit $480,000 at closing to be released upon the achievement of certain base rent thresholds from tenants who are in place and paying rent on leases with terms of more than 60 days remaining. See Annex A-3 to this prospectus supplement for information regarding escrow reserves.

     Lockbox. At any time during the term of the Pacific Center Loan upon the occurrence of an event of default under the loan documents or upon the anticipated repayment date of December 11, 2008, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Hyper-amortization. Commencing on the anticipated repayment date of December 11, 2008, if the Pacific Center Loan is not repaid in full, the Pacific Center Loan enters a hyper-amortization period through December 11, 2013. The interest rate applicable to the Pacific Center Loan during such hyper-amortization period will increase to the greater of 2.5% over the mortgage rate or 2.5% over the treasury rate increasing annually by 0.25% and subject to a maximum rate of 3.0% over the initial rate, as specified in the loan documents.

     Management. Crissman Commercial Services is the property manager for the Mortgaged Property securing the Pacific Center Loan.

Bal Harbour Square

     The Loan. The Mortgage Loan (the "Bal Harbour Square Loan") is secured by a first mortgage encumbering the borrower's fee interest in an anchored retail center located in Fort Lauderdale, Florida. The Bal Harbour Square Loan represents approximately 2.1% of the Cut-Off Date Pool Balance. The Bal Harbour Square Loan was originated on December 12, 2003 and has a principal balance as of the Cut-Off Date of $27,475,432.

     The Bal Harbour Square Loan has a remaining term of 119 months to its anticipated repayment date of January 11, 2014. The Bal Harbour Square Loan may be prepaid on or after September 11, 2013, and permits defeasance with United States government obligations beginning four years after its first payment date.

     The Borrower. The borrowers are 19th Street Investors, Inc. and 19th Street Investors, LLC, both special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Bal Harbour Square Loan. The sponsor of the borrowers is Joe Carosella, owner of Retail Property Group, which specializes in property development for chain store retailers. Headquartered in East Fort Lauderdale, Retail Property Group owns and manages approximately 1.0 million square feet of retail space.

     The Property. The Mortgaged Property is an approximately 138,594 square foot anchored retail center situated on approximately 17.0 acres. The Mortgaged Property was constructed in 1981 and renovated in 2001. The Mortgaged Property is located in Fort Lauderdale, Florida, within the Miami-Fort Lauderdale metropolitan statistical area. As of December 19, 2003, the occupancy rate for the Mortgaged Property securing the Bal Harbour Square Loan was approximately 97.2%.

     The largest tenant is Circuit City ("Circuit City") occupying approximately 33,027 square feet, or approximately 23.8% of the net rentable area. Circuit City operates over 626 Circuit City Superstores throughout the United States that sell audio and video equipment, as well as personal computers. The Circuit City lease expires in October 2021. The second largest tenant is Linens 'n Things ("Linens 'n Things") occupying approximately 29,400 square feet, or approximately 21.2% of the net rentable area. Linens 'n Things is a national retailer of home textiles, housewares and home accessories, such as bath items and window treatments. The Linens 'n Things lease expires in November 2005. The third largest tenant is CompUSA ("CompUSA"), occupying approximately 17,000 square feet, or approximately 12.3% of the net rentable area. CompUSA is a national retailer of personal computer-related products and services. The CompUSA lease expires in October 2014.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                                 % OF NET                              % OF
                                   RATINGS*       NET RENTABLE   RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
TENANT                        MOODY'S/S&P/FITCH     AREA (SF)      AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
---------------------------- ------------------- -------------- ---------- ---------- ------------- ---------- --------------
Circuit City ...............       NR/NR/NR           33,027        23.8%   $ 25.50    $  842,189       31.1%   October 2021
Linens 'n Things ...........       NR/NR/NR           29,400        21.2    $  9.50       279,300       10.3   November 2005
CompUSA ....................       NR/NR/NR           17,000        12.3    $ 20.00       340,000       12.6    October 2014
Rag Shop ...................       NR/NR/NR            9,450         6.8    $ 10.58        99,981        3.7    October 2008
Pier 1 Imports .............    Ba2/BBB-/NR            8,840         6.4    $ 24.20       213,928        7.9   February 2008
Lone Star Steakhouse .......       NR/NR/NR            7,100         5.1    $ 14.08       100,000        3.7    October 2009
                                                      ------        ----               ----------       ----
TOTAL ......................                         104,817        75.6%              $1,875,397       69.3%
                                                     =======        ====               ==========       ====

---------
* Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                 WA BASE                                  CUMULATIVE %     % OF ACTUAL     CUMULATIVE % OF
                 # OF LEASES     RENT/SF     TOTAL SF      % OF TOTAL         OF SF            RENT          ACTUAL RENT
YEAR               ROLLING       ROLLING      ROLLING     SF ROLLING*       ROLLING*         ROLLING*         ROLLING*
-------------   -------------   ---------   ----------   -------------   --------------   -------------   ----------------
2004.........        0          $  0.00            0           0.0%            0.0%             0.0%             0.0%
2005.........        1          $  9.50       29,400          21.2%           21.2%            10.3%            10.3%
2006.........        0          $  0.00            0           0.0%           21.2%             0.0%            10.3%
2007.........        1          $ 23.00        4,688           3.4%           24.6%             4.0%            14.3%
2008.........        2          $ 17.16       18,290          13.2%           37.8%            11.6%            25.9%
2009.........        1          $ 14.08        7,100           5.1%           42.9%             3.7%            29.6%
2010.........        0          $  0.00            0           0.0%           42.9%             0.0%            29.6%
2011.........        0          $  0.00            0           0.0%           42.9%             0.0%            29.6%
2012.........        0          $  0.00            0           0.0%           42.9%             0.0%            29.6%
2013.........        3          $ 25.44       13,959          10.1%           53.0%            13.1%            42.7%
2014.........        2          $ 21.21       22,431          16.2%           69.2%            17.6%            60.3%

---------
*     Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain escrows of real estate taxes and provide for replacement reserves. In addition, the loan documents require the borrower to deposit with the mortgagee (i) at the closing of the Bal Harbour Square Loan, a sum of $135,775 for Wine Spirits & More. This escrow is to be held by the lender until either (i) a replacement tenant has been found and signed to a lease at market rent ($25/SF) or (ii) the borrower has a signed lease for the other two vacant bays in the center. See Annex A-3 to this prospectus supplement for information regarding escrow reserves.

     Lock Box Account. Upon the anticipated repayment date of January 11, 2014, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Hyper-amortization. Commencing on the anticipated repayment date of January 11, 2014, if the Bal Harbour Square Loan is not repaid in full, the Bal Harbour Square Loan enters a hyper-amortization period through January 11, 2034. The interest rate applicable to the Bal Harbour Square Loan during such hyper-amortization period will increase to the greater of 2.0% over the mortgage rate or 2.0% over the treasury rate, as specified in the loan documents.

     Management. Retail Property Group, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Bal Harbour Square Loan.

Fairfax Corner-Building D

                     PROPERTY INFORMATION
  Number of Mortgaged Real Properties ........           1
  Location (City, State) ..................... Fairfax, VA
  Property Type ..............................   Office --
                                                  Suburban
  Size (SF) ..................................     129,107
  Occupancy as of October 1, 2003 ............       92.1%
  Year Built / Year Renovated ................   2002 / NA
  Appraisal Value ............................ $29,800,000
  Underwritten Occupancy .....................       92.3%
  Underwritten Revenues ...................... $ 3,320,707
  Underwritten Total Expenses ................ $ 1,124,639
  Underwritten Net Operating Income (NOI)..... $ 2,196,068
  Underwritten Net Cash Flow (NCF) ........... $ 1,990,292

                     MORTGAGE LOAN INFORMATION
  Mortgage Loan Seller .......................   Citigroup
  Cut-Off Date Balance ....................... $23,558,899
  Percentage of Cut-Off Date Pool Balance ....        1.8%
  Cut-off Date Loan Balance Per SF ...........        $182
  Number of Mortgage Loans ...................           1
  Type of Security ...........................         Fee
  Mortgage Rate ..............................      5.820%
  Original Term / Amortization ...............   120 / 360
  Remaining Term / Amortization ..............   118 / 358
  Cut-Off Date LTV ...........................       79.1%
  Maturity Date LTV ..........................       66.8%
  Underwritten DSCR on NOI ...................       1.32x
  Underwritten DSCR on NCF ...................       1.20x

     The following table presents information relating to major tenants at the Mortgaged Property:

                                                           NET      % OF NET     ACTUAL
                                         RATINGS         RENTABLE   RENTABLE      RENT                   % OF ACTUAL   DATE OF LEASE
TENANT                              MOODY'S/S&P/FITCH   AREA (SF)     AREA        PSF      ACTUAL RENT       RENT        EXPIRATION
---------------------------------- ------------------- ----------- ---------- ----------- ------------- ------------- --------------
George Mason Mortgage LLC ........      NR/NR/NR          33,511       26.0%  $ 28.78      $  964,359        27.2%       June 2007
C.C. Pace Systems, Inc. ..........      NR/NR/NR          19,505       15.1   $ 24.00         468,120        13.2     September 2006
The Ryland Group Inc. ............      NR/NR/NR          14,332       11.1   $ 26.78         383,811        10.8      December 2007
Ruth's Chris Steak House .........      NR/NR/NR           9,780        7.6   $ 30.00         293,400         8.3      October 2012
Intercoastal Mortgage Company ....      NR/NR/NR           7,774        6.0   $ 30.32         235,705         6.7        June 2007
                                                       ---------       ----                ----------        ----
TOTAL ............................                        84,902       65.8%               $2,345,395        66.2%
                                                       =========       ====                ==========        ====

Indigo Creek Apartments

                     PROPERTY INFORMATION
  Number of Mortgaged Real Properties.....             1
  Location (City, State) .................  Glendale, AZ
  Property Type ..........................Multifamily --
                                            Conventional
  Size (Units) ...........................           408
  Occupancy as of October 28, 2003 .......         96.1%
  Year Built / Year Renovated ............     1997 / NA
  Appraisal Value ........................   $33,200,000
  Underwritten Occupancy .................         90.7%
  Underwritten Revenues ..................   $ 3,575,231
  Underwritten Total Expenses ............   $ 1,414,133
  Underwritten Net Operating Income
    (NOI) ................................   $ 2,161,098
  Underwritten Net Cash Flow (NCF) .......   $ 2,077,458

                     MORTGAGE LOAN INFORMATION
  Mortgage Loan Seller .....................     Artesia
  Cut-Off Date Balance ..................... $23,500,000
  Percentage of Cut-Off Date Pool Balance ..        1.8%
  Cut-Off Date Loan Balance Per Unit .......     $57,598
  Number of Mortgage Loans .................           1
  Type of Security .........................         Fee
  Mortgage Rate ............................      5.250%
  Original Term / Amortization .............    84 / 360
  Remaining Term / Amortization ............    82 / 360
  Cut-Off Date LTV .........................       70.8%
  Maturity Date LTV ........................       65.5%
  Underwritten DSCR on NOI .................       1.39x
  Underwritten DSCR on NCF .................       1.33x

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                                                         APPROXIMATE      % OF NET
                                                       APPROXIMATE      NET RENTABLE      RENTABLE          ASKING
UNIT MIX                            NO. OF UNITS     UNIT SIZE (SF)       AREA (SF)      AREA (SF)       RENTAL RANGE
--------------------------------   --------------   ----------------   --------------   -----------   ------------------
1-BR/1-BA ......................         120                763             91,608          22.8%     $    569-$799
2-BR/2-BA ......................         216              1,048            226,440          56.5      $    624-$899
3-BR/2-BA ......................          72              1,154             83,088          20.7      $    799-$980
                                         ---                               -------         -----
TOTAL/WEIGHTED AVERAGE .........         408                983            401,136         100.0%     $ 751/$0.76/SF
                                         ===                               =======         =====

Sunrise Bay Apartments

                       PROPERTY INFORMATION
  Number of Mortgaged Real Properties .........              1
  Location (City, State) ......................   Galloway, NJ
  Property Type ............................... Multifamily --
                                                  Conventional
  Size (Units) ................................            313
  Occupancy as of January 9, 2004 .............          99.7%
  Year Built / Year Renovated .................      1979 / NA
  Appraisal Value .............................    $27,200,000
  Underwritten Occupancy ......................          95.0%
  Underwritten Revenues .......................    $ 3,486,635
  Underwritten Total Expenses .................    $ 1,526,920
  Underwritten Net Operating Income                $ 1,959,715
     (NOI) ....................................
  Underwritten Net Cash Flow (NCF) ............    $ 1,883,656

                      MORTGAGE LOAN INFORMATION
  Mortgage Loan Seller .........................      Wachovia
  Cut-Off Date Balance .........................   $21,500,000
  Percentage of Cut-Off Date Pool Balance ......          1.7%
  Cut-Off Date Loan Balance Per Unit ...........       $68,690
  Number of Mortgage Loans .....................             1
  Type of Security .............................           Fee
  Mortgage Rate ................................        5.290%
  Original Term to ARD / Amortization ..........     120 / 360
  Remaining Term to ARD / Amortization .........     120 / 360
  Cut-Off Date LTV .............................         79.0%
  Maturity Date LTV ............................         65.6%
  Underwritten DSCR on NOI .....................         1.37x
  Underwritten DSCR on NCF .....................         1.32x

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                                                         APPROXIMATE      % OF NET
                                                       APPROXIMATE      NET RENTABLE      RENTABLE
UNIT MIX                            NO. OF UNITS     UNIT SIZE (SF)       AREA (SF)      AREA (SF)     ASKING RENTAL RANGE
--------------------------------   --------------   ----------------   --------------   -----------   --------------------
1-BR/1-BA ......................          57                740             42,153          11.7%     $    634-$797
2-BR/1-BA ......................         175              1,140            199,522          55.5      $   875-$1106
3-BR/2-BA ......................          81              1,459            118,162          32.8      $  1040-$1196
                                         ---                               -------         -----
TOTAL/WEIGHTED AVERAGE .........         313              1,150            359,837         100.0%     $ 983/$0.86/SF
                                         ===                               =======         =====

Cole Companies Portfolio

                     PROPERTY INFORMATION
  Number of Mortgaged Real Properties ........               11
  Location (City, State) .....................          Various
                                                      Retail --
  Property Type ..............................          Various
  Size (SF) ..................................          153,592
  Occupancy as of Various Dates ..............           100.0%
                                                      Various /
  Year Built / Year Renovated ................          Various
  Appraisal Value ............................      $35,895,000
  Underwritten Occupancy .....................            98.5%
  Underwritten Revenues ......................      $ 2,786,431
  Underwritten Total Expenses ................      $    83,593
  Underwritten Net Operating Income (NOI).....      $ 2,702,838
  Underwritten Net Cash Flow (NCF) ...........      $ 2,684,816

                     MORTGAGE LOAN INFORMATION
  Mortgage Loan Seller ............................    Wachovia
  Cut-Off Date Balance ............................ $19,650,250
  Percentage of Cut-Off Date Pool Balance .........        1.5%
  Cut-Off Date Loan Balance Per SF ................        $128
  Number of Mortgage Loans ........................          11
  Type of Security ................................         Fee
  Mortgage Rate ...................................      4.290%
  Original Term to ARD / Amortization .............     60 / NA
  Remaining Term to ARD / Amortization ............     58 / NA
  Cut-Off Date LTV ................................       54.8%
  Maturity Date LTV ...............................       54.8%
  Underwritten DSCR on NOI ........................       3.21x
  Underwritten DSCR on NCF ........................       3.18x
  Shadow Rating (S&P/Moody's)* ....................  BBB / Baa2

* S&P and Moody's have confirmed that the Cole Companies Portfolio has, in the context of its inclusion in the trust, the credit characteristics consistent with that of an obligation rated "BBB"/"Baa2", respectively.

     The following table presents certain information relating to each of the Mortgaged Properties:

                                                                              NET
                                        CUT-OFF DATE        RATINGS*        RENTABLE
PROPERTY                                LOAN BALANCE   MOODY'S/S&P/FITCH   AREA (SF)
-------------------------------------- -------------- ------------------- -----------
Walgreens - Seattle, WA ..............  $ 3,349,500        Aa3/A+/NR         14,410
Walgreens - Jacksonville, FL .........    2,510,750        Aa3/A+/NR         15,120
Walgreens - Saginaw, MI ..............    2,282,500        Aa3/A+/NR         15,120
Walgreens - La Marque, TX ............    2,277,000        Aa3/A+/NR         15,120
CVS - Hamilton, OH ...................    1,787,500         A2/A/NR          11,180
Office Depot - London, KY ............    1,680,000       Ba1/BBB-/NR        20,468
CVS - Mechanicville, NY ..............    1,290,000         A2/A/NR          10,125
Office Depot - Laurel, MS ............    1,270,000       Ba1/BBB-/NR        20,515
Walgreens - Tulsa, OK ................    1,215,500        Aa3/A+/NR         13,000
Walgreens - Broken Arrow, OK .........    1,127,500        Aa3/A+/NR         13,000
Payless Shoes Retail Building ........      860,000        Ba2/BB/NR          5,534
                                        -----------                          ------
TOTAL ................................  $19,650,250                         153,592
                                        ===========                         =======

                                        % OF NET     ACTUAL                    % OF
                                        RENTABLE      RENT        ACTUAL      ACTUAL    DATE OF LEASE
PROPERTY                                  AREA        PSF          RENT        RENT       EXPIRATION
-------------------------------------- ---------- ----------- ------------- ---------- ---------------
Walgreens - Seattle, WA ..............      9.4%    $ 31.71    $  457,000       16.2%   November 2062
Walgreens - Jacksonville, FL .........      9.8     $ 23.54       356,000       12.6   September 2060
Walgreens - Saginaw, MI ..............      9.8     $ 21.03       318,000       11.3       April 2061
Walgreens - La Marque, TX ............      9.8     $ 21.10       319,000       11.3        June 2060
CVS - Hamilton, OH ...................      7.3     $ 23.45       262,145        9.3    February 2019
Office Depot - London, KY ............     13.3     $ 12.95       265,061        9.4   September 2016
CVS - Mechanicville, NY ..............      6.6     $ 17.28       174,960        6.2     January 2018
Office Depot - Laurel, MS ............     13.4     $  9.75       200,021        7.1     October 2017
Walgreens - Tulsa, OK ................      8.5     $ 13.50       175,500        6.2    December 2043
Walgreens - Broken Arrow, OK .........      8.5     $ 12.50       162,500        5.8     October 2043
Payless Shoes Retail Building ........      3.6     $ 22.73       125,788        4.5    November 2013
                                          -----                ----------      -----
TOTAL ................................    100.0%               $2,815,975      100.0%
                                          =====                ==========      =====

* Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

                                     NOTES

Caribbean Isle Apartments

                       PROPERTY INFORMATION
  Number of Mortgaged Real Properties .........               1
  Location (City, State) ......................   Kissimmee, FL
  Property Type ...............................  Multifamily --
                                                   Conventional
  Size (Units) ................................             448
  Occupancy as of January 6, 2004 .............           89.5%
  Year Built / Year Renovated .................       1990 / NA
  Appraisal Value .............................     $25,200,000
  Underwritten Occupancy ......................           80.5%
  Underwritten Revenues .......................     $ 3,197,482
  Underwritten Total Expenses .................     $ 1,430,410
  Underwritten Net Operating Income
     (NOI) ....................................     $ 1,767,072
  Underwritten Net Cash Flow (NCF) ............     $ 1,636,346

                     MORTGAGE LOAN INFORMATION
  Mortgage Loan Seller ............................    Wachovia
  Cut-Off Date Balance ............................ $19,500,000
  Percentage of Cut-Off Date Pool Balance .........        1.5%
  Cut-Off Date Loan Balance Per Unit ..............     $43,527
  Number of Mortgage Loans ........................           1
  Type of Security ................................         Fee
  Mortgage Rate ...................................      5.600%
  Original Term to ARD / Amortization .............    84 / 360
  Remaining Term to ARD / Amortization ............    84 / 360
  Cut-Off Date LTV ................................       77.4%
  Maturity Date LTV ...............................       70.7%
  Underwritten DSCR on NOI ........................       1.32x
  Underwritten DSCR on NCF ........................       1.22x

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                                                         APPROXIMATE     % OF NET
                                                       APPROXIMATE      NET RENTABLE      RENTABLE       ASKING RENTAL
UNIT MIX                            NO. OF UNITS     UNIT SIZE (SF)       AREA (SF)      AREA (SF)           RANGE
--------------------------------   --------------   ----------------   --------------   -----------   ------------------
1-BR/1-BA ......................        296                 682        201,980              57.0%     $    565-$770
2-BR/2-BA ......................        152               1,004        152,608              43.0      $    785-$845
                                        ---                            -------             -----
TOTAL/WEIGHTED AVERAGE .........        448                 791        354,588             100.0%     $ 689/$0.87/SF
                                        ===                            =======             =====

Merritt Creek Farm Shopping Center

                        PROPERTY INFORMATION
  Number of Mortgaged Real Properties ........                  1
  Location (City, State) .....................  Barboursville, WV
  Property Type .............................. Retail -- Anchored
  Size (SF) ..................................            256,953
  Occupancy as of November 26, 2003 ..........              95.9%
  Year Built / Year Renovated ................          2002 / NA
  Appraisal Value ............................        $23,000,000
  Underwritten Occupancy .....................              92.0%
  Underwritten Revenues ......................        $ 2,188,898
  Underwritten Total Expenses ................        $   374,045
  Underwritten Net Operating Income (NOI).....        $ 1,814,853
  Underwritten Net Cash Flow (NCF) ...........        $ 1,688,847

                     MORTGAGE LOAN INFORMATION
  Mortgage Loan Seller ............................    Wachovia
  Cut-Off Date Balance ............................ $18,384,629
  Percentage of Cut-Off Date Pool Balance .........        1.4%
  Cut-Off Date Loan Balance Per SF ................         $72
  Number of Mortgage Loans ........................           1
  Type of Security ................................         Fee
  Mortgage Rate ...................................      5.970%
  Original Term to ARD / Amortization .............   120 / 360
  Remaining Term to ARD / Amortization ............   119 / 359
  Cut-Off Date LTV ................................       79.9%
  Maturity Date LTV ...............................       67.8%
  Underwritten DSCR on NOI ........................       1.38x
  Underwritten DSCR on NCF ........................       1.28x

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                   NET     % OF NET    ACTUAL                                   DATE OF
                                 RATINGS*        RENTABLE   RENTABLE     RENT                   % OF ACTUAL      LEASE
TENANT                      MOODY'S/S&P/FITCH   AREA (SF)     AREA        PSF     ACTUAL RENT       RENT       EXPIRATION
-------------------------- ------------------- ----------- ---------- ---------- ------------- ------------- --------------
Home Depot (ground lease)  Aa3/AA/AA             121,039       47.1%   $  2.48    $  300,000        15.6%     January 2024
Marshalls ................ A3/A/NR                30,000       11.7    $  8.50       255,000        13.2      August 2012
AC Moore ................. NR/NR/NR               21,306        8.3    $ 11.50       245,019        12.7      October 2012
Shoe Show of Rocky Mt. ... NR/NR/NR               10,075        3.9    $ 15.00       151,125         7.8      October 2007
Silver Dollar Stores, LLC  NR/NR/NR               10,010        3.9    $ 12.00       120,120         6.2     November 2013
Dress Barn ............... NR/NR/NR                8,400        3.3    $ 11.06        92,940         4.8      August 2007
                                                 -------       ----               ----------        ----
 TOTAL ...................                       200,830       78.2%              $1,164,204        60.5%
                                                 =======       ====               ==========        ====

* Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Flemington Mall

                     PROPERTY INFORMATION
  Number of Mortgaged Real
     Properties ........................                  1
  Location (City, State) ...............        Raritan, NJ
  Property Type ........................ Retail -- Anchored
  Size (SF) ............................            234,129
  Occupancy as of January 26, 2004 .....              98.3%
  Year Built / Year Renovated ..........        1975 / 2002
  Appraisal Value ......................        $20,700,000
  Underwritten Occupancy ...............              95.0%
  Underwritten Revenues ................        $ 2,358,995
  Underwritten Total Expenses ..........        $   639,726
  Underwritten Net Operating Income
     (NOI) .............................        $ 1,719,269
  Underwritten Net Cash Flow (NCF)......        $ 1,532,701

                   MORTGAGE LOAN INFORMATION
  Mortgage Loan Seller .....................      Wachovia
  Cut-Off Date Balance .....................   $16,500,000
  Percentage of Cut-Off Date Pool
     Balance ...............................          1.3%
  Cut-Off Date Loan Balance Per SF .........           $70
  Number of Mortgage Loans .................             1
  Type of Security .........................           Fee
  Mortgage Rate ............................        5.750%
  Original Term / Amortization .............     120 / 360
  Remaining Term / Amortization ............     120 / 360
  Cut-Off Date LTV .........................         79.7%
  Maturity Date LTV ........................         67.1%
  Underwritten DSCR on NOI .................         1.49x
  Underwritten DSCR on NCF .................         1.33x

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                        NET      % OF NET    ACTUAL                   % OF
                                      RATINGS*        RENTABLE   RENTABLE     RENT                    ACTUAL    DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH   AREA (SF)     AREA        PSF     ACTUAL RENT     RENT      EXPIRATION
------------------------------- ------------------- ----------- ---------- ---------- ------------- ---------- --------------
Kohl's ........................       A3/A-/A          86,450       36.9%   $  5.00    $  432,250       23.7%   January 2024
Burlington Coat Factory .......       NR/NR/NR         75,525       32.3    $  5.00       377,625       20.7   November 2008
Borders, Inc. .................       NR/NR/NR         23,384       10.0    $ 12.50       292,300       16.0    January 2019
Michael's Stores ..............       NR/NR/NR         22,680        9.7    $ 10.50       238,140       13.0   February 2012
Brinker New Jersey, Inc.
 (d/b/a Chile's) ..............    Baa2/BBB/BBB+        6,160        2.6    $ 20.00       123,200        6.7    October 2013
                                                       ------       ----               ----------       ----
TOTAL .........................                       214,199       91.5%              $1,463,515       80.1%
                                                      =======       ====               ==========       ====

* Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Summit San Raphael Apartments

                        PROPERTY INFORMATION
  Number of Mortgaged Real Properties ........               1
  Location (City, State) .....................     Dallas , TX
  Property Type ..............................  Multifamily --
                                                  Conventional
  Size (Units) ...............................             222
  Occupancy as of December 18, 2003 ..........           96.9%
  Year Built / Year Renovated ................       1998 / NA
  Appraisal Value ............................     $19,100,000
  Underwritten Occupancy .....................           86.0%
  Underwritten Revenues ......................     $ 2,323,537
  Underwritten Total Expenses ................     $ 1,012,324
  Underwritten Net Operating Income (NOI) ....     $ 1,311,213
  Underwritten Net Cash Flow (NCF) ...........     $ 1,264,371

                 MORTGAGE LOAN INFORMATION
  Mortgage Loan Seller ........................      Wachovia
  Cut-Off Date Balance ........................   $15,000,000
  Percentage of Cut-Off Date Pool Balance .....          1.2%
  Cut-Off Date Loan Balance Per Unit ..........       $67,568
  Number of Mortgage Loans ....................             1
  Type of Security ............................           Fee
  Mortgage Rate ...............................        5.390%
  Original Term to ARD / Amortization .........      84 / 360
  Remaining Term to ARD / Amortization ........      83 / 360
  Cut-Off Date LTV ............................         78.5%
  Maturity Date LTV ...........................         72.8%
  Underwritten DSCR on NOI ....................         1.30x
  Underwritten DSCR on NCF ....................         1.25x

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                                                         APPROXIMATE      % OF NET               ASKING
                                                    APPROXIMATE         NET RENTABLE     RENTABLE AREA           RENTAL
UNIT MIX                            NO. OF UNITS     UNIT SIZE (SF)       AREA (SF)           (SF)                RANGE
--------------------------------   --------------   ----------------   --------------   ---------------   --------------------
1-BR/1-BA ......................         159                774            123,000            61.7%       $   817--$1,098
2-BR/2-BA ......................          63              1,210             76,254            38.3        $ 1,192--$1,322
                                         ---                               -------           -----
TOTAL/WEIGHTED AVERAGE .........         222                898            199,254           100.0%       $ 1,001/$1.11/SF
                                         ===                               =======           =====

Festival Plaza

                         PROPERTY INFORMATION
  Number of Mortgaged Real Properties .............                   1
  Location (City, State) ..........................      Montgomery, AL
                                                              Retail --
  Property Type ...................................            Anchored
  Size (SF) .......................................             108,118
  Occupancy as of September 30, 2003 ..............               86.1%
  Year Built / Year Renovated .....................           2000 / NA
  Appraisal Value .................................         $18,100,000
  Underwritten Occupancy ..........................               85.7%
  Underwritten Revenues ...........................         $ 1,920,582
  Underwritten Total Expenses .....................         $   437,303
  Underwritten Net Operating Income (NOI) .........         $ 1,483,279
  Underwritten Net Cash Flow (NCF) ................         $ 1,393,600

                    MORTGAGE LOAN INFORMATION
  Mortgage Loan Seller ............................   Citigroup
  Cut-Off Date Balance ............................ $14,877,866
  Percentage of Cut-Off Date Pool Balance .........        1.2%
  Cut-Off Date Loan Balance Per SF ................        $138
  Number of Mortgage Loans ........................           1
  Type of Security ................................         Fee
  Mortgage Rate ...................................      6.064%
  Original Term / Amortization ....................   120 / 360
  Remaining Term / Amortization ...................   119 / 359
  Cut-Off Date LTV* ...............................        79.9%
  Maturity Date LTV ...............................        69.9%
  Underwritten DSCR on NOI ........................       1.38x
  Underwritten DSCR on NCF ........................       1.29x

---------
* For purposes of determining the LTV Ratios, such ratios were reduced by taking into account amounts available under a letter of credit or in cash reserves.

     The following table presents information relating to major tenants at the Mortgaged Property:

                             RATINGS       NET      % OF NET
                             MOODY'S/    RENTABLE   RENTABLE    ACTUAL                  % OF ACTUAL   DATE OF LEASE
TENANT                      S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT       RENT       EXPIRATION
-------------------------- ----------- ----------- ---------- ---------- ------------- ------------- --------------
Rave Motion Pictures .....  NR/NR/NR      58,916       54.5%  $ 17.50     $1,031,030        54.6%    December 2020
Mellow Mushroom ..........  NR/NR/NR       4,000        3.7   $ 18.00         72,000         3.8      January 2017
Atlanta Bread ............  NR/NR/NR       3,867        3.6   $ 18.00         69,601         3.7      January 2014
Gazebo ...................  NR/NR/NR       3,803        3.5   $ 12.00         45,636         2.4     February 2008
TJ Rileys, Inc. ..........  NR/NR/NR       2,800        2.6   $ 20.00         56,000         3.0      January 2009
                                          ------       ----               ----------        ----
TOTAL ....................                73,386       67.9%              $1,274,267        67.5%
                                          ======       ====               ==========        ====

840 North Broadway

                         PROPERTY INFORMATION
  Number of Mortgaged Real Properties .........                   1
  Location (City, State) ......................         Everett, WA
  Property Type ...............................  Office -- Suburban
  Size (SF) ...................................             111,908
  Occupancy as of September 30, 2003 ..........              100.0%
  Year Built / Year Renovated .................         1985 / 2002
  Appraisal Value .............................         $19,750,000
  Underwritten Occupancy ......................               98.0%
  Underwritten Revenues .......................         $ 1,960,434
  Underwritten Total Expenses .................         $   369,318
  Underwritten Net Operating Income
    (NOI) .....................................         $ 1,591,116
  Underwritten Net Cash Flow (NCF) ............         $ 1,466,166

                MORTGAGE LOAN INFORMATION
  Mortgage Loan Seller .....................       Artesia
  Cut-Off Date Balance .....................   $13,770,919
  Percentage of Cut-Off Date Pool ..........          1.1%
  Cut-Off Date Loan Balance Per SF .........          $123
  Number of Mortgage Loans .................             1
  Type of Security .........................           Fee
  Mortgage Rate ............................        5.540%
  Original Term to ARD / Amortization ......      60 / 360
  Remaining Term to ARD / Amortization .....      56 / 356
  Cut-Off Date LTV .........................         69.7%
  Maturity Date LTV ........................         65.1%
  Underwritten DSCR on NOI .................         1.68x
  Underwritten DSCR on NCF .................         1.55x

     The following table presents information relating to the single tenant at the Mortgaged Property:

                                            RATINGS       NET
                                            MOODY'S/    RENTABLE     % OF NET
TENANT                                     S&P/FITCH   AREA (SF)   RENTABLE AREA
----------------------------------------- ----------- ----------- ---------------
State of Washington Department of General
 Administration ......................... Aa1/AA/NR   111,908          100.00%



                                           ACTUAL RENT      ACTUAL     % OF ACTUAL       DATE OF
TENANT                                         PSF           RENT          RENT      LEASE EXPIRATION
----------------------------------------- ------------- ------------- ------------- -----------------
State of Washington Department of General
 Administration .........................    $ 16.19     $1,811,708        100.0%       June 2010

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement" and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers originated the Mortgage Loans as described above under "--Mortgage Loan History."

     Sixty-three (63) of the Mortgage Loans (the "Wachovia Mortgage Loans"), representing 82.9% of the Cut-Off Date Pool Balance (43 Mortgage Loans in Loan Group 1 or 82.5% of the Cut-Off Date Group 1 Balance and 20 Mortgage Loans in Loan Group 2 or 84.2% of the Cut-Off Date Group 2 Balance), were originated by Wachovia Bank, National Association. Wachovia is a national banking association whose principal offices are located in Charlotte, North Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia is a wholly-owned subsidiary of Wachovia Corporation. As of September 30, 2003, Wachovia had total assets of $389 billion. Wachovia is acting as the Master Servicer. Wachovia Capital Markets, LLC is acting as an Underwriter for this transaction and is an affiliate of Wachovia.

     Twenty-seven (27) of the Mortgage Loans (the "Artesia Mortgage Loans"), representing 9.4% of the Cut-Off Date Pool Balance (20 Mortgage Loans in Loan Group 1 or 7.7% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in Loan Group 2 or 15.8% of the Cut-Off Date Group 2 Balance), were originated by Artesia Mortgage Capital Corporation. Artesia is a Delaware corporation engaged in the business of originating and securitizing U.S. commercial mortgage loans. Its principal offices are located in the Seattle suburb of Issaquah, Washington. It is a wholly-owned subsidiary of Dexia Bank which is rated "AA+" by Fitch, "AA" by S&P and "Aa2" by Moody's. Dexia Bank is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 351 billion EUR ($368 billion) and a stock market capitalization of approximately 14 billion EUR ($15 billion) as of December 2002.

     Twelve (12) of the Mortgage Loans (the "Citigroup Mortgage Loans"), representing 7.8% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 9.8% of the Cut-Off Date Group 1 Balance), were originated by Citigroup Global Markets Realty Corp., a New York corporation whose principal offices are located in New York, New York that is primarily engaged in the business of purchasing and originating commercial mortgage loans. Citigroup is a subsidiary of Citigroup Financial Products, Inc. An affiliate of Citigroup, Citigroup Global Markets Inc., is acting as an Underwriter for this transaction.

     Wachovia Bank, National Association has no obligation to repurchase or substitute any of the Artesia Mortgage Loans or any of the Citigroup Mortgage Loans, Artesia Mortgage Capital Corporation has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Citigroup Mortgage Loans and Citigroup Global Markets Realty Corp. has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Artesia Mortgage Loans.

     All information concerning the Wachovia Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by Wachovia Bank, National Association. All information concerning the Artesia Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by Artesia. All information concerning the Citigroup Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by Citigroup.

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan application, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Each Mortgage Loan Seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable Mortgage Loan Seller or a third party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of the guidelines were waived or modified by the related Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such Mortgage Loan Seller may vary from these guidelines.

     Escrow Requirements. Generally, each Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

    o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments. This escrow requirement may be sometimes waived.

    o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan Seller with sufficient funds to pay all insurance premiums. This escrow may be sometimes waived.

    o Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

    o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, the Mortgage Loan Seller generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan.

    o Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.


ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans (including the Starrett-Lehigh Building Subordinate Loan), without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan (including the Starrett-Lehigh Building Subordinate Loan) originated by the applicable Mortgage Loan Seller (the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form;
(vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above;
(vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a Mortgage Loan.

     As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan (including the Starrett-Lehigh Building Subordinate Loan) within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan (including the Starrett-Lehigh Building Subordinate Loan), (ii) the unpaid accrued interest on such Mortgage Loan

(including the Starrett-Lehigh Building Subordinate Loan) (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) other than with respect to the Starrett-Lehigh Building Loan, substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, that no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the second preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Assignment of Mortgage Assets; Repurchases" in the prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution;
(xiv) have been approved by the Controlling Class Representative; provided that a

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Controlling Class Representative has been elected and such approval of the
Controlling Class Representative may not be unreasonably withheld; (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided, that no individual Mortgage Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.


REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

          (iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

          (v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

          (vii) each related assignment of the Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,
     (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) to the applicable Mortgage Loan Seller's actual knowledge as of the Cut-Off Date, and to the applicable Mortgage Loan Seller's actual knowledge based solely upon due diligence customarily performed with the origination of comparable mortgage loans by the Mortgage Loan Seller, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and to the applicable Mortgage Loan Seller's actual knowledge as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property;

          (xi) as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such Mortgaged Property, or (b) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, and was in full force and effect with respect to each related Mortgaged Property;

          (xii) as of the Cut-Off Date, the Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment; and

          (xiii) one or more environmental site assessments, updates or transaction screens thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount (other than with respect to the Starrett-Lehigh Building Loan) or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party's affiliates (except with respect to Wachovia Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.


REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage Loans; Repurchases and Substitutions" or "--Representations and Warranties; Repurchases and Substitutions," (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each, a "Crossed Loan" and, collectively, a "Crossed Group"), and (iii) the applicable document omission or defect (a "Defect") or breach of a representation and warranty (a "Breach") does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in "--Assignment of the Mortgage Loans; Repurchases and Substitutions" or "--Representations and Warranties; Repurchases and Substitutions" unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed

Loans satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.


CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.


                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans for the benefit of the Certificateholders, and the Companion Loans, for the holder of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher,

(b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the trust or, if a Co-Lender Loan and its related Companion Loan(s) (a "Loan Pair") are involved with a view towards the maximization of recovery on such Loan Pair to the Certificateholders and the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related Mortgage Loans and that the Pari Passu Companion Loans are pari passu in right of entitlement to payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any affiliate of either has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the "Servicing Standard").

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. SL Green Funding LLC will be appointed as a sub-servicer for the Special Servicer with respect to the 11 Madison Avenue Loan on or before the Closing Date. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans and the Companion Loans. Reference is also made to the prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS," for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan) and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found,
(ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the accompanying prospectus.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). In addition, Wachovia Bank, National Association will act as the Special Servicer for the 11 Madison Avenue Loan. Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service or specially service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement.

     Wachovia Bank, National Association is a wholly owned subsidiary of Wachovia Corporation, and is our affiliate, one of the Mortgage Loan Sellers, a Special Servicer and an affiliate of one of the Underwriters. In addition, it is anticipated that Wachovia Bank, National Association or one of its affiliates will initially be the holder of all or a portion of the Class SL Certificates. In addition it is anticipated that Wachovia Bank, National Association (or an affiliated entity) will be the holder of the 11 Madison Avenue Pari Passu Loans, one of the 11 Madison Avenue Subordinate Loans and the Starrett-Lehigh Building Pari Passu Loan. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

     As of December 31, 2003, Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing approximately 10,015 commercial and multifamily loans, totaling approximately $88.6 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning Wachovia Bank, National Association has been provided by Wachovia Bank, National Association, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. Wachovia Bank, National Association (apart from its obligations as a Mortgage Loan Seller and except for the information in the two preceding paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this prospectus supplement or related documents.

     Initially, the "Special Servicer" will be (i) Lennar Partners, Inc. with respect to the Mortgage Loans other than the 11 Madison Avenue Loan, and (ii) Wachovia Bank, National Association with respect to the 11 Madison Avenue Loan. References to the Special Servicer herein are references to the Special Servicer for an applicable Mortgage Loan as the context requires.

     Lennar Partners, Inc., a Florida corporation, is a subsidiary of LNR Property Corporation ("LNR"). The principal executive offices of Lennar Partners, Inc. are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) acquiring, developing, managing and repositioning commercial and multifamily residential real estate properties; (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate assets, (iii) investing in unrated and non-investment grade rated commercial mortgaged-backed securities as to which LNR has the right to be special servicer, and (iv) making high yielding real estate related loans and equity investments. Lennar Partners, Inc. has regional offices located across the country in Florida, Georgia, Oregon and California. As of November 30, 2003, Lennar Partners, Inc. and its affiliates were managing a portfolio which included an original count of over 15,200 assets in most states with an original face value of over $101 billion, most of which are commercial real estate assets. Included in this managed portfolio are $99 billion of commercial real estate assets representing 112 securitization transactions, for which Lennar Partners, Inc. is servicer or special servicer.

     Each Special Servicer and their respective affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of either Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein regarding Lennar Partners, Inc. has been provided by Lennar Partners, Inc. and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative") who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances; provided, however, so long as a Starrett-Lehigh Building Control Appraisal Period has not occurred and is continuing, the Starrett-Lehigh Building Representative will have the ability to exercise the rights of the Controlling Class and the Controlling Class Representative with respect to the Starrett-Lehigh Building Whole Loan. The Controlling Class Representative is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See "--The Controlling Class Representative" in this prospectus supplement. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential Pay Certificates, (a) which bears the latest alphabetical Class designation and (b) the Certificate Balance of which is (i) greater than 25% of its original Certificate Balance and (ii) equal to or greater than 1.0% of the sum of the original Certificate Balances of all the Sequential Pay Certificates; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (b) above, the Controlling Class shall be the outstanding Class of Certificates (other than the Class SL, Class Z-I, Class Z-II, Class Z-III, Class R-I, Class R-II, Class X-C or Class X-P Certificates) bearing the latest alphabetical Class designation. The Class A-1, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates will be treated as one Class for determining the Controlling Class.

     The Pooling and Servicing Agreement permits, so long as a Starrett-Lehigh Control Appraisal Period has not occured and is continuing, the holder (or holders) of the majority of the Voting Rights allocated to the Class SL Certificates to replace the Special Servicer with respect to the Starrett-Lehigh Building Whole Loan and to select a representative (the "Starrett-Lehigh Building Representative") who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer with respect to the Starrett-Lehigh Building Whole Loan under certain circumstances. See "--The Controlling Class Representative" in this prospectus supplement. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this prospectus supplement and the accompanying prospectus.

     Any replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of written confirmation from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then-current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this prospectus supplement and the accompanying prospectus.

     Notwithstanding anything to the contrary contained in this section, if an event of default on the part of the Master Servicer affects only the Starrett-Lehigh Building Pari Passu Loan, the Master Servicer may not be terminated but, at the direction of the Trustee (acting at the direction of certain holders of the Starrett-Lehigh Building Pari Passu Loan or the Starrett-Lehigh Building Representative with respect to the Starrett-Lehigh Building Subordinate Loan, as applicable), must appoint a sub-servicer that will be responsible for servicing the Starrett-Lehigh Building Loan.

     The Special Servicer is responsible for servicing and administering any Mortgage Loan or Companion Loan as to which (a) the related mortgagor has (i) failed to make when due any Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such

Mortgage Loan or Companion Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days;
(b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or any other default under the applicable loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided, that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the mortgage loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property;
(f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
(g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (g) above, a "Servicing Transfer Event").

     In general, as long as the related Co-Lender Loan is owned by the trust, each Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan becomes specially serviced, then the related Co-Lender Loan will become a Specially Serviced Mortgage Loan. If a Co-Lender Loan becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.


     If any amounts due under a Co-Lender Loan or the related Subordinate Companion Loan(s) are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of the related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan (including the Starrett-Lehigh Building Whole Loan) and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan (including the Starrett-Lehigh Building Whole Loan). If title to the related

Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof. Mortgage Loans (including, with respect to interest advances, the Starrett-Lehigh Building Subordinated Loan) and Companion Loans serviced by the Special Servicer are referred to in this prospectus supplement as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan (including the Starrett-Lehigh Building Whole Loan) will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (b) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (g) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee" is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including the Starrett-Lehigh Building Whole Loan) including each Specially Serviced Mortgage Loan, and from REO Revenue with respect to each REO Mortgage Loan, is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.0400% to 0.1000%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.0419% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this Section to "Mortgage Loans" will include the Companion Loans.

     If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any

Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.02% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The "Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan (including, in either case, the Starrett-Lehigh Building Subordinate Loan), as the case may be. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) (including, in either case, the Starrett-Lehigh Building Subordinate Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Liquidation Fee" with respect to each Specially Serviced Trust Fund Asset, which Liquidation Fee generally will be in an amount equal to 1.00% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the Certificate Account. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds resulting from the purchase of any Specially Serviced Trust Fund Asset (i) by a Mortgage Loan Seller (as described under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement) if purchased within the required time period set forth in the related Mortgage Loan Purchase Agreement, (ii) by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement or (iii) in certain other limited circumstances, including in connection with the purchase of the Co-Lender Loans as described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement or in connection with the purchase of the Starrett-Lehigh Building Loan by the controlling holder of the Class SL Certificates. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan, payable by withdrawal from such amounts on deposit in the Certificate Account. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a

Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses and the cost of property inspections as provided in the Pooling and Servicing Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses related to such Mortgage Loan have been paid during the 12-month period immediately preceding the receipt of such late payment charges or default interest and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties (including, in either case, the Starrett-Lehigh Building Subordinate Loan), as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     As and to the extent described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account during the preceding 12-month period and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.


MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holders of the related Companion Loans) to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the Servicing Standard that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000 (or $25,000,000 with respect to Moody's), or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.2x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans, subject to certain rights of the holders of any related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders on a net present value basis in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class X-C or Class X-P Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the servicing standard described under "--General" above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

     The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative, the Rating Agencies, with respect to the Starrett-Lehigh Building Loan, the Starrett-Lehigh Building Representative and the holder of the Starrett-Lehigh Building Pari Passu Loan and, with respect to the Co-Lender Loans, the holders of the related Companion Loan, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this prospectus supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable mortgage loan documents, and (v) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

     Any modification, extension, waiver or amendment of the payment terms of the Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the trust as holder of the Co-Lender Loans and the Starrett-Lehigh Building Subordinate Loan, nor the holder of the related Pari Passu Companion Loans gains a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

     Further, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the Starrett-Lehigh Building Subordinate Loan, no waiver, reduction or deferral of any amounts due on the Starrett-Lehigh Building Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Starrett-Lehigh Building Subordinate Loan and no reduction of the mortgage interest rate of the Starrett-Lehigh Building Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the Starrett-Lehigh Building Subordinate Loan to the maximum extent possible.


THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraphs, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer and, the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative, has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):


          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of any term of the related Mortgage Loan Documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less);

          (iii) any proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement or pursuant to a Purchase Option as described below under "--Defaulted Mortgage Loans; REO Properties; Purchase Option");

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan;

          (viii) with respect to the Starrett-Lehigh Building Whole Loan, any acceptance of a discounted payoff;

          (ix) with respect to the Starrett-Lehigh Building Whole Loan, any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

          (x) with respect to the Starrett-Lehigh Building Whole Loan, any approval of a material capital expenditure;

          (xi) with respect to the Starrett-Lehigh Building Whole Loan, any replacement of the property manager; and

          (xii) with respect to the Starrett-Lehigh Building Whole Loan, any adoption or approval of a plan in bankruptcy of the related borrower.

     In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. LNR Property Corporation will be the initial Controlling Class Representative.

     Notwithstanding the foregoing, the holders of the 11 Madison Avenue Subordinate Loans will have the right to direct and/or consent to certain actions of the Master Servicer and the Special Servicer with respect to the 11 Madison Avenue Whole Loan and the Controlling Class and the Controlling Class Representative will not have the consent and advice rights described herein. Generally, the holder of the most subordinate 11 Madison Avenue Subordinate Loan then outstanding will be entitled to such rights, but only so long as the unpaid principal amount of such 11 Madison Avenue Subordinate Loan, net of any existing related Appraisal Reduction Amount with respect to (i) the 11 Madison Avenue Senior Loans; (ii) any 11 Madison Avenue Subordinate Loans that are senior in right of payment to such 11 Madison Avenue Subordinate Loan and (iii) such 11 Madison Avenue Subordinate Loan (calculated as if the loans were a single mortgage loan), is greater than 25% of the original unpaid principal amount of such 11 Madison Avenue Subordinate Loan. Such rights include (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the 11 Madison Avenue Subordinate Loan or its designee in connection with (A) any adoption or implementation of a business plan submitted by the borrower with respect to the Mortgaged Property; (B) the execution or renewal of any lease; (C) the release of any escrow, held in conjunction with the 11 Madison Avenue Whole Loan to the borrower not expressly required by the terms of the loan documents or under applicable law; (D) alterations on the Mortgaged Property; (E) material changes in any ancillary loan documents; or
(F) the waiver of any notice provisions related to prepayment; (ii) the Special Servicer and/or the Master Servicer will be required to consult with the holder of such 11 Madison Avenue Subordinate Loan or its designee (A) upon the occurrence of any event of default under the 11 Madison Avenue Whole Loan and to consider alternative actions recommended by the holder of such 11 Madison Avenue Subordinate Loan or its designee, (B) with respect to any determination that a sweep period exists under the related cash management agreement, and (C) at any time (whether or not an event of default has occurred) with respect to proposals to take any significant action with respect to the 11 Madison Avenue Whole Loan or the Mortgaged Property and to consider alternative actions recommended by such 11 Madison Avenue Subordinate Loan or its designee, and
(iii) such holder of the 11 Madison Avenue Subordinate Loan or its designee will be entitled to exercise rights and powers with respect to the 11 Madison Avenue Whole Loan that are the same as or similar to those of the Controlling Class Representative described above with respect to the actions described in clauses (i) through (vii) above and the following additional actions: (A) any modification or waiver of a monetary term of the loan and any modification of, or waiver with respect to, the loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the loan or a modification or waiver of any other monetary term of the loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the loan documents or a modification or waiver of any provision of the loan which restricts the borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the Mortgaged Property or the ownership interests in borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the loan documents, (B) any modification of, or waiver with respect to, the loan that would result in a discounted pay-off of the loan, (C) commencement or termination of any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or otherwise, (D) any sale of the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the loan documents or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the loan documents, the transfer of any direct or indirect interest in borrower or any sale of the loan (other than pursuant to a purchase option contained in the loan documents or in the Pooling and Servicing Agreement), (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials, (F) any substitution or release of collateral for the loan (other than in accordance with the terms of, or upon satisfaction of, the loan), (G) any release of the borrower or any guarantor from liability with respect to the loan, (H) any substitution of the bank holding the central account, unless such bank agrees in writing (x) to comply with the terms of Section 3(b)(i)(E) and
(y) of the Intercreditor Agreement to provide to co-lender copies of the weekly reconciliation required to be prepared thereunder, (I) any determination (x) not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (y) to permit an assumption of the loan, (J) any material changes to or waivers of any of the insurance requirements, (K) any release of funds from the curtailment reserve escrow account or the designated lease reserve escrow account for the application of same to the repayment of the debt; provided, however, that (x) the operating advisor shall not have the right to consent to any such release after the occurrence of an event of default (unless such co-lender is continuously curing in accordance with Section 7 of the Intercreditor Agreement) and during the continuance thereof, and (y) the operating advisor shall be required to consent to the release of such funds and the application of same to the repayment of the debt, if lead lender delivers to the operating advisor a letter from any single Rating Agency stating that the failure to release funds from the curtailment reserve sub-account and to apply same to the repayment of the debt will result in the downgrading, withdrawal or qualification of any Class of Certificates, (L) any determination to apply loss proceeds to the payment of the debt and with respect to the approval of any architects, contractors, plans and specifications or other material approvals which lender may give or withhold, (M) any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower, and (N) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower. However, to the extent no 11 Madison Avenue Subordinate Loan is greater than the threshold described above, the Controlling Class and

Controlling Class Representative will again have the above-referenced control rights. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--11 Madison Avenue Loan--Servicing Provisions of the 11 Madison Avenue Intercreditor Agreement" in this prospectus supplement.

     So long as a Starrett-Lehigh Building Control Appraisal Period has not occurred and is continuing, the holders of the Class SL Certificates and the Starrett-Lehigh Building Representative will have the ability to exercise the rights of the Controlling Class and the Controlling Class Representative with respect to the Starrett-Lehigh Building Whole Loan. Upon the occurrence and continuance of a Starrett-Lehigh Building Control Appraisal Period, the Controlling Class Representative and the holder of the Starrett-Lehigh Building Pari Passu Loan (or if such loan has been securitized, a representative appointed by the controlling class of that securitization) will instead concurrently be entitled to exercise rights and powers of the Controlling Class Representative and the Controlling Class with respect to the Starrett-Lehigh Building Whole Loan, but in the event that the Controlling Class Representative and the holder of the Starrett-Lehigh Building Pari Passu Loan (or if such loan has been securitized, a representative appointed by the controlling class of that securitization) give conflicting consents or directions to the Master Servicer or the Special Servicer, as applicable, and both such directions satisfy the Servicing Standard (as determined by an operating advisor jointly appointed by the Controlling Class Representative and the holder of the Starrett-Lehigh Building Pari Passu Loan (or if such loan has been securitized, a representative appointed by the controlling class of that securitization)), the Master Servicer or the Special Servicer, as applicable, will be required to follow the directions of such jointly appointed operating advisor. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Starrett-Lehigh Building Loan--Servicing Provisions of the Starrett-Lehigh Building Intercreditor Agreement" in this prospectus supplement.

     Notwithstanding the foregoing, the holder of the Cedarbrook Apartments Subordinate Loan may exercise certain approval rights relating to a modification of the Cedarbrook Apartments Subordinate Loan that materially and adversely affects the holder of the Cedarbrook Apartments Subordinate Loan prior to the expiration of the related repurchase period. Furthermore, the holder of the Cedarbrook Apartments Subordinate Loan may exercise certain approval rights relating to a modification of the Cedarbrook Apartments Loan or the Cedarbrook Apartment Loan that materially and adversely affects the holder of the Cedarbrook Apartment Subordinate Loan and certain other matters related to Defaulted Lease Claims. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Cedarbrook Apartments Loan--Servicing Provisions of the Cedarbrook Apartments Intercreditor Agreement" in this prospectus supplement.

     Limitation on Liability of the Controlling Class Representative. The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. The Starrett-Lehigh Building Representative and the holder of an 11 Madison Avenue Subordinate Loan or their respective designees, in connection with exercising the rights and powers described above with respect to the Starrett-Lehigh Building Whole Loan and the 11 Madison Avenue Whole Loan, respectively, will be entitled to substantially the same limitations to which the Controlling Class Representative is entitled.

DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of such Mortgage Loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or
(iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan (subject to, in certain instances, the rights of subordinated secured creditors to purchase the related Mortgage Loan and in the case of the Starrett-Lehigh Building Loan, subject to (i) the right of the controlling holder of the Class SL Certificates to purchase the Starrett-Lehigh Building Loan), the Majority Subordinate Certificateholder will have an assignable option to purchase (the "Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the servicing standard described under "--General" above, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged

Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third party in making such determination, the cost of which will be advanced by the Master Servicer.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, (shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the trust an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan or the related debt service coverage ratio is below 1.00x; the expense of which will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer, and received in the Collection Period during which such inspection related expenses were incurred, then at the trust Fund's expense. In addition, beginning in 2004, with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required at its expense to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer or the Master Servicer is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this prospectus supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C10 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2004 among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans (including the Starrett Lehigh Subordinate Loan) and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Class SL Distribution Account, the REO Accounts, the Additional Interest Account, the Gain on Sale Reserve Account and the Interest Reserve Account (see "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class") designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (collectively, the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "Subordinate Certificates" and, together with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X-C and Class X-P Certificates (collectively, the "Class X Certificates" and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); (iv) the Class R-I and Class R-II Certificates (collectively, the "REMIC Residual Certificates"); (v) the Class SL Certificates (the "Class SL Certificates") and (vi) the Class Z-I, Class Z-II and Class Z-III Certificates (collectively, the "Class Z Certificates"). The Class SL Certificates will be entitled to receive distributions only from collections on the Starrett-Lehigh Building Subordinate Loan in accordance with the Starrett-Lehigh Building Intercreditor Agreement and the Pooling and Servicing Agreement and will not be supported by any Mortgage Loan.

     Only the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class X-C, Class X-P and Class SL Certificates (collectively, the "Non-Offered Certificates"), the Class Z-I, Class Z-II and Class Z-III Certificates and the REMIC Residual Certificates have not been registered under the Securities Act and are not offered hereby. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.


REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     The holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, societe anonyme, ("Clearstream") or Euroclear Bank S.A./N.V., as operator (the "Euroclear Operator") of the Euroclear System (the "Euroclear System") (in Europe) if they are participants of such respective system ("Participants"), or indirectly through organizations that are Participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream and Euroclear names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the

Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, but due to time zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the Master Servicer nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

     The Euroclear System was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

     The information in this prospectus supplement concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor any of the Underwriters takes any responsibility for the accuracy or completeness thereof.


CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

                                                                           PERCENTAGE OF
                                                       CLOSING DATE        CUT-OFF DATE
             CLASS OF CERTIFICATES                 CERTIFICATE BALANCE     POOL BALANCE
-----------------------------------------------   ---------------------   --------------
Class A-1 Certificates ........................        $ 65,890,000            5.107%
Class A-2 Certificates ........................        $ 93,215,000            7.225%
Class A-3 Certificates ........................        $ 82,239,000            6.375%
Class A-4 Certificates ........................        $571,240,000           44.279%
Class B Certificates ..........................        $ 38,703,000            3.000%
Class C Certificates ..........................        $ 16,127,000            1.250%
Class D Certificates ..........................        $ 32,252,000            2.500%
Class E Certificates ..........................        $ 16,126,000            1.250%
Non-Offered Certificates (other than Class X-C,
 Class X-P and Class SL Certificates) .........        $374,307,569           29.014%

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class X-C and Class X-P Certificates do not have Certificate Balances, but represent the right to receive the distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount (each, a "Notional Amount") of the related Class of Class X-C and Class X-P Certificates. On each Distribution Date, the Notional Amount of the Class X-C Certificates generally will be equal to the aggregate outstanding Certificate Balances of the Sequential Pay Certificates on such Distribution Date. The initial Notional Amount of the Class X-C Certificates will equal approximately $1,290,099,569 (subject to a permitted variance of plus or minus 5.0%).

     The Notional Amount of the Class X-P Certificates will generally equal:

     (1) until the Distribution Date in August 2004, the sum of (a) the lesser of $63,774,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $260,752,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

     (2) after the Distribution Date in August 2004 through and including the Distribution Date in February 2005, the sum of (a) the lesser of $61,335,000 and the Certificate Balance of the Class A-1 Certificates,
          (b) the lesser of $259,979,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

     (3) after the Distribution Date in February 2005 through and including the Distribution Date in August 2005, the sum of (a) the lesser of $41,723,000 and the Certificate Balance of the Class A-1 Certificates,
          (b) the lesser of $254,740,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

     (4) after the Distribution Date in August 2005 through and including the Distribution Date in February 2006, the sum of (a) the lesser of $ 18,501,000 and the Certificate Balance of the Class A-1 Certificates,
          (b) the lesser of $248,759,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

     (5) after the Distribution Date in February 2006 through and including the Distribution Date in August 2006, the sum of (a) the lesser of $ 87,789,000 and the Certificate Balance of the Class A-2 Certificates,
          (b) the lesser of $242,473,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

     (6) after the Distribution Date in August 2006 through and including the Distribution Date in February 2007, the sum of (a) the lesser of $ 64,889,000 and the Certificate Balance of the Class A-2 Certificates,
          (b) the lesser of $236,460,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and (d) the lesser of $11,030,000 and the Certificate Balance of the Class J Certificates;

     (7) after the Distribution Date in February 2007 through and including the Distribution Date in August 2007, the sum of (a) the lesser of $ 42,364,000 and the Certificate Balance of the Class A-2 Certificates,
          (b) the lesser of $230,460,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (d) the lesser of $16,717,000 and the Certificate Balance of the Class H Certificates;

   (8) after the Distribution Date in August 2007 through and including the Distribution Date in February 2008, the sum of (a) the lesser of $ 20,765,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $224,701,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (d) the lesser of $5,095,000 and the Certificate Balance of the Class H Certificates;

   (9) after the Distribution Date in February 2008 through and including the Distribution Date in August 2008, the sum of (a) the lesser of $ 60,885,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $218,961,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-4, Class B, Class C, Class D, Class E and Class F Certificates and (d) the lesser of $8,404,000 and the Certificate Balance of the Class G Certificates;

  (10) after the Distribution Date in August 2008 through and including the Distribution Date in February 2009, the sum of (a) the lesser of $ 15,167,000 and the Certificate Balance of the Class A-3 Certificates,
        (b) the lesser of $176,426,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-4, Class B, Class C, Class D and Class E Certificates and (d) the lesser of $17,095,000 and the Certificate Balance of the Class F Certificates;

  (11) after the Distribution Date in February 2009 through and including the Distribution Date in August 2009, the sum of (a) the lesser of $ 561,568,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $172,027,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class B, Class C, Class D and Class E Certificates and
        (d) the lesser of $7,601,000 and the Certificate Balance of the Class F Certificates;

  (12) after the Distribution Date in August 2009 through and including the Distribution Date in February 2010, the sum of (a) the lesser of $ 535,214,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $167,824,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class B, Class C and Class D Certificates and (d) the lesser of $14,636,000 and the Certificate Balance of the Class E Certificates;

  (13) after the Distribution Date in February 2010 through and including the Distribution Date in August 2010, the sum of (a) the lesser of $ 512,008,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $163,673,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class B, Class C and Class D Certificates and (d) the lesser of $5,950,000 and the Certificate Balance of the Class E Certificates;

  (14) after the Distribution Date in August 2010 through and including the Distribution Date in February 2011, the sum of (a) the lesser of $ 469,212,000 and the Certificate Balance of the Class A-4, (b) the lesser of $102,099,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class B and Class C Certificates and (d) the lesser of $29,967,000 and the Certificate Balance of the Class D Certificates;

  (15)  after the Distribution Date in February 2011, $0.

     The initial Notional Amount of the Class X-P Certificates will be $1,246,996,000.

     The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, "Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, "Certificate Deferred Interest"), such allocation being in reverse alphabetical order (except with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class

A-1A Certificates, which amounts shall be applied pro rata (based on remaining Class Certificate Balances) to such Classes). Certificate Deferred Interest on the Class SL Certificates will be equal to the Starrett-Lehigh Building Subordinate Loan's share of Mortgage Deferred Interest on the Starrett-Lehigh Whole Loan, allocated pursuant to the terms of the Pooling and Servicing Agreement and the Starrett-Lehigh Building Intercreditor Agreement. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates will result in an increase in the Notional Amount of the Class X-C Certificates, and to the extent there is an increase in the Certificate Balance of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and subject to the limits described in the description of the Notional Amount of the Class X-P Certificates above, the Class X-P Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates and the Class SL Certificates. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

     The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period.


PASS-THROUGH RATES

     The Pass-Through Rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates for each Distribution Date will equal the respective fixed rate per annum set forth on the front cover of this prospectus supplement. Each of the Class X-C Components and the Class X-P Components will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate on the related Class of Certificates.

     The Pass-Through Rate applicable to the Class X-C Certificates for the
initial Distribution Date will equal approximately    % per annum.

     The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-C Components") of the Class X-C Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date). Each Class X-C Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Sequential Pay Certificates. In general, the Certificate Balance of each Class of Sequential Pay Certificates will constitute a separate Class X-C Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay Certificates is identified under "--Certificate Balances and Notional Amount" above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates, and the remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in February 2011, the "Class X-C Strip Rate" for each Class X-C Component will be calculated as follows:

   (1)   if such Class X-C Component consists of the entire Certificate
         Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of
         (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates; if

   (2) such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

   (3) if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates; and

   (4)   if such Class X-C Component consists of the entire Certificate
         Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-P Component immediately prior to such Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over
         (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates.

     For each Distribution Date after the Distribution Date in February 2011, the entire Certificate Balance of each Class of Sequential Pay Certificates will constitute one or more separate Class X-C Components, and the applicable Class X-C Strip Rate with respect to each such Class X-C Component for each Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Sequential Pay Certificates.

     The Pass-Through Rate applicable to the Class X-P Certificates for the
initial Distribution Date will equal approximately   % per annum.

     The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-P Components") of the Class X-P Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Sequential Pay Certificates. If all or a designated portion of the Certificate Balance of any Class of Sequential Pay Certificates is identified under "--Certificate Balances and Notional Amount" above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates. For each Distribution Date through and including the Distribution Date in February 2011, the "Class X-P Strip Rate" for each Class X-P Component will equal (x) the lesser of (1) the Weighted Average Net Mortgage Rate for such Distribution Date, and (2) the reference rate specified on Annex C to this prospectus supplement for such Distribution Date minus 0.03% per annum, minus (y) the Pass-Through Rate for such Component (but in no event will any Class X-P Strip Rate be less than zero).

     After the Distribution Date in February 2011, the Class X-P Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     In the case of each Class of REMIC Regular Certificates and the Class SL Certificates interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class X-C and Class X-P Certificates, the respective Notional Amount) of such Class of Certificates immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates and the Class SL Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and the Class SL Certificates and any Distribution Date, the "Interest Accrual Period" will be the preceding calendar month which will be deemed to consist of 30 days.

     The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans (excluding the Starrett-Lehigh Building Subordinate Loan) as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date; provided that, for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event. The "Net Mortgage Rate" for each Mortgage Loan (excluding the Starrett-Lehigh Building Subordinate Loan) will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 5 Mortgage Loans (loan numbers 28, 49, 100, 101 and 102), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan, other than the 5 Mortgage Loans, representing 1.4% of the Cut-Off Date Pool Balance (1.8% of the Cut-Off Date Group 1 Balance), which accrues interest on a 30/360 basis, in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that, the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (with respect to the Starrett-Lehigh Building Whole Loan, excluding the Starrett-Lehigh Building Subordinate Loan) during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan (with respect to the Starrett-Lehigh Building Whole Loan, excluding the Starrett-Lehigh Building Subordinate Loan) on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances, and such amount has not been included as part of the Principal Distribution Amount, such amount shall continue to be deemed to be distributable for purposes of calculating the Stated Principal Balance. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

     The "Collection Period" for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period. The "Determination Date" will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in March 2004.


DISTRIBUTIONS

     General. Except as described below with respect to the Class SL Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in March 2004.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders (other than Class R-I, Class R-II, Class SL, Class Z-I, Class Z-II and Class Z-III
Certificateholders) on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the last day of the related Collection Period (or, in the event that the Collection Period is deemed to end on the business day prior to the Distribution Date, amounts collected by or on behalf of the Master Servicer as of 3:00 p.m. New York City time) and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

               (ii) any Prepayment Premiums and Yield Maintenance Charges;

               (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans;

               (iv) any amounts deposited in the Certificate Account in error;

               (v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z-I, Class Z-II and Class Z-III Certificates);

               (vi) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution; and

               (vii) any amounts distributable to the Class SL Certificates in respect of the Starrett- Lehigh Building Subordinate Loan as described below under "Application of Class SL Available Distribution Amount";

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date (other than any P&I Advance made on the Starrett-Lehigh Building Subordinate Loan);

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensating Interest Payment made on any Companion Loan); and

          (d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" and "--P&I Advances" in this prospectus supplement, and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the accompanying prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

     All amounts received by the trust with respect to any Co-Lender Loan, including the Starrett-Lehigh Building Whole Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

     The Class SL Available Distribution Amount. The aggregate amount available for distributions of interest and principal to the holders of the Class SL Certificates on each Distribution Date (the "Class SL Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Starrett-Lehigh Building Subordinate Loan by the Master Servicer as of the close of business on the last day of the related Collection Period (or, in the event that the Collection Period is deemed to end on the business day prior to the Distribution Date, amounts collected by or on behalf of the Master Servicer as of 3:00 p.m. New York City time) and payable to the holder of the Starrett-Lehigh Building Subordinate Loan in accordance with the terms of the Starrett-Lehigh Building Intercreditor Agreement and not previously distributed with respect to the Class SL Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments on the Starrett-Lehigh Building Subordinate Loan collected but due on a Due Date after the related Collection Period;

               (ii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the holders of the Class SL Certificates, including any Servicing Fees and Trustee Fees on the Starrett-Lehigh Building Subordinate Loan;

               (iii) any amounts deposited in the Certificate Account in error; and

               (iv) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Starrett- Lehigh Building Subordinate Loan to be deposited in the Interest Reserve Account and held for future distribution;

          (b) all P&I Advances of interest made by the Master Servicer or the Trustee with respect to such Distribution Date made on the Starrett-Lehigh Building Subordinate Loan;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period made on the Starrett-Lehigh Building Subordinate Loan; and

          (d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of the Starrett-Lehigh Building Subordinate Loan.

     Interest Reserve Account. The Master Servicer will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the "Interest Reserve Loans") which accrues interest on an Actual/360 Basis an amount equal to two day's interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date. For the first Distribution Date following the Closing Date, the Interest Reserve Amount will include one (1) day of interest at the related Mortgage Rate for each Mortgage Loan (including the Starrett-Lehigh Building Subordinate Loan) deposited into the Interest Reserve Account by the applicable Mortgage Loan Seller on or before the Closing Date.

     Distribution Account. The Paying Agent will establish and will maintain a "Distribution Account" in the name of the Paying Agent on behalf of the Trustee for the benefit of the Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution Amount (and the Class SL Available Distribution Amount with respect to the Class SL Certificates), will be used to make distributions on the Certificates. Funds in the Distribution Account will not be invested.

     Gain on Sale Reserve Account. The Paying Agent will establish and will maintain a "Gain on Sale Reserve Account" in the name of the Paying Agent on behalf of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

     Additional Interest Account. The Trustee will establish and will maintain an "Additional Interest Account" in the name of the Trustee for the benefit of the holders of the Class Z-I, Class Z-II, Class Z-III and Class SL Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received during the related Collection Period will be deposited into the Additional Interest Account.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Distribution Account (other than amounts payable on such date in respect of the Class SL Certificates), in the following order of priority to the extent of the Available Distribution Amount:

     (1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and

          (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class X-C Certificates and Class X-P Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date;

     (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case less any portion thereof distributed in respect of the Class A-1 Certificates on such Distribution Date;

     (4) after the Class A-1 Certificates and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case less any portion thereof distributed in respect of the Class A-1 Certificates or Class A-2 Certificates on such Distribution Date;

     (5) after the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates have been retired, to distributions of principal to the holders of the Class A-4 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates) equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates on such Distribution Date;

     (6) to distributions of principal to the holders of the Class A-1A Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1A Certificate) equal to the Loan Group 2 Principal Distribution Amount for such Distribution and, after the Class A-4 Certificates have been retired, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-4 Certificates have been made on such Distribution Date;

     (7) to distributions to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

     (8) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (9) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and/or Class A-1A Certificates on such Distribution Date;

     (10) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (11) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (12) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (13) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (14) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (15) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (16) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (17) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (18) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (19) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (20) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (21) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (22) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (23) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (24) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (25) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (26) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (27) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (28) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (29) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (30) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (31) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (32) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (33) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (34) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (35) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (36) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (37) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (38) to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (39) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (40) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (41) to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (42) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (43) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (44) to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (45) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (46) to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (47) to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (48) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (49) to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

     (50) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (49) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement), the payments of principal to be made as contemplated by clauses (2), (3), (4), (5) and (6) above with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Application of Class SL Available Distribution Amount. The Class SL Certificates will only be entitled to distributions from amounts collected on the Starrett-Lehigh Building Subordinate Loan. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Class SL Distribution Account in the following order of priority to the extent of the Class SL Available Distribution Amount:

     (1) to distributions of interest to the holders of the Class SL Certificates in accordance with the amount of Class SL Distributable Certificate Interest in respect of such Class, in an amount equal to all Class SL Distributable Certificate Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (2) to distributions of principal to the holders of the Class SL Certificates in an amount equal to the Class SL Principal Distribution Amount for such Distribution Date;

     (3) to distributions to the holders of the Class SL Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

     (4) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (3) above.

     Amounts payable on any Distribution Date which are part of the Class SL Available Distribution Amount will not be available to make distributions on the REMIC Regular Certificates.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date equals the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class X-C and Class X-P Certificates) (to not less than zero) by
(i) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates. The "Class SL Distributable Certificate Interest" in respect of the Class SL Certificates for each Distribution Date equals the Accrued Certificate Interest in respect of the Class SL Certificates for such Distribution Date, reduced (to not less than zero) by (i) the Class SL's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Starrett-Lehigh Building Subordinate Loan during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date and (ii) any Mortgage Deferred Interest allocated to the Class SL Certificates in respect of the Starrett-Lehigh Building Subordinate Loan.

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates and the Class SL Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class X-C and Class X-P Certificates for any Distribution Date will equal the amount of one month's interest at the related Pass-Through Rate on the Notional Amount of the Class X-C or Class X-P Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class X-C and Class X-P Certificates) will equal the product of
(a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class X-C and Class X-P Certificates) for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Senior Certificates, to the extent not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

     With respect to each of the 11 Madison Avenue Loan and the Starrett-Lehigh Building Loan and each related Pari Passu Companion Loan, prepayment interest shortfalls will be allocated pro rata between the related pari passu promissory notes based on their outstanding principal balances. The portion of such shortfall allocated to the related Mortgage Loans, net of amounts payable by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall.

     With respect to the Co-Lender Loans, Prepayment Interest Shortfalls will be allocated first to the promissory note related to the related Subordinate Companion Loan and second to the promissory note related to the related Co-Lender Loan. The portion of such shortfall allocated to the Co-Lender Loans, net of amounts payable by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. Because of this allocation, a Prepayment Interest Shortfall with respect to the Starrett-Lehigh Building Loan will be allocated first to the Class SL Certificates and then any unallocated portion will be included in Net Aggregate Prepayment Interest Shortfall.

     Principal Distribution Amount. So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis (the "Loan Group 1 Principal Distribution Amount" and "Loan Group 2 Principal Distribution Amount", respectively). On each Distribution Date after the Certificate Balances of either the Class A-4 or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable, but exclusive of amounts payable to the Class SL Certificates in respect of principal of the Starrett-Lehigh Building Subordinate Loan:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or Trustee, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

          (c) with respect to any Mortgage Loan in such Loan Group or the Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, and Substitution Shortfall Amounts with respect to Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Loan Group 1 Principal Distribution Amount, the Loan Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, further, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.)

     Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

     Class SL Principal Distribution Amount. The "Class SL Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the borrower under the Starrett-Lehigh Building Subordinate Loan during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

       (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Starrett-Lehigh Building Subordinate Loan for its Due Date occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or Trustee, as applicable, prior to such Collection Period;

       (b) the aggregate of all principal prepayments received on the Starrett-Lehigh Building Subordinate Loan during the related Collection Period;

       (c) if the stated maturity date of the Starrett-Lehigh Building Subordinate Loan occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the Starrett-Lehigh Building Subordinate Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

       (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of the Starrett-Lehigh Building Subordinate Loan and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of the Starrett-Lehigh Building Subordinate Loan during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the Starrett-Lehigh Building Subordinate Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

       (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Class SL Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Class SL Certificates on such immediately preceding Distribution Date.

provided that the Class SL Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Starrett-Lehigh Building Subordinate Loan in a period during which such principal collections would have otherwise been included in the Class SL Principal Distribution Amount for such Distribution Date (provided, further, if any of the amounts that were reimbursed from principal collections on the Starrett-Lehigh Building Subordinate Loan are subsequently recovered, such recovery will increase the Class SL Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any

Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount (or the Class SL Principal Distribution Amount with respect to the Class SL Certificates) will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected (and, in the case of a Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums."

     Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed as follows: (a) on or before the Distribution Date in February 2011, 85% to the holders of the Class X-C Certificates and 15% to the holders of the Class X-P Certificates, and (b) thereafter, 100% to the holders of the Class X-C Certificates. Any Prepayment Premiums or Yield Maintenance Charges related to the Starrett-Lehigh Building Subordinate Loan will be distributed to the holders of the Class SL Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates will equal the yield (when compounded monthly) on the US Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Distributions of Additional Interest. On each Distribution Date, any Additional Interest collected on an ARD Loan (and, with respect to any Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to, in the case of Additional Interest collected on a Wachovia Mortgage Loan (other than the Starrett-Lehigh Building Subordinate Loan), all the holders of the Class Z-I Certificates, in the case of Additional Interest collected on an Artesia Mortgage Loan, all the holders of the Class Z-II Certificates, in the case of Additional Interest collected on a Citigroup Mortgage Loan, all the holders of the Class Z-III Certificates and, in the case of Additional Interest collected on the Starrett-Lehigh Building Subordinate Loan, to the holders of the Class SL Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.


SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A, Class X-C and Class X-P Certificates and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The Class SL Certificates will represent interests in, and will be payable only out of payments, advances and other collections on, the Starrett-Lehigh Building Subordinate Loan. The rights of the holders of the Class SL Certificates to receive distributions of amounts collected or advanced on the Starrett-Lehigh Building Subordinate Loan will be subordinated, to the extent provided in the Pooling and Servicing Agreement and the Starrett-Lehigh Building Intercreditor Agreement, to the rights of the holders of the Senior Certificates and the Subordinate Certificates. This subordination provided by the Subordinate Certificates and, to the extent provided herein, the Class SL Certificates, is intended to enhance the likelihood of timely receipt by the holders of the Class A, Class X-C and Class X-P Certificates of the full amount of

Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, Class C, Class D and Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates (other than the Class A-1A, Class X-C and Class X-P Certificates) and, to the extent provided herein, the Class SL Certificates, (b) to the holders of the Class D Certificates by means of the subordination of the Class E and the Non-Offered Certificates (other than the Class A-1A, Class X-C and Class X-P Certificates) and, to the extent provided herein, the Class SL Certificates, (c) to the holders of the Class C Certificates by means of the subordination of the Class D, Class E and the Non-Offered Certificates (other than the Class A-1A, Class X-C and Class X-P Certificates) and, to the extent provided herein, the Class SL Certificates,
(d) to the holders of the Class B Certificates by means of the subordination of the Class C, Class D, Class E and the Non-Offered Certificates (other than the Class A-1A, Class X-C and Class X-P Certificates) and, to the extent provided herein, the Class SL Certificates, and (e) to the holders of the Class A, Class X-C and Class X-P Certificates by means of the subordination of the Subordinate Certificates and, to the extent provided herein, the Class SL Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-4 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1 and Class A-2 Certificates have been reduced to zero, and the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, to the extent such Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-C and Class X-P Certificates, to the extent such Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (unless the aggregate Certificate Balance of each Class of Subordinate Certificates has been reduced to zero, first to the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-2 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-3 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-4 Certificates until the Certificate Balance thereof has been reduced to zero, and then to the Class A-1A Certificates until the Certificate Balance thereof has been reduced to zero), for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the percentage interest in the Trust Fund evidenced by such Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans (without regard to Loan Groups), that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates and, to the extent applicable, the Class SL Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-1A Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero. Realized Losses and Additional Trust Fund Expenses with respect to the Starrett-Lehigh Building Whole Loan will first be allocated to the Starrett-Lehigh Building Subordinate Loan, and therefore the Class SL Certificates, and then pro rata to the Starrett-Lehigh Building Senior Loans and therefore to the holders of the Classes of Sequential Pay Certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan (and with respect to the Class SL Certificates, the Starrett-Lehigh Building Subordinate Loan), including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of
(a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and
(ii) certain related unreimbursed servicing expenses, (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (and with respect to the Class SL Certificates, the Starrett-Lehigh Building Subordinate Loan) (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan (and with respect to the Class SL Certificates, the Starrett-Lehigh Building Subordinate Loan) for which a Final Recovery Determination has been made includes nonrecoverable Advances (including interest on such nonrecoverable Advances) to the extent

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amounts have been paid from the Principal Distribution Amount (or the Class SL
Principal Distribution Amount with respect to the Class SL Certificates) pursuant to the Pooling and Servicing Agreement.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees, Liquidation Fees or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Trustee" in the prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus and "SERVICING OF THE MORTGAGE LOANS--Defaulted Mortgage Loans; REO Properties; Purchase Option" in this prospectus supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.


P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) (including interest payments on the Starrett-Lehigh Building Subordinate Loan; provided that with respect to any P&I Advance on the Starrett-Lehigh Building Subordinate Loan any P&I Advance will include scheduled payments of interest of such Periodic Payment, but not the principal portion) and any Assumed Scheduled Payments, net of related Master Servicing Fees, in respect of the Mortgage Loans and the Starrett-Lehigh Building Subordinate Loan and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan (including on the Starrett-Lehigh Building Subordinate Loan), subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan (or the Starrett Lehigh Subordinate Loan) has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would

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otherwise be required without regard to this sentence, minus the product of (a)
such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in "--Appraisal Reductions" below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance with respect to any Companion Loan (except the Starrett-Lehigh Building Subordinate
Loan).

     The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (including the Starrett-Lehigh Building Whole Loan) (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it determines in accordance with the Servicing Standard (in the case of the Master Servicer) or its good faith business judgment (in the case of the Trustee), would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense (which may include non-recoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or servicing expense, an "Advance"), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan (including the Starrett-Lehigh Building Subordinate Loan) during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans (including the Starrett-Lehigh Building Subordinate Loan) then on deposit in the Certificate Account; provided, however, that no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The "Reimbursement Rate" is equal to the "prime rate" published in the "Money Rates" Section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

     Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 6 months or such longer period of time as agreed to by the Master Servicer and the Controlling

Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement.

     If the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan (or the Starrett-Lehigh Building Subordinate Loan, if applicable), then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Certificates. To the extent any Advance is determined to be nonrecoverable, the Advance is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

     Amounts in respect of the Starrett-Lehigh Building Subordinate Loan are not avaliable for distributions on the Offered Certificates, nor are they available for the reimbursement of nonrecoverable Advances of principal and interest unrelated to the Starrett-Lehigh Whole Loan on the Offered Certificates. If an Advance by the Master Servicer or Trustee on the Starrett-Lehigh Building Subordinated Loan becomes a nonrecoverable Advance and the Master Servicer is unable to recover such amounts from amounts available for distribution on the Class SL Certificates, the Master Servicer will be permitted to recover a nonrecoverable Advance (including interest thereon) from the assets of the trust available for distribution on the Offered Certificates.


APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan (including the Starrett-Lehigh Building Whole
Loan) is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan (including the Starrett-Lehigh Building Whole Loan), (3) any Mortgage Loan (including the Starrett-Lehigh Building Whole Loan) has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan (including the Starrett-Lehigh Building Whole Loan), (5) a borrower with respect to any Mortgage Loan (including the Starrett-Lehigh Building Whole Loan) becomes subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan (including the Starrett-Lehigh Building Whole Loan) has not been paid on its scheduled maturity date unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during the time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Loan) (each such Mortgage Loan (including the Starrett-Lehigh Building Whole Loan), including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes. See "--P&I Advances" above. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse alphabetical order. The Starrett-Lehigh Building Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction calculated with respect to the Starrett-Lehigh Building Whole Loan will be applied first to the Starrett-Lehigh Building Subordinate Loan. Any Appraisal Reduction Amount in respect of the Starrett-Lehigh Building Whole Loan that exceeds the aggregate balance of the Starrett-Lehigh Building Subordinate Loan will be allocated to the Starrett-Lehigh Building Loan and the Starrett-Lehigh Building Pari Passu Loan, pro rata.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at www.ctslink.com/cmbs) or by first class mail on each Distribution Date to each Certificateholder and the Starrett-Lehigh Building Representative:

          (a) A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

               (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class SL Certificates in reduction of the Certificate Balance thereof;

               (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class SL Certificates allocable to Distributable Certificate Interest;

               (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class SL Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

               (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class SL Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

               (v) the Available Distribution Amount for such Distribution Date;

               (vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group; and (b) the aggregate amount of servicing advances with respect to each Loan Group as of the close of business on the related Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

               (viii) the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

               (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

               (xi) as to each Mortgage Loan referred to in the preceding clause
          (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

               (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

               (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery Determination") was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

               (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates and the Class SL Certificates for such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest (or Class SL Distributable Certificate Interest) in respect of each Class of REMIC Regular Certificates and the Class SL Certificates after giving effect to the distributions made on such Distribution Date;

               (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates and the Class SL Certificates for such Distribution Date;

               (xvii) the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

               (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class on such Distribution Date;

               (xx) the Certificate Balance of each Class of REMIC Regular Certificates and the Class SL Certificates (other than the Class X-C and Class X-P Certificates) and the Notional Amount of the Class X-C and Class X-P Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

               (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

               (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

               (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

               (xxiv) the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

               (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

               (xxvi) the original and then-current credit support levels for each Class of REMIC Regular Certificates;

               (xxvii) the original and then-current ratings for each Class of REMIC Regular Certificates and the Class SL Certificates;

               (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges with respect to the Mortgage Pool and each Loan Group collected during the related Collection Period;

               (xxix) the amounts, if any, actually distributed with respect to the Class SL Certificates, Class R-I Certificates, Class R-II Certificates, Class Z-I Certificates, Class Z-II Certificates and Class Z-III Certificates on such Distribution Date; and

               (xxx) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation.

          (b) A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          (c) A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and the Master Servicer) to the Trustee prior to each Distribution Date, and the Trustee is required to provide or make available electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

          (a) CMSA Delinquent Loan Status Report;

          (b) CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

          (c) CMSA Historical Liquidation Report;

          (d) CMSA REO Status Report;

          (e) CMSA Servicer Watch List/Portfolio Review Guidelines;

          (f) CMSA Operating Statement Analysis Report;

          (g) CMSA NOI Adjustment Worksheet;

          (h) CMSA Comparative Financial Status Report;

          (i) CMSA Loan Level Reserve/LOC Report; and

          (j) An "Updated Collection Report" identifying each mortgage loan with respect to which the Master Servicer received a Periodic Payment or principal prepayment after the Determination Date and before the business day immediately preceding the Distribution Date for the related month.

     Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association ("CMSA") investor reporting package. Forms of these reports are available at the CMSA's website located at www.cmbs.org.

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this prospectus supplement as the "Unrestricted Servicer Reports," and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this prospectus supplement as the "Restricted Servicer Reports."

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Book-Entry Certificates. Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. On or prior to each Distribution Date, the Trustee will make available to the general public via its internet website initially located at "www.ctslink.com/cmbs," (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), the prospectus supplement, the accompanying prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

     In addition, on or prior to each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person, and to any other person upon the direction of the Depositor.

     The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.wachovia.com," (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer's internet website, investors may call
(800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement and the Starrett Lehigh Representative.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS-- Evidence as to Compliance" in the prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence as to Compliance" in the prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master

Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.


ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates and the Class SL Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement, which Distribution Date shall in each case be as follows:




                                                             ASSUMED FINAL
CLASS DESIGNATION                                          DISTRIBUTION DATE
---------------------                                     ------------------
  Class A-1 ............................................  December 15, 2008
  Class A-2 ............................................  December 15, 2010
  Class A-3 ............................................  February 15, 2013
  Class A-4 ............................................  February 15, 2014
  Class B ..............................................  February 15, 2014
  Class C ..............................................  February 15, 2014
  Class D ..............................................  February 15, 2014
  Class E ..............................................  February 15, 2014

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BE DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD CONSIDERATIONS" and "DESCRIPTION OF THE TRUST FUNDS" in the accompanying prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the Distribution Date in February 2041, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that

Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this prospectus supplement.


VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) and (ii) in the case of any other Class of Certificates (including the Class SL Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Certificates (including the Class SL Certificates), determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I, Class R-II, Class Z-I Class Z-II Certificates and Class Z-III Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the prospectus.


TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property (including the Starrett-Lehigh Building Subordinate Loan) subject thereto, and
(ii) the purchase of all of the Mortgage Loans (including the Starrett-Lehigh Building Subordinate Loan) and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical Class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans (including the Starrett-Lehigh Building Subordinate Loan) is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described under "--Distributions--Application of the Available Distribution Amount in this prospectus supplement" except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.


THE TRUSTEE

     Wells Fargo Bank, N.A. ("Wells Fargo") is acting as Trustee pursuant to the Pooling and Servicing Agreement. Wells Fargo, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office and conducts certificate transfer services at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. Wells Fargo also maintains an office and conducts trustee and securities administration services in Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Certificateholders and other interested parties should direct their inquiries to Wells Fargo CMBS Customer Service office. The telephone number is (301) 815-6600. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

     The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account and the Additional Interest Account maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement. The Trustee will not be entitled to any fee with respect to the Starrett-Lehigh Building Subordinate Loan or any Companion Loan.

     The Trustee also has certain duties with respect to REMIC administration (in such capacity, the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Reporting and Other Administrative Matters" in the prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and
(b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof has been reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof has been reduced to zero, and then, to the Class A-4 Certificates until the Certificate Balance thereof has been reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Thereafter, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable in respect of the Non-Offered Certificates (other than the Class A-1A, Class X-C, Class X-P and Class SL Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer or the Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD

Loans; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans' documents.

     In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Foreclosure" in the prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations (and, with respect to the Starrett-Lehigh Building Whole Loan, first by the holders of the Class SL Certificates, and then by the holders of the respective Classes of Sequential Pay Certificates to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations). Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement to the holders of the respective Classes of Sequential Pay Certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations (and, with respect to the Starrett Lehigh Loan, first by the holders of the Class SL Certificates, and then by the holders of the respective Classes of Sequential Pay Certificates, other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations). In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (and the Class X-C and Class X-P Certificates with respect to shortfalls of interest). As more fully described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class X-C and Class X-P Certificates) on a pro rata basis.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD CONSIDERATIONS--Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period and/or any period when the holder of a Mortgage may require a borrower to pledge Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.


     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement.


WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof has been reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof has been reduced to zero, and then, to the Class A-4 Certificates until the Certificate Balance thereof has been reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "25% CPR," "50% CPR," "75% CPR" and "100% CPR," respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge or prepayment premium is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an actual/360 basis), (viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers' representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund described in this prospectus supplement and the Starrett-Lehigh Building Representative will not exercise its option to purchase the Starrett-Lehigh Building Loan, (xii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in March 2004, (xiii) the Closing Date for the sale of the Offered Certificates is February 26, 2004, and (xiv) the Shops of San Marcos Mortgage Loan (loan number 28) makes a partial prepayment of $1.7 million on the earliest date allowed.

     The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.


PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
02/15/05 .................................       92          92          92          92          92
02/15/06 .................................       83          81          81          81          81
02/15/07 .................................       67          65          64          64          64
02/15/08 .................................       50          48          47          47          47
02/15/09 .................................        0           0           0           0           0
Weighted average life (in years) .........     3.50        3.41        3.37        3.35        3.29

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
02/15/05 .................................      100         100         100         100         100
02/15/06 .................................      100         100         100         100         100
02/15/07 .................................      100         100         100         100         100
02/15/08 .................................      100         100         100         100         100
02/15/09 .................................       60          58          58          57          57
02/15/10 .................................       26          24          24          24          24
02/15/11 .................................        0           0           0           0           0
Weighted average life (in years) .........     5.50        5.46        5.45        5.43        5.29

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-3
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
02/15/05 .................................      100         100         100         100         100
02/15/06 .................................      100         100         100         100         100
02/15/07 .................................      100         100         100         100         100
02/15/08 .................................      100         100         100         100         100
02/15/09 .................................      100         100         100         100         100
02/15/10 .................................      100         100         100         100         100
02/15/11 .................................       59          57          56          56          56
02/15/12 .................................       22          19          18          18          14
02/15/13 .................................        0           0           0           0           0
Weighted average life (in years) .........     7.53        7.48        7.46        7.45        7.34

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-4
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
02/15/05 .................................      100         100         100         100         100
02/15/06 .................................      100         100         100         100         100
02/15/07 .................................      100         100         100         100         100
02/15/08 .................................      100         100         100         100         100
02/15/09 .................................      100         100         100         100         100
02/15/10 .................................      100         100         100         100         100
02/15/11 .................................      100         100         100         100         100
02/15/12 .................................      100         100         100         100         100
02/15/13 .................................      100         100         100         100         100
02/15/14 .................................        0           0           0           0           0
Weighted average life (in years) .........     9.86        9.85        9.84        9.82        9.68

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
02/15/05 .................................      100         100         100         100         100
02/15/06 .................................      100         100         100         100         100
02/15/07 .................................      100         100         100         100         100
02/15/08 .................................      100         100         100         100         100
02/15/09 .................................      100         100         100         100         100
02/15/10 .................................      100         100         100         100         100
02/15/11 .................................      100         100         100         100         100
02/15/12 .................................      100         100         100         100         100
02/15/13 .................................      100         100         100         100         100
02/15/14 .................................        0           0           0           0           0
Weighted average life (in years) .........     9.97        9.97        9.97        9.97        9.80

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
02/15/05 .................................      100         100         100         100         100
02/15/06 .................................      100         100         100         100         100
02/15/07 .................................      100         100         100         100         100
02/15/08 .................................      100         100         100         100         100
02/15/09 .................................      100         100         100         100         100
02/15/10 .................................      100         100         100         100         100
02/15/11 .................................      100         100         100         100         100
02/15/12 .................................      100         100         100         100         100
02/15/13 .................................      100         100         100         100         100
02/15/14 .................................        0           0           0           0           0
Weighted average life (in years) .........     9.97        9.97        9.97        9.97        9.80

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
02/15/05 .................................      100         100         100         100         100
02/15/06 .................................      100         100         100         100         100
02/15/07 .................................      100         100         100         100         100
02/15/08 .................................      100         100         100         100         100
02/15/09 .................................      100         100         100         100         100
02/15/10 .................................      100         100         100         100         100
02/15/11 .................................      100         100         100         100         100
02/15/12 .................................      100         100         100         100         100
02/15/13 .................................      100         100         100         100         100
02/15/14 .................................        0           0           0           0           0
Weighted average life (in years) .........     9.97        9.97        9.97        9.97        9.80

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
02/15/05 .................................      100         100         100         100         100
02/15/06 .................................      100         100         100         100         100
02/15/07 .................................      100         100         100         100         100
02/15/08 .................................      100         100         100         100         100
02/15/09 .................................      100         100         100         100         100
02/15/10 .................................      100         100         100         100         100
02/15/11 .................................      100         100         100         100         100
02/15/12 .................................      100         100         100         100         100
02/15/13 .................................      100         100         100         100         100
02/15/14 .................................        0           0           0           0           0
Weighted average life (in years) .........     9.97        9.97        9.97        9.97        9.80

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     For federal income tax purposes, two separate REMIC elections will be made with respect to segregated asset pools that make up the trust, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates and Class SL Certificates (other than the right thereof to receive Additional Interest on the Starrett-Lehigh Building Subordinate Loan) will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICS" in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z-I, Class Z-II, Class Z-III and Class SL Certificates will represent undivided beneficial interests in the related assets. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and "--Grantor Trust Funds" in the accompanying prospectus.

TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, it is anticipated that the Offered Certificates will be treated as having been issued [at a premium] for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of issue premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and --"Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the accompanying prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and
Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     As described above, based on their anticipated issue prices (including accrued interest), the Offered Certificates will be treated for federal income tax purposes as having been issued [at a premium]. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily and mobile home park properties (approximately 23.2% by initial Cut-off Date Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

     The Treasury Department has issued final regulations that make certain modifications to the withholding, backup withholding, and information reporting rules. Prospective non-United States investors are urged to consult their tax advisors regarding these regulations.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the accompanying prospectus.


                             ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law ("Similar Law").

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3,
1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC ("Wachovia Securities"), PTE 89-89 (October 17, 1989) to Citigroup Global Markets Inc. ("Citigroup Securities"), PTE 93-31 (May 14, 1993) to Banc of America Securities LLC ("Banc of America Securities") and PTE 89-88 (October 17, 1989) to Goldman, Sachs & Co. ("Goldman, Sachs & Co.") (each, as amended, an "Exemption" and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) Wachovia Securities, (b) Citigroup Securities,
(c) Banc of America Securities, (d) Goldman, Sachs & Co., (e) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Citigroup Securities, Banc of America Securities or Goldman, Sachs & Co. and (f) any member of the underwriting syndicate or selling group of which Wachovia Securities, Citigroup Securities, Banc of America Securities, Goldman, Sachs & Co. or a person described in (e) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemptions apply to participant directed Plans as described in Section 404(c) of ERISA or Plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. The Exemptions would not apply to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") or any successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an Underwriter. The "Restricted Group" consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a "Party in Interest," as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan's assets in the Offered Certificates (or such obligor's affiliate) only if, among other requirements
(i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the trust, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan's investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and
(v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.


                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Wachovia Securities, Citigroup Securities, Banc of America Securities or Goldman, Sachs & Co. (collectively, the "Underwriters"), the Depositor has agreed to sell to each of Wachovia Securities, Citigroup Securities, Banc of America Securities or Goldman, Sachs & Co. and each of Wachovia Securities, Citigroup Securities, Banc of America Securities or Goldman, Sachs & Co. has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of 5%:

                        WACHOVIA       CITIGROUP     BANC OF AMERICA     GOLDMAN, SACHS
       CLASS           SECURITIES     SECURITIES        SECURITIES           & CO.
-------------------   ------------   ------------   -----------------   ---------------
Class A-1 .........   $              $                  $                  $
Class A-2 .........   $              $                  $                  $
Class A-3 .........   $              $                  $                  $
Class A-4 .........   $              $                  $                  $
Class B ...........   $              $                  $                  $
Class C ...........   $              $                  $                  $
Class D ...........   $              $                  $                  $
Class E ...........   $              $                  $                  $

     Wachovia Securities and Citigroup Securities are acting as co-lead managers of the offering. Citigroup Securities is acting as sole bookrunner with respect to 17.56% of the Class A-4 Certificates. Banc of America Securities and Goldman, Sachs & Co. are acting as a co-managers for this offering. Wachovia Securities is acting as sole bookrunner with respect to the remainder of the Class A-4 Certificates and all other Classes of the Offered Certificates.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately
$         , which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Securities or one of its affiliates may purchase a portion of certain Classes of the Offered Certificates, purchase certain Offered Certificates for its own account or sell certain Offered Certificates to one of its affiliates. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, Wachovia Securities, Citigroup Securities, Banc of America Securities and Goldman, Sachs & Co. may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this prospectus supplement and "RISK FACTORS--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" in the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers and the Master Servicer. Citigroup Securities, one of the Underwriters, is an affiliate of Citigroup Global Markets Realty Corp., a Mortgage Loan Seller. It is expected that Wachovia Bank, National Association, Artesia Mortgage Capital Corporation and Citigroup Global Markets Realty Corp. or one of their affiliates will own the Class Z-I, Class Z-II or Class Z-III Certificates, respectively. In addition, it is expected that Wachovia Securities or one of its affiliates will be the initial holder of the Class SL Certificates.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.


                                    RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P and Moody's (the "Rating Agencies"):

                                                                  EXPECTED
                                                                RATINGS FROM
         CLASS                                                  S&P/MOODY'S
----------------------                                         -------------
   Class A-1 ................................................     AAA/Aaa
   Class A-2 ................................................     AAA/Aaa
   Class A-3 ................................................     AAA/Aaa
   Class A-4 ................................................     AAA/Aaa
   Class B ..................................................      AA/Aa2
   Class C ..................................................     AA-/Aa3
   Class D ..................................................       A/A2
   Class E ..................................................      A-/A3

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address
(i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.


     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS-- Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the accompanying prospectus.

                             INDEX OF DEFINED TERMS

                                                      PAGE
11 Madison Avenue Accrued Interest ..............   S-150
11 Madison Avenue Anticipated
   Repayment Date ...............................   S-149
11 Madison Avenue Assumption ....................   S-152
11 Madison Avenue Borrower ......................   S-149
11 Madison Avenue Casualty Insurance
   Policy .......................................   S-152
11 Madison Avenue Companion Loans ...............   S-101
11 Madison Avenue Debt Service
   Payment ......................................   S-150
11 Madison Avenue Excess Funds ..................   S-154
11 Madison Avenue Final Maturity Date ...........   S-149
11 Madison Avenue Insurance Policies ............   S-152
11 Madison Avenue Intercreditor
   Agreement ....................................   S-102
11 Madison Avenue Loan ..........................   S-101
11 Madison Avenue Lockbox Account ...............   S-153
11 Madison Avenue Lockbox Bank ..................   S-153
11 Madison Avenue Lockout Period ................   S-150
11 Madison Avenue Lockout Release
   Date .........................................   S-151
11 Madison Avenue Mortgaged Property ............   S-149
11 Madison Avenue Net Cash Flow .................   S-150
11 Madison Avenue Net Cash Flow
   After Debt Service ...........................   S-150
11 Madison Avenue Pari Passu Loans ..............   S-101
11 Madison Avenue Payment Differential ..........   S-150
11 Madison Avenue Regular Interest Rate..........   S-149
11 Madison Avenue Reinvestment Yield ............   S-151
11 Madison Avenue Release Date ..................   S-151
11 Madison Avenue Reletting Reserve
   Account ......................................   S-153
11 Madison Avenue Replacement Reserve
   Account ......................................   S-153
11 Madison Avenue Restoration ...................   S-152
11 Madison Avenue Senior Loans ..................   S-101
11 Madison Avenue Subordinate Loans .............   S-101
11 Madison Avenue Tax and Insurance
   Reserve Account ..............................   S-153
11 Madison Avenue Transfer ......................   S-153
11 Madison Avenue Transferee ....................   S-152
11 Madison Avenue Treasury Rate .................   S-149
11 Madison Avenue Whole Loan ....................   S-101
11 Madison Avenue Yield Maintenance
   Charge .......................................   S-150
1% (  ) .........................................   S-111
2% (  ) .........................................   S-111
3% (  ) .........................................   S-111
30/360 basis ....................................    S-95

                                                     PAGE
520 Eighth Avenue Loan ..........................   S-163
ABB .............................................   S-168
accredited investor .............................   S-250
Accrued Certificate Interest ....................   S-221
Actual/360 basis ................................    S-95
Additional Interest .............................    S-96
Additional Interest Account .....................   S-215
Additional Trust Fund Expenses ..................   S-228
Administrative Cost Rate ........................   S-111
Advance .........................................   S-229
Advanced ........................................   S-165
Albertsons ......................................   S-166
Anticipated Repayment Date ......................    S-96
applied .........................................   S-224
Appraisal Reduction Amount ......................   S-231
ARD Loans .......................................    S-96
Artesia .........................................    S-95
Artesia Mortgage Loans ..........................   S-182
Assumed Final Distribution Date .................   S-236
Assumed Scheduled Payment .......................   S-223
Available Distribution Amount ...................   S-213
Bal Harbour Square Loan .........................   S-170
Balloon Loans ...................................    S-95
Balloon Payment .................................    S-95
Banc of America Securities ......................   S-248
banking organization ............................   S-206
Breach ..........................................   S-188
Capital Imp. Reserve ............................   S-112
Cedarbrook Apartments Intercreditor
   Agreement ....................................   S-102
Cedarbrook Apartments Loan ......................   S-101
Cedarbrook Apartments Subordinate
   Loan .........................................   S-101
Cedarbrook Apartments Whole Loan ................   S-102
Certificate Balance .............................   S-207
Certificate Deferred Interest ...................   S-209
Certificateholders ..............................   S-213
Certificates ....................................   S-205
Circuit City ....................................   S-170
Citigroup .......................................    S-95
Citigroup Mortgage Loans ........................   S-182
Citigroup Securities ............................   S-248
Class ...........................................   S-205
Class A Certificates ............................   S-205
Class SL Available Distribution Amount ..........   S-214
Class SL Certificates ...........................   S-205
Class SL Distributable Certificate Interest......   S-221
Class SL Principal Distribution Amount ..........   S-223
Class X Certificates ............................   S-205
Class X-C Components ............................   S-210

                                                  PAGE
Class X-C Strip Rate ........................   S-210
Class X-P Components ........................   S-211
Class X-P Strip Rate ........................   S-211
Class Z Certificates ........................   S-205
clearing agency .............................   S-206
clearing corporation ........................   S-206
Clearstream .................................   S-205
Clearstream Participants ....................   S-207
CMSA ........................................   S-234
CMSA Bond File ..............................   S-233
CMSA Collateral Summary File ................   S-233
CMSA Loan Periodic Update File ..............   S-233
CMSA Property File ..........................   S-233
Co-Lender Loans .............................   S-101
Collection Period ...........................   S-212
Companion Loans .............................   S-102
Compensating Interest Payment ...............   S-195
CompUSA .....................................   S-170
Conopco .....................................   S-156
Constant Prepayment Rate ....................   S-242
Controlling Class ...........................   S-192
Controlling Class Representative ............   S-192
Corrected Mortgage Loan .....................   S-194
CPR .........................................   S-242
Cross-Collateralized Pool ...................   S-109
Crossed Group ...............................   S-188
Crossed Loan ................................   S-188
CSFB ........................................   S-151
Custodian ...................................   S-184
Cut-Off Date ................................    S-93
Cut-Off Date Balance ........................    S-93
Cut-Off Date Group 1 Balance ................    S-93
Cut-Off Date Group 2 Balance ................    S-93
Cut-Off Date Group Balances .................    S-93
Cut-Off Date LTV ............................   S-110
Cut-Off Date LTV Ratio ......................   S-110
Cut-Off Date Pool Balance ...................    S-93
D (  ) ......................................   S-112
Defaulted Mortgage Loan .....................   S-202
Defeasance ..................................   S-112
Defeasance Collateral .......................    S-97
Defect ......................................   S-188
Depositaries ................................   S-205
Designated Lease ............................   S-154
Designated Lease Curtailment Period .........   S-154
Designated Lease Reserve Escrow
   Account ..................................   S-154
Designated Lease Space ......................   S-154
Determination Date ..........................   S-213
Discount Rate ...............................   S-225

                                                 PAGE
Distributable Certificate Interest ..........   S-221
Distribution Account ........................   S-215
Distribution Date ...........................   S-213
Distribution Date Statement .................   S-231
DSC Ratio ...................................   S-109
DSCR ........................................   S-109
DTC .........................................   S-205
due .........................................   S-224
Due Date ....................................    S-95
due-on-encumbrance ..........................   S-199
due-on-sale .................................   S-199
Enforcement .................................   S-152
ERISA .......................................   S-248
Euroclear Operator ..........................   S-205
Euroclear Participants ......................   S-207
Euroclear System ............................   S-205
Excess Cash Flow ............................    S-96
Excluded Plan ...............................   S-249
Exemption ...................................   S-248
Exemptions ..................................   S-248
expense .....................................   S-110
FBI .........................................   S-158
Final Recovery Determination ................   S-232
Fitch .......................................   S-249
Form 8-K ....................................   S-189
Fully Amortizing Loans ......................    S-95
Gain on Sale Reserve Account ................   S-215
G&G .........................................   S-163
Goldman, Sachs & Co. ........................   S-248
Gunster Yoakley .............................   S-156
IBM .........................................   S-160
IBM Center Loan .............................   S-160
IDA .........................................   S-151
IDA Premises ................................   S-151
Indirect Participants .......................   S-206
Intercreditor Agreements ....................   S-102
Interest Accrual Period .....................   S-212
Interest Reserve Account ....................   S-215
Interest Reserve Amount .....................   S-215
Interest Reserve Loans ......................   S-215
IRS .........................................   S-247
L (  ) ......................................   S-111
LACMA .......................................   S-168
Lerner ......................................   S-161
Linens 'n Things ............................   S-170
Liquidation Fee .............................   S-195
LNR .........................................   S-191
Loan Group 1 ................................    S-93
Loan Group 1 Principal Distribution
   Amount ...................................   S-222

                                                PAGE
Loan Group 2 ...............................    S-93
Loan Group 2 Principal Distribution
   Amount ..................................   S-222
Loan Groups ................................    S-93
Loan Pair ..................................   S-190
Loan per Sq. Ft., Unit, Pad or Room ........   S-111
Lockout ....................................   S-111
Lockout Period .............................   S-111
LTV at ARD or Maturity .....................   S-110
Majority Subordinate Certificateholder .....   S-237
Marshalls ..................................   S-166
Master Servicer ............................   S-191
Master Servicing Fee .......................   S-194
Master Servicing Fee Rate ..................   S-194
Maturity Date LTV Ratio ....................   S-110
Money Rates ................................   S-229
Moody's ....................................   S-249
Mortgage ...................................    S-93
Mortgage Deferred Interest .................   S-209
Mortgage File ..............................   S-184
Mortgage Loan Purchase Agreement ...........   S-182
Mortgage Loan Purchase Agreements ..........   S-182
Mortgage Loans .............................   S-194
Mortgage Note ..............................    S-93
Mortgage Pool ..............................    S-93
Mortgage Rate ..............................    S-95
mortgage related securities ................   S-250
Mortgaged Property .........................    S-94
MTDC .......................................   S-163
NA .........................................   S-112
NAV ........................................   S-112
Net Aggregate Prepayment Interest
   Shortfall ...............................   S-221
Net Cash Flow ..............................   S-109
Net Mortgage Rate ..........................   S-212
Newmark ....................................   S-163
Non-Offered Certificates ...................   S-205
Nonrecoverable P&I Advance .................   S-229
Non-Trust Subordinate Companion Loans.......   S-102
North Riverside Park Mall Loan .............   S-161
Notional Amount ............................   S-208
NRSRO ......................................   S-249
O (  ) .....................................   S-111
Occupancy Percentage .......................   S-112
Offered Certificates .......................   S-205
OID Regulations ............................   S-247
O&M Operative Period .......................   S-154
Omnimedia ..................................   S-158
Open Period ................................   S-111
Option Price ...............................   S-202

                                                PAGE
Ordinance or Law Coverage ..................   S-152
Original Term to Maturity ..................   S-112
Pacific Center Loan ........................   S-168
Pari Passu Companion Loans .................   S-101
Participants ...............................   S-205
Periodic Payments ..........................    S-95
Phillips Point Office Building Loan ........   S-156
P&I Advance ................................   S-228
Pine Trail Square Loan .....................   S-166
Plan .......................................   S-248
Plitt ......................................   S-161
Pooling and Servicing Agreement ............   S-205
Prepayment Interest Excess .................   S-194
Prepayment Interest Shortfall ..............   S-194
Prepayment Premiums. .......................   S-224
Primary Collateral .........................   S-189
Prime Lease ................................   S-155
Principal Distribution Amount ..............   S-222
Privileged Person ..........................   S-235
PTE ........................................   S-248
Purchase Option ............................   S-202
Purchase Price .............................   S-184
Qualified Appraiser ........................   S-231
qualified replacement mortgage .............   S-185
Qualified Substitute Mortgage Loan .........   S-185
Rated Final Distribution Date ..............   S-236
Rating Agencies ............................   S-252
real estate assets .........................   S-247
Realized Losses ............................   S-227
reasonably equivalent value ................    S-87
regular interests ..........................   S-246
Reimbursement Rate .........................   S-229
REIT .......................................   S-247
Related Proceeds ...........................   S-229
Remaining Amortization Term ................   S-111
Remaining Term to Maturity .................   S-111
REMIC ......................................    S-28
REMIC Administrator ........................   S-238
REMIC Regular Certificates .................   S-205
REMIC Regulations ..........................   S-246
REMIC Residual Certificates ................   S-205
Rental Property ............................   S-109
REO Extension ..............................   S-203
REO Mortgage Loan ..........................   S-224
REO Property ...............................   S-194
Replacement Reserve ........................   S-112
Required Appraisal Date ....................   S-230
Required Appraisal Loan ....................   S-230
Required Defeasance Period .................   S-241
Restricted Group ...........................   S-249

                                                  PAGE
Restricted Servicer Reports. .................   S-234
revenue ......................................   S-110
RPG ..........................................   S-166
Rules ........................................   S-206
Scenario .....................................   S-243
Scheduled Payment ............................   S-223
Selfhelp .....................................   S-163
Sequential Pay Certificates ..................   S-205
Servicing Fees ...............................   S-195
Servicing Standard ...........................   S-190
Servicing Transfer Event .....................   S-193
Similar Law ..................................   S-248
S&P ..........................................   S-249
Special Servicer .............................   S-191
Special Servicing Fee ........................   S-195
Special Servicing Fee Rate ...................   S-195
Specially Serviced Mortgage Loans ............   S-194
Specially Serviced Trust Fund Assets. ........   S-194
Starrett-Lehigh Building Companion
   Loans .....................................   S-101
Starrett-Lehigh Building Control
   Appraisal Period ..........................   S-105
Starrett-Lehigh Building Intercreditor
   Agreement .................................   S-102
Starrett-Lehigh Building Loan ................   S-101
Starrett-Lehigh Building Loan Option
   Price .....................................   S-105
Starrett-Lehigh Building Pari Passu Loan .....   S-101
Starrett-Lehigh Building Purchase Option......   S-105
Starrett-Lehigh Building Representative ......   S-192
Starrett-Lehigh Building Senior Loans ........   S-101
Starrett-Lehigh Building
   Subordinate Loan ..........................   S-101
Starrett-Lehigh Building Whole Loan ..........   S-101
Stated Principal Balance .....................   S-212

                                                  PAGE
Subordinate Certificates .....................   S-205
Subordinate Companion Loans ..................   S-102
Substitution Shortfall Amount ................   S-185
Table Assumptions ............................   S-243
Terms and Conditions .........................   S-207
The Gap ......................................   S-161
TI/LC Reserve ................................   S-112
Tower Space ..................................   S-154
Trade Debt ...................................   S-155
Trust Fund ...................................   S-205
Trustee Fee ..................................   S-238
Underwriter ..................................   S-248
Underwriters .................................   S-251
underwriters .................................   S-251
Underwriting Agreement .......................   S-251
Underwritten Replacement Reserves ............   S-111
United Way ...................................   S-168
Unrestricted Servicer Reports ................   S-234
Updated Collection Report ....................   S-234
US Customs Service ...........................   S-158
Vacate Date ..................................   S-154
Villa Del Sol Apartments Loan ................   S-165
Voting Rights ................................   S-237
Wachovia .....................................    S-94
Wachovia Mortgage Loans ......................   S-182
Wachovia Securities ..........................   S-248
Weighted Average Net Mortgage Rate ...........   S-212
weighted averages ............................   S-111
Wells Fargo ..................................   S-238
Workout Fee ..................................   S-195
Year Built ...................................   S-111
Yield Maintenance Charges ....................   S-224
YM (  ) ......................................   S-111

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C10

                                      ANNEX A-1

MORTGAGE    LOAN
  LOAN      GROUP
 NUMBER    NUMBER                   PROPERTY NAME                                                 ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
    1         1         11 Madison Avenue (1)                           11 Madison Avenue
    2         1         Phillips Point Office Building                  777 South Flagler Drive
    3         1         Starrett-Lehigh Building (1)                    601 West 26th Street
    4         1         IBM Center                                      4111 Northside Parkway
    5         1         North Riverside Park Mall                       7501 West Cermak Road
    6         1         520 Eighth Avenue                               520 Eighth Avenue
    7         2         Villa Del Sol Apartments                        811 South Fairview Street
    8         1         Pine Trail Square                               SWQ of Okeechobee Boulevard and North Military Trail
    9         1         Pacific Center                                  523 West 6th Street
   10         1         Bal Harbour Square                              1630-1860 North Federal Highway
   11         1         Fairfax Corner-Bldg D                           4100 Monument Drive
   12         2         Indigo Creek Apartments                         14221 North 51st Avenue
   13         2         Sunrise Bay Apartments                          102 South Thoreau Terrace
   14         2         Caribbean Isle Apartments                       3503 Bonaire Boulevard
   15         1         Merritt Creek Farm Shopping Center              Interstate 64 & Merritt Creek Road
   16         1         Flemington Mall                                 325 Route 202
   17         1         Summit San Raphael Apartments                   14181 Noel Road
   18         1         Festival Plaza                                  7915-7991 Vaughn Road
   19         1         840 North Broadway                              840 North Broadway
   20         1         Villas of Juno Luxury Apartments                12801 U.S. Highway 1
   21         2         Village Park Apartments                         1055 North State Street
   22         2         La Ventana Apartment Homes                      2901 North Rainbow Boulevard
   23         2         Forest Park Apartments                          2829 South Oakland Forest Drive
   24         1         Little Palm Island Resort                       28500 Overseas Highway
   25         2         Westwood Pines Apartments                       4745 Pine Ridge Drive
   26         2         Silver Shadow Apartments                        8301 West Charleston Boulevard
   27         1         Aliso Viejo Plaza                               26852-27072 La Paz Road
   28         1         Shops of San Marco                              13800-13900 Jog Road
   29         2         Cypress Point Apartments                        5275 West Tropicana Ave
   30         2         Cedarbrook Apartments                           3627 Cedarbrook Drive
   31         1         Studio Village Shopping Center                  10900-11140 Jefferson Boulevard
   32         1         The Meurice                                     145 West 58th Street
   33         1         Cranbrook Plaza                                 528-598 Cranbrook Road & 10400 & 10402 Ridgland Road
   34         1         Hampton Inn - Cocoa Beach, FL                   3425 North Atlantic Avenue
   35         2         Americana Mobile Home Park                      16600 Downey Avenue
   36         2         Sunrise Springs Apartment Homes                 4455 East Twain Avenue
   37         1         Lovejoy Station Shopping Center                 11155 Tara Boulevard
   38         1         Loch Raven Plaza                                1206 Goucher Boulevard
   39         1         A & P Plaza                                     3500 Route 9
   40         1         Advocate Medical Office Building                18210 South LaGrange Road
   41         2         Haywood Pointe Apartments                       1175 Haywood Road
   42         1         Wesmark Plaza                                   1121 Broad Street
   43         1         Conyers Plaza II Shopping Center                1360 Dogwood Drive
   44         1         Arrowhead Crossing                              7759 West Bell Road
   45         1         Village at Park Centre                          1001-1005 West 120th Avenue
   46         2         Gleneagle Apartments                            1011 West Butler Road
   47         1         Jefferson Plaza                                 300 Arthur Godfrey Road
   48         1         INS Building - Boise, ID                        1185 South Vinnell Way
   49         1         Shoppes at Lake Dow                             900-938 Highway 81 East
   50         1         Carpenter's Office Building                     1003 K Street NW
   51         1         Lee Road Shopping Center                        902-1028 Lee Road
   52         1         Cordova Collections Shopping Center             4721-4761 Bayou Boulevard
   53         1         Winn-Dixie/Movie Gallery Shopping Center        2625 Highway 14
   54         2         Oak Pointe Apartments                           469-497 Oakdale Road
   55         2         Greyeagle Apartments                            4551 Old Spartanburg Road
   56         1         Northcrest I & II                               7505-7577 & 7351-7379 Washington Avenue South
   57         1         Airport Cinema 12                               409 Aviation Boulevard
   58         1         Alafaya Village Shopping Center                 11762 E. Colonial Drive
   59         1         Ventana Plaza                                   5415-5455 North Kolb Road
   60         2         Cornerstone Apartments Phase II                 1337 N. Fiddlesticks Place; 2421 Cornerstone Place;
                                                                          1302,1303,1324, and 1343 England Links; and 2425,2474,
                                                                          and 2483 Newport Drive
   61         2         Carolina Crossing Apartments                    702 Edwards Road
   62         1         Borders Books & Music - McHenry, IL             2221 Richmond Road
   63         1         Walgreens - St. Paul, MN                        SWC White Bear Avenue & Larpentuer Avenue
   64         1         Osco Drug Store - Chicago, IL                   2722 North Central Avenue
   65         1         High Pointe Centre                              800 Lake Murray Boulevard
   66         1         Walgreens - Sherwood, OR                        21065 SW Pacific Highway
   67         1         Walgreens - Hampton, VA                         235 East Mercury Boulevard
   68         1         Panola Road Shopping Center                     3020, 3040 and 3054 Panola Road
   69         1         Bloomfield Plaza Shopping Center                796-824 Park Avenue
   70         1         One Michigan Place                              31260 Michigan Avenue
   71         1         Walgreens - Hot Springs, AR                     1400 Albert Pike Road
   72         1         Walgreens - Seattle, WA                         9400 16th Avenue S.W.
   73         2         Manor IV Apartments                             2600 Old Hapeville Road SW
   74         1         Shops at Westwood                               16255 West 64th Avenue
   75         1         Office Max - Sacramento, CA                     1707 J Street
   76         1         Walgreens - Loveland, OH                        10529 Loveland-Madeira Road
   77         2         Carisbrooke Apartments Phase I                  2401, 2403, 2405 Carisbrooke Drive & 23 Thatchem Drive
   78         2         Beaulieu Oaks Townhomes                         9804-9852 Whitfield Avenue
   79         2         Meadowlark Apartments                           4201 Meadowlark Lane SE
   80         2         Creekwood Village at Skippack Mobile Home Park  4679 Perkiomen Creek Road
   81         1         Campus Walk Shopping Center                     2551 Drew Street
   82         1         Walgreens - Jacksonville, FL                    866 Dunn Avenue
   83         1         Indian Trail Center                             5151 and 5161 Brook Hollow Parkway
   84         1         Walgreens - Saginaw, MI                         3434 East Genesee Avenue
   85         1         Walgreens - La Marque, TX                       1801 FM 1765
   86         2         Hickory Ridge Apartments                        2413 Wade Hampton Boulevard
   87         1         Eckerd - Mt. Pleasant, TX                       601 South Jefferson Avenue
   88         1         CVS - Hamilton, OH                              1115 High Street
   89         2         Windfield West II Apartments                    25, 75 & 105 SE Windfield Parkway
   90         1         GSA Building                                    8760 Mid South Drive
   91         1         Office Depot - London, KY                       1824 Highway 192 West
   92         1         Eckerd - Kilgore,TX                             1000 Stone Road
   93         2         Waldorf Creek Apartments                        4663 Waldrop Drive
   94         1         CVS - Mechanicville, NY                         12 South Central Avenue
   95         1         Office Depot - Laurel, MS                       1660 Highway 15 North
   96         1         Walgreens - Tulsa, OK                           6415 East Pine Street
   97         1         Walgreens - Broken Arrow, OK                    701 West Houston Street
   98         1         Eckerd - San Antonio,TX                         4805 Medical Drive
   99         1         Payless Shoes Retail Building                   4732 Devine Street
   100        1         Checker Auto Parts - Rock Springs, WY           1265 Dewar Drive
   101        1         Checker Auto Parts - Silver City, NM            2441 Highway 180
   102        1         Checker Auto Parts - Lamar, CO                  421 North Main Street

(1) Two Mortgage Loans, representing 18.9% of the Cut-Off Date Pool Balance (23.7% of the Cut-Off Date Group 1 Balance), are part of a split loan structure and the related pari passu companion loans are not included in the trust fund with respect to these Mortgage Loans, unless otherwise specified, the calculation of Balance per SF, LTV ratios and DSC ratios were based upon the aggregate indebtedness of these Mortgage Loans and the related pari passu companion loans.

(2) One Mortgage Loan (loan number 4) is structured with an initial interest-only period of 24 months. In the 25th month, the loan begins amortizing on a 336 month schedule through the 105th period at which time amortization again ceases.

(3) For purposes of determining the DSC Ratios of 2 Mortgage Loans (loan numbers 20 and 59), representing 1.4% of the Cut-Off Date Pool Balance (1.7% of the Cut-Off Date Group 1 Balance), the debt service payments were reduced by taking into account amounts available under a letter of credit or cash reserves.

(4) For purposes of determining the LTV Ratios of 3 Mortgage Loans (loan numbers 18, 20 and 59), representing 2.5% of the Cut-Off Date Pool Balance (3.1% of the Cut-Off Date Group 1 Balance), such ratios were reduced by taking into account amounts available under a letter of credit or cash reserves.

(5) For purposes of determining the LTV Ratio at Maturity or Anticipated Repayment Date of 1 Mortgage Loan (loan number 59), representing 0.3% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off Date Group 1 Balance), such ratio was reduced by taking into account amounts available under a letter of credit or cash reserves.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information" in the prospectus supplement.


     MORTGAGE                                                                                       CROSS COLLATERALIZED
       LOAN                                                                                              AND CROSS
      NUMBER                            CITY                        STATE       ZIP CODE            DEFAULTED LOAN FLAG
--------------------------------------------------------------------------------------------------------------------------------
         1          New York                                          NY          10010
         2          West Palm Beach                                   FL          33401
         3          New York                                          NY          10001
         4          Atlanta                                           GA          30327
         5          North Riverside                                   IL          60546
         6          New York                                          NY          10018
         7          Santa Ana                                         CA          92704
         8          West Palm Beach                                   FL          33409
         9          Los Angeles                                       CA          90017
        10          Fort Lauderdale                                   FL          33305
        11          Fairfax                                           VA          22033
        12          Glendale                                          AZ          85306
        13          Galloway                                          NJ          08205
        14          Kissimmee                                         FL          34741
        15          Barboursville                                     WV          25504
        16          Raritan                                           NJ          08822
        17          Dallas                                            TX          75240
        18          Montgomery                                        AL          36116
        19          Everett                                           WA          98201
        20          Juno Beach                                        FL          33408
        21          Orem                                              UT          84057
        22          Las Vegas                                         NV          89109
        23          Oakland Park                                      FL          33309
        24          Little Torch Key                                  FL          33042
        25          Columbus                                          IN          47201
        26          Las Vegas                                         NV          89117
        27          Aliso Viejo                                       CA          92656
        28          Delray Beach                                      FL          33444
        29          Las Vegas                                         NV          89103
        30          Hoover                                            AL          35216
        31          Culver City                                       CA          90230
        32          New York                                          NY          10019
        33          Cockeysville                                      MD          21030
        34          Cocoa Beach                                       FL          32931
        35          Paramount                                         CA          90723
        36          Las Vegas                                         NV          89121
        37          Hampton                                           GA          30228
        38          Towson                                            MD          21286
        39          Old Bridge                                        NJ          08857
        40          Tinley Park                                       IL          60477
        41          Greenville                                        SC          29615
        42          Sumter                                            SC          29150
        43          Conyers                                           GA          30013
        44          Peoria                                            AZ          85382
        45          Westminster                                       CO          80234
        46          Greenville                                        SC          29607
        47          Miami Beach                                       FL          33140
        48          Boise                                             ID          83709
        49          McDonough                                         GA          30252
        50          Washington                                        DC          20001
        51          Orlando                                           FL          32810
        52          Pensacola                                         FL          32503
        53          Millbrook                                         AL          36022
        54          Atlanta                                           GA          30307
        55          Taylors                                           SC          29687
        56          Edina                                             MN          55439
        57          Santa Rosa                                        CA          95403
        58          Orlando                                           FL          32817
        59          Tucson                                            AZ          85750
        60          Fayetteville                                      AR          72703
        61          Greenville                                        SC          29615
        62          McHenry                                           IL          60050
        63          St. Paul                                          MN          55106
        64          Chicago                                           IL          60639
        65          Irmo                                              SC          29063
        66          Sherwood                                          OR          97140
        67          Hampton                                           VA          23669
        68          Lithonia                                          GA          30038
        69          Bloomfield                                        CT          06002
        70          Westland                                          MI          48186
        71          Hot Springs                                       AR          71901
        72          Seattle                                           WA          98106           Cole Companies Portfolio
        73          Atlanta                                           GA          30315
        74          Arvada                                            CO          80007
        75          Sacramento                                        CA          95814
        76          Loveland                                          OH          45140
        77          Champaign                                         IL          61820
        78          Savannah                                          GA          31406
        79          Rio Rancho                                        NM          87124
        80          Skippack Township                                 PA          19473
        81          Clearwater                                        FL          33765
        82          Jacksonville                                      FL          32208           Cole Companies Portfolio
        83          Norcross                                          GA          30071
        84          Saginaw                                           MI          48601           Cole Companies Portfolio
        85          La Marque                                         TX          77568           Cole Companies Portfolio
        86          Greenville                                        SC          29615
        87          Mt. Pleasant                                      TX          75455               Eckerd Portfolio
        88          Hamilton                                          OH          45011           Cole Companies Portfolio
        89          Waukee                                            IA          50263
        90          Olive Branch                                      MS          38654
        91          London                                            KY          40741           Cole Companies Portfolio
        92          Kilgore                                           TX          75662               Eckerd Portfolio
        93          Forest Park                                       GA          30297
        94          Mechanicville                                     NY          12118           Cole Companies Portfolio
        95          Laurel                                            MS          39440           Cole Companies Portfolio
        96          Tulsa                                             OK          74115           Cole Companies Portfolio
        97          Broken Arrow                                      OK          74012           Cole Companies Portfolio
        98          San Antonio                                       TX          78229               Eckerd Portfolio
        99          Columbia                                          SC          29209           Cole Companies Portfolio
        100         Rock Springs                                      WY          82901
        101         Silver City                                       NM          88061
        102         Lamar                                             CO          81052

     MORTGAGE                                         GENERAL
       LOAN                                          PROPERTY                                                   ORIGINAL LOAN
      NUMBER            LOAN ORIGINATOR                TYPE                    SPECIFIC PROPERTY TYPE            BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------
         1                 Wachovia                   Office                             CBD                   143,333,333.00
         2                 Wachovia                   Office                             CBD                   105,000,000.00
         3                 Wachovia                   Office                             CBD                   100,000,000.00
         4                 Wachovia                   Office                          Suburban                  80,000,000.00
         5                 Wachovia                   Retail                          Anchored                  80,000,000.00
         6                 Wachovia                   Office                             CBD                    49,000,000.00
         7                 Wachovia                 Multifamily                     Conventional                45,000,000.00
         8                 Wachovia                   Retail                          Anchored                  30,350,000.00
         9                 Wachovia                   Office                             CBD                    27,500,000.00
        10                 Wachovia                   Retail                          Anchored                  27,500,000.00
        11                    CGM                     Office                          Suburban                  23,600,000.00
        12                   AMCC                   Multifamily                     Conventional                23,500,000.00
        13                 Wachovia                 Multifamily                     Conventional                21,500,000.00
        14                 Wachovia                 Multifamily                     Conventional                19,500,000.00
        15                 Wachovia                   Retail                          Anchored                  18,400,000.00
        16                 Wachovia                   Retail                          Anchored                  16,500,000.00
        17                 Wachovia                 Multifamily                     Conventional                15,000,000.00
        18                    CGM                     Retail                          Anchored                  14,890,000.00
        19                   AMCC                     Office                          Suburban                  13,825,000.00
        20                    CGM                   Multifamily                     Conventional                13,425,000.00
        21                 Wachovia                 Multifamily                     Conventional                13,100,000.00
        22                 Wachovia                 Multifamily                     Conventional                12,960,000.00
        23                 Wachovia                 Multifamily                     Conventional                12,600,000.00
        24                 Wachovia                 Hospitality                     Full Service                12,000,000.00
        25                 Wachovia                 Multifamily                     Conventional                11,840,000.00
        26                 Wachovia                 Multifamily                     Conventional                11,760,000.00
        27                 Wachovia                   Retail                       Shadow Anchored              11,500,000.00
        28                 Wachovia                   Retail                          Anchored                  11,000,000.00
        29                 Wachovia                 Multifamily                     Conventional                10,600,000.00
        30                 Wachovia                 Multifamily                     Conventional                10,150,000.00
        31                 Wachovia                   Retail                          Anchored                  10,000,000.00
        32                 Wachovia                 Multifamily                     Conventional                10,000,000.00
        33                    CGM                     Retail                         Unanchored                 9,750,000.00
        34                 Wachovia                 Hospitality                    Limited Service              9,520,000.00
        35                 Wachovia              Mobile Home Park                 Mobile Home Park              9,250,000.00
        36                 Wachovia                 Multifamily                     Conventional                8,630,000.00
        37                 Wachovia                   Retail                          Anchored                  8,600,000.00
        38                    CGM                     Retail                          Anchored                  8,600,000.00
        39                    CGM                     Retail                          Anchored                  8,000,000.00
        40                 Wachovia                   Office                           Medical                  7,800,000.00
        41                 Wachovia                 Multifamily                     Conventional                7,500,000.00
        42                   AMCC                     Retail                          Anchored                  7,500,000.00
        43                 Wachovia                   Retail                       Shadow Anchored              7,400,000.00
        44                    CGM                     Retail                       Shadow Anchored              7,280,000.00
        45                   AMCC                    Mixed Use                      Retail/Office               6,750,000.00
        46                 Wachovia                 Multifamily                     Conventional                6,650,000.00
        47                 Wachovia                  Mixed Use                      Office/Retail               6,600,000.00
        48                   AMCC                     Office                          Suburban                  6,225,000.00
        49                 Wachovia                   Retail                          Anchored                  6,100,000.00
        50                    CGM                     Office                             CBD                    5,592,000.00
        51                   AMCC                     Retail                          Anchored                  4,995,000.00
        52                 Wachovia                   Retail                          Anchored                  5,000,000.00
        53                 Wachovia                   Retail                          Anchored                  4,960,000.00
        54                   AMCC                   Multifamily                     Conventional                4,800,000.00
        55                 Wachovia                 Multifamily                     Conventional                4,750,000.00
        56                 Wachovia                 Industrial                        Warehouse                 4,750,000.00
        57                    CGM                 Special Purpose                      Cinema                   4,600,000.00
        58                   AMCC                     Retail                       Shadow Anchored              4,250,000.00
        59                   AMCC                    Mixed Use                      Retail/Office               4,200,000.00
        60                   AMCC                   Multifamily                     Conventional                4,075,000.00
        61                 Wachovia                 Multifamily                     Conventional                4,050,000.00
        62                 Wachovia                   Retail                          Anchored                  4,000,000.00
        63                 Wachovia                   Retail                          Anchored                  3,900,000.00
        64                   AMCC                     Retail                          Anchored                  3,800,000.00
        65                   AMCC                     Retail                          Anchored                  3,760,000.00
        66                   AMCC                     Retail                          Anchored                  3,700,000.00
        67                 Wachovia                   Retail                          Anchored                  3,632,000.00
        68                   AMCC                     Retail                         Unanchored                 3,500,000.00
        69                 Wachovia                   Retail                          Anchored                  3,450,000.00
        70                 Wachovia                   Retail                       Shadow Anchored              3,450,000.00
        71                 Wachovia                   Retail                          Anchored                  3,374,000.00
        72                 Wachovia                   Retail                          Anchored                  3,349,500.00
        73                   AMCC                   Multifamily                     Conventional                3,160,000.00
        74                   AMCC                     Retail                         Unanchored                 3,050,000.00
        75                   AMCC                     Retail                         Unanchored                 3,100,000.00
        76                   AMCC                     Retail                          Anchored                  3,000,000.00
        77                 Wachovia                 Multifamily                     Conventional                3,000,000.00
        78                   AMCC                   Multifamily                     Conventional                2,828,000.00
        79                 Wachovia                 Multifamily                     Conventional                2,560,000.00
        80                 Wachovia              Mobile Home Park                 Mobile Home Park              2,560,000.00
        81                   AMCC                     Retail                         Unanchored                 2,550,000.00
        82                 Wachovia                   Retail                          Anchored                  2,510,750.00
        83                   AMCC                     Office                          Suburban                  2,350,000.00
        84                 Wachovia                   Retail                          Anchored                  2,282,500.00
        85                 Wachovia                   Retail                          Anchored                  2,277,000.00
        86                 Wachovia                 Multifamily                     Conventional                2,150,000.00
        87                    CGM                     Retail                          Anchored                  2,150,000.00
        88                 Wachovia                   Retail                          Anchored                  1,787,500.00
        89                   AMCC                   Multifamily                  Low Income Housing             1,750,000.00
        90                   AMCC                     Office                          Suburban                  1,700,000.00
        91                 Wachovia                   Retail                          Anchored                  1,680,000.00
        92                    CGM                     Retail                          Anchored                  1,700,000.00
        93                   AMCC                   Multifamily                  Low Income Housing             1,300,000.00
        94                 Wachovia                   Retail                          Anchored                  1,290,000.00
        95                 Wachovia                   Retail                          Anchored                  1,270,000.00
        96                 Wachovia                   Retail                          Anchored                  1,215,500.00
        97                 Wachovia                   Retail                          Anchored                  1,127,500.00
        98                    CGM                     Retail                          Anchored                  1,020,000.00
        99                 Wachovia                   Retail                         Unanchored                   860,000.00
        100                  AMCC                     Retail                         Unanchored                   537,000.00
        101                  AMCC                     Retail                       Shadow Anchored                526,400.00
        102                  AMCC                     Retail                         Unanchored                   350,000.00

     MORTGAGE                                        % OF AGGREGATE         % OF LOAN          % OF LOAN
       LOAN               CUT-OFF DATE LOAN            CUT-OFF DATE          GROUP 1            GROUP 2         ORIGINATION
      NUMBER                 BALANCE ($)                 BALANCE             BALANCE            BALANCE             DATE
--------------------------------------------------------------------------------------------------------------------------------
         1                 143,333,333.00                11.11%               13.93%             0.00%          23-Dec-2003
         2                 105,000,000.00                 8.14%               10.21%             0.00%           8-Dec-2003
         3                 100,000,000.00                 7.75%               9.72%              0.00%           2-Jan-2004
         4                  80,000,000.00                 6.20%               7.78%              0.00%           4-Dec-2003
         5                  80,000,000.00                 6.20%               7.78%              0.00%          16-Jan-2004
         6                  49,000,000.00                 3.80%               4.76%              0.00%          30-Jan-2004
         7                  45,000,000.00                 3.49%               0.00%             17.21%          10-Dec-2003
         8                  30,350,000.00                 2.35%               2.95%              0.00%          21-Jan-2004
         9                  27,500,000.00                 2.13%               2.67%              0.00%           4-Dec-2003
        10                  27,475,431.54                 2.13%               2.67%              0.00%          12-Dec-2003
        11                  23,558,899.05                 1.83%               2.29%              0.00%          12-Nov-2003
        12                  23,500,000.00                 1.82%               0.00%              8.99%          24-Nov-2003
        13                  21,500,000.00                 1.67%               0.00%              8.22%           2-Feb-2004
        14                  19,500,000.00                 1.51%               0.00%              7.46%          15-Jan-2004
        15                  18,384,628.67                 1.43%               1.79%              0.00%          16-Dec-2003
        16                  16,500,000.00                 1.28%               1.60%              0.00%          27-Jan-2004
        17                  15,000,000.00                 1.16%               1.46%              0.00%          30-Dec-2003
        18                  14,877,865.60                 1.15%               1.45%              0.00%          23-Dec-2003
        19                  13,770,919.14                 1.07%               1.34%              0.00%          12-Sep-2003
        20                  13,318,520.95                 1.03%               1.29%              0.00%          22-May-2003
        21                  13,075,815.02                 1.01%               0.00%              5.00%          28-Nov-2003
        22                  12,947,489.61                 1.00%               0.00%              4.95%          15-Dec-2003
        23                  12,600,000.00                 0.98%               0.00%              4.82%          11-Dec-2003
        24                  11,988,566.81                 0.93%               1.17%              0.00%          30-Dec-2003
        25                  11,840,000.00                 0.92%               0.00%              4.53%          21-Jan-2004
        26                  11,748,647.98                 0.91%               0.00%              4.49%          15-Dec-2003
        27                  11,500,000.00                 0.89%               1.12%              0.00%          20-Jan-2004
        28                  11,000,000.00                 0.85%               1.07%              0.00%          23-Dec-2003
        29                  10,589,817.89                 0.82%               0.00%              4.05%          22-Dec-2003
        30                  10,140,250.15                 0.79%               0.00%              3.88%          16-Dec-2003
        31                  10,000,000.00                 0.78%               0.97%              0.00%          12-Jan-2004
        32                  10,000,000.00                 0.78%               0.97%              0.00%          29-Jan-2004
        33                  9,734,635.97                  0.75%               0.95%              0.00%          10-Nov-2003
        34                  9,503,946.06                  0.74%               0.92%              0.00%          18-Dec-2003
        35                  9,250,000.00                  0.72%               0.00%              3.54%           3-Feb-2004
        36                  8,621,669.39                  0.67%               0.00%              3.30%          15-Dec-2003
        37                  8,592,414.09                  0.67%               0.84%              0.00%          31-Dec-2003
        38                  8,591,900.71                  0.67%               0.84%              0.00%          11-Dec-2003
        39                  7,969,565.36                  0.62%               0.77%              0.00%          19-Sep-2003
        40                  7,800,000.00                  0.60%               0.76%              0.00%           3-Feb-2004
        41                  7,500,000.00                  0.58%               0.00%              2.87%           4-Dec-2003
        42                  7,500,000.00                  0.58%               0.73%              0.00%          15-Jan-2004
        43                  7,393,030.83                  0.57%               0.72%              0.00%          24-Dec-2003
        44                  7,274,045.20                  0.56%               0.71%              0.00%          18-Dec-2003
        45                  6,750,000.00                  0.52%               0.66%              0.00%          12-Jan-2004
        46                  6,650,000.00                  0.52%               0.00%              2.54%           4-Dec-2003
        47                  6,594,615.71                  0.51%               0.64%              0.00%          18-Dec-2003
        48                  6,225,000.00                  0.48%               0.61%              0.00%          20-Oct-2003
        49                  6,100,000.00                  0.47%               0.59%              0.00%          14-Nov-2003
        50                  5,592,000.00                  0.43%               0.54%              0.00%          31-Oct-2003
        51                  4,990,423.26                  0.39%               0.49%              0.00%          29-Dec-2003
        52                  4,988,953.96                  0.39%               0.48%              0.00%          11-Dec-2003
        53                  4,960,000.00                  0.38%               0.48%              0.00%           5-Feb-2004
        54                  4,800,000.00                  0.37%               0.00%              1.84%           1-Dec-2003
        55                  4,750,000.00                  0.37%               0.00%              1.82%           4-Dec-2003
        56                  4,738,589.87                  0.37%               0.46%              0.00%           5-Dec-2003
        57                  4,584,247.73                  0.36%               0.45%              0.00%           5-Nov-2003
        58                  4,238,635.25                  0.33%               0.41%              0.00%          23-Oct-2003
        59                  4,193,183.85                  0.33%               0.41%              0.00%          11-Nov-2003
        60                  4,066,963.51                  0.32%               0.00%              1.56%          11-Dec-2003
        61                  4,050,000.00                  0.31%               0.00%              1.55%           4-Dec-2003
        62                  3,996,344.15                  0.31%               0.39%              0.00%          22-Dec-2003
        63                  3,897,082.49                  0.30%               0.38%              0.00%          18-Dec-2003
        64                  3,795,197.21                  0.29%               0.37%              0.00%          18-Dec-2003
        65                  3,748,344.95                  0.29%               0.36%              0.00%          15-Dec-2003
        66                  3,700,000.00                  0.29%               0.36%              0.00%          28-Jan-2004
        67                  3,629,130.53                  0.28%               0.35%              0.00%           8-Jan-2004
        68                  3,492,552.08                  0.27%               0.34%              0.00%          19-Dec-2003
        69                  3,447,072.34                  0.27%               0.34%              0.00%           8-Jan-2004
        70                  3,445,622.42                  0.27%               0.33%              0.00%          16-Dec-2003
        71                  3,374,000.00                  0.26%               0.33%              0.00%          30-Jan-2004
        72                  3,349,500.00                  0.26%               0.33%              0.00%          26-Nov-2003
        73                  3,156,964.58                  0.24%               0.00%              1.21%           9-Dec-2003
        74                  3,035,358.88                  0.24%               0.30%              0.00%          12-Aug-2003
        75                  3,021,773.68                  0.23%               0.29%              0.00%          16-Jun-2000
        76                  2,996,871.69                  0.23%               0.29%              0.00%           2-Jan-2004
        77                  2,994,489.14                  0.23%               0.00%              1.15%          17-Nov-2003
        78                  2,828,000.00                  0.22%               0.00%              1.08%          30-Dec-2003
        79                  2,557,878.18                  0.20%               0.00%              0.98%           5-Jan-2004
        80                  2,557,666.13                  0.20%               0.00%              0.98%          31-Dec-2003
        81                  2,543,068.42                  0.20%               0.25%              0.00%           3-Nov-2003
        82                  2,510,750.00                  0.19%               0.24%              0.00%          25-Nov-2003
        83                  2,350,000.00                  0.18%               0.23%              0.00%          12-Nov-2003
        84                  2,282,500.00                  0.18%               0.22%              0.00%          26-Nov-2003
        85                  2,277,000.00                  0.18%               0.22%              0.00%          26-Nov-2003
        86                  2,150,000.00                  0.17%               0.00%              0.82%           4-Dec-2003
        87                  2,118,008.72                  0.16%               0.21%              0.00%          10-Feb-2003
        88                  1,787,500.00                  0.14%               0.17%              0.00%          25-Nov-2003
        89                  1,747,489.25                  0.14%               0.00%              0.67%          21-Nov-2003
        90                  1,692,093.16                  0.13%               0.16%              0.00%          13-Aug-2003
        91                  1,680,000.00                  0.13%               0.16%              0.00%          25-Nov-2003
        92                  1,674,704.55                  0.13%               0.16%              0.00%          10-Feb-2003
        93                  1,300,000.00                  0.10%               0.00%              0.50%          20-Jan-2004
        94                  1,290,000.00                  0.10%               0.13%              0.00%          25-Nov-2003
        95                  1,270,000.00                  0.10%               0.12%              0.00%          25-Nov-2003
        96                  1,215,500.00                  0.09%               0.12%              0.00%          24-Nov-2003
        97                  1,127,500.00                  0.09%               0.11%              0.00%          24-Nov-2003
        98                  1,004,822.80                  0.08%               0.10%              0.00%          10-Feb-2003
        99                   860,000.00                   0.07%               0.08%              0.00%          25-Nov-2003
        100                  459,630.81                   0.04%               0.04%              0.00%          28-Jul-1999
        101                  450,558.11                   0.03%               0.04%              0.00%          28-Jul-1999
        102                  280,588.68                   0.02%               0.03%              0.00%          30-Apr-1999

                                                                                                                    INTEREST
     MORTGAGE                                                             LOAN ADMINISTRATIVE      INTEREST         ACCRUAL
       LOAN            FIRST PAY       MATURITY DATE        MORTGAGE            COST RATE           ACCRUAL          METHOD
      NUMBER              DATE             OR ARD           RATE (%)              (%)                METHOD        DURING IO
---------------------------------------------------------------------------------------------------------------------------------
         1            11-Feb-2004       11-Jan-2014         5.3043%             0.04190%          Actual/360       Actual/360
         2            11-Jan-2004       11-Dec-2013         6.2500%             0.04190%          Actual/360       Actual/360
         3            11-Feb-2004       11-Feb-2014         5.7600%             0.04190%          Actual/360       Actual/360
         4            11-Jan-2004       11-Sep-2014         5.3600%             0.04190%          Actual/360       Actual/360
         5            11-Mar-2004       11-Feb-2014         5.3200%             0.04190%          Actual/360       Actual/360
         6            11-Mar-2004       11-Feb-2014         4.8000%             0.04190%          Actual/360       Actual/360
         7            11-Jan-2004       11-Dec-2013         5.7300%             0.04190%          Actual/360       Actual/360
         8            11-Mar-2004       11-Feb-2014         5.7600%             0.04190%          Actual/360
         9            11-Jan-2004       11-Dec-2008         5.5400%             0.04190%          Actual/360       Actual/360
        10            11-Feb-2004       11-Jan-2014         5.7100%             0.04190%          Actual/360
        11             1-Jan-2004        1-Dec-2013         5.8200%             0.04190%          Actual/360
        12            11-Jan-2004       11-Dec-2010         5.2500%             0.04190%          Actual/360       Actual/360
        13            11-Mar-2004       11-Feb-2014         5.2900%             0.04190%          Actual/360
        14            11-Mar-2004       11-Feb-2011         5.6000%             0.04190%          Actual/360       Actual/360
        15            11-Feb-2004       11-Jan-2014         5.9700%             0.04190%          Actual/360
        16            11-Mar-2004       11-Feb-2014         5.7500%             0.04190%          Actual/360
        17            11-Feb-2004       11-Jan-2011         5.3900%             0.04190%          Actual/360       Actual/360
        18             1-Feb-2004        1-Jan-2014         6.0640%             0.10190%          Actual/360
        19            11-Nov-2003       11-Oct-2008         5.5400%             0.04190%          Actual/360
        20             1-Jul-2003        1-Jun-2013         5.6100%             0.04190%          Actual/360
        21            11-Jan-2004       11-Dec-2013         5.5900%             0.04190%          Actual/360
        22            11-Feb-2004       11-Jan-2009         5.4000%             0.04190%          Actual/360
        23            11-Jan-2004       11-Dec-2008         5.5000%             0.04190%          Actual/360       Actual/360
        24            11-Feb-2004       11-Jan-2012         7.4000%             0.04190%          Actual/360
        25            11-Mar-2004       11-Feb-2011         5.4100%             0.04190%          Actual/360
        26            11-Feb-2004       11-Jan-2009         5.4000%             0.04190%          Actual/360
        27            11-Mar-2004       11-Feb-2014         5.6700%             0.04190%          Actual/360
        28            11-Feb-2004       11-Jan-2014         5.4500%             0.04190%            30/360           30/360
        29            11-Feb-2004       11-Jan-2014         5.4200%             0.04190%          Actual/360
        30            11-Feb-2004       11-Jan-2011         5.4200%             0.04190%          Actual/360
        31            11-Mar-2004       11-Feb-2011         5.6200%             0.04190%          Actual/360
        32            11-Mar-2004       11-Feb-2014         5.4500%             0.04190%          Actual/360       Actual/360
        33             1-Jan-2004        1-Dec-2013         6.2000%             0.04190%          Actual/360
        34            11-Feb-2004       11-Jan-2014         7.1500%             0.04190%          Actual/360
        35            11-Mar-2004       11-Feb-2014         5.6600%             0.04190%          Actual/360       Actual/360
        36            11-Feb-2004       11-Jan-2009         5.4000%             0.04190%          Actual/360
        37            11-Feb-2004       11-Jan-2014         5.7600%             0.04190%          Actual/360
        38             1-Feb-2004        1-Jan-2014         5.5000%             0.04190%          Actual/360
        39             1-Nov-2003        1-Oct-2013         5.6600%             0.04190%          Actual/360
        40            11-Mar-2004       11-Feb-2014         5.8800%             0.04190%          Actual/360
        41            11-Jan-2004       11-Dec-2010         5.2400%             0.04190%          Actual/360       Actual/360
        42            11-Mar-2004       11-Feb-2014         5.7000%             0.04190%          Actual/360
        43            11-Feb-2004       11-May-2009         5.5000%             0.04190%          Actual/360
        44             1-Feb-2004        1-Jan-2014         6.0500%             0.10190%          Actual/360
        45            11-Mar-2004       11-Feb-2012         5.4800%             0.04190%          Actual/360
        46            11-Jan-2004       11-Dec-2010         5.2400%             0.04190%          Actual/360       Actual/360
        47            11-Feb-2004       11-Jan-2014         6.0600%             0.04190%          Actual/360
        48            11-Dec-2003       11-Nov-2009         5.3200%             0.04190%          Actual/360       Actual/360
        49            11-Jan-2004       11-Dec-2010         4.9700%             0.04190%            30/360           30/360
        50             1-Dec-2003        1-Nov-2010         5.1000%             0.10190%          Actual/360       Actual/360
        51            11-Feb-2004       11-Jan-2010         5.6100%             0.04190%          Actual/360
        52            11-Jan-2004       11-Dec-2013         5.8800%             0.04190%          Actual/360
        53            11-Mar-2004       11-Feb-2014         5.7800%             0.04190%          Actual/360
        54            11-Jan-2004       11-Dec-2013         5.8100%             0.04190%          Actual/360       Actual/360
        55            11-Jan-2004       11-Dec-2010         5.2400%             0.04190%          Actual/360       Actual/360
        56            11-Jan-2004       11-Dec-2013         6.3200%             0.04190%          Actual/360
        57             1-Jan-2004        1-Dec-2013         7.0700%             0.10190%          Actual/360
        58            11-Dec-2003       11-Nov-2013         5.9900%             0.04190%          Actual/360
        59            11-Jan-2004       11-Dec-2013         6.0900%             0.04190%          Actual/360
        60            11-Feb-2004       11-Jan-2024         6.2800%             0.09190%          Actual/360
        61            11-Jan-2004       11-Dec-2010         5.2400%             0.04190%          Actual/360       Actual/360
        62            11-Feb-2004       11-Jan-2014         5.6200%             0.04190%          Actual/360
        63            11-Feb-2004       11-Jan-2014         6.3800%             0.04190%          Actual/360
        64            11-Feb-2004       11-Jan-2014         6.0500%             0.04190%          Actual/360
        65            11-Feb-2004       11-Jan-2020         5.6600%             0.10190%          Actual/360
        66            11-Mar-2004       11-Feb-2014         5.6200%             0.04190%          Actual/360
        67            11-Feb-2004       11-Jan-2014         6.1800%             0.04190%          Actual/360
        68            11-Feb-2004       11-Jan-2014         5.5500%             0.04190%          Actual/360
        69            11-Feb-2004       11-Jan-2014         5.9100%             0.04190%          Actual/360
        70            11-Feb-2004       11-Jan-2014         6.0300%             0.04190%          Actual/360
        71            11-Mar-2004       11-Feb-2014         6.0300%             0.04190%          Actual/360
        72            11-Jan-2004       11-Dec-2008         4.2900%             0.04190%          Actual/360       Actual/360
        73            11-Feb-2004       11-Jan-2009         5.4200%             0.04190%          Actual/360
        74            11-Oct-2003       11-Sep-2010         5.7400%             0.04190%          Actual/360
        75             1-Aug-2000        1-Jul-2010         8.4500%             0.04190%          Actual/360
        76            11-Feb-2004       11-Jan-2011         5.0800%             0.04190%          Actual/360
        77            11-Jan-2004       11-Dec-2013         5.6100%             0.04190%          Actual/360
        78            11-Feb-2004       11-Jan-2014         5.9600%             0.04190%          Actual/360       Actual/360
        79            11-Feb-2004       11-Jan-2014         6.0000%             0.04190%          Actual/360
        80            11-Feb-2004       11-Jan-2014         5.6300%             0.04190%          Actual/360
        81            11-Dec-2003       11-Nov-2013         5.9200%             0.04190%          Actual/360
        82            11-Jan-2004       11-Dec-2008         4.2900%             0.04190%          Actual/360       Actual/360
        83            11-Jan-2004       11-Dec-2013         6.1400%             0.04190%          Actual/360       Actual/360
        84            11-Jan-2004       11-Dec-2008         4.2900%             0.04190%          Actual/360       Actual/360
        85            11-Jan-2004       11-Dec-2008         4.2900%             0.04190%          Actual/360       Actual/360
        86            11-Jan-2004       11-Dec-2010         5.2400%             0.04190%          Actual/360       Actual/360
        87             1-Apr-2003        1-Mar-2012         6.0800%             0.07190%          Actual/360
        88            11-Jan-2004       11-Dec-2008         4.2900%             0.04190%          Actual/360       Actual/360
        89            11-Jan-2004       11-Dec-2018         6.5400%             0.04190%          Actual/360
        90            11-Oct-2003       11-Sep-2010         5.8800%             0.04190%          Actual/360
        91            11-Jan-2004       11-Dec-2008         4.2900%             0.04190%          Actual/360       Actual/360
        92             1-Apr-2003        1-Mar-2012         6.0800%             0.07190%          Actual/360
        93            11-Mar-2004       11-Feb-2009         4.9600%             0.04190%          Actual/360
        94            11-Jan-2004       11-Dec-2008         4.2900%             0.04190%          Actual/360       Actual/360
        95            11-Jan-2004       11-Dec-2008         4.2900%             0.04190%          Actual/360       Actual/360
        96            11-Jan-2004       11-Dec-2008         4.2900%             0.04190%          Actual/360       Actual/360
        97            11-Jan-2004       11-Dec-2008         4.2900%             0.04190%          Actual/360       Actual/360
        98             1-Apr-2003        1-Mar-2012         6.0800%             0.07190%          Actual/360
        99            11-Jan-2004       11-Dec-2008         4.2900%             0.04190%          Actual/360       Actual/360
        100            1-Sep-1999        1-Aug-2016         8.5000%             0.04190%            30/360
        101            1-Sep-1999        1-Aug-2016         8.5000%             0.04190%            30/360
        102            1-Jun-1999        1-May-2014         8.1000%             0.04190%            30/360

                   ORIGINAL         REMAINING                                       ORIGINAL                             MONTHLY
MORTGAGE           TERM TO           TERM TO                                         AMORT            REMAINING            P&I
  LOAN           MATURITY OR       MATURITY OR            REMAINING IO                TERM            AMORT TERM         PAYMENTS
 NUMBER           ARD (MOS.)        ARD (MOS.)          PERIOD (MOS.) (2)            (MOS.)            (MOS.)              ($)
------------------------------------------------------------------------------------------------------------------------------------
    1                120               119                     59                     360                360            796,319.45
    2                120               118                     22                     360                360            646,503.06
    3                121               120                     23                     312                312            618,930.85
    4                129               127                     46                     336                336            460,301.99
    5                120               120                     120                     IO                IO                 IO
    6                120               120                     120                     IO                IO                 IO
    7                120               118                     22                     360                360            262,036.33
    8                120               120                                            360                360            177,307.21
    9                 60               58                      22                     360                360            156,832.83
   10                120               119                                            360                359            159,784.43
   11                120               118                                            360                358            138,774.44
   12                 84               82                      22                     360                360            129,767.87
   13                120               120                                            360                360            119,257.02
   14                 84               84                      12                     360                360            111,945.40
   15                120               119                                            360                359            109,962.66
   16                120               120                                            360                360            96,289.52
   17                 84               83                      23                     360                360            84,136.01
   18                120               119                                            360                359            89,886.67
   19                 60               56                                             360                356            78,844.14
   20                120               112                                            360                352            77,154.78
   21                120               118                                            360                358            75,121.76
   22                 60               59                                             360                359            72,774.39
   23                 60               58                      22                     360                360            71,541.41
   24                 96               95                                             300                299            87,899.86
   25                 84               84                                             360                360            66,559.17
   26                 60               59                                             360                359            66,036.02
   27                120               120                                            360                360            66,527.58
   28                120               119                     11                     360                360            62,112.15
   29                120               119                                            360                359            59,654.67
   30                 84               83                                             360                359            57,122.16
   31                 84               84                                             360                360            57,534.08
   32                120               120                     120                     IO                IO                IO
   33                120               118                                            360                358            59,715.73
   34                120               119                                            240                239            74,668.05
   35                120               120                     36                     360                360            53,452.80
   36                 60               59                                             360                359            48,460.11
   37                120               119                                            360                359            50,241.91
   38                120               119                                            360                359            48,829.85
   39                120               116                                            360                356            46,229.45
   40                120               120                                            360                360            46,164.87
   41                 84               82                      46                     360                360            41,368.84
   42                120               120                                            240                240            52,442.41
   43                 64               63                                             360                359            42,016.39
   44                120               119                                            360                359            43,881.58
   45                 96               96                                             360                360            38,241.10
   46                 84               82                      46                     360                360            36,680.37
   47                120               119                                            360                359            39,825.29
   48                 72               69                      21                     360                360            34,645.07
   49                 84               82                      82                      IO                IO             25,264.17
   50                 84               81                      21                     360                360            30,361.75
   51                 72               71                                             360                359            28,706.75
   52                120               118                                            324                322            30,825.74
   53                120               120                                            360                360            29,039.81
   54                120               118                     19                     300                300            30,371.39
   55                 84               82                      46                     360                360            26,200.26
   56                120               118                                            300                298            31,540.14
   57                120               118                                            240                238            35,857.29
   58                120               117                                            360                357            25,453.58
   59                120               118                                            360                358            25,424.66
   60                240               239                                            240                239            30,073.18
   61                 84               82                      34                     360                360            22,339.17
   62                120               119                                            360                359            23,013.63
   63                120               119                                            360                359            24,343.68
   64                120               119                                            300                299            24,599.73
   65                192               191                                            192                191            29,980.87
   66                120               120                                            360                360            21,287.61
   67                120               119                                            360                359            22,197.76
   68                120               119                                            240                239            24,175.00
   69                120               119                                            360                359            20,485.29
   70                120               119                                            300                299            22,291.71
   71                120               120                                            360                360            20,293.96
   72                 60               58                      58                      IO                IO                 IO
   73                 60               59                                             360                359            17,783.84
   74                 84               79                                             360                355            17,779.60
   75                120               77                                             360                317            23,726.56
   76                 84               83                                             360                359            16,251.64
   77                120               118                                            360                358            17,241.29
   78                120               119                     11                     360                360            16,882.63
   79                120               119                                            360                359            15,348.49
   80                120               119                                            360                359            14,744.89
   81                120               117                                            360                357            15,157.63
   82                 60               58                      58                      IO                IO                 IO
   83                120               118                     16                     300                300            15,342.83
   84                 60               58                      58                      IO                IO                 IO
   85                 60               58                      58                      IO                IO                 IO
   86                 84               82                      34                     360                360            11,859.07
   87                108               97                                             300                289            13,957.81
   88                 60               58                      58                      IO                IO                 IO
   89                180               178                                            360                358            11,107.27
   90                 84               79                                             360                355            10,061.58
   91                 60               58                      58                      IO                IO                 IO
   92                108               97                                             300                289            11,036.41
   93                 60               60                                             360                360             6,946.94
   94                 60               58                      58                      IO                IO                 IO
   95                 60               58                      58                      IO                IO                 IO
   96                 60               58                      58                      IO                IO                 IO
   97                 60               58                      58                      IO                IO                 IO
   98                108               97                                             300                289             6,621.84
   99                 60               58                      58                      IO                IO                 IO
   100               204               150                                            204                150             4,984.93
   101               204               150                                            204                150             4,886.53
   102               180               123                                            180                123             3,365.02

     MORTGAGE          MATURITY DATE OR
       LOAN               ARD BALLOON
      NUMBER              BALANCE ($)             ARD LOAN        PREPAYMENT PROVISIONS
-----------------------------------------------------------------------------------------------------------------
         1              132,777,998.96                Y           L(25),D(92),O(3)
         2               93,573,597.99                N           L(26),D(91),O(3)
         3               83,689,255.42                Y           L(25),D(93),O(3)
         4               70,462,468.32                N           L(26),D(96),O(7)
         5               80,000,000.00                N           L(24),D(93),O(3)
         6               49,000,000.00                N           L(24),D(93),O(3)
         7               39,633,412.84                Y           L(48),D(69),O(3)
         8               25,553,972.34                Y           L(48),D(67),O(5)
         9               26,404,613.18                Y           L(26),D(28),O(6)
        10               23,121,650.18                Y           L(48),D(67),O(5)
        11               19,910,616.24                N           L(26),D(91),O(3)
        12               21,753,167.93                N           L(36),D(45),O(3)
        13               17,841,284.35                Y           L(48),D(69),O(3)
        14               17,817,710.31                Y           L(36),D(44),O(4)
        15               15,591,426.28                Y           L(48),D(69),O(3)
        16               13,888,411.51                N           L(48),D(69),O(3)
        17               13,912,778.26                Y           L(36),D(44),O(4)
        18               12,652,108.85                N           L(25),D(93),O(2)
        19               12,853,405.54                Y           L(36),D(21),O(3)
        20               11,254,923.89                N           L(32),D(86),O(2)
        21               10,975,056.50                Y           L(48),D(69),O(3)
        22               12,024,610.14                Y           L(25),D(32),O(3)
        23               12,094,132.56                Y           L(36),D(20),O(4)
        24               10,319,234.31                Y           L(48),D(45),O(3)
        25               10,572,820.37                Y           L(48),D(33),O(3)
        26               10,911,220.35                Y           L(25),D(32),O(3)
        27               9,656,344.31                 Y           L(48),D(69),O(3)
        28               9,310,543.60                 N           L(25),YM1%(92),O(3); allows partial prepayment
                                                                  of $1.7 million on 6 payment dates following
                                                                  first 18 payments
        29               8,833,034.76                 Y           L(25),D(92),O(3)
        30               9,066,070.07                 N           L(48),D(33),O(3)
        31               8,968,353.21                 Y           L(48),D(32),O(4)
        32               10,000,000.00                N           L(24),D(92),O(4)
        33               8,318,370.81                 N           L(26),D(92),O(2)
        34               6,515,307.82                 Y           L(48),D(69),O(3)
        35               8,302,185.75                 Y           L(48),D(69),O(3)
        36               8,007,128.30                 Y           L(25),D(32),O(3)
        37               7,241,726.70                 Y           L(48),D(69),O(3)
        38               7,184,312.66                 N           L(25),D(91),O(4)
        39               6,716,862.40                 N           L(28),D(89),O(3)
        40               6,591,083.97                 N           L(48),D(69),O(3)
        41               7,183,349.96                 Y           L(48),D(33),O(3)
        42               4,859,568.19                 N           L(36),D(81),O(3)
        43               6,833,443.15                 Y           L(48),D(13),O(3)
        44               6,183,317.55                 N           L(25),D(93),O(2)
        45               5,909,522.49                 N           L(36),D(57),O(3)
        46               6,369,237.02                 Y           L(48),D(33),O(3)
        47               5,607,397.17                 Y           L(48),D(68),O(4)
        48               5,869,677.05                 Y           L(36),D(33),O(3)
        49               6,100,000.00                 N           L(26),YM1%(54),O(4)
        50               5,164,728.90                 N           L(27),D(54),O(3)
        51               4,566,096.16                 Y           L(35),D(34),O(3)
        52               4,024,264.08                 N           L(26),D(87),O(7)
        53               4,178,719.09                 Y           L(24),D(89),O(7)
        54               3,936,084.11                 N           L(36),D(81),O(3)
        55               4,549,455.18                 Y           L(48),D(33),O(3)
        56               3,718,408.16                 Y           L(48),D(69),O(3)
        57               3,139,722.62                 N           L(26),YM(91),O(3)
        58               3,603,489.48                 N           L(36),D(81),O(3)
        59               3,571,870.03                 N           L(36),D(81),O(3)
        60                   0.00                     N           L(36),D(201),O(3)
        61               3,815,435.37                 Y           L(48),D(33),O(3)
        62               3,353,929.20                 Y           L(25),D(91),O(4)
        63               3,344,118.22                 Y           L(48),D(69),O(3)
        64               2,947,731.63                 N           L(36),D(81),O(3)
        65                   0.00                     N           L(36),D(153),O(3)
        66               3,102,083.55                 N           L(36),D(81),O(3)
        67               3,096,555.39                 Y           L(48),D(69),O(3)
        68               2,254,829.46                 N           L(36),D(81),O(3)
        69               2,918,198.72                 Y           L(48),D(69),O(3)
        70               2,674,430.73                 N           L(36),D(81),O(3)
        71               2,863,734.72                 Y           L(48),D(69),O(3)
        72               3,349,500.00                 Y           L(48),D(8),O(4)
        73               2,932,770.92                 N           L(36),D(21),O(3)
        74               2,742,203.57                 N           L(36),D(45),O(3)
        75               2,801,715.95                 N           L(67),D(49),O(4)
        76               2,660,375.49                 Y           L(36),D(45),O(3)
        77               2,514,917.58                 Y           L(48),D(69),O(3)
        78               2,450,917.61                 N           L(36),D(81),O(3)
        79               2,171,163.08                 Y           L(48),D(69),O(3)
        80               2,147,171.63                 Y           L(48),D(69),O(3)
        81               2,157,618.85                 N           L(36),D(81),O(3)
        82               2,510,750.00                 Y           L(48),D(8),O(4)
        83               1,928,869.85                 N           L(36),D(81),O(3)
        84               2,282,500.00                 Y           L(48),D(8),O(4)
        85               2,277,000.00                 Y           L(48),D(8),O(4)
        86               2,025,477.80                 Y           L(48),D(33),O(3)
        87               1,732,495.70                 N           L(35),D(70),O(3)
        88               1,787,500.00                 Y           L(48),D(8),O(4)
        89               1,310,846.54                 N           L(36),D(141),O(3)
        90               1,532,697.58                 Y           L(36),D(45),O(3)
        91               1,680,000.00                 Y           L(48),D(8),O(4)
        92               1,369,880.02                 N           L(35),D(70),O(3)
        93               1,198,300.30                 N           L(36),D(21),O(3)
        94               1,290,000.00                 Y           L(48),D(8),O(4)
        95               1,270,000.00                 Y           L(48),D(8),O(4)
        96               1,215,500.00                 Y           L(48),D(8),O(4)
        97               1,127,500.00                 Y           L(48),D(8),O(4)
        98                821,928.87                  N           L(35),D(70),O(3)
        99                860,000.00                  Y           L(48),D(8),O(4)
        100                  0.00                     N           L(59),YM1%(141),O(4)
        101                  0.00                     N           L(59),YM1%(141),O(4)
        102                  0.00                     N           L(59),YM1%(117),O(4)

MORTGAGE                                                                                        LTV RATIO AT
  LOAN                                   APPRAISAL                           CUT-OFF DATE        MATURITY OR               YEAR
 NUMBER      APPRAISED VALUE ($)            DATE          DSCR (x) (3)       LTV RATIO (4)         ARD (5)                BUILT
------------------------------------------------------------------------------------------------------------------------------------
    1            675,000,000             2-Dec-2003           1.55              63.70%             59.01%                  1932
    2            138,900,000            20-Oct-2003           1.32              75.59%             67.37%                  1985
    3            350,000,000            24-Nov-2003           2.08              45.71%             38.26%                  1931
    4            131,000,000            24-Nov-2003           1.89              61.07%             53.79%                  1978
    5            109,000,000            19-Dec-2003           2.08              73.39%             73.39%                  1974
    6            102,000,000             2-Dec-2003           3.68              48.04%             48.04%                  1926
    7            60,000,000              3-Sep-2003           1.26              75.00%             66.06%                  1964
    8            38,832,000              1-Dec-2004           1.45              78.16%             65.81%                  1980
    9            36,000,000             23-Sep-2003           1.44              76.39%             73.35%                  1916
   10            34,450,000              1-Nov-2003           1.27              79.75%             67.12%                  1981
   11            29,800,000              1-Jan-2004           1.20              79.06%             66.81%                  2002
   12            33,200,000              8-Oct-2003           1.33              70.78%             65.52%                  1997
   13            27,200,000             21-Nov-2003           1.32              79.04%             65.59%                  1979
   14            25,200,000              5-Nov-2003           1.22              77.38%             70.71%                  1990
   15            23,000,000              1-Oct-2003           1.28              79.93%             67.79%                  2002
   16            20,700,000              1-Dec-2003           1.33              79.71%             67.09%                  1975
   17            19,100,000              9-Oct-2003           1.25              78.53%             72.84%                  1998
   18            18,100,000             19-Sep-2003           1.29              79.93%             69.90%                  2000
   19            19,750,000             31-Jul-2003           1.55              69.73%             65.08%                  1985
   20            17,900,000             13-Mar-2003           1.21              69.38%             62.88%                  2001
   21            16,750,000              8-Sep-2003           1.20              78.06%             65.52%                  1995
   22            16,200,000              5-Nov-2003           1.23              79.92%             74.23%                  1989
   23            17,500,000             25-Sep-2003           1.29              72.00%             69.11%                  1999
   24            22,000,000              3-Sep-2003           1.77              54.49%             46.91%                  1988
   25            14,800,000              1-Dec-2003           1.26              80.00%             71.44%                  1999
   26            14,700,000              5-Nov-2003           1.23              79.92%             74.23%                  1992
   27            15,900,000              5-Dec-2003           1.29              72.33%             60.73%                  1989
   28            17,600,000             20-Sep-2003           1.76              62.50%             52.90%                  2003
   29            13,870,000             18-Nov-2003           1.39              76.35%             63.68%                  1989
   30            13,000,000             21-Nov-2003           1.27              78.00%             69.74%                  1970
   31            33,600,000             17-Jul-2003           3.22              29.76%             26.69%                  1962
   32            27,000,000             24-Dec-2003           2.16              37.04%             37.04%                  1927
   33            13,900,000              1-Sep-2003           1.40              70.03%             59.84%                  1973
   34            13,600,000              1-Sep-2003           1.52              69.88%             47.91%                  1999
   35            12,700,000             16-Jan-2004           1.25              72.83%             65.37%                  1963
   36            10,800,000              5-Nov-2003           1.22              79.83%             74.14%                  1989
   37            10,750,000              6-Nov-2003           1.20              79.93%             67.36%                  1995
   38            10,820,000              1-Aug-2003           1.35              79.41%             66.40%                  1962
   39            10,000,000             30-Jun-2003           1.41              79.70%             67.17%                  1996
   40            10,600,000              2-Jul-2003           1.36              73.58%             62.18%                  2002
   41             9,600,000             21-Apr-2004           1.27              78.13%             74.83%                  1985
   42            11,400,000              8-Dec-2003           1.40              65.79%             42.63%                  1966
   43             9,800,000              5-Nov-2003           1.36              75.44%             69.73%                  2002
   44             9,100,000              1-Dec-2003           1.28              79.93%             67.95%                  1994
   45             9,500,000             11-Dec-2003           1.60              71.05%             62.21%                  2000
   46             8,350,000             22-Apr-2004           1.34              79.64%             76.28%                  1990
   47             9,200,000              2-Dec-2003           1.44              71.68%             60.95%                  1980
   48             8,300,000             30-Jul-2003           1.74              75.00%             70.72%                  2001
   49            11,350,000             12-May-2003           2.73              53.74%             53.74%                  2002
   50             7,900,000             27-Aug-2003           1.40              70.78%             65.38%                  1926
   51             7,100,000             21-Oct-2003           1.57              70.29%             64.31%                  1973
   52             7,800,000             31-Aug-2003           1.50              63.96%             51.59%                  1992
   53             6,200,000              3-Dec-2003           1.45              80.00%             67.40%                  2003
   54             6,000,000             24-Jul-2003           1.25              80.00%             65.60%                  1963
   55             6,000,000             22-Apr-2004           1.28              79.17%             75.82%                  1991
   56             6,450,000              1-Oct-2003           1.27              73.47%             57.65%                  1968
   57             8,100,000              1-Jul-2003           1.78              56.60%             38.76%                  1995
   58             5,700,000             25-Aug-2003           1.46              74.36%             63.22%                  1986
   59             5,400,000             11-Sep-2003           1.44              74.87%             63.37%                  2003
   60             5,600,000             23-Oct-2003           1.27              72.62%              0.00%                  2003
   61             5,200,000             21-Apr-2004           1.29              77.88%             73.37%                  1967
   62             5,725,000              3-Dec-2003           1.36              69.81%             58.58%                  2002
   63             5,000,000             18-Sep-2003           1.28              77.94%             66.88%                  2003
   64             5,100,000              5-Nov-2003           1.29              74.42%             57.80%                  2002
   65             5,300,000             28-Oct-2003           1.17              70.72%              0.00%                  1994
   66             5,660,000              1-Mar-2004           1.46              65.37%             54.81%                  2003
   67             4,600,000             30-Sep-2003           1.22              78.89%             67.32%                  2003
   68             5,450,000             12-Nov-2003           1.40              64.08%             41.37%                  2003
   69             4,900,000              3-Nov-2003           1.58              70.35%             59.56%                  1956
   70             4,600,000              9-Jul-2003           1.48              74.90%             58.14%                  2000
   71             4,350,000              5-Jan-2004           1.23              77.56%             65.83%                  2003
   72             6,090,000             16-Apr-2003           3.07              55.00%             55.00%                  2002
   73             3,950,000             15-Oct-2003           1.55              79.92%             74.25%                  1970
   74             4,000,000             23-Jul-2003           1.49              75.88%             68.56%                  2001
   75             4,850,000             18-Sep-2002           1.26              62.30%             57.77%                  1999
   76             5,250,000              4-Dec-2003           1.77              57.08%             50.67%                  2000
   77             3,750,000             18-Jul-2003           1.28              79.85%             67.06%                  2002
   78             3,535,000             17-Nov-2003           1.38              80.00%             69.33%                  2003
   79             3,200,000              1-Dec-2003           1.44              79.93%             67.85%                  1980
   80             3,200,000              8-Dec-2003           1.40              79.93%             67.10%                  1999
   81             3,400,000             29-Aug-2003           1.44              74.80%             63.46%                  1987
   82             4,715,000             19-Nov-2003           3.19              53.25%             53.25%                  2000
   83             3,400,000             17-Oct-2003           1.49              69.12%             56.73%                  1985
   84             4,150,000             25-Jul-2003           3.13              55.00%             55.00%                  2000
   85             4,140,000              5-May-2003           3.15              55.00%             55.00%                  2000
   86             2,700,000             21-Apr-2004           1.25              79.63%             75.02%                  1968
   87             2,720,000             10-Jan-2003           1.30              77.87%             63.69%                  2000
   88             3,250,000             14-Apr-2003           3.30              55.00%             55.00%                  1999
   89             4,090,000             22-Oct-2003           1.23              42.73%             32.05%                  2003
   90             2,270,000              1-May-2003           1.56              74.54%             67.52%                  2003
   91             3,100,000             23-Oct-2003           3.36              54.19%             54.19%                  2001
   92             2,180,000             10-Jan-2003           1.30              76.82%             62.84%                  2000
   93             3,750,000             25-Nov-2003           2.99              34.67%             31.95%                  1965
   94             2,280,000              9-May-2003           3.05              56.58%             56.58%                  1998
   95             2,310,000             14-Mar-2003           3.35              54.98%             54.98%                  2002
   96             2,210,000             23-Jul-2003           3.24              55.00%             55.00%                  1993
   97             2,050,000             23-Jul-2003           3.23              55.00%             55.00%                  1993
   98             1,840,000             10-Jan-2003           1.45              54.61%             44.67%                  1999
   99             1,600,000             23-Mar-2003           3.06              53.75%             53.75%                  1998
   100             975,000              22-Jun-1999           1.21              47.14%              0.00%                  1999
   101            1,013,900             22-Jun-1999           1.22              44.44%              0.00%                  1999
   102            1,000,000             11-Mar-1999           1.87              28.06%              0.00%                  1997

MORTGAGE                                                                     CUT-OFF DATE                             OCCUPANCY
  LOAN                                    NUMBER           UNIT OF            LOAN AMOUNT           OCCUPANCY          "AS OF"
 NUMBER        YEAR RENOVATED            OF UNITS          MEASURE          PER (UNIT) ($)          RATE (%)             DATE
------------------------------------------------------------------------------------------------------------------------------------
    1               1997                 2,256,552         Sq. Ft.               191                 98.60%          22-Dec-2003
    2                                     421,650          Sq. Ft.               249                 96.00%          22-Sep-2003
    3               2003                 2,319,634         Sq. Ft.                69                 74.32%          30-Sep-2003
    4                                     784,700          Sq. Ft.               102                 100.00%         12-Dec-2003
    5               2001                  440,421          Sq. Ft.               182                 86.93%          8-Jan-2004
    6               2000                  739,718          Sq. Ft.                66                 98.42%          21-Jan-2004
    7               1994                    562             Units               80,071               98.04%          4-Dec-2003
    8               2003                  269,576          Sq. Ft.               113                 81.55%          16-Jan-2004
    9               1985                  403,312          Sq. Ft.                68                 69.59%          24-Nov-2003
   10               2001                  138,594          Sq. Ft.               198                 97.17%          19-Dec-2003
   11                                     129,107          Sq. Ft.               182                 92.09%          1-Oct-2003
   12                                       408             Units               57,598               96.08%          28-Oct-2003
   13                                       313             Units               68,690               99.68%          9-Jan-2004
   14                                       448             Units               43,527               89.51%          6-Jan-2004
   15                                     256,953          Sq. Ft.                72                 95.94%          26-Nov-2003
   16               2002                  234,129          Sq. Ft.                70                 98.29%          26-Jan-2004
   17                                       222             Units               67,568               96.85%          18-Dec-2003
   18                                     108,118          Sq. Ft.               138                 86.09%          30-Sep-2003
   19               2002                  111,908          Sq. Ft.               123                 100.00%         30-Sep-2003
   20                                       123             Units              108,281               91.06%          30-Nov-2003
   21                                       192             Units               68,103               95.31%          9-Sep-2003
   22                                       256             Units               50,576               94.90%          20-Nov-2003
   23                                       188             Units               67,021               94.68%          21-Nov-2003
   24               1999                    30              Rooms              399,619               75.29%          31-Oct-2003
   25                                       202             Units               58,614               93.07%          14-Jan-2004
   26                                       200             Units               58,743               92.97%          20-Nov-2003
   27                                     38,600           Sq. Ft.               298                 100.00%         9-Jan-2004
   28                                     91,536           Sq. Ft.               120                 100.00%         11-Nov-2003
   29                                       212             Units               49,952               93.87%          23-Oct-2003
   30                                       320             Units               31,688               90.94%          3-Dec-2003
   31               1990                  203,345          Sq. Ft.                49                 100.00%         15-Jul-2003
   32               2001                    108             Units               92,593               97.22%          21-Jan-2004
   33                                     121,293          Sq. Ft.                80                 89.52%          10-Nov-2003
   34                                       150             Rooms               63,360               80.60%          31-Jul-2003
   35                                       172              Pads               53,779               98.26%          1-Jan-2004
   36               2001                    192             Units               44,905               89.01%          19-Nov-2003
   37                                     77,336           Sq. Ft.               111                 94.96%          12-Dec-2003
   38               1998                  150,983          Sq. Ft.                57                 96.96%          11-Dec-2003
   39                                     64,920           Sq. Ft.               123                 100.00%         13-Nov-2003
   40                                     52,950           Sq. Ft.               147                 93.45%          27-Jan-2004
   41                                       216             Units               34,722               93.02%          2-Dec-2003
   42               2003                  202,364          Sq. Ft.                37                 95.28%          12-Jan-2004
   43                                     51,783           Sq. Ft.               143                 78.08%          13-Jan-2004
   44               2003                  60,547           Sq. Ft.               120                 100.00%         12-Dec-2003
   45                                     38,743           Sq. Ft.               174                 99.09%          1-Jan-2004
   46                                       192             Units               34,635               93.72%          2-Dec-2003
   47                                     50,748           Sq. Ft.               130                 83.92%          17-Dec-2003
   48                                     30,421           Sq. Ft.               205                 100.00%         7-Oct-2003
   49                                     73,271           Sq. Ft.                83                 100.00%         3-Nov-2003
   50               2000                  39,815           Sq. Ft.               140                 98.26%          20-Oct-2003
   51               2001                  169,490          Sq. Ft.                29                 100.00%         1-Dec-2003
   52                                     92,012           Sq. Ft.                54                 92.42%          17-Oct-2003
   53                                     50,002           Sq. Ft.                99                 100.00%         22-Oct-2003
   54               2000                    114             Units               42,105               97.37%          30-Sep-2003
   55                                       156             Units               30,449               89.68%          2-Dec-2003
   56               2002                  151,369          Sq. Ft.                31                 90.87%          3-Dec-2003
   57               2003                  38,802           Sq. Ft.               118                 100.00%         4-Sep-2003
   58               2003                  39,477           Sq. Ft.               107                 90.81%          22-Oct-2003
   59                                     32,282           Sq. Ft.               130                 80.49%          30-Nov-2003
   60                                       108             Units               37,657               97.22%          31-Oct-2003
   61                                       156             Units               25,962               89.03%          2-Dec-2003
   62                                     23,800           Sq. Ft.               168                 100.00%         10-Dec-2003
   63                                     14,490           Sq. Ft.               269                 100.00%         11-Dec-2003
   64                                     13,700           Sq. Ft.               277                 100.00%         2-Dec-2003
   65                                     61,736           Sq. Ft.                61                 100.00%         19-Dec-2003
   66                                     14,560           Sq. Ft.               254                 100.00%         15-Jan-2004
   67                                     13,650           Sq. Ft.               266                 100.00%         22-Dec-2003
   68                                     27,312           Sq. Ft.               128                 86.69%          1-Nov-2003
   69               2003                  20,300           Sq. Ft.               170                 100.00%         23-Jan-2004
   70                                     43,860           Sq. Ft.                79                 100.00%         5-Dec-2003
   71                                     14,259           Sq. Ft.               237                 100.00%         14-Jan-2004
   72                                     14,410           Sq. Ft.               232                 100.00%         30-Oct-2003
   73               2003                    80              Units               39,462               91.25%          30-Nov-2003
   74                                     22,736           Sq. Ft.               134                 93.64%          31-Oct-2003
   75                                     23,500           Sq. Ft.               129                 100.00%         30-Sep-2003
   76                                     14,490           Sq. Ft.               207                 100.00%         30-Nov-2003
   77                                       64              Units               46,789               93.75%          1-Oct-2003
   78                                       47              Units               60,170               97.87%          26-Dec-2003
   79                                       72              Units               35,526               94.44%          5-Dec-2003
   80                                       80               Pads               31,971               100.00%         4-Dec-2003
   81                                     30,664           Sq. Ft.                83                 94.61%          28-Oct-2003
   82                                     15,120           Sq. Ft.               166                 100.00%         29-Oct-2003
   83               2002                  46,236           Sq. Ft.                51                 92.69%          1-Nov-2003
   84                                     15,120           Sq. Ft.               151                 100.00%         29-Oct-2003
   85                                     15,120           Sq. Ft.               151                 100.00%         29-Oct-2003
   86                                       90              Units               23,889               93.33%          2-Dec-2003
   87                                     10,908           Sq. Ft.               194                 100.00%         30-Sep-2003
   88                                     11,180           Sq. Ft.               160                 100.00%         6-Nov-2003
   89                                       48              Units               36,406               97.92%          30-Sep-2003
   90                                     11,388           Sq. Ft.               149                 100.00%         7-Aug-2003
   91                                     20,468           Sq. Ft.                82                 100.00%         4-Nov-2003
   92                                     10,908           Sq. Ft.               154                 100.00%         30-Sep-2003
   93                                       92              Units               14,130               93.48%          1-Dec-2003
   94                                     10,125           Sq. Ft.               127                 100.00%         6-Nov-2003
   95                                     20,515           Sq. Ft.                62                 100.00%         4-Nov-2003
   96                                     13,000           Sq. Ft.                94                 100.00%         30-Oct-2003
   97                                     13,000           Sq. Ft.                87                 100.00%         29-Oct-2003
   98                                     10,908           Sq. Ft.                92                 100.00%         30-Sep-2003
   99                                      5,534           Sq. Ft.               155                 100.00%         20-Nov-2003
   100                                     7,000           Sq. Ft.                66                 100.00%         31-Dec-2002
   101                                     7,000           Sq. Ft.                64                 100.00%         31-Dec-2002
   102                                     6,000           Sq. Ft.                47                 100.00%         31-Mar-2003

                                                                              MOST            MOST
     MORTGAGE                                                                RECENT           RECENT             MOST
       LOAN                                                                 REVENUES        EXPENSES          RECENT NOI
      NUMBER                         MOST RECENT PERIOD                        ($)             ($)               ($)
-----------------------------------------------------------------------------------------------------------------------------
         1                           11/16/02-11/15/03                     62,279,306      17,608,014         44,671,292
         2                              TTM 9/30/03                        16,550,107       5,557,373         10,992,734
         3                       T-11 thru 8/03 Annualized                 38,011,964      16,183,135         21,828,830
         4
         5                              TTM 11/30/03                       18,571,700       9,033,700         9,538,000
         6                              2004 Budget                        17,331,052       7,561,465         9,769,587
         7                            T-6 Jun-Nov 2003                     6,752,326        2,555,603         4,196,723
         8                                  2003                           3,084,075        1,183,334         1,900,741
         9                        2003 YTD thru 8/03 Ann'l                 5,666,696        2,872,777         2,793,919
        10                         2003 11-mo. Annualized                  3,257,037         955,064          2,301,973
        11                     Trailing 12 mos. Ended 9/30/03              1,523,971         871,925           652,046
        12                        Trailing 12 (9/02-8/03)                  3,435,064        1,468,664         1,966,400
        13                            2003 Thru Q3 Ann                     3,448,367        1,473,556         1,974,811
        14                            JMG Yr 1 Budget                      3,479,255        1,445,709         2,033,546
        15
        16                               Pro Forma                         2,459,724         663,435          1,796,289
        17                                  T 12                           2,288,048         967,561          1,320,487
        18                     Trailing 12 mos. Ended 8/31/03              1,639,851         370,978          1,268,873
        19                       Annualized 2003 (1/1-9/30)                1,806,215         262,276          1,543,939
        20                   Annualized 11 mos. Ended 11/30/03             2,052,864         795,531          1,257,333
        21                        2003 8 months - Annual.                  1,480,895         346,854          1,134,041
        22                           T-6 (May-Oct) 2003                    2,045,164         970,081          1,075,083
        23                      T-6 May-Oct 2003 Annualized                2,301,946         920,351          1,381,596
        24                              T12 - Oct 03                       12,359,651       9,749,483         2,610,168
        25                              T-3 12/2003                        1,830,312         725,760          1,104,552
        26                           T-6 (May-Oct) 2003                    1,725,188         749,118           976,070
        27                            Sept. 03 - Ann.                      1,356,978         337,917          1,019,061
        28                                 Budget                          1,898,093         420,088          1,478,005
        29                           Rolling 3 (10/03)                     1,662,476         717,975           944,501
        30                       T12 Aug 2002 to Sept 2003                 2,063,927        1,095,356          968,571
        31                          Jan-Sept 2003 Ann'l                    3,624,940         953,324          2,671,616
        32                            TTM 12/02-11/03                      2,728,687        1,903,184          825,503
        33                     Trailing 12 mos. Ended 6/30/03              1,123,298         487,483           635,815
        34                            T12 thru 8/30/03                     4,335,285        2,726,841         1,608,444
        35                        2003 - 10 mo. Annualized                 1,303,876         304,930           998,945
        36                           T-6 (May-Oct) 2003                    1,409,894         686,118           723,776
        37                             T-12 Nov. 2003                      1,007,598         229,511           778,087
        38                     Trailing 12 mos. Ended 6/30/03              1,286,523         421,171           865,352
        39                    Annualized 9 mos. Ended 9/30/03               926,577          29,245            897,332
        40                          Stabilized Proforma                    1,420,936         589,697           831,239
        41                         7/2003 YTD Annualized                   1,343,873         645,947           697,926
        42                      Annualized 2003 (1/1-11/30)                1,168,748         173,323           995,425
        43                            2003 Annualized                       588,886          108,685           480,201
        44
        45                      Annualized 2003 (3/20-12/18)               1,061,084         240,398           820,686
        46                          8/03 YTD Annualized                    1,232,628         577,329           655,299
        47                                  2002                           1,082,996         358,800           724,196
        48                       Annualized 2003 (1/1-7/31)                1,011,224         222,297           788,927
        49                         2003 (7/03-10/03) ann.                  1,028,772         199,832           828,940
        50                    Annualized 9 mos. Ended 9/30/03               934,223          334,884           599,339
        51                        Trailing 12 (10/02-9/03)                 1,107,034         389,863           717,171
        52                         8 Mos. 2003 Annualized                   898,573          289,797           608,776
        53                          5.25 Mos. Annualized                    613,262          80,188            533,074
        54                       Annualized 2003 (Jan-Oct)                  896,196          491,172           405,024
        55                          7/03 YTD Annualized                     963,708          505,878           457,830
        56                           7/31/03 Annualized                     883,388          388,430           494,958
        57                    Annualized 6 mos. Ended 6/30/03               756,943          29,461            727,482
        58                    Annualized 2003 (1/1 thru 9/30)               666,821          173,279           493,542
        59                   Annualized 2003 (1/03 thru 11/03)              481,500          167,062           314,438
        60
        61                          9/03 YTD Annualized                     861,731          449,539           412,192
        62
        63
        64
        65                      Annualized 2003 (1/1-10/31)                 569,556          76,932            492,624
        66
        67
        68
        69                             Buyer's Budget                       486,331          79,453            406,878
        70                            11/03 Annualized                      550,387          111,008           439,379
        71
        72
        73                      Annualized 2003 (2/1-11/30)                 380,023          136,207           243,816
        74                      Annualized 2003 (1/1-10/31)                 360,817          153,601           207,216
        75                      Annualized 2003 (1/1- 9/30)                 390,708           3,793            386,915
        76                 Annualized (1/1/-11/30) Statement 2003           370,000          11,282            358,718
        77                             T-2 mos. 10/03                       448,304          113,841           334,463
        78
        79                             TTM - Oct '03                        512,771          221,549           291,222
        80                                  2003                            336,360          83,157            253,203
        81                        Trailing 12 (10/02-9/03)                  583,028          153,983           429,045
        82
        83                      Annualized 2003 (1/1-10/31)                 627,169          286,262           340,907
        84
        85
        86                         9/2003 YTD Annualized                    506,091          304,792           201,299
        87                    Annualized 9 mos. Ended 9/30/03               244,943           1,146            243,798
        88
        89                       Annualized 2003 (1/1-8/31)                 254,139          149,183           104,956
        90
        91
        92                    Annualized 9 mos. Ended 9/30/03               196,499            919             195,580
        93                      2003 Annualized (1/1-11/30)                 501,856          266,384           235,472
        94
        95
        96
        97
        98                    Annualized 9 mos. Ended 9/30/03               323,860          175,696           148,163
        99
        100                            Statement 2002                        82,160                             82,160
        101                            Statement 2002                        81,112                             81,112
        102                               NOI 2002                           85,828           6,004             79,824

     MORTGAGE            MOST             UW                UW              UW NET           UW NET
       LOAN             RECENT         REVENUES          EXPENSES         OPERATING           CASH
      NUMBER           NCF ($)            ($)               ($)           INCOME ($)        FLOW ($)
---------------------------------------------------------------------------------------------------------
         1            44,445,637      63,438,713        18,543,090        44,895,623       44,558,893
         2            10,992,734      17,380,151         6,391,036        10,989,115       10,253,777
         3            21,480,884      43,623,415        17,819,694        25,803,721       24,677,230
         4                            10,549,250          105,492         10,443,757       10,443,757
         5            9,449,916       18,432,726         9,368,616        9,064,110        8,848,821
         6            9,625,882       17,072,599         7,608,262        9,464,337        8,644,433
         7            4,043,780        6,678,159         2,561,627        4,116,532        3,963,590
         8            1,869,709        4,472,342         1,254,484        3,217,859        3,087,682
         9            2,685,883        6,129,562         3,295,101        2,834,461        2,708,977
        10            2,250,727        3,385,750          850,889         2,534,861        2,429,191
        11             622,789         3,320,707         1,124,639        2,196,068        1,990,292
        12            1,966,400        3,575,231         1,414,133        2,161,098        2,077,458
        13            1,898,752        3,486,635         1,526,920        1,959,715        1,883,656
        14            1,902,819        3,197,482         1,430,410        1,767,072        1,636,346
        15                             2,188,898          374,045         1,814,853        1,688,847
        16            1,767,117        2,358,995          639,726         1,719,269        1,532,701
        17            1,273,645        2,323,537         1,012,324        1,311,213        1,264,371
        18            1,260,594        1,920,582          437,303         1,483,279        1,393,600
        19            1,543,939        1,960,434          369,318         1,591,116        1,466,166
        20            1,252,041        1,955,773          880,224         1,075,549        1,044,799
        21            1,090,841        1,488,276          366,007         1,122,269        1,079,069
        22            1,004,489        2,034,351          888,634         1,145,717        1,075,123
        23            1,334,596        2,313,589         1,158,058        1,155,531        1,108,531
        24            1,992,186       12,216,344         9,738,019        2,478,325        1,867,508
        25            1,054,052        1,840,052          781,027         1,059,025        1,008,525
        26             923,730         1,725,188          698,849         1,026,339         973,999
        27            1,012,113        1,487,729          408,348         1,079,381        1,028,481
        28            1,468,852        1,853,491          505,926         1,347,565        1,310,182
        29             891,501         1,700,645          652,273         1,048,372         995,372
        30             888,571         2,053,622         1,105,966         947,656          867,656
        31            2,621,371        3,409,347          962,591         2,446,756        2,223,638
        32             792,239         3,058,021         1,849,378        1,208,643        1,175,379
        33             347,194         1,583,138          477,559         1,105,579        1,004,477
        34            1,435,032        4,027,766         2,502,580        1,525,186        1,364,076
        35             983,981         1,339,228          520,068          819,160          804,196
        36             672,954         1,409,416          647,194          762,222          711,400
        37             767,260         1,001,491          243,224          758,267          725,716
        38             778,980         1,288,375          411,882          876,493          792,767
        39             885,927          878,796           51,462           827,334          783,457
        40             820,649         1,582,875          755,284          827,592          754,605
        41             643,926         1,338,873          654,155          684,718          630,718
        42             894,588         1,311,245          313,381          997,864          878,687
        43             475,022          958,775           228,473          730,303          687,270
        44                             1,018,527          285,685          732,842          672,428
        45             820,686         1,033,012          252,004          781,009          732,101
        46             607,299         1,235,632          599,792          635,840          587,840
        47             714,047         1,149,327          390,751          758,576          686,417
        48             788,927          978,709           225,793          752,916          725,386
        49             819,415         1,190,872          319,357          871,514          828,966
        50             588,356          937,511           379,578          557,933          511,770
        51             717,171         1,065,254          421,266          643,988          540,009
        52             586,693          961,151           327,361          633,791          555,550
        53             528,074          633,072           119,680          513,392          503,572
        54             309,006          949,252           466,148          483,104          454,604
        55             418,830          950,345           509,001          441,344          402,344
        56             479,821          927,360           375,650          551,709          479,923
        57             727,482          880,655           75,856           804,799          765,070
        58             486,875          661,964           174,701          487,264          446,722
        59              76,651          635,465           180,013          455,452          422,263
        60                              681,796           195,893          485,903          458,903
        61             360,400          846,486           448,041          398,445          346,653
        62                              404,005            8,080           395,925          376,811
        63                              384,000            7,680           376,320          374,871
        64                              401,800           14,554           387,246          380,583
        65             476,231          626,601           170,934          455,667          420,921
        66                              392,000           14,760           377,240          372,527
        67                              336,000           10,080           325,920          324,555
        68                              544,657           122,286          422,371          405,307
        69             402,723          474,384           75,799           398,585          388,303
        70             434,993          580,631           155,844          424,786          396,409
        71                              308,250            9,248           299,003          299,003
        72                              457,000           13,710           443,290          441,849
        73             243,816          521,798           170,735          351,063          331,063
        74             192,216          486,668           145,219          341,450          318,128
        75             386,915          375,173           12,998           362,175          358,296
        76             358,718          362,596           11,372           351,224          345,818
        77             318,463          447,187           166,196          280,991          264,991
        78                              373,076           81,766           291,311          279,561
        79             273,222          509,616           225,659          283,957          265,957
        80             251,603          326,269           76,073           250,196          248,596
        81             414,679          452,566           161,280          291,286          261,947
        82                              356,000           10,680           345,320          343,808
        83             298,071          608,151           271,293          336,858          274,272
        84                              318,000            9,540           308,460          306,948
        85                              319,000            9,570           309,430          307,918
        86             178,439          507,228           307,122          200,106          177,246
        87             243,798          232,697            8,354           224,343          217,253
        88                              262,145            7,864           254,281          253,163
        89             104,956          349,976           173,986          175,991          164,084
        90                              258,516           62,512           196,004          188,683
        91                              251,808            7,554           244,253          242,207
        92             195,580          186,674            6,973           179,701          172,611
        93             210,599          553,018           280,881          272,137          249,137
        94                              174,960            5,249           169,711          168,699
        95                              190,020            5,701           184,320          182,268
        96                              175,500            5,265           170,235          168,805
        97                              162,500            4,875           157,625          156,195
        98             148,163          308,972           185,642          123,330          115,402
        99                              119,499            3,585           115,914          112,957
        100             82,160          78,052             2,342            75,710           72,326
        101             81,112          77,056             2,312            74,745           71,377
        102             79,824          87,997             9,355            78,642           75,400

MORTGAGE                                                                          LARGEST     LARGEST
  LOAN                                                                             TENANT      TENANT    LARGEST TENANT
 NUMBER      LARGEST TENANT NAME                                                  SQ. FT.     % OF NRA      EXP. DATE
--------------------------------------------------------------------------------------------------------------------------
   1         Credit Suisse First Boston                                          1,921,459     85.15%    Multiple Spaces
   2         Gunster Yoakley & Stewart                                            52,719       12.50%      31-Dec-2013
   3         US Customs                                                           266,327      11.48%      31-Oct-2013
   4         IBM Corporation                                                      784,700     100.00%      30-Sep-2014
   5         Plitt Theaters                                                       30,000       6.81%       31-Jan-2008
   6         Mason Tenders District Council Welfare Fund                          48,395       6.54%       28-Feb-2018
   7
   8         Albertsons                                                           54,000       20.03%      30-Nov-2011
   9         United Way, Inc.                                                     48,700       12.08%    Multiple Spaces
   10        Circuit City                                                         33,027       23.83%      31-Oct-2021
   11        George Mason Mortgage LLC                                            33,511       25.96%      30-Jun-2007
   12
   13
   14
   15        Home Depot (ground lease)                                            121,039      47.11%      31-Jan-2024
   16        Kohl's                                                               86,450       36.92%      31-Jan-2024
   17
   18        Rave Motion Pictures                                                 58,916       54.49%      31-Dec-2020
   19        State of Washington Department of General Administration             111,908     100.00%      30-Jun-2010
   20
   21
   22
   23
   24
   25
   26
   27        Top Nails                                                             3,300       8.55%       31-Jan-2006
   28        Publix                                                               44,271       48.36%      31-May-2023
   29
   30
   31        Safeway                                                              53,920       26.52%      31-Mar-2010
   32
   33        Merritt Athletic Club                                                23,875       19.68%      14-Oct-2013
   34
   35
   36
   37        Publix                                                               47,955       62.01%      1-Jan-2016
   38        Greetings & Readings, Inc.                                           43,766       28.99%      31-Jan-2009
   39        A & P                                                                58,620       90.30%      31-Mar-2021
   40        Advocate Christ Women's                                              11,544       21.80%      31-Oct-2012
   41
   42        Georgia Theatre Company                                              30,618       15.13%      31-May-2009
   43        Woody's BAR-B-Q                                                       5,337       10.31%      31-Dec-2012
   44        Savers                                                               25,003       41.30%      31-Jul-2013
   45        Northglenn Dental Group                                               3,014       7.78%       31-Oct-2008
   46
   47        Humana                                                                7,619       15.01%      12-Jul-2005
   48        United States of America, on behalf of the Immigration and
             Naturalization Service ("INS")                                       30,421      100.00%      20-Feb-2012
   49        Publix                                                               44,271       60.42%      1-Mar-2022
   50        Hotel & Restaurant Employees                                          7,825       19.65%      31-Oct-2009
   51        Woolworth                                                            72,524       42.79%      31-Jan-2009
   52        Winn Dixie                                                           45,000       48.91%      22-Jan-2012
   53        Winn Dixie                                                           45,802       91.60%      30-Jun-2023
   54
   55
   56        Iowa Paint                                                           17,059       11.27%      28-Feb-2006
   57        Blue Fox Operations                                                  38,802      100.00%      30-Jun-2019
   58        Calico Jacks Restaurant                                               8,094       20.50%      31-Aug-2007
   59        Sierra Fitness                                                       10,267       31.80%      31-May-2012
   60
   61
   62        Borders, Inc.                                                        23,800      100.00%      31-Jan-2023
   63        Walgreens                                                            14,490      100.00%      31-Jan-2079
   64        Osco Drug                                                            13,700      100.00%      2-Dec-2021
   65        Piggly Wiggly                                                        41,436       67.12%      8-Aug-2014
   66        Walgreens                                                            14,560      100.00%      31-Dec-2078
   67        Walgreens                                                            13,650      100.00%      31-Oct-2078
   68        IHOP (pad lease)                                                      5,000       18.31%      25-Feb-2027
   69        CVS                                                                  10,880       53.60%      31-Jan-2026
   70        Family Dollar                                                         8,160       18.60%      31-Dec-2009
   71        Walgreens                                                            14,259      100.00%      31-Dec-2078
   72        Walgreens                                                            14,410      100.00%      30-Nov-2062
   73
   74        West Wood Wine & Spirits, LLC                                         4,218       18.55%      15-Aug-2015
   75        Office Max                                                           23,500      100.00%      1-Sep-2014
   76        Walgreens                                                            14,490      100.00%      31-Mar-2061
   77
   78
   79
   80
   81        Mexican Grocer                                                        3,774       12.31%      30-Jun-2006
   82        Walgreens                                                            15,120      100.00%      30-Sep-2060
   83        RE/MAX                                                                7,273       15.73%      30-Nov-2008
   84        Walgreens                                                            15,120      100.00%      30-Apr-2061
   85        Walgreens                                                            15,120      100.00%      30-Jun-2060
   86
   87        Eckerd                                                               10,908      100.00%      25-Jan-2020
   88        CVS                                                                  11,180      100.00%      24-Feb-2019
   89
   90        General Services Administration (Social Security Administration)     11,388      100.00%      10-Jun-2013
   91        Office Depot                                                         20,468      100.00%      30-Sep-2016
   92        Eckerd                                                               10,908      100.00%      20-Sep-2020
   93
   94        CVS                                                                  10,125      100.00%      31-Jan-2018
   95        Office Depot                                                         20,515      100.00%      31-Oct-2017
   96        Walgreens                                                            13,000      100.00%      31-Dec-2043
   97        Walgreens                                                            13,000      100.00%      31-Oct-2043
   98        Eckerd                                                               10,908      100.00%      21-Nov-2019
   99        Payless ShoeSource, Inc.                                              2,834       51.21%      30-Nov-2013
  100        Checker Auto Parts                                                    7,000      100.00%      31-Aug-2014
  101        Checker Auto Parts                                                    7,000      100.00%      31-Aug-2014
  102        Checker Auto Parts                                                    6,000      100.00%      31-Aug-2017

                                                                                           2ND
                                                                            2ND          LARGEST             2ND
     MORTGAGE                                                              LARGEST       TENANT             LARGEST
       LOAN                                                                TENANT          % OF             TENANT
      NUMBER        2ND LARGEST TENANT NAME                                SQ. FT.       NRA (%)          EXP. DATE
---------------------------------------------------------------------------------------------------------------------------
         1          Aon (sublet to IBM)                                   138,072         6.12%          30-Apr-2013
         2          Conopco (Unilever)                                     38,129         9.04%          30-Apr-2007
         3          Martha Stewart                                        159,500         6.88%          16-Dec-2009
         4
         5          Old Navy                                               20,068         4.56%          28-Feb-2007
         6          Selfhelp Community Services, Inc.                      45,000         6.08%          30-Jun-2011
         7
         8          LA Fitness                                             40,737        15.11%           1-Nov-2017
         9          LACMA                                                  22,500         5.58%          31-Dec-2005
        10          Linens 'n Things                                       29,400        21.21%           1-Nov-2005
        11          C.C. Pace Systems, Inc.                                19,505        15.11%          30-Sep-2006
        12
        13
        14
        15          Marshalls                                              30,000        11.68%          31-Aug-2012
        16          Burlington Coat Factory                                75,525        32.26%          30-Nov-2008
        17
        18          Mellow Mushroom                                        4,000          3.70%           1-Jan-2017
        19
        20
        21
        22
        23
        24
        25
        26
        27          CA Chiropractic                                        2,880          7.46%          31-Jul-2006
        28          Walgreens                                              14,490        15.83%          30-Jun-2023
        29
        30
        31          Toys "R" Us                                            36,417        17.91%          31-Jan-2007
        32
        33          Coliseum Sports Bar                                    11,500         9.48%          31-Aug-2011
        34
        35
        36
        37          Blockbuster Video                                      4,783          6.18%          30-Apr-2006
        38          A&P (sublet to JoAnn's Fabrics)                        26,648        17.65%          30-Sep-2005
        39          Denny's                                                6,300          9.70%          28-Feb-2018
        40          High Technology (Advocate)                             6,552         12.37%          31-Oct-2012
        41
        42          Big Lots                                               30,000        14.82%          31-Jan-2008
        43          More For a Dollar                                      4,501          8.69%          30-Jun-2008
        44          Pure Fitness                                           23,796        39.30%          30-Nov-2023
        45          Delectable Egg                                         2,940          7.59%          31-Dec-2007
        46
        47          Schoenfield Securities                                 4,461          8.79%          31-May-2006
        48
        49          Blockbuster Video                                      4,800          6.55%           1-Jun-2007
        50          Capitol Wholesale Imports                              5,649         14.19%          30-Sep-2004
        51          Sam Ash Pennsylvania                                   25,195        14.87%          31-Jan-2007
        52          Michaels                                               20,012        21.75%          28-Feb-2008
        53          Movie Gallery                                          4,200          8.40%          31-Aug-2008
        54
        55
        56          Absolute Print Graphics Inc.                           16,267        10.75%          31-Jan-2005
        57
        58          Bio-Medical Applications                               4,331         10.97%          31-Dec-2006
        59          DSDP, LLC dba Piazza Gavi                              3,957         12.26%          31-Oct-2012
        60
        61
        62
        63
        64
        65          CVS (SunCom)                                           8,450         13.69%          31-Oct-2009
        66
        67
        68          Bank of America (pad lease)                            4,500         16.48%          26-Aug-2013
        69          Stop n' Go Convenience                                 2,400         11.82%           1-Aug-2012
        70          Advance Auto Parts                                     7,000         15.96%          30-Jun-2013
        71
        72
        73
        74          West Woods Tanning dba The Hot Spot                    3,637         16.00%          30-Jun-2007
        75
        76
        77
        78
        79
        80
        81          Countrywide Home Loans                                 3,575         11.66%          30-Jun-2006
        82
        83          Metro Mortgage                                         4,506          9.75%          28-Feb-2008
        84
        85
        86
        87
        88
        89
        90
        91
        92
        93
        94
        95
        96
        97
        98
        99          Fields Chiropractic Clinic                             1,500         27.11%           3-Feb-2007
        100
        101
        102

                                                                                   3RD           3RD               3RD
     MORTGAGE                                                                    LARGEST       LARGEST           LARGEST
       LOAN                                                                      TENANT        TENANT             TENANT
      NUMBER        3RD LARGEST TENANT NAME                                      SQ. FT       % OF NRA          EXP. DATE
--------------------------------------------------------------------------------------------------------------------------------
         1          Omnicom                                                      95,557         4.23%          30-Sep-2008
         2          Greenberg Traurig                                            35,078         8.32%          31-May-2011
         3          FBI                                                          118,288        5.10%          31-Oct-2008
         4
         5          Lerner New York & Co.                                        12,116         2.75%              MTM
         6          G & G Shops Inc                                              40,000         5.41%          31-Jan-2006
         7
         8          Marshalls                                                    30,336        11.25%          31-Jan-2012
         9          American Business Bank                                       22,452         5.57%        Multiple Spaces
        10          Comp USA                                                     17,000        12.27%          31-Oct-2014
        11          The Ryland Group Inc.                                        14,332        11.10%          31-Dec-2007
        12
        13
        14
        15          AC Moore                                                     21,306         8.29%          1-Oct-2012
        16          Borders, Inc.                                                23,384         9.99%          31-Jan-2019
        17
        18          Atlanta Bread                                                 3,867         3.58%          31-Jan-2014
        19
        20
        21
        22
        23
        24
        25
        26
        27          Citibank                                                      2,800         7.25%          30-Apr-2006
        28          Lucky's Antique Gallery                                       7,510         8.20%          30-Sep-2008
        29
        30
        31          T.J. Maxx                                                    25,223        12.40%          31-Jan-2007
        32
        33          Patrick's Restaurant                                          8,000         6.60%          30-Sep-2005
        34
        35
        36
        37          Family MedCare Center                                         2,925         3.78%          30-Jun-2006
        38          Firestone                                                    15,000         9.93%          31-Dec-2010
        39
        40          Tinley Orland Medical Center, LLC (Advocate)                  5,812        10.98%          30-Jan-2012
        41
        42          Goody's                                                      24,960        12.33%          31-May-2005
        43          Chapter 11 Discount Bookstore                                 4,250         8.21%          30-Sep-2008
        44          David's Bridal                                               11,748        19.40%          31-Oct-2013
        45          Tokyo Joe's                                                   2,665         6.88%          31-Aug-2007
        46
        47          Dr. Applebaum                                                 4,000         7.88%          14-Jul-2004
        48
        49          Pete's Carlton Cards                                          2,800         3.82%          1-Nov-2005
        50          Regan Associates, Chartered                                   4,651        11.68%          30-Sep-2009
        51          Save-A-Lot                                                   13,200         7.79%          31-Aug-2006
        52          S & K Famous Brands                                           3,600         3.91%          31-Jan-2006
        53
        54
        55
        56          Water Heaters Only LLC                                       16,119        10.65%          31-Oct-2007
        57
        58          Feng Li, MD                                                   3,626         9.19%          30-Jun-2005
        59          JPK Restaurants dba Yama                                      2,621         8.12%          22-Aug-2013
        60
        61
        62
        63
        64
        65          Groucho's Deli                                                3,150         5.10%          1-Jul-2010
        66
        67
        68          Orthodontic Centers of Georgia                                2,487         9.11%          21-Jan-2013
        69          Bloomfield Cleaners                                           2,400        11.82%              MTM
        70          Rainbow Apparel                                               6,000        13.68%          31-Jan-2006
        71
        72
        73
        74          Royal Garden                                                  2,951        12.98%          28-Feb-2013
        75
        76
        77
        78
        79
        80
        81          Clearwater Gas                                                2,852         9.30%          30-Sep-2004
        82
        83          WTS Agencies                                                  3,477         7.52%          30-Jun-2005
        84
        85
        86
        87
        88
        89
        90
        91
        92
        93
        94
        95
        96
        97
        98
        99          Cash Advance Centers of South Carolina, Inc.                  1,200        21.68%              MTM
        100
        101
        102

     MORTGAGE
       LOAN                                  LARGEST AFFILIATED SPONSOR FLAG
      NUMBER           LOCKBOX                     (> THAN 4% OF POOL)
---------------------------------------------------------------------------------------
         1              Day 1                          Tamir Sapir
         2              Day 1                Benjamin Winter, Melvin Heller
         3              Day 1                         Mark Karasick
         4              Day 1                      Jeffrey C. Ackemann
         5              Day 1                  Jeffrey Feil, Lloyd Goldman
         6              Day 1
         7            Springing
         8            Springing
         9            Springing
        10            Springing
        11
        12
        13            Springing
        14              Day 1
        15            Springing
        16              Day 1
        17            Springing
        18
        19            Springing
        20
        21            Springing
        22            Springing
        23              Day 1
        24            Springing
        25            Springing
        26            Springing
        27            Springing
        28
        29            Springing
        30
        31            Springing
        32
        33
        34            Springing
        35            Springing
        36            Springing
        37            Springing
        38
        39
        40
        41            Springing
        42
        43            Springing
        44            Springing
        45
        46            Springing
        47            Springing
        48              Day 1
        49
        50
        51            Springing
        52
        53            Springing
        54
        55            Springing
        56            Springing
        57
        58
        59
        60
        61            Springing
        62            Springing
        63            Springing
        64              Day 1
        65            Springing
        66
        67            Springing
        68
        69            Springing
        70
        71            Springing
        72            Springing
        73
        74
        75
        76            Springing
        77            Springing
        78
        79            Springing
        80            Springing
        81
        82            Springing
        83
        84            Springing
        85            Springing
        86            Springing
        87              Day 1
        88            Springing
        89
        90              Day 1
        91            Springing
        92              Day 1
        93
        94            Springing
        95            Springing
        96            Springing
        97            Springing
        98              Day 1
        99            Springing
        100
        101
        102

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C10

                                   ANNEX A-1A

MORTGAGE
   LOAN    LOAN GROUP
 NUMBER      NUMBER                    PROPERTY NAME                                            ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------
    1          1        11 Madison Avenue (1)                              11 Madison Avenue
    2          1        Phillips Point Office Building                     777 South Flagler Drive
    3          1        Starrett-Lehigh Building (1)                       601 West 26th Street
    4          1        IBM Center                                         4111 Northside Parkway
    5          1        North Riverside Park Mall                          7501 West Cermak Road
    6          1        520 Eighth Avenue                                  520 Eighth Avenue
    8          1        Pine Trail Square                                  SWQ of Okeechobee Boulevard and North Military Trail
    9          1        Pacific Center                                     523 West 6th Street
   10          1        Bal Harbour Square                                 1630-1860 North Federal Highway
   11          1        Fairfax Corner-Bldg D                              4100 Monument Drive
   15          1        Merritt Creek Farm Shopping Center                 Interstate 64 & Merritt Creek Road
   16          1        Flemington Mall                                    325 Route 202
   17          1        Summit San Raphael Apartments                      14181 Noel Road
   18          1        Festival Plaza                                     7915-7991 Vaughn Road
   19          1        840 North Broadway                                 840 North Broadway
   20          1        Villas of Juno Luxury Apartments                   12801 U.S. Highway 1
   24          1        Little Palm Island Resort                          28500 Overseas Highway
   27          1        Aliso Viejo Plaza                                  26852-27072 La Paz Road
   28          1        Shops of San Marco                                 13800-13900 Jog Road
   31          1        Studio Village Shopping Center                     10900-11140 Jefferson Boulevard
   32          1        The Meurice                                        145 West 58th Street
   33          1        Cranbrook Plaza                                    528-598 Cranbrook Road & 10400 & 10402 Ridgland Road
   34          1        Hampton Inn - Cocoa Beach, FL                      3425 North Atlantic Avenue
   37          1        Lovejoy Station Shopping Center                    11155 Tara Boulevard
   38          1        Loch Raven Plaza                                   1206 Goucher Boulevard
   39          1        A & P Plaza                                        3500 Route 9
   40          1        Advocate Medical Office Building                   18210 South LaGrange Road
   42          1        Wesmark Plaza                                      1121 Broad Street
   43          1        Conyers Plaza II Shopping Center                   1360 Dogwood Drive
   44          1        Arrowhead Crossing                                 7759 West Bell Road
   45          1        Village at Park Centre                             1001-1005 West 120th Avenue
   47          1        Jefferson Plaza                                    300 Arthur Godfrey Road
   48          1        INS Building - Boise, ID                           1185 South Vinnell Way
   49          1        Shoppes at Lake Dow                                900-938 Highway 81 East
   50          1        Carpenter's Office Building                        1003 K Street NW
   51          1        Lee Road Shopping Center                           902-1028 Lee Road
   52          1        Cordova Collections Shopping Center                4721-4761 Bayou Boulevard
   53          1        Winn-Dixie/Movie Gallery Shopping Center           2625 Highway 14
   56          1        Northcrest I & II                                  7505-7577 & 7351-7379 Washington Avenue South
   57          1        Airport Cinema 12                                  409 Aviation Boulevard
   58          1        Alafaya Village Shopping Center                    11762 E. Colonial Drive
   59          1        Ventana Plaza                                      5415-5455 North Kolb Road
   62          1        Borders Books & Music - McHenry, IL                2221 Richmond Road
   63          1        Walgreens - St. Paul, MN                           SWC White Bear Avenue & Larpentuer Avenue
   64          1        Osco Drug Store - Chicago, IL                      2722 North Central Avenue
   65          1        High Pointe Centre                                 800 Lake Murray Boulevard
   66          1        Walgreens - Sherwood, OR                           21065 SW Pacific Highway
   67          1        Walgreens - Hampton, VA                            235 East Mercury Boulevard
   68          1        Panola Road Shopping Center                        3020, 3040 and 3054 Panola Road
   69          1        Bloomfield Plaza Shopping Center                   796-824 Park Avenue
   70          1        One Michigan Place                                 31260 Michigan Avenue
   71          1        Walgreens - Hot Springs, AR                        1400 Albert Pike Road
   72          1        Walgreens - Seattle, WA                            9400 16th Avenue S.W.
   74          1        Shops at Westwood                                  16255 West 64th Avenue
   75          1        Office Max - Sacramento, CA                        1707 J Street
   76          1        Walgreens - Loveland, OH                           10529 Loveland-Madeira Road
   81          1        Campus Walk Shopping Center                        2551 Drew Street
   82          1        Walgreens - Jacksonville, FL                       866 Dunn Avenue
   83          1        Indian Trail Center                                5151 and 5161 Brook Hollow Parkway
   84          1        Walgreens - Saginaw, MI                            3434 East Genesee Avenue
   85          1        Walgreens - La Marque, TX                          1801 FM 1765
   87          1        Eckerd - Mt. Pleasant, TX                          601 South Jefferson Avenue
   88          1        CVS - Hamilton, OH                                 1115 High Street
   90          1        GSA Building                                       8760 Mid South Drive
   91          1        Office Depot - London, KY                          1824 Highway 192 West
   92          1        Eckerd - Kilgore,TX                                1000 Stone Road
   94          1        CVS - Mechanicville, NY                            12 South Central Avenue
   95          1        Office Depot - Laurel, MS                          1660 Highway 15 North
   96          1        Walgreens - Tulsa, OK                              6415 East Pine Street
   97          1        Walgreens - Broken Arrow, OK                       701 West Houston Street
   98          1        Eckerd - San Antonio,TX                            4805 Medical Drive
   99          1        Payless Shoes Retail Building                      4732 Devine Street
   100         1        Checker Auto Parts - Rock Springs, WY              1265 Dewar Drive
   101         1        Checker Auto Parts - Silver City, NM               2441 Highway 180
   102         1        Checker Auto Parts - Lamar, CO                     421 North Main Street

(1) Two Mortgage Loans, representing 18.9% of the Cut-Off Date Pool Balance (23.7% of the Cut-Off Date Group 1 Balance), are part of a split loan structure and the related pari passu companion loans are not included in the trust fund with respect to these Mortgage Loans, unless otherwise specified, the calculation of Balance per SF, LTV ratios and DSC ratios were based upon the aggregate indebtedness of these Mortgage Loans and the related pari passu companion loans.

(2) One Mortgage Loan (loan number 4) is structured with an initial interest-only period of 24 months. In the 25th month, the loan begins amortizing on a 336 month schedule through the 105th period at which time amortization again ceases.

(3) For purposes of determining the DSC Ratios of 2 Mortgage Loans (loan numbers 20 and 59), representing 1.4% of the Cut-Off Date Pool Balance (1.7% of the Cut-Off Date Group 1 Balance), the debt service payments were reduced by taking into account amounts available under a letter of credit or cash reserves.

(4) For purposes of determining the LTV Ratios of 3 Mortgage Loans (loan numbers 18, 20 and 59), representing 2.5% of the Cut-Off Date Pool Balance (3.1% of the Cut-Off Date Group 1 Balance), such ratios were reduced by taking into account amounts available under a letter of credit or cash reserves.

(5) For purposes of determining the LTV Ratio at Maturity or Anticipated Repayment Date of 1 Mortgage Loan (loan number 59), representing 0.3% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off Date Group 1 Balance), such ratio was reduced by taking into account amounts available under a letter of credit or cash reserves.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information" in the prospectus supplement.

     MORTGAGE
        LOAN                                                                                    CROSS COLLATERALIZED AND
      NUMBER                          CITY                       STATE         ZIP CODE         CROSS DEFAULTED LOAN FLAG
------------------------------------------------------------------------------------------------------------------------------
         1          New York                                       NY            10010
         2          West Palm Beach                                FL            33401
         3          New York                                       NY            10001
         4          Atlanta                                        GA            30327
         5          North Riverside                                IL            60546
         6          New York                                       NY            10018
         8          West Palm Beach                                FL            33409
         9          Los Angeles                                    CA            90017
        10          Fort Lauderdale                                FL            33305
        11          Fairfax                                        VA            22033
        15          Barboursville                                  WV            25504
        16          Raritan                                        NJ            08822
        17          Dallas                                         TX            75240
        18          Montgomery                                     AL            36116
        19          Everett                                        WA            98201
        20          Juno Beach                                     FL            33408
        24          Little Torch Key                               FL            33042
        27          Aliso Viejo                                    CA            92656
        28          Delray Beach                                   FL            33444
        31          Culver City                                    CA            90230
        32          New York                                       NY            10019
        33          Cockeysville                                   MD            21030
        34          Cocoa Beach                                    FL            32931
        37          Hampton                                        GA            30228
        38          Towson                                         MD            21286
        39          Old Bridge                                     NJ            08857
        40          Tinley Park                                    IL            60477
        42          Sumter                                         SC            29150
        43          Conyers                                        GA            30013
        44          Peoria                                         AZ            85382
        45          Westminster                                    CO            80234
        47          Miami Beach                                    FL            33140
        48          Boise                                          ID            83709
        49          McDonough                                      GA            30252
        50          Washington                                     DC            20001
        51          Orlando                                        FL            32810
        52          Pensacola                                      FL            32503
        53          Millbrook                                      AL            36022
        56          Edina                                          MN            55439
        57          Santa Rosa                                     CA            95403
        58          Orlando                                        FL            32817
        59          Tucson                                         AZ            85750
        62          McHenry                                        IL            60050
        63          St. Paul                                       MN            55106
        64          Chicago                                        IL            60639
        65          Irmo                                           SC            29063
        66          Sherwood                                       OR            97140
        67          Hampton                                        VA            23669
        68          Lithonia                                       GA            30038
        69          Bloomfield                                     CT            06002
        70          Westland                                       MI            48186
        71          Hot Springs                                    AR            71901
        72          Seattle                                        WA            98106          Cole Companies Portfolio
        74          Arvada                                         CO            80007
        75          Sacramento                                     CA            95814
        76          Loveland                                       OH            45140
        81          Clearwater                                     FL            33765
        82          Jacksonville                                   FL            32208          Cole Companies Portfolio
        83          Norcross                                       GA            30071
        84          Saginaw                                        MI            48601          Cole Companies Portfolio
        85          La Marque                                      TX            77568          Cole Companies Portfolio
        87          Mt. Pleasant                                   TX            75455              Eckerd Portfolio
        88          Hamilton                                       OH            45011          Cole Companies Portfolio
        90          Olive Branch                                   MS            38654
        91          London                                         KY            40741          Cole Companies Portfolio
        92          Kilgore                                        TX            75662              Eckerd Portfolio
        94          Mechanicville                                  NY            12118          Cole Companies Portfolio
        95          Laurel                                         MS            39440          Cole Companies Portfolio
        96          Tulsa                                          OK            74115          Cole Companies Portfolio
        97          Broken Arrow                                   OK            74012          Cole Companies Portfolio
        98          San Antonio                                    TX            78229              Eckerd Portfolio
        99          Columbia                                       SC            29209          Cole Companies Portfolio
        100         Rock Springs                                   WY            82901
        101         Silver City                                    NM            88061
        102         Lamar                                          CO            81052

     MORTGAGE                                        GENERAL
        LOAN                                        PROPERTY                                                       ORIGINAL LOAN
      NUMBER           LOAN ORIGINATOR                 TYPE                   SPECIFIC PROPERTY TYPE                BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------
         1                 Wachovia                  Office                             CBD                        143,333,333.00
         2                 Wachovia                  Office                             CBD                        105,000,000.00
         3                 Wachovia                  Office                             CBD                        100,000,000.00
         4                 Wachovia                  Office                          Suburban                      80,000,000.00
         5                 Wachovia                  Retail                          Anchored                      80,000,000.00
         6                 Wachovia                  Office                             CBD                        49,000,000.00
         8                 Wachovia                  Retail                          Anchored                      30,350,000.00
         9                 Wachovia                  Office                             CBD                        27,500,000.00
        10                 Wachovia                  Retail                          Anchored                      27,500,000.00
        11                   CGM                     Office                          Suburban                      23,600,000.00
        15                 Wachovia                  Retail                          Anchored                      18,400,000.00
        16                 Wachovia                  Retail                          Anchored                      16,500,000.00
        17                 Wachovia                Multifamily                     Conventional                    15,000,000.00
        18                   CGM                     Retail                          Anchored                      14,890,000.00
        19                   AMCC                    Office                          Suburban                      13,825,000.00
        20                   CGM                   Multifamily                     Conventional                    13,425,000.00
        24                 Wachovia                Hospitality                     Full Service                    12,000,000.00
        27                 Wachovia                  Retail                       Shadow Anchored                  11,500,000.00
        28                 Wachovia                  Retail                          Anchored                      11,000,000.00
        31                 Wachovia                  Retail                          Anchored                      10,000,000.00
        32                 Wachovia                Multifamily                     Conventional                    10,000,000.00
        33                   CGM                     Retail                         Unanchored                      9,750,000.00
        34                 Wachovia                Hospitality                    Limited Service                   9,520,000.00
        37                 Wachovia                  Retail                          Anchored                       8,600,000.00
        38                   CGM                     Retail                          Anchored                       8,600,000.00
        39                   CGM                     Retail                          Anchored                       8,000,000.00
        40                 Wachovia                  Office                           Medical                       7,800,000.00
        42                   AMCC                    Retail                          Anchored                       7,500,000.00
        43                 Wachovia                  Retail                       Shadow Anchored                   7,400,000.00
        44                   CGM                     Retail                       Shadow Anchored                   7,280,000.00
        45                   AMCC                   Mixed Use                      Retail/Office                    6,750,000.00
        47                 Wachovia                 Mixed Use                      Office/Retail                    6,600,000.00
        48                   AMCC                    Office                          Suburban                       6,225,000.00
        49                 Wachovia                  Retail                          Anchored                       6,100,000.00
        50                   CGM                     Office                             CBD                         5,592,000.00
        51                   AMCC                    Retail                          Anchored                       4,995,000.00
        52                 Wachovia                  Retail                          Anchored                       5,000,000.00
        53                 Wachovia                  Retail                          Anchored                       4,960,000.00
        56                 Wachovia                Industrial                        Warehouse                      4,750,000.00
        57                   CGM                 Special Purpose                      Cinema                        4,600,000.00
        58                   AMCC                    Retail                       Shadow Anchored                   4,250,000.00
        59                   AMCC                   Mixed Use                      Retail/Office                    4,200,000.00
        62                 Wachovia                  Retail                          Anchored                       4,000,000.00
        63                 Wachovia                  Retail                          Anchored                       3,900,000.00
        64                   AMCC                    Retail                          Anchored                       3,800,000.00
        65                   AMCC                    Retail                          Anchored                       3,760,000.00
        66                   AMCC                    Retail                          Anchored                       3,700,000.00
        67                 Wachovia                  Retail                          Anchored                       3,632,000.00
        68                   AMCC                    Retail                         Unanchored                      3,500,000.00
        69                 Wachovia                  Retail                          Anchored                       3,450,000.00
        70                 Wachovia                  Retail                       Shadow Anchored                   3,450,000.00
        71                 Wachovia                  Retail                          Anchored                       3,374,000.00
        72                 Wachovia                  Retail                          Anchored                       3,349,500.00
        74                   AMCC                    Retail                         Unanchored                      3,050,000.00
        75                   AMCC                    Retail                         Unanchored                      3,100,000.00
        76                   AMCC                    Retail                          Anchored                       3,000,000.00
        81                   AMCC                    Retail                         Unanchored                      2,550,000.00
        82                 Wachovia                  Retail                          Anchored                       2,510,750.00
        83                   AMCC                    Office                          Suburban                       2,350,000.00
        84                 Wachovia                  Retail                          Anchored                       2,282,500.00
        85                 Wachovia                  Retail                          Anchored                       2,277,000.00
        87                   CGM                     Retail                          Anchored                       2,150,000.00
        88                 Wachovia                  Retail                          Anchored                       1,787,500.00
        90                   AMCC                    Office                          Suburban                       1,700,000.00
        91                 Wachovia                  Retail                          Anchored                       1,680,000.00
        92                   CGM                     Retail                          Anchored                       1,700,000.00
        94                 Wachovia                  Retail                          Anchored                       1,290,000.00
        95                 Wachovia                  Retail                          Anchored                       1,270,000.00
        96                 Wachovia                  Retail                          Anchored                       1,215,500.00
        97                 Wachovia                  Retail                          Anchored                       1,127,500.00
        98                   CGM                     Retail                          Anchored                       1,020,000.00
        99                 Wachovia                  Retail                         Unanchored                       860,000.00
        100                  AMCC                    Retail                         Unanchored                       537,000.00
        101                  AMCC                    Retail                       Shadow Anchored                    526,400.00
        102                  AMCC                    Retail                         Unanchored                       350,000.00

     MORTGAGE                                                               % OF LOAN
        LOAN             CUT-OFF DATE LOAN       % OF AGGREGATE CUT-OFF      GROUP 1                                    FIRST PAY
      NUMBER                BALANCE ($)               DATE BALANCE            BALANCE         ORIGINATION DATE             DATE
------------------------------------------------------------------------------------------------------------------------------------
         1                 143,333,333.00                11.11%               13.93%            23-Dec-2003            11-Feb-2004
         2                 105,000,000.00                8.14%                10.21%             8-Dec-2003            11-Jan-2004
         3                 100,000,000.00                7.75%                9.72%              2-Jan-2004            11-Feb-2004
         4                 80,000,000.00                 6.20%                7.78%              4-Dec-2003            11-Jan-2004
         5                 80,000,000.00                 6.20%                7.78%             16-Jan-2004            11-Mar-2004
         6                 49,000,000.00                 3.80%                4.76%             30-Jan-2004            11-Mar-2004
         8                 30,350,000.00                 2.35%                2.95%             21-Jan-2004            11-Mar-2004
         9                 27,500,000.00                 2.13%                2.67%              4-Dec-2003            11-Jan-2004
        10                 27,475,431.54                 2.13%                2.67%             12-Dec-2003            11-Feb-2004
        11                 23,558,899.05                 1.83%                2.29%             12-Nov-2003            1-Jan-2004
        15                 18,384,628.67                 1.43%                1.79%             16-Dec-2003            11-Feb-2004
        16                 16,500,000.00                 1.28%                1.60%             27-Jan-2004            11-Mar-2004
        17                 15,000,000.00                 1.16%                1.46%             30-Dec-2003            11-Feb-2004
        18                 14,877,865.60                 1.15%                1.45%             23-Dec-2003            1-Feb-2004
        19                 13,770,919.14                 1.07%                1.34%             12-Sep-2003            11-Nov-2003
        20                 13,318,520.95                 1.03%                1.29%             22-May-2003            1-Jul-2003
        24                 11,988,566.81                 0.93%                1.17%             30-Dec-2003            11-Feb-2004
        27                 11,500,000.00                 0.89%                1.12%             20-Jan-2004            11-Mar-2004
        28                 11,000,000.00                 0.85%                1.07%             23-Dec-2003            11-Feb-2004
        31                 10,000,000.00                 0.78%                0.97%             12-Jan-2004            11-Mar-2004
        32                 10,000,000.00                 0.78%                0.97%             29-Jan-2004            11-Mar-2004
        33                  9,734,635.97                 0.75%                0.95%             10-Nov-2003            1-Jan-2004
        34                  9,503,946.06                 0.74%                0.92%             18-Dec-2003            11-Feb-2004
        37                  8,592,414.09                 0.67%                0.84%             31-Dec-2003            11-Feb-2004
        38                  8,591,900.71                 0.67%                0.84%             11-Dec-2003            1-Feb-2004
        39                  7,969,565.36                 0.62%                0.77%             19-Sep-2003            1-Nov-2003
        40                  7,800,000.00                 0.60%                0.76%              3-Feb-2004            11-Mar-2004
        42                  7,500,000.00                 0.58%                0.73%             15-Jan-2004            11-Mar-2004
        43                  7,393,030.83                 0.57%                0.72%             24-Dec-2003            11-Feb-2004
        44                  7,274,045.20                 0.56%                0.71%             18-Dec-2003            1-Feb-2004
        45                  6,750,000.00                 0.52%                0.66%             12-Jan-2004            11-Mar-2004
        47                  6,594,615.71                 0.51%                0.64%             18-Dec-2003            11-Feb-2004
        48                  6,225,000.00                 0.48%                0.61%             20-Oct-2003            11-Dec-2003
        49                  6,100,000.00                 0.47%                0.59%             14-Nov-2003            11-Jan-2004
        50                  5,592,000.00                 0.43%                0.54%             31-Oct-2003            1-Dec-2003
        51                  4,990,423.26                 0.39%                0.49%             29-Dec-2003            11-Feb-2004
        52                  4,988,953.96                 0.39%                0.48%             11-Dec-2003            11-Jan-2004
        53                  4,960,000.00                 0.38%                0.48%              5-Feb-2004            11-Mar-2004
        56                  4,738,589.87                 0.37%                0.46%              5-Dec-2003            11-Jan-2004
        57                  4,584,247.73                 0.36%                0.45%              5-Nov-2003            1-Jan-2004
        58                  4,238,635.25                 0.33%                0.41%             23-Oct-2003            11-Dec-2003
        59                  4,193,183.85                 0.33%                0.41%             11-Nov-2003            11-Jan-2004
        62                  3,996,344.15                 0.31%                0.39%             22-Dec-2003            11-Feb-2004
        63                  3,897,082.49                 0.30%                0.38%             18-Dec-2003            11-Feb-2004
        64                  3,795,197.21                 0.29%                0.37%             18-Dec-2003            11-Feb-2004
        65                  3,748,344.95                 0.29%                0.36%             15-Dec-2003            11-Feb-2004
        66                  3,700,000.00                 0.29%                0.36%             28-Jan-2004            11-Mar-2004
        67                  3,629,130.53                 0.28%                0.35%              8-Jan-2004            11-Feb-2004
        68                  3,492,552.08                 0.27%                0.34%             19-Dec-2003            11-Feb-2004
        69                  3,447,072.34                 0.27%                0.34%              8-Jan-2004            11-Feb-2004
        70                  3,445,622.42                 0.27%                0.33%             16-Dec-2003            11-Feb-2004
        71                  3,374,000.00                 0.26%                0.33%             30-Jan-2004            11-Mar-2004
        72                  3,349,500.00                 0.26%                0.33%             26-Nov-2003            11-Jan-2004
        74                  3,035,358.88                 0.24%                0.30%             12-Aug-2003            11-Oct-2003
        75                  3,021,773.68                 0.23%                0.29%             16-Jun-2000            1-Aug-2000
        76                  2,996,871.69                 0.23%                0.29%              2-Jan-2004            11-Feb-2004
        81                  2,543,068.42                 0.20%                0.25%              3-Nov-2003            11-Dec-2003
        82                  2,510,750.00                 0.19%                0.24%             25-Nov-2003            11-Jan-2004
        83                  2,350,000.00                 0.18%                0.23%             12-Nov-2003            11-Jan-2004
        84                  2,282,500.00                 0.18%                0.22%             26-Nov-2003            11-Jan-2004
        85                  2,277,000.00                 0.18%                0.22%             26-Nov-2003            11-Jan-2004
        87                  2,118,008.72                 0.16%                0.21%             10-Feb-2003            1-Apr-2003
        88                  1,787,500.00                 0.14%                0.17%             25-Nov-2003            11-Jan-2004
        90                  1,692,093.16                 0.13%                0.16%             13-Aug-2003            11-Oct-2003
        91                  1,680,000.00                 0.13%                0.16%             25-Nov-2003            11-Jan-2004
        92                  1,674,704.55                 0.13%                0.16%             10-Feb-2003            1-Apr-2003
        94                  1,290,000.00                 0.10%                0.13%             25-Nov-2003            11-Jan-2004
        95                  1,270,000.00                 0.10%                0.12%             25-Nov-2003            11-Jan-2004
        96                  1,215,500.00                 0.09%                0.12%             24-Nov-2003            11-Jan-2004
        97                  1,127,500.00                 0.09%                0.11%             24-Nov-2003            11-Jan-2004
        98                  1,004,822.80                 0.08%                0.10%             10-Feb-2003            1-Apr-2003
        99                   860,000.00                  0.07%                0.08%             25-Nov-2003            11-Jan-2004
        100                  459,630.81                  0.04%                0.04%             28-Jul-1999            1-Sep-1999
        101                  450,558.11                  0.03%                0.04%             28-Jul-1999            1-Sep-1999
        102                  280,588.68                  0.02%                0.03%             30-Apr-1999            1-Jun-1999

                                                                                                                       ORIGINAL
MORTGAGE                                                LOAN ADMINISTRATIVE        INTEREST                            TERM TO
   LOAN         MATURITY DATE           MORTGAGE              COST RATE             ACCRUAL       INTEREST ACCRUAL    MATURITY OR
 NUMBER             OR ARD              RATE (%)                (%)                 METHOD        METHOD DURING IO    ARD (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
    1            11-Jan-2014            5.3043%               0.04190%            Actual/360         Actual/360          120
    2            11-Dec-2013            6.2500%               0.04190%            Actual/360         Actual/360          120
    3            11-Feb-2014            5.7600%               0.04190%            Actual/360         Actual/360          121
    4            11-Sep-2014            5.3600%               0.04190%            Actual/360         Actual/360          129
    5            11-Feb-2014            5.3200%               0.04190%            Actual/360         Actual/360          120
    6            11-Feb-2014            4.8000%               0.04190%            Actual/360         Actual/360          120
    8            11-Feb-2014            5.7600%               0.04190%            Actual/360                             120
    9            11-Dec-2008            5.5400%               0.04190%            Actual/360         Actual/360           60
   10            11-Jan-2014            5.7100%               0.04190%            Actual/360                             120
   11            1-Dec-2013             5.8200%               0.04190%            Actual/360                             120
   15            11-Jan-2014            5.9700%               0.04190%            Actual/360                             120
   16            11-Feb-2014            5.7500%               0.04190%            Actual/360                             120
   17            11-Jan-2011            5.3900%               0.04190%            Actual/360         Actual/360           84
   18            1-Jan-2014             6.0640%               0.10190%            Actual/360                             120
   19            11-Oct-2008            5.5400%               0.04190%            Actual/360                              60
   20            1-Jun-2013             5.6100%               0.04190%            Actual/360                             120
   24            11-Jan-2012            7.4000%               0.04190%            Actual/360                              96
   27            11-Feb-2014            5.6700%               0.04190%            Actual/360                             120
   28            11-Jan-2014            5.4500%               0.04190%              30/360             30/360            120
   31            11-Feb-2011            5.6200%               0.04190%            Actual/360                              84
   32            11-Feb-2014            5.4500%               0.04190%            Actual/360         Actual/360          120
   33            1-Dec-2013             6.2000%               0.04190%            Actual/360                             120
   34            11-Jan-2014            7.1500%               0.04190%            Actual/360                             120
   37            11-Jan-2014            5.7600%               0.04190%            Actual/360                             120
   38            1-Jan-2014             5.5000%               0.04190%            Actual/360                             120
   39            1-Oct-2013             5.6600%               0.04190%            Actual/360                             120
   40            11-Feb-2014            5.8800%               0.04190%            Actual/360                             120
   42            11-Feb-2014            5.7000%               0.04190%            Actual/360                             120
   43            11-May-2009            5.5000%               0.04190%            Actual/360                              64
   44            1-Jan-2014             6.0500%               0.10190%            Actual/360                             120
   45            11-Feb-2012            5.4800%               0.04190%            Actual/360                              96
   47            11-Jan-2014            6.0600%               0.04190%            Actual/360                             120
   48            11-Nov-2009            5.3200%               0.04190%            Actual/360         Actual/360           72
   49            11-Dec-2010            4.9700%               0.04190%              30/360             30/360             84
   50            1-Nov-2010             5.1000%               0.10190%            Actual/360         Actual/360           84
   51            11-Jan-2010            5.6100%               0.04190%            Actual/360                              72
   52            11-Dec-2013            5.8800%               0.04190%            Actual/360                             120
   53            11-Feb-2014            5.7800%               0.04190%            Actual/360                             120
   56            11-Dec-2013            6.3200%               0.04190%            Actual/360                             120
   57            1-Dec-2013             7.0700%               0.10190%            Actual/360                             120
   58            11-Nov-2013            5.9900%               0.04190%            Actual/360                             120
   59            11-Dec-2013            6.0900%               0.04190%            Actual/360                             120
   62            11-Jan-2014            5.6200%               0.04190%            Actual/360                             120
   63            11-Jan-2014            6.3800%               0.04190%            Actual/360                             120
   64            11-Jan-2014            6.0500%               0.04190%            Actual/360                             120
   65            11-Jan-2020            5.6600%               0.10190%            Actual/360                             192
   66            11-Feb-2014            5.6200%               0.04190%            Actual/360                             120
   67            11-Jan-2014            6.1800%               0.04190%            Actual/360                             120
   68            11-Jan-2014            5.5500%               0.04190%            Actual/360                             120
   69            11-Jan-2014            5.9100%               0.04190%            Actual/360                             120
   70            11-Jan-2014            6.0300%               0.04190%            Actual/360                             120
   71            11-Feb-2014            6.0300%               0.04190%            Actual/360                             120
   72            11-Dec-2008            4.2900%               0.04190%            Actual/360         Actual/360           60
   74            11-Sep-2010            5.7400%               0.04190%            Actual/360                              84
   75            1-Jul-2010             8.4500%               0.04190%            Actual/360                             120
   76            11-Jan-2011            5.0800%               0.04190%            Actual/360                              84
   81            11-Nov-2013            5.9200%               0.04190%            Actual/360                             120
   82            11-Dec-2008            4.2900%               0.04190%            Actual/360         Actual/360           60
   83            11-Dec-2013            6.1400%               0.04190%            Actual/360         Actual/360          120
   84            11-Dec-2008            4.2900%               0.04190%            Actual/360         Actual/360           60
   85            11-Dec-2008            4.2900%               0.04190%            Actual/360         Actual/360           60
   87            1-Mar-2012             6.0800%               0.07190%            Actual/360                             108
   88            11-Dec-2008            4.2900%               0.04190%            Actual/360         Actual/360           60
   90            11-Sep-2010            5.8800%               0.04190%            Actual/360                              84
   91            11-Dec-2008            4.2900%               0.04190%            Actual/360         Actual/360           60
   92            1-Mar-2012             6.0800%               0.07190%            Actual/360                             108
   94            11-Dec-2008            4.2900%               0.04190%            Actual/360         Actual/360           60
   95            11-Dec-2008            4.2900%               0.04190%            Actual/360         Actual/360           60
   96            11-Dec-2008            4.2900%               0.04190%            Actual/360         Actual/360           60
   97            11-Dec-2008            4.2900%               0.04190%            Actual/360         Actual/360           60
   98            1-Mar-2012             6.0800%               0.07190%            Actual/360                             108
   99            11-Dec-2008            4.2900%               0.04190%            Actual/360         Actual/360           60
   100           1-Aug-2016             8.5000%               0.04190%              30/360                               204
   101           1-Aug-2016             8.5000%               0.04190%              30/360                               204
   102           1-May-2014             8.1000%               0.04190%              30/360                               180

                   REMAINING
MORTGAGE            TERM TO
   LOAN           MATURITY OR            REMAINING IO              ORIGINAL AMORT        REMAINING AMORT           MONTHLY P&I
 NUMBER           ARD (MOS.)           PERIOD (MOS.) (2)            TERM (MOS.)            TERM (MOS.)             PAYMENTS ($)
------------------------------------------------------------------------------------------------------------------------------------
    1                 119                     59                        360                    360                 796,319.45
    2                 118                     22                        360                    360                 646,503.06
    3                 120                     23                        312                    312                 618,930.85
    4                 127                     46                        336                    336                 460,301.99
    5                 120                     120                        IO                     IO                     IO
    6                 120                     120                        IO                     IO                     IO
    8                 120                                               360                    360                 177,307.21
    9                 58                      22                        360                    360                 156,832.83
   10                 119                                               360                    359                 159,784.43
   11                 118                                               360                    358                 138,774.44
   15                 119                                               360                    359                 109,962.66
   16                 120                                               360                    360                  96,289.52
   17                 83                      23                        360                    360                  84,136.01
   18                 119                                               360                    359                  89,886.67
   19                 56                                                360                    356                  78,844.14
   20                 112                                               360                    352                  77,154.78
   24                 95                                                300                    299                  87,899.86
   27                 120                                               360                    360                  66,527.58
   28                 119                     11                        360                    360                  62,112.15
   31                 84                                                360                    360                  57,534.08
   32                 120                     120                        IO                     IO                     IO
   33                 118                                               360                    358                  59,715.73
   34                 119                                               240                    239                  74,668.05
   37                 119                                               360                    359                  50,241.91
   38                 119                                               360                    359                  48,829.85
   39                 116                                               360                    356                  46,229.45
   40                 120                                               360                    360                  46,164.87
   42                 120                                               240                    240                  52,442.41
   43                 63                                                360                    359                  42,016.39
   44                 119                                               360                    359                  43,881.58
   45                 96                                                360                    360                  38,241.10
   47                 119                                               360                    359                  39,825.29
   48                 69                      21                        360                    360                  34,645.07
   49                 82                      82                         IO                     IO                  25,264.17
   50                 81                      21                        360                    360                  30,361.75
   51                 71                                                360                    359                  28,706.75
   52                 118                                               324                    322                  30,825.74
   53                 120                                               360                    360                  29,039.81
   56                 118                                               300                    298                  31,540.14
   57                 118                                               240                    238                  35,857.29
   58                 117                                               360                    357                  25,453.58
   59                 118                                               360                    358                  25,424.66
   62                 119                                               360                    359                  23,013.63
   63                 119                                               360                    359                  24,343.68
   64                 119                                               300                    299                  24,599.73
   65                 191                                               192                    191                  29,980.87
   66                 120                                               360                    360                  21,287.61
   67                 119                                               360                    359                  22,197.76
   68                 119                                               240                    239                  24,175.00
   69                 119                                               360                    359                  20,485.29
   70                 119                                               300                    299                  22,291.71
   71                 120                                               360                    360                  20,293.96
   72                 58                      58                         IO                     IO                     IO
   74                 79                                                360                    355                  17,779.60
   75                 77                                                360                    317                  23,726.56
   76                 83                                                360                    359                  16,251.64
   81                 117                                               360                    357                  15,157.63
   82                 58                      58                         IO                     IO                     IO
   83                 118                     16                        300                    300                  15,342.83
   84                 58                      58                         IO                     IO                     IO
   85                 58                      58                         IO                     IO                     IO
   87                 97                                                300                    289                  13,957.81
   88                 58                      58                         IO                     IO                     IO
   90                 79                                                360                    355                  10,061.58
   91                 58                      58                         IO                     IO                     IO
   92                 97                                                300                    289                  11,036.41
   94                 58                      58                         IO                     IO                     IO
   95                 58                      58                         IO                     IO                     IO
   96                 58                      58                         IO                     IO                     IO
   97                 58                      58                         IO                     IO                     IO
   98                 97                                                300                    289                  6,621.84
   99                 58                      58                         IO                     IO                     IO
   100                150                                               204                    150                  4,984.93
   101                150                                               204                    150                  4,886.53
   102                123                                               180                    123                  3,365.02

     MORTGAGE
        LOAN           MATURITY DATE OR ARD                                                                          APPRAISED
      NUMBER            BALLOON BALANCE ($)         ARD LOAN      PREPAYMENT PROVISIONS                               VALUE ($)
------------------------------------------------------------------------------------------------------------------------------------
         1                132,777,998.96                Y         L(25),D(92),O(3)                                  675,000,000
         2                 93,573,597.99                N         L(26),D(91),O(3)                                  138,900,000
         3                 83,689,255.42                Y         L(25),D(93),O(3)                                  350,000,000
         4                 70,462,468.32                N         L(26),D(96),O(7)                                  131,000,000
         5                 80,000,000.00                N         L(24),D(93),O(3)                                  109,000,000
         6                 49,000,000.00                N         L(24),D(93),O(3)                                  102,000,000
         8                 25,553,972.34                Y         L(48),D(67),O(5)                                   38,832,000
         9                 26,404,613.18                Y         L(26),D(28),O(6)                                   36,000,000
        10                 23,121,650.18                Y         L(48),D(67),O(5)                                   34,450,000
        11                 19,910,616.24                N         L(26),D(91),O(3)                                   29,800,000
        15                 15,591,426.28                Y         L(48),D(69),O(3)                                   23,000,000
        16                 13,888,411.51                N         L(48),D(69),O(3)                                   20,700,000
        17                 13,912,778.26                Y         L(36),D(44),O(4)                                   19,100,000
        18                 12,652,108.85                N         L(25),D(93),O(2)                                   18,100,000
        19                 12,853,405.54                Y         L(36),D(21),O(3)                                   19,750,000
        20                 11,254,923.89                N         L(32),D(86),O(2)                                   17,900,000
        24                 10,319,234.31                Y         L(48),D(45),O(3)                                   22,000,000
        27                 9,656,344.31                 Y         L(48),D(69),O(3)                                   15,900,000
                                                                  L(25),YM1%(92),O(3); allows partial
                                                                   prepayment of $1.7 million on 6 payment           17,600,000
        28                 9,310,543.60                 N          dates following first 18 payments
        31                 8,968,353.21                 Y         L(48),D(32),O(4)                                   33,600,000
        32                 10,000,000.00                N         L(24),D(92),O(4)                                   27,000,000
        33                 8,318,370.81                 N         L(26),D(92),O(2)                                   13,900,000
        34                 6,515,307.82                 Y         L(48),D(69),O(3)                                   13,600,000
        37                 7,241,726.70                 Y         L(48),D(69),O(3)                                   10,750,000
        38                 7,184,312.66                 N         L(25),D(91),O(4)                                   10,820,000
        39                 6,716,862.40                 N         L(28),D(89),O(3)                                   10,000,000
        40                 6,591,083.97                 N         L(48),D(69),O(3)                                   10,600,000
        42                 4,859,568.19                 N         L(36),D(81),O(3)                                   11,400,000
        43                 6,833,443.15                 Y         L(48),D(13),O(3)                                   9,800,000
        44                 6,183,317.55                 N         L(25),D(93),O(2)                                   9,100,000
        45                 5,909,522.49                 N         L(36),D(57),O(3)                                   9,500,000
        47                 5,607,397.17                 Y         L(48),D(68),O(4)                                   9,200,000
        48                 5,869,677.05                 Y         L(36),D(33),O(3)                                   8,300,000
        49                 6,100,000.00                 N         L(26),YM1%(54),O(4)                                11,350,000
        50                 5,164,728.90                 N         L(27),D(54),O(3)                                   7,900,000
        51                 4,566,096.16                 Y         L(35),D(34),O(3)                                   7,100,000
        52                 4,024,264.08                 N         L(26),D(87),O(7)                                   7,800,000
        53                 4,178,719.09                 Y         L(24),D(89),O(7)                                   6,200,000
        56                 3,718,408.16                 Y         L(48),D(69),O(3)                                   6,450,000
        57                 3,139,722.62                 N         L(26),YM(91),O(3)                                  8,100,000
        58                 3,603,489.48                 N         L(36),D(81),O(3)                                   5,700,000
        59                 3,571,870.03                 N         L(36),D(81),O(3)                                   5,400,000
        62                 3,353,929.20                 Y         L(25),D(91),O(4)                                   5,725,000
        63                 3,344,118.22                 Y         L(48),D(69),O(3)                                   5,000,000
        64                 2,947,731.63                 N         L(36),D(81),O(3)                                   5,100,000
        65                     0.00                     N         L(36),D(153),O(3)                                  5,300,000
        66                 3,102,083.55                 N         L(36),D(81),O(3)                                   5,660,000
        67                 3,096,555.39                 Y         L(48),D(69),O(3)                                   4,600,000
        68                 2,254,829.46                 N         L(36),D(81),O(3)                                   5,450,000
        69                 2,918,198.72                 Y         L(48),D(69),O(3)                                   4,900,000
        70                 2,674,430.73                 N         L(36),D(81),O(3)                                   4,600,000
        71                 2,863,734.72                 Y         L(48),D(69),O(3)                                   4,350,000
        72                 3,349,500.00                 Y         L(48),D(8),O(4)                                    6,090,000
        74                 2,742,203.57                 N         L(36),D(45),O(3)                                   4,000,000
        75                 2,801,715.95                 N         L(67),D(49),O(4)                                   4,850,000
        76                 2,660,375.49                 Y         L(36),D(45),O(3)                                   5,250,000
        81                 2,157,618.85                 N         L(36),D(81),O(3)                                   3,400,000
        82                 2,510,750.00                 Y         L(48),D(8),O(4)                                    4,715,000
        83                 1,928,869.85                 N         L(36),D(81),O(3)                                   3,400,000
        84                 2,282,500.00                 Y         L(48),D(8),O(4)                                    4,150,000
        85                 2,277,000.00                 Y         L(48),D(8),O(4)                                    4,140,000
        87                 1,732,495.70                 N         L(35),D(70),O(3)                                   2,720,000
        88                 1,787,500.00                 Y         L(48),D(8),O(4)                                    3,250,000
        90                 1,532,697.58                 Y         L(36),D(45),O(3)                                   2,270,000
        91                 1,680,000.00                 Y         L(48),D(8),O(4)                                    3,100,000
        92                 1,369,880.02                 N         L(35),D(70),O(3)                                   2,180,000
        94                 1,290,000.00                 Y         L(48),D(8),O(4)                                    2,280,000
        95                 1,270,000.00                 Y         L(48),D(8),O(4)                                    2,310,000
        96                 1,215,500.00                 Y         L(48),D(8),O(4)                                    2,210,000
        97                 1,127,500.00                 Y         L(48),D(8),O(4)                                    2,050,000
        98                  821,928.87                  N         L(35),D(70),O(3)                                   1,840,000
        99                  860,000.00                  Y         L(48),D(8),O(4)                                    1,600,000
        100                    0.00                     N         L(59),YM1%(141),O(4)                                975,000
        101                    0.00                     N         L(59),YM1%(141),O(4)                               1,013,900
        102                    0.00                     N         L(59),YM1%(117),O(4)                               1,000,000

     MORTGAGE                                                                               LTV RATIO AT
        LOAN                                                           CUT-OFF DATE          MATURITY OR             YEAR
      NUMBER            APPRAISAL DATE          DSCR (x) (3)           LTV RATIO (4)           ARD (5)              BUILT
-----------------------------------------------------------------------------------------------------------------------------------
         1                2-Dec-2003                1.55                  63.70%               59.01%                1932
         2               20-Oct-2003                1.32                  75.59%               67.37%                1985
         3               24-Nov-2003                2.08                  45.71%               38.26%                1931
         4               24-Nov-2003                1.89                  61.07%               53.79%                1978
         5               19-Dec-2003                2.08                  73.39%               73.39%                1974
         6                2-Dec-2003                3.68                  48.04%               48.04%                1926
         8                1-Dec-2004                1.45                  78.16%               65.81%                1980
         9               23-Sep-2003                1.44                  76.39%               73.35%                1916
        10                1-Nov-2003                1.27                  79.75%               67.12%                1981
        11                1-Jan-2004                1.20                  79.06%               66.81%                2002
        15                1-Oct-2003                1.28                  79.93%               67.79%                2002
        16                1-Dec-2003                1.33                  79.71%               67.09%                1975
        17                9-Oct-2003                1.25                  78.53%               72.84%                1998
        18               19-Sep-2003                1.29                  79.93%               69.90%                2000
        19               31-Jul-2003                1.55                  69.73%               65.08%                1985
        20               13-Mar-2003                1.21                  69.38%               62.88%                2001
        24                3-Sep-2003                1.77                  54.49%               46.91%                1988
        27                5-Dec-2003                1.29                  72.33%               60.73%                1989
        28               20-Sep-2003                1.76                  62.50%               52.90%                2003
        31               17-Jul-2003                3.22                  29.76%               26.69%                1962
        32               24-Dec-2003                2.16                  37.04%               37.04%                1927
        33                1-Sep-2003                1.40                  70.03%               59.84%                1973
        34                1-Sep-2003                1.52                  69.88%               47.91%                1999
        37                6-Nov-2003                1.20                  79.93%               67.36%                1995
        38                1-Aug-2003                1.35                  79.41%               66.40%                1962
        39               30-Jun-2003                1.41                  79.70%               67.17%                1996
        40                2-Jul-2003                1.36                  73.58%               62.18%                2002
        42                8-Dec-2003                1.40                  65.79%               42.63%                1966
        43                5-Nov-2003                1.36                  75.44%               69.73%                2002
        44                1-Dec-2003                1.28                  79.93%               67.95%                1994
        45               11-Dec-2003                1.60                  71.05%               62.21%                2000
        47                2-Dec-2003                1.44                  71.68%               60.95%                1980
        48               30-Jul-2003                1.74                  75.00%               70.72%                2001
        49               12-May-2003                2.73                  53.74%               53.74%                2002
        50               27-Aug-2003                1.40                  70.78%               65.38%                1926
        51               21-Oct-2003                1.57                  70.29%               64.31%                1973
        52               31-Aug-2003                1.50                  63.96%               51.59%                1992
        53                3-Dec-2003                1.45                  80.00%               67.40%                2003
        56                1-Oct-2003                1.27                  73.47%               57.65%                1968
        57                1-Jul-2003                1.78                  56.60%               38.76%                1995
        58               25-Aug-2003                1.46                  74.36%               63.22%                1986
        59               11-Sep-2003                1.44                  74.87%               63.37%                2003
        62                3-Dec-2003                1.36                  69.81%               58.58%                2002
        63               18-Sep-2003                1.28                  77.94%               66.88%                2003
        64                5-Nov-2003                1.29                  74.42%               57.80%                2002
        65               28-Oct-2003                1.17                  70.72%               0.00%                 1994
        66                1-Mar-2004                1.46                  65.37%               54.81%                2003
        67               30-Sep-2003                1.22                  78.89%               67.32%                2003
        68               12-Nov-2003                1.40                  64.08%               41.37%                2003
        69                3-Nov-2003                1.58                  70.35%               59.56%                1956
        70                9-Jul-2003                1.48                  74.90%               58.14%                2000
        71                5-Jan-2004                1.23                  77.56%               65.83%                2003
        72               16-Apr-2003                3.07                  55.00%               55.00%                2002
        74               23-Jul-2003                1.49                  75.88%               68.56%                2001
        75               18-Sep-2002                1.26                  62.30%               57.77%                1999
        76                4-Dec-2003                1.77                  57.08%               50.67%                2000
        81               29-Aug-2003                1.44                  74.80%               63.46%                1987
        82               19-Nov-2003                3.19                  53.25%               53.25%                2000
        83               17-Oct-2003                1.49                  69.12%               56.73%                1985
        84               25-Jul-2003                3.13                  55.00%               55.00%                2000
        85                5-May-2003                3.15                  55.00%               55.00%                2000
        87               10-Jan-2003                1.30                  77.87%               63.69%                2000
        88               14-Apr-2003                3.30                  55.00%               55.00%                1999
        90                1-May-2003                1.56                  74.54%               67.52%                2003
        91               23-Oct-2003                3.36                  54.19%               54.19%                2001
        92               10-Jan-2003                1.30                  76.82%               62.84%                2000
        94                9-May-2003                3.05                  56.58%               56.58%                1998
        95               14-Mar-2003                3.35                  54.98%               54.98%                2002
        96               23-Jul-2003                3.24                  55.00%               55.00%                1993
        97               23-Jul-2003                3.23                  55.00%               55.00%                1993
        98               10-Jan-2003                1.45                  54.61%               44.67%                1999
        99               23-Mar-2003                3.06                  53.75%               53.75%                1998
        100              22-Jun-1999                1.21                  47.14%               0.00%                 1999
        101              22-Jun-1999                1.22                  44.44%               0.00%                 1999
        102              11-Mar-1999                1.87                  28.06%               0.00%                 1997

     MORTGAGE                                                                      CUT-OFF DATE
        LOAN                                      NUMBER          UNIT OF           LOAN AMOUNT           OCCUPANCY
      NUMBER             YEAR RENOVATED          OF UNITS          MEASURE        PER (UNIT) ($)           RATE (%)
-------------------------------------------------------------------------------------------------------------------------
         1                    1997              2,256,552         Sq. Ft.               191                98.60%
         2                                       421,650          Sq. Ft.               249                96.00%
         3                    2003              2,319,634         Sq. Ft.               69                 74.32%
         4                                       784,700          Sq. Ft.               102                100.00%
         5                    2001               440,421          Sq. Ft.               182                86.93%
         6                    2000               739,718          Sq. Ft.               66                 98.42%
         8                    2003               269,576          Sq. Ft.               113                81.55%
         9                    1985               403,312          Sq. Ft.               68                 69.59%
        10                    2001               138,594          Sq. Ft.               198                97.17%
        11                                       129,107          Sq. Ft.               182                92.09%
        15                                       256,953          Sq. Ft.               72                 95.94%
        16                    2002               234,129          Sq. Ft.               70                 98.29%
        17                                         222             Units              67,568               96.85%
        18                                       108,118          Sq. Ft.               138                86.09%
        19                    2002               111,908          Sq. Ft.               123                100.00%
        20                                         123             Units              108,281              91.06%
        24                    1999                  30             Rooms              399,619              75.29%
        27                                        38,600          Sq. Ft.               298                100.00%
        28                                        91,536          Sq. Ft.               120                100.00%
        31                    1990               203,345          Sq. Ft.               49                 100.00%
        32                    2001                 108             Units              92,593               97.22%
        33                                       121,293          Sq. Ft.               80                 89.52%
        34                                         150             Rooms              63,360               80.60%
        37                                        77,336          Sq. Ft.               111                94.96%
        38                    1998               150,983          Sq. Ft.               57                 96.96%
        39                                        64,920          Sq. Ft.               123                100.00%
        40                                        52,950          Sq. Ft.               147                93.45%
        42                    2003               202,364          Sq. Ft.               37                 95.28%
        43                                        51,783          Sq. Ft.               143                78.08%
        44                    2003                60,547          Sq. Ft.               120                100.00%
        45                                        38,743          Sq. Ft.               174                99.09%
        47                                        50,748          Sq. Ft.               130                83.92%
        48                                        30,421          Sq. Ft.               205                100.00%
        49                                        73,271          Sq. Ft.               83                 100.00%
        50                    2000                39,815          Sq. Ft.               140                98.26%
        51                    2001               169,490          Sq. Ft.               29                 100.00%
        52                                        92,012          Sq. Ft.               54                 92.42%
        53                                        50,002          Sq. Ft.               99                 100.00%
        56                    2002               151,369          Sq. Ft.               31                 90.87%
        57                    2003                38,802          Sq. Ft.               118                100.00%
        58                    2003                39,477          Sq. Ft.               107                90.81%
        59                                        32,282          Sq. Ft.               130                80.49%
        62                                        23,800          Sq. Ft.               168                100.00%
        63                                        14,490          Sq. Ft.               269                100.00%
        64                                        13,700          Sq. Ft.               277                100.00%
        65                                        61,736          Sq. Ft.               61                 100.00%
        66                                        14,560          Sq. Ft.               254                100.00%
        67                                        13,650          Sq. Ft.               266                100.00%
        68                                        27,312          Sq. Ft.               128                86.69%
        69                    2003                20,300          Sq. Ft.               170                100.00%
        70                                        43,860          Sq. Ft.               79                 100.00%
        71                                        14,259          Sq. Ft.               237                100.00%
        72                                        14,410          Sq. Ft.               232                100.00%
        74                                        22,736          Sq. Ft.               134                93.64%
        75                                        23,500          Sq. Ft.               129                100.00%
        76                                        14,490          Sq. Ft.               207                100.00%
        81                                        30,664          Sq. Ft.               83                 94.61%
        82                                        15,120          Sq. Ft.               166                100.00%
        83                    2002                46,236          Sq. Ft.               51                 92.69%
        84                                        15,120          Sq. Ft.               151                100.00%
        85                                        15,120          Sq. Ft.               151                100.00%
        87                                        10,908          Sq. Ft.               194                100.00%
        88                                        11,180          Sq. Ft.               160                100.00%
        90                                        11,388          Sq. Ft.               149                100.00%
        91                                        20,468          Sq. Ft.               82                 100.00%
        92                                        10,908          Sq. Ft.               154                100.00%
        94                                        10,125          Sq. Ft.               127                100.00%
        95                                        20,515          Sq. Ft.               62                 100.00%
        96                                        13,000          Sq. Ft.               94                 100.00%
        97                                        13,000          Sq. Ft.               87                 100.00%
        98                                        10,908          Sq. Ft.               92                 100.00%
        99                                        5,534           Sq. Ft.               155                100.00%
        100                                       7,000           Sq. Ft.               66                 100.00%
        101                                       7,000           Sq. Ft.               64                 100.00%
        102                                       6,000           Sq. Ft.               47                 100.00%

MORTGAGE
   LOAN         OCCUPANCY                                                                     MOST RECENT           MOST RECENT
 NUMBER       "AS OF" DATE                         MOST RECENT PERIOD                         REVENUES ($)          EXPENSES ($)
------------------------------------------------------------------------------------------------------------------------------------
    1          22-Dec-2003                          11/16/02-11/15/03                          62,279,306           17,608,014
    2          22-Sep-2003                             TTM 9/30/03                             16,550,107            5,557,373
    3          30-Sep-2003                      T-11 thru 8/03 Annualized                      38,011,964           16,183,135
    4          12-Dec-2003
    5          8-Jan-2004                             TTM 11/30/03                             18,571,700            9,033,700
    6          21-Jan-2004                             2004 Budget                             17,331,052            7,561,465
    8          16-Jan-2004                                2003                                 3,084,075             1,183,334
    9          24-Nov-2003                      2003 YTD thru 8/03 Ann'l                       5,666,696             2,872,777
   10          19-Dec-2003                       2003 11-mo. Annualized                        3,257,037              955,064
   11          1-Oct-2003                    Trailing 12 mos. Ended 9/30/03                    1,523,971              871,925
   15          26-Nov-2003
   16          26-Jan-2004                              Pro Forma                              2,459,724              663,435
   17          18-Dec-2003                                T 12                                 2,288,048              967,561
   18          30-Sep-2003                   Trailing 12 mos. Ended 8/31/03                    1,639,851              370,978
   19          30-Sep-2003                     Annualized 2003 (1/1-9/30)                      1,806,215              262,276
   20          30-Nov-2003                  Annualized 11 mos. Ended 11/30/03                  2,052,864              795,531
   24          31-Oct-2003                            T12 - Oct 03                             12,359,651            9,749,483
   27          9-Jan-2004                            Sept. 03 - Ann.                           1,356,978              337,917
   28          11-Nov-2003                               Budget                                1,898,093              420,088
   31          15-Jul-2003                         Jan-Sept 2003 Ann'l                         3,624,940              953,324
   32          21-Jan-2004                           TTM 12/02-11/03                           2,728,687             1,903,184
   33          10-Nov-2003                   Trailing 12 mos. Ended 6/30/03                    1,123,298              487,483
   34          31-Jul-2003                          T12 thru 8/30/03                           4,335,285             2,726,841
   37          12-Dec-2003                           T-12 Nov. 2003                            1,007,598              229,511
   38          11-Dec-2003                   Trailing 12 mos. Ended 6/30/03                    1,286,523              421,171
   39          13-Nov-2003                   Annualized 9 mos. Ended 9/30/03                    926,577               29,245
   40          27-Jan-2004                         Stabilized Proforma                         1,420,936              589,697
   42          12-Jan-2004                     Annualized 2003 (1/1-11/30)                     1,168,748              173,323
   43          13-Jan-2004                           2003 Annualized                            588,886               108,685
   44          12-Dec-2003
   45          1-Jan-2004                     Annualized 2003 (3/20-12/18)                     1,061,084              240,398
   47          17-Dec-2003                                2002                                 1,082,996              358,800
   48          7-Oct-2003                      Annualized 2003 (1/1-7/31)                      1,011,224              222,297
   49          3-Nov-2003                        2003 (7/03-10/03) ann.                        1,028,772              199,832
   50          20-Oct-2003                   Annualized 9 mos. Ended 9/30/03                    934,223               334,884
   51          1-Dec-2003                       Trailing 12 (10/02-9/03)                       1,107,034              389,863
   52          17-Oct-2003                       8 Mos. 2003 Annualized                         898,573               289,797
   53          22-Oct-2003                        5.25 Mos. Annualized                          613,262               80,188
   56          3-Dec-2003                          7/31/03 Annualized                           883,388               388,430
   57          4-Sep-2003                    Annualized 6 mos. Ended 6/30/03                    756,943               29,461
   58          22-Oct-2003                   Annualized 2003 (1/1 thru 9/30)                    666,821               173,279
   59          30-Nov-2003                  Annualized 2003 (1/03 thru 11/03)                   481,500               167,062
   62          10-Dec-2003
   63          11-Dec-2003
   64          2-Dec-2003
   65          19-Dec-2003                     Annualized 2003 (1/1-10/31)                      569,556               76,932
   66          15-Jan-2004
   67          22-Dec-2003
   68          1-Nov-2003
   69          23-Jan-2004                           Buyer's Budget                             486,331               79,453
   70          5-Dec-2003                           11/03 Annualized                            550,387               111,008
   71          14-Jan-2004
   72          30-Oct-2003
   74          31-Oct-2003                     Annualized 2003 (1/1-10/31)                      360,817               153,601
   75          30-Sep-2003                     Annualized 2003 (1/1- 9/30)                      390,708                3,793
   76          30-Nov-2003               Annualized (1/1/-11/30) Statement 2003                 370,000               11,282
   81          28-Oct-2003                      Trailing 12 (10/02-9/03)                        583,028               153,983
   82          29-Oct-2003
   83          1-Nov-2003                      Annualized 2003 (1/1-10/31)                      627,169               286,262
   84          29-Oct-2003
   85          29-Oct-2003
   87          30-Sep-2003                   Annualized 9 mos. Ended 9/30/03                    244,943                1,146
   88          6-Nov-2003
   90          7-Aug-2003
   91          4-Nov-2003
   92          30-Sep-2003                   Annualized 9 mos. Ended 9/30/03                    196,499                 919
   94          6-Nov-2003
   95          4-Nov-2003
   96          30-Oct-2003
   97          29-Oct-2003
   98          30-Sep-2003                   Annualized 9 mos. Ended 9/30/03                    323,860               175,696
   99          20-Nov-2003
   100         31-Dec-2002                           Statement 2002                              82,160
   101         31-Dec-2002                           Statement 2002                              81,112
   102         31-Mar-2003                              NOI 2002                                 85,828                6,004

MORTGAGE                                                                                            UW NET
   LOAN       MOST RECENT         MOST RECENT                                                     OPERATING           UW NET CASH
 NUMBER         NOI ($)             NCF ($)          UW REVENUES ($)       UW EXPENSES ($)        INCOME ($)            FLOW ($)
------------------------------------------------------------------------------------------------------------------------------------
    1         44,671,292           44,445,637          63,438,713            18,543,090           44,895,623          44,558,893
    2         10,992,734           10,992,734          17,380,151             6,391,036           10,989,115          10,253,777
    3         21,828,830           21,480,884          43,623,415            17,819,694           25,803,721          24,677,230
    4                                                  10,549,250              105,492            10,443,757          10,443,757
    5          9,538,000           9,449,916           18,432,726             9,368,616           9,064,110            8,848,821
    6          9,769,587           9,625,882           17,072,599             7,608,262           9,464,337            8,644,433
    8          1,900,741           1,869,709            4,472,342             1,254,484           3,217,859            3,087,682
    9          2,793,919           2,685,883            6,129,562             3,295,101           2,834,461            2,708,977
   10          2,301,973           2,250,727            3,385,750              850,889            2,534,861            2,429,191
   11           652,046             622,789             3,320,707             1,124,639           2,196,068            1,990,292
   15                                                   2,188,898              374,045            1,814,853            1,688,847
   16          1,796,289           1,767,117            2,358,995              639,726            1,719,269            1,532,701
   17          1,320,487           1,273,645            2,323,537             1,012,324           1,311,213            1,264,371
   18          1,268,873           1,260,594            1,920,582              437,303            1,483,279            1,393,600
   19          1,543,939           1,543,939            1,960,434              369,318            1,591,116            1,466,166
   20          1,257,333           1,252,041            1,955,773              880,224            1,075,549            1,044,799
   24          2,610,168           1,992,186           12,216,344             9,738,019           2,478,325            1,867,508
   27          1,019,061           1,012,113            1,487,729              408,348            1,079,381            1,028,481
   28          1,478,005           1,468,852            1,853,491              505,926            1,347,565            1,310,182
   31          2,671,616           2,621,371            3,409,347              962,591            2,446,756            2,223,638
   32           825,503             792,239             3,058,021             1,849,378           1,208,643            1,175,379
   33           635,815             347,194             1,583,138              477,559            1,105,579            1,004,477
   34          1,608,444           1,435,032            4,027,766             2,502,580           1,525,186            1,364,076
   37           778,087             767,260             1,001,491              243,224             758,267              725,716
   38           865,352             778,980             1,288,375              411,882             876,493              792,767
   39           897,332             885,927              878,796               51,462              827,334              783,457
   40           831,239             820,649             1,582,875              755,284             827,592              754,605
   42           995,425             894,588             1,311,245              313,381             997,864              878,687
   43           480,201             475,022              958,775               228,473             730,303              687,270
   44                                                   1,018,527              285,685             732,842              672,428
   45           820,686             820,686             1,033,012              252,004             781,009              732,101
   47           724,196             714,047             1,149,327              390,751             758,576              686,417
   48           788,927             788,927              978,709               225,793             752,916              725,386
   49           828,940             819,415             1,190,872              319,357             871,514              828,966
   50           599,339             588,356              937,511               379,578             557,933              511,770
   51           717,171             717,171             1,065,254              421,266             643,988              540,009
   52           608,776             586,693              961,151               327,361             633,791              555,550
   53           533,074             528,074              633,072               119,680             513,392              503,572
   56           494,958             479,821              927,360               375,650             551,709              479,923
   57           727,482             727,482              880,655               75,856              804,799              765,070
   58           493,542             486,875              661,964               174,701             487,264              446,722
   59           314,438              76,651              635,465               180,013             455,452              422,263
   62                                                    404,005                8,080              395,925              376,811
   63                                                    384,000                7,680              376,320              374,871
   64                                                    401,800               14,554              387,246              380,583
   65           492,624             476,231              626,601               170,934             455,667              420,921
   66                                                    392,000               14,760              377,240              372,527
   67                                                    336,000               10,080              325,920              324,555
   68                                                    544,657               122,286             422,371              405,307
   69           406,878             402,723              474,384               75,799              398,585              388,303
   70           439,379             434,993              580,631               155,844             424,786              396,409
   71                                                    308,250                9,248              299,003              299,003
   72                                                    457,000               13,710              443,290              441,849
   74           207,216             192,216              486,668               145,219             341,450              318,128
   75           386,915             386,915              375,173               12,998              362,175              358,296
   76           358,718             358,718              362,596               11,372              351,224              345,818
   81           429,045             414,679              452,566               161,280             291,286              261,947
   82                                                    356,000               10,680              345,320              343,808
   83           340,907             298,071              608,151               271,293             336,858              274,272
   84                                                    318,000                9,540              308,460              306,948
   85                                                    319,000                9,570              309,430              307,918
   87           243,798             243,798              232,697                8,354              224,343              217,253
   88                                                    262,145                7,864              254,281              253,163
   90                                                    258,516               62,512              196,004              188,683
   91                                                    251,808                7,554              244,253              242,207
   92           195,580             195,580              186,674                6,973              179,701              172,611
   94                                                    174,960                5,249              169,711              168,699
   95                                                    190,020                5,701              184,320              182,268
   96                                                    175,500                5,265              170,235              168,805
   97                                                    162,500                4,875              157,625              156,195
   98           148,163             148,163              308,972               185,642             123,330              115,402
   99                                                    119,499                3,585              115,914              112,957
   100          82,160               82,160              78,052                 2,342               75,710              72,326
   101          81,112               81,112              77,056                 2,312               74,745              71,377
   102          79,824               79,824              87,997                 9,355               78,642              75,400

MORTGAGE                                                                         LARGEST        LARGEST
   LOAN                                                                           TENANT         TENANT        LARGEST TENANT
 NUMBER    LARGEST TENANT NAME                                                   SQ. FT.        % OF NRA          EXP. DATE
-----------------------------------------------------------------------------------------------------------------------------------
    1      Credit Suisse First Boston                                           1,921,459        85.15%       Multiple Spaces
    2      Gunster Yoakley & Stewart                                             52,719          12.50%         31-Dec-2013
    3      US Customs                                                            266,327         11.48%         31-Oct-2013
    4      IBM Corporation                                                       784,700        100.00%         30-Sep-2014
    5      Plitt Theaters                                                        30,000          6.81%          31-Jan-2008
    6      Mason Tenders District Council Welfare Fund                           48,395          6.54%          28-Feb-2018
    8      Albertsons                                                            54,000          20.03%         30-Nov-2011
    9      United Way, Inc.                                                      48,700          12.08%       Multiple Spaces
   10      Circuit City                                                          33,027          23.83%         31-Oct-2021
   11      George Mason Mortgage LLC                                             33,511          25.96%         30-Jun-2007
   15      Home Depot (ground lease)                                             121,039         47.11%         31-Jan-2024
   16      Kohl's                                                                86,450          36.92%         31-Jan-2024
   17
   18      Rave Motion Pictures                                                  58,916          54.49%         31-Dec-2020
   19      State of Washington Department of General Administration              111,908        100.00%         30-Jun-2010
   20
   24
   27      Top Nails                                                              3,300          8.55%          31-Jan-2006
   28      Publix                                                                44,271          48.36%         31-May-2023
   31      Safeway                                                               53,920          26.52%         31-Mar-2010
   32
   33      Merritt Athletic Club                                                 23,875          19.68%         14-Oct-2013
   34
   37      Publix                                                                47,955          62.01%          1-Jan-2016
   38      Greetings & Readings, Inc.                                            43,766          28.99%         31-Jan-2009
   39      A & P                                                                 58,620          90.30%         31-Mar-2021
   40      Advocate Christ Women's                                               11,544          21.80%         31-Oct-2012
   42      Georgia Theatre Company                                               30,618          15.13%         31-May-2009
   43      Woody's BAR-B-Q                                                        5,337          10.31%         31-Dec-2012
   44      Savers                                                                25,003          41.30%         31-Jul-2013
   45      Northglenn Dental Group                                                3,014          7.78%          31-Oct-2008
   47      Humana                                                                 7,619          15.01%         12-Jul-2005
   48      United States of America, on behalf of the Immigration and
           Naturalization Service ("INS")                                        30,421         100.00%         20-Feb-2012
   49      Publix                                                                44,271          60.42%          1-Mar-2022
   50      Hotel & Restaurant Employees                                           7,825          19.65%         31-Oct-2009
   51      Woolworth                                                             72,524          42.79%         31-Jan-2009
   52      Winn Dixie                                                            45,000          48.91%         22-Jan-2012
   53      Winn Dixie                                                            45,802          91.60%         30-Jun-2023
   56      Iowa Paint                                                            17,059          11.27%         28-Feb-2006
   57      Blue Fox Operations                                                   38,802         100.00%         30-Jun-2019
   58      Calico Jacks Restaurant                                                8,094          20.50%         31-Aug-2007
   59      Sierra Fitness                                                        10,267          31.80%         31-May-2012
   62      Borders, Inc.                                                         23,800         100.00%         31-Jan-2023
   63      Walgreens                                                             14,490         100.00%         31-Jan-2079
   64      Osco Drug                                                             13,700         100.00%          2-Dec-2021
   65      Piggly Wiggly                                                         41,436          67.12%          8-Aug-2014
   66      Walgreens                                                             14,560         100.00%         31-Dec-2078
   67      Walgreens                                                             13,650         100.00%         31-Oct-2078
   68      IHOP (pad lease)                                                       5,000          18.31%         25-Feb-2027
   69      CVS                                                                   10,880          53.60%         31-Jan-2026
   70      Family Dollar                                                          8,160          18.60%         31-Dec-2009
   71      Walgreens                                                             14,259         100.00%         31-Dec-2078
   72      Walgreens                                                             14,410         100.00%         30-Nov-2062
   74      West Wood Wine & Spirits, LLC                                          4,218          18.55%         15-Aug-2015
   75      Office Max                                                            23,500         100.00%          1-Sep-2014
   76      Walgreens                                                             14,490         100.00%         31-Mar-2061
   81      Mexican Grocer                                                         3,774          12.31%         30-Jun-2006
   82      Walgreens                                                             15,120         100.00%         30-Sep-2060
   83      RE/MAX                                                                 7,273          15.73%         30-Nov-2008
   84      Walgreens                                                             15,120         100.00%         30-Apr-2061
   85      Walgreens                                                             15,120         100.00%         30-Jun-2060
   87      Eckerd                                                                10,908         100.00%         25-Jan-2020
   88      CVS                                                                   11,180         100.00%         24-Feb-2019
   90      General Services Administration (Social Security Administration)      11,388         100.00%         10-Jun-2013
   91      Office Depot                                                          20,468         100.00%         30-Sep-2016
   92      Eckerd                                                                10,908         100.00%         20-Sep-2020
   94      CVS                                                                   10,125         100.00%         31-Jan-2018
   95      Office Depot                                                          20,515         100.00%         31-Oct-2017
   96      Walgreens                                                             13,000         100.00%         31-Dec-2043
   97      Walgreens                                                             13,000         100.00%         31-Oct-2043
   98      Eckerd                                                                10,908         100.00%         21-Nov-2019
   99      Payless ShoeSource, Inc.                                               2,834          51.21%         30-Nov-2013
   100     Checker Auto Parts                                                     7,000         100.00%         31-Aug-2014
   101     Checker Auto Parts                                                     7,000         100.00%         31-Aug-2014
   102     Checker Auto Parts                                                     6,000         100.00%         31-Aug-2017

                                                                         2ND                2ND                 2ND
MORTGAGE                                                               LARGEST            LARGEST             LARGEST
   LOAN                                                                 TENANT            TENANT %            TENANT
 NUMBER        2ND LARGEST TENANT NAME                                 SQ. FT.           OF NRA (%)          EXP. DATE
----------------------------------------------------------------------------------------------------------------------------
    1          Aon (sublet to IBM)                                     138,072             6.12%            30-Apr-2013
    2          Conopco (Unilever)                                      38,129              9.04%            30-Apr-2007
    3          Martha Stewart                                          159,500             6.88%            16-Dec-2009
    4
    5          Old Navy                                                20,068              4.56%            28-Feb-2007
    6          Selfhelp Community Services, Inc.                       45,000              6.08%            30-Jun-2011
    8          LA Fitness                                              40,737              15.11%           1-Nov-2017
    9          LACMA                                                   22,500              5.58%            31-Dec-2005
   10          Linens 'n Things                                        29,400              21.21%           1-Nov-2005
   11          C.C. Pace Systems, Inc.                                 19,505              15.11%           30-Sep-2006
   15          Marshalls                                               30,000              11.68%           31-Aug-2012
   16          Burlington Coat Factory                                 75,525              32.26%           30-Nov-2008
   17
   18          Mellow Mushroom                                          4,000              3.70%            1-Jan-2017
   19
   20
   24
   27          CA Chiropractic                                          2,880              7.46%            31-Jul-2006
   28          Walgreens                                               14,490              15.83%           30-Jun-2023
   31          Toys "R" Us                                             36,417              17.91%           31-Jan-2007
   32
   33          Coliseum Sports Bar                                     11,500              9.48%            31-Aug-2011
   34
   37          Blockbuster Video                                        4,783              6.18%            30-Apr-2006
   38          A&P (sublet to JoAnn's Fabrics)                         26,648              17.65%           30-Sep-2005
   39          Denny's                                                  6,300              9.70%            28-Feb-2018
   40          High Technology (Advocate)                               6,552              12.37%           31-Oct-2012
   42          Big Lots                                                30,000              14.82%           31-Jan-2008
   43          More For a Dollar                                        4,501              8.69%            30-Jun-2008
   44          Pure Fitness                                            23,796              39.30%           30-Nov-2023
   45          Delectable Egg                                           2,940              7.59%            31-Dec-2007
   47          Schoenfield Securities                                   4,461              8.79%            31-May-2006
   48
   49          Blockbuster Video                                        4,800              6.55%            1-Jun-2007
   50          Capitol Wholesale Imports                                5,649              14.19%           30-Sep-2004
   51          Sam Ash Pennsylvania                                    25,195              14.87%           31-Jan-2007
   52          Michaels                                                20,012              21.75%           28-Feb-2008
   53          Movie Gallery                                            4,200              8.40%            31-Aug-2008
   56          Absolute Print Graphics Inc.                            16,267              10.75%           31-Jan-2005
   57
   58          Bio-Medical Applications                                 4,331              10.97%           31-Dec-2006
   59          DSDP, LLC dba Piazza Gavi                                3,957              12.26%           31-Oct-2012
   62
   63
   64
   65          CVS (SunCom)                                             8,450              13.69%           31-Oct-2009
   66
   67
   68          Bank of America (pad lease)                              4,500              16.48%           26-Aug-2013
   69          Stop n' Go Convenience                                   2,400              11.82%           1-Aug-2012
   70          Advance Auto Parts                                       7,000              15.96%           30-Jun-2013
   71
   72
   74          West Woods Tanning dba The Hot Spot                      3,637              16.00%           30-Jun-2007
   75
   76
   81          Countrywide Home Loans                                   3,575              11.66%           30-Jun-2006
   82
   83          Metro Mortgage                                           4,506              9.75%            28-Feb-2008
   84
   85
   87
   88
   90
   91
   92
   94
   95
   96
   97
   98
   99          Fields Chiropractic Clinic                               1,500              27.11%           3-Feb-2007
   100
   101
   102

                                                                      3RD               3RD                      3RD
     MORTGAGE                                                       LARGEST            LARGEST                 LARGEST
       LOAN                                                          TENANT             TENANT                  TENANT
      NUMBER        3RD LARGEST TENANT NAME                          SQ. FT            % OF NRA                EXP. DATE
----------------------------------------------------------------------------------------------------------------------------------
         1          Omnicom                                          95,557             4.23%                 30-Sep-2008
         2          Greenberg Traurig                                35,078             8.32%                 31-May-2011
         3          FBI                                              118,288            5.10%                 31-Oct-2008
         4
         5          Lerner New York & Co.                            12,116             2.75%                     MTM
         6          G & G Shops Inc                                  40,000             5.41%                 31-Jan-2006
         8          Marshalls                                        30,336             11.25%                31-Jan-2012
         9          American Business Bank                           22,452             5.57%               Multiple Spaces
        10          Comp USA                                         17,000             12.27%                31-Oct-2014
        11          The Ryland Group Inc.                            14,332             11.10%                31-Dec-2007
        15          AC Moore                                         21,306             8.29%                 1-Oct-2012
        16          Borders, Inc.                                    23,384             9.99%                 31-Jan-2019
        17
        18          Atlanta Bread                                     3,867             3.58%                 31-Jan-2014
        19
        20
        24
        27          Citibank                                          2,800             7.25%                 30-Apr-2006
        28          Lucky's Antique Gallery                           7,510             8.20%                 30-Sep-2008
        31          T.J. Maxx                                        25,223             12.40%                31-Jan-2007
        32
        33          Patrick's Restaurant                              8,000             6.60%                 30-Sep-2005
        34
        37          Family MedCare Center                             2,925             3.78%                 30-Jun-2006
        38          Firestone                                        15,000             9.93%                 31-Dec-2010
        39
        40          Tinley Orland Medical Center, LLC (Advocate)      5,812             10.98%                30-Jan-2012
        42          Goody's                                          24,960             12.33%                31-May-2005
        43          Chapter 11 Discount Bookstore                     4,250             8.21%                 30-Sep-2008
        44          David's Bridal                                   11,748             19.40%                31-Oct-2013
        45          Tokyo Joe's                                       2,665             6.88%                 31-Aug-2007
        47          Dr. Applebaum                                     4,000             7.88%                 14-Jul-2004
        48
        49          Pete's Carlton Cards                              2,800             3.82%                 1-Nov-2005
        50          Regan Associates, Chartered                       4,651             11.68%                30-Sep-2009
        51          Save-A-Lot                                       13,200             7.79%                 31-Aug-2006
        52          S & K Famous Brands                               3,600             3.91%                 31-Jan-2006
        53
        56          Water Heaters Only LLC                           16,119             10.65%                31-Oct-2007
        57
        58          Feng Li, MD                                       3,626             9.19%                 30-Jun-2005
        59          JPK Restaurants dba Yama                          2,621             8.12%                 22-Aug-2013
        62
        63
        64
        65          Groucho's Deli                                    3,150             5.10%                 1-Jul-2010
        66
        67
        68          Orthodontic Centers of Georgia                    2,487             9.11%                 21-Jan-2013
        69          Bloomfield Cleaners                               2,400             11.82%                    MTM
        70          Rainbow Apparel                                   6,000             13.68%                31-Jan-2006
        71
        72
        74          Royal Garden                                      2,951             12.98%                28-Feb-2013
        75
        76
        81          Clearwater Gas                                    2,852             9.30%                 30-Sep-2004
        82
        83          WTS Agencies                                      3,477             7.52%                 30-Jun-2005
        84
        85
        87
        88
        90
        91
        92
        94
        95
        96
        97
        98
        99          Cash Advance Centers of South Carolina, Inc.      1,200             21.68%                    MTM
        100
        101
        102

     MORTGAGE
        LOAN                                                     LARGEST AFFILIATED SPONSOR FLAG
      NUMBER                 LOCKBOX                                   (> THAN 4% OF POOL)
---------------------------------------------------------------------------------------------------------------------
         1                    Day 1                                        Tamir Sapir
         2                    Day 1                               Benjamin Winter, Melvin Heller
         3                    Day 1                                       Mark Karasick
         4                    Day 1                                    Jeffrey C. Ackemann
         5                    Day 1                                Jeffrey Feil, Lloyd Goldman
         6                    Day 1
         8                  Springing
         9                  Springing
        10                  Springing
        11
        15                  Springing
        16                    Day 1
        17                  Springing
        18
        19                  Springing
        20
        24                  Springing
        27                  Springing
        28
        31                  Springing
        32
        33
        34                  Springing
        37                  Springing
        38
        39
        40
        42
        43                  Springing
        44                  Springing
        45
        47                  Springing
        48                    Day 1
        49
        50
        51                  Springing
        52
        53                  Springing
        56                  Springing
        57
        58
        59
        62                  Springing
        63                  Springing
        64                    Day 1
        65                  Springing
        66
        67                  Springing
        68
        69                  Springing
        70
        71                  Springing
        72                  Springing
        74
        75
        76                  Springing
        81
        82                  Springing
        83
        84                  Springing
        85                  Springing
        87                    Day 1
        88                  Springing
        90                    Day 1
        91                  Springing
        92                    Day 1
        94                  Springing
        95                  Springing
        96                  Springing
        97                  Springing
        98                    Day 1
        99                  Springing
        100
        101
        102

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C10

                                        ANNEX A-1B

MORTGAGE
  LOAN    LOAN GROUP
 NUMBER     NUMBER                PROPERTY NAME                                        ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   7          2         Villa Del Sol Apartments              811 South Fairview Street
   12         2         Indigo Creek Apartments               14221 North 51st Avenue
   13         2         Sunrise Bay Apartments                102 South Thoreau Terrace
   14         2         Caribbean Isle Apartments             3503 Bonaire Boulevard
   21         2         Village Park Apartments               1055 North State Street
   22         2         La Ventana Apartment Homes            2901 North Rainbow Boulevard
   23         2         Forest Park Apartments                2829 South Oakland Forest Drive
   25         2         Westwood Pines Apartments             4745 Pine Ridge Drive
   26         2         Silver Shadow Apartments              8301 West Charleston Boulevard
   29         2         Cypress Point Apartments              5275 West Tropicana Ave
   30         2         Cedarbrook Apartments                 3627 Cedarbrook Drive
   35         2         Americana Mobile Home Park            16600 Downey Avenue
   36         2         Sunrise Springs Apartment Homes       4455 East Twain Avenue
   41         2         Haywood Pointe Apartments             1175 Haywood Road
   46         2         Gleneagle Apartments                  1011 West Butler Road
   54         2         Oak Pointe Apartments                 469-497 Oakdale Road
   55         2         Greyeagle Apartments                  4551 Old Spartanburg Road
                                                              1337 N. Fiddlesticks Place; 2421 Cornerstone Place; 1302,1303,1324,
   60         2         Cornerstone Apartments Phase II       and 1343 England Links; and 2425,2474, and 2483 Newport Drive
   61         2         Carolina Crossing Apartments          702 Edwards Road
   73         2         Manor IV Apartments                   2600 Old Hapeville Road SW
   77         2         Carisbrooke Apartments Phase I        2401, 2403, 2405 Carisbrooke Drive & 23 Thatchem Drive
   78         2         Beaulieu Oaks Townhomes               9804-9852 Whitfield Avenue
   79         2         Meadowlark Apartments                 4201 Meadowlark Lane SE
   80         2         Creekwood Village at Skippack
                        Mobile Home Park                      4679 Perkiomen Creek Road
   86         2         Hickory Ridge Apartments              2413 Wade Hampton Boulevard
   89         2         Windfield West II Apartments          25, 75 & 105 SE Windfield Parkway
   93         2         Waldorf Creek Apartments              4663 Waldrop Drive

MORTGAGE                                                                      CROSS COLLATERALIZED AND
  LOAN                                                                             CROSS DEFAULTED                    LOAN
 NUMBER               CITY                STATE            ZIP CODE                   LOAN FLAG                    ORIGINATOR
------------------------------------------------------------------------------------------------------------------------------------
   7            Santa Ana                   CA              92704                                                   Wachovia
   12           Glendale                    AZ              85306                                                     AMCC
   13           Galloway                    NJ              08205                                                   Wachovia
   14           Kissimmee                   FL              34741                                                   Wachovia
   21           Orem                        UT              84057                                                   Wachovia
   22           Las Vegas                   NV              89109                                                   Wachovia
   23           Oakland Park                FL              33309                                                   Wachovia
   25           Columbus                    IN              47201                                                   Wachovia
   26           Las Vegas                   NV              89117                                                   Wachovia
   29           Las Vegas                   NV              89103                                                   Wachovia
   30           Hoover                      AL              35216                                                   Wachovia
   35           Paramount                   CA              90723                                                   Wachovia
   36           Las Vegas                   NV              89121                                                   Wachovia
   41           Greenville                  SC              29615                                                   Wachovia
   46           Greenville                  SC              29607                                                   Wachovia
   54           Atlanta                     GA              30307                                                     AMCC
   55           Taylors                     SC              29687                                                   Wachovia
   60           Fayetteville                AR              72703                                                     AMCC
   61           Greenville                  SC              29615                                                   Wachovia
   73           Atlanta                     GA              30315                                                     AMCC
   77           Champaign                   IL              61820                                                   Wachovia
   78           Savannah                    GA              31406                                                     AMCC
   79           Rio Rancho                  NM              87124                                                   Wachovia
   80           Skippack Township           PA              19473                                                   Wachovia
   86           Greenville                  SC              29615                                                   Wachovia
   89           Waukee                      IA              50263                                                     AMCC
   93           Forest Park                 GA              30297                                                     AMCC

MORTGAGE         GENERAL
  LOAN          PROPERTY                                                      ORIGINAL LOAN               CUT-OFF DATE LOAN
 NUMBER           TYPE              SPECIFIC PROPERTY TYPE                     BALANCE ($)                   BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------
   7           Multifamily               Conventional                         45,000,000.00                 45,000,000.00
   12          Multifamily               Conventional                         23,500,000.00                 23,500,000.00
   13          Multifamily               Conventional                         21,500,000.00                 21,500,000.00
   14          Multifamily               Conventional                         19,500,000.00                 19,500,000.00
   21          Multifamily               Conventional                         13,100,000.00                 13,075,815.02
   22          Multifamily               Conventional                         12,960,000.00                 12,947,489.61
   23          Multifamily               Conventional                         12,600,000.00                 12,600,000.00
   25          Multifamily               Conventional                         11,840,000.00                 11,840,000.00
   26          Multifamily               Conventional                         11,760,000.00                 11,748,647.98
   29          Multifamily               Conventional                         10,600,000.00                 10,589,817.89
   30          Multifamily               Conventional                         10,150,000.00                 10,140,250.15
   35       Mobile Home Park           Mobile Home Park                       9,250,000.00                  9,250,000.00
   36          Multifamily               Conventional                         8,630,000.00                  8,621,669.39
   41          Multifamily               Conventional                         7,500,000.00                  7,500,000.00
   46          Multifamily               Conventional                         6,650,000.00                  6,650,000.00
   54          Multifamily               Conventional                         4,800,000.00                  4,800,000.00
   55          Multifamily               Conventional                         4,750,000.00                  4,750,000.00
   60          Multifamily               Conventional                         4,075,000.00                  4,066,963.51
   61          Multifamily               Conventional                         4,050,000.00                  4,050,000.00
   73          Multifamily               Conventional                         3,160,000.00                  3,156,964.58
   77          Multifamily               Conventional                         3,000,000.00                  2,994,489.14
   78          Multifamily               Conventional                         2,828,000.00                  2,828,000.00
   79          Multifamily               Conventional                         2,560,000.00                  2,557,878.18
   80       Mobile Home Park           Mobile Home Park                       2,560,000.00                  2,557,666.13
   86          Multifamily               Conventional                         2,150,000.00                  2,150,000.00
   89          Multifamily            Low Income Housing                      1,750,000.00                  1,747,489.25
   93          Multifamily            Low Income Housing                      1,300,000.00                  1,300,000.00

MORTGAGE    % OF AGGREGATE           % OF LOAN
  LOAN       CUT-OFF DATE             GROUP 2                                             FIRST                   MATURITY DATE
 NUMBER         BALANCE               BALANCE            ORIGINATION DATE                PAY DATE                    OR ARD
------------------------------------------------------------------------------------------------------------------------------------
   7             3.49%                 17.21%               10-Dec-2003                11-Jan-2004                 11-Dec-2013
   12            1.82%                 8.99%                24-Nov-2003                11-Jan-2004                 11-Dec-2010
   13            1.67%                 8.22%                2-Feb-2004                 11-Mar-2004                 11-Feb-2014
   14            1.51%                 7.46%                15-Jan-2004                11-Mar-2004                 11-Feb-2011
   21            1.01%                 5.00%                28-Nov-2003                11-Jan-2004                 11-Dec-2013
   22            1.00%                 4.95%                15-Dec-2003                11-Feb-2004                 11-Jan-2009
   23            0.98%                 4.82%                11-Dec-2003                11-Jan-2004                 11-Dec-2008
   25            0.92%                 4.53%                21-Jan-2004                11-Mar-2004                 11-Feb-2011
   26            0.91%                 4.49%                15-Dec-2003                11-Feb-2004                 11-Jan-2009
   29            0.82%                 4.05%                22-Dec-2003                11-Feb-2004                 11-Jan-2014
   30            0.79%                 3.88%                16-Dec-2003                11-Feb-2004                 11-Jan-2011
   35            0.72%                 3.54%                3-Feb-2004                 11-Mar-2004                 11-Feb-2014
   36            0.67%                 3.30%                15-Dec-2003                11-Feb-2004                 11-Jan-2009
   41            0.58%                 2.87%                4-Dec-2003                 11-Jan-2004                 11-Dec-2010
   46            0.52%                 2.54%                4-Dec-2003                 11-Jan-2004                 11-Dec-2010
   54            0.37%                 1.84%                1-Dec-2003                 11-Jan-2004                 11-Dec-2013
   55            0.37%                 1.82%                4-Dec-2003                 11-Jan-2004                 11-Dec-2010
   60            0.32%                 1.56%                11-Dec-2003                11-Feb-2004                 11-Jan-2024
   61            0.31%                 1.55%                4-Dec-2003                 11-Jan-2004                 11-Dec-2010
   73            0.24%                 1.21%                9-Dec-2003                 11-Feb-2004                 11-Jan-2009
   77            0.23%                 1.15%                17-Nov-2003                11-Jan-2004                 11-Dec-2013
   78            0.22%                 1.08%                30-Dec-2003                11-Feb-2004                 11-Jan-2014
   79            0.20%                 0.98%                5-Jan-2004                 11-Feb-2004                 11-Jan-2014
   80            0.20%                 0.98%                31-Dec-2003                11-Feb-2004                 11-Jan-2014
   86            0.17%                 0.82%                4-Dec-2003                 11-Jan-2004                 11-Dec-2010
   89            0.14%                 0.67%                21-Nov-2003                11-Jan-2004                 11-Dec-2018
   93            0.10%                 0.50%                20-Jan-2004                11-Mar-2004                 11-Feb-2009

                                                   LOAN                                           INTEREST
MORTGAGE                                       ADMINISTRATIVE                INTEREST             ACCRUAL         ORIGINAL TERM
  LOAN                MORTGAGE                   COST RATE                    ACCRUAL              METHOD          TO MATURITY
 NUMBER               RATE (%)                      (%)                       METHOD             DURING IO        OR ARD (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
   7                  5.7300%                    0.04190%                   Actual/360           Actual/360            120
   12                 5.2500%                    0.04190%                   Actual/360           Actual/360             84
   13                 5.2900%                    0.04190%                   Actual/360                                 120
   14                 5.6000%                    0.04190%                   Actual/360           Actual/360             84
   21                 5.5900%                    0.04190%                   Actual/360                                 120
   22                 5.4000%                    0.04190%                   Actual/360                                  60
   23                 5.5000%                    0.04190%                   Actual/360           Actual/360             60
   25                 5.4100%                    0.04190%                   Actual/360                                  84
   26                 5.4000%                    0.04190%                   Actual/360                                  60
   29                 5.4200%                    0.04190%                   Actual/360                                 120
   30                 5.4200%                    0.04190%                   Actual/360                                  84
   35                 5.6600%                    0.04190%                   Actual/360           Actual/360            120
   36                 5.4000%                    0.04190%                   Actual/360                                  60
   41                 5.2400%                    0.04190%                   Actual/360           Actual/360             84
   46                 5.2400%                    0.04190%                   Actual/360           Actual/360             84
   54                 5.8100%                    0.04190%                   Actual/360           Actual/360            120
   55                 5.2400%                    0.04190%                   Actual/360           Actual/360             84
   60                 6.2800%                    0.09190%                   Actual/360                                 240
   61                 5.2400%                    0.04190%                   Actual/360           Actual/360             84
   73                 5.4200%                    0.04190%                   Actual/360                                  60
   77                 5.6100%                    0.04190%                   Actual/360                                 120
   78                 5.9600%                    0.04190%                   Actual/360           Actual/360            120
   79                 6.0000%                    0.04190%                   Actual/360                                 120
   80                 5.6300%                    0.04190%                   Actual/360                                 120
   86                 5.2400%                    0.04190%                   Actual/360           Actual/360             84
   89                 6.5400%                    0.04190%                   Actual/360                                 180
   93                 4.9600%                    0.04190%                   Actual/360                                  60

              REMAINING
MORTGAGE       TERM TO
  LOAN        MATURITY OR        REMAINING IO               ORIGINAL AMORT          REMAINING AMORT               MONTHLY P&I
 NUMBER       ARD (MOS.)         PERIOD (MOS.)                TERM (MOS.)             TERM (MOS.)                 PAYMENTS ($)
------------------------------------------------------------------------------------------------------------------------------------
   7             118                  22                          360                     360                      262,036.33
   12             82                  22                          360                     360                      129,767.87
   13            120                                              360                     360                      119,257.02
   14             84                  12                          360                     360                      111,945.40
   21            118                                              360                     358                      75,121.76
   22             59                                              360                     359                      72,774.39
   23             58                  22                          360                     360                      71,541.41
   25             84                                              360                     360                      66,559.17
   26             59                                              360                     359                      66,036.02
   29            119                                              360                     359                      59,654.67
   30             83                                              360                     359                      57,122.16
   35            120                  36                          360                     360                      53,452.80
   36             59                                              360                     359                      48,460.11
   41             82                  46                          360                     360                      41,368.84
   46             82                  46                          360                     360                      36,680.37
   54            118                  19                          300                     300                      30,371.39
   55             82                  46                          360                     360                      26,200.26
   60            239                                              240                     239                      30,073.18
   61             82                  34                          360                     360                      22,339.17
   73             59                                              360                     359                      17,783.84
   77            118                                              360                     358                      17,241.29
   78            119                  11                          360                     360                      16,882.63
   79            119                                              360                     359                      15,348.49
   80            119                                              360                     359                      14,744.89
   86             82                  34                          360                     360                      11,859.07
   89            178                                              360                     358                      11,107.27
   93             60                                              360                     360                       6,946.94

       MORTGAGE                 MATURITY DATE
         LOAN                   OR ARD BALLOON                                                                          APPRAISED
        NUMBER                   BALANCE ($)                    ARD LOAN         PREPAYMENT PROVISIONS                  VALUE ($)
-----------------------------------------------------------------------------------------------------------------------------------
          7                     39,633,412.84                      Y             L(48),D(69),O(3)                      60,000,000
          12                    21,753,167.93                      N             L(36),D(45),O(3)                      33,200,000
          13                    17,841,284.35                      Y             L(48),D(69),O(3)                      27,200,000
          14                    17,817,710.31                      Y             L(36),D(44),O(4)                      25,200,000
          21                    10,975,056.50                      Y             L(48),D(69),O(3)                      16,750,000
          22                    12,024,610.14                      Y             L(25),D(32),O(3)                      16,200,000
          23                    12,094,132.56                      Y             L(36),D(20),O(4)                      17,500,000
          25                    10,572,820.37                      Y             L(48),D(33),O(3)                      14,800,000
          26                    10,911,220.35                      Y             L(25),D(32),O(3)                      14,700,000
          29                     8,833,034.76                      Y             L(25),D(92),O(3)                      13,870,000
          30                     9,066,070.07                      N             L(48),D(33),O(3)                      13,000,000
          35                     8,302,185.75                      Y             L(48),D(69),O(3)                      12,700,000
          36                     8,007,128.30                      Y             L(25),D(32),O(3)                      10,800,000
          41                     7,183,349.96                      Y             L(48),D(33),O(3)                       9,600,000
          46                     6,369,237.02                      Y             L(48),D(33),O(3)                       8,350,000
          54                     3,936,084.11                      N             L(36),D(81),O(3)                       6,000,000
          55                     4,549,455.18                      Y             L(48),D(33),O(3)                       6,000,000
          60                         0.00                          N             L(36),D(201),O(3)                      5,600,000
          61                     3,815,435.37                      Y             L(48),D(33),O(3)                       5,200,000
          73                     2,932,770.92                      N             L(36),D(21),O(3)                       3,950,000
          77                     2,514,917.58                      Y             L(48),D(69),O(3)                       3,750,000
          78                     2,450,917.61                      N             L(36),D(81),O(3)                       3,535,000
          79                     2,171,163.08                      Y             L(48),D(69),O(3)                       3,200,000
          80                     2,147,171.63                      Y             L(48),D(69),O(3)                       3,200,000
          86                     2,025,477.80                      Y             L(48),D(33),O(3)                       2,700,000
          89                     1,310,846.54                      N             L(36),D(141),O(3)                      4,090,000
          93                     1,198,300.30                      N             L(36),D(21),O(3)                       3,750,000

MORTGAGE                                                                    LTV RATIO AT
  LOAN                                                                        MATURITY                 YEAR
 NUMBER      APPRAISAL DATE          DSCR (x)      CUT-OFF DATE LTV RATIO      OR ARD                  BUILT         YEAR RENOVATED
------------------------------------------------------------------------------------------------------------------------------------
   7           3-Sep-2003              1.26               75.00%               66.06%                   1964              1994
   12          8-Oct-2003              1.33               70.78%               65.52%                   1997
   13          21-Nov-2003             1.32               79.04%               65.59%                   1979
   14          5-Nov-2003              1.22               77.38%               70.71%                   1990
   21          8-Sep-2003              1.20               78.06%               65.52%                   1995
   22          5-Nov-2003              1.23               79.92%               74.23%                   1989
   23          25-Sep-2003             1.29               72.00%               69.11%                   1999
   25          1-Dec-2003              1.26               80.00%               71.44%                   1999
   26          5-Nov-2003              1.23               79.92%               74.23%                   1992
   29          18-Nov-2003             1.39               76.35%               63.68%                   1989
   30          21-Nov-2003             1.27               78.00%               69.74%                   1970
   35          16-Jan-2004             1.25               72.83%               65.37%                   1963
   36          5-Nov-2003              1.22               79.83%               74.14%                   1989              2001
   41          21-Apr-2004             1.27               78.13%               74.83%                   1985
   46          22-Apr-2004             1.34               79.64%               76.28%                   1990
   54          24-Jul-2003             1.25               80.00%               65.60%                   1963              2000
   55          22-Apr-2004             1.28               79.17%               75.82%                   1991
   60          23-Oct-2003             1.27               72.62%                0.00%                   2003
   61          21-Apr-2004             1.29               77.88%               73.37%                   1967
   73          15-Oct-2003             1.55               79.92%               74.25%                   1970              2003
   77          18-Jul-2003             1.28               79.85%               67.06%                   2002
   78          17-Nov-2003             1.38               80.00%               69.33%                   2003
   79          1-Dec-2003              1.44               79.93%               67.85%                   1980
   80          8-Dec-2003              1.40               79.93%               67.10%                   1999
   86          21-Apr-2004             1.25               79.63%               75.02%                   1968
   89          22-Oct-2003             1.23               42.73%               32.05%                   2003
   93          25-Nov-2003             2.99               34.67%               31.95%                   1965

MORTGAGE                                                       CUT-OFF DATE
  LOAN                 NUMBER             UNIT OF               LOAN AMOUNT                OCCUPANCY               OCCUPANCY
 NUMBER               OF UNITS            MEASURE              PER (UNIT) ($)               RATE (%)              "AS OF" DATE
------------------------------------------------------------------------------------------------------------------------------------
   7                    562                Units                  80,071                    98.04%                 4-Dec-2003
   12                   408                Units                  57,598                    96.08%                28-Oct-2003
   13                   313                Units                  68,690                    99.68%                 9-Jan-2004
   14                   448                Units                  43,527                    89.51%                 6-Jan-2004
   21                   192                Units                  68,103                    95.31%                 9-Sep-2003
   22                   256                Units                  50,576                    94.90%                20-Nov-2003
   23                   188                Units                  67,021                    94.68%                21-Nov-2003
   25                   202                Units                  58,614                    93.07%                14-Jan-2004
   26                   200                Units                  58,743                    92.97%                20-Nov-2003
   29                   212                Units                  49,952                    93.87%                23-Oct-2003
   30                   320                Units                  31,688                    90.94%                 3-Dec-2003
   35                   172                Pads                   53,779                    98.26%                 1-Jan-2004
   36                   192                Units                  44,905                    89.01%                19-Nov-2003
   41                   216                Units                  34,722                    93.02%                 2-Dec-2003
   46                   192                Units                  34,635                    93.72%                 2-Dec-2003
   54                   114                Units                  42,105                    97.37%                30-Sep-2003
   55                   156                Units                  30,449                    89.68%                 2-Dec-2003
   60                   108                Units                  37,657                    97.22%                31-Oct-2003
   61                   156                Units                  25,962                    89.03%                 2-Dec-2003
   73                   80                 Units                  39,462                    91.25%                30-Nov-2003
   77                   64                 Units                  46,789                    93.75%                 1-Oct-2003
   78                   47                 Units                  60,170                    97.87%                26-Dec-2003
   79                   72                 Units                  35,526                    94.44%                 5-Dec-2003
   80                   80                 Pads                   31,971                    100.00%                4-Dec-2003
   86                   90                 Units                  23,889                    93.33%                 2-Dec-2003
   89                   48                 Units                  36,406                    97.92%                30-Sep-2003
   93                   92                 Units                  14,130                    93.48%                 1-Dec-2003

MORTGAGE
  LOAN                                                          MOST RECENT           MOST RECENT           MOST RECENT
 NUMBER           MOST RECENT PERIOD                           REVENUES ($)           EXPENSES ($)            NOI ($)
-----------------------------------------------------------------------------------------------------------------------------
   7               T-6 Jun-Nov 2003                              6,752,326             2,555,603             4,196,723
   12           Trailing 12 (9/02-8/03)                          3,435,064             1,468,664             1,966,400
   13              2003 Thru Q3 Ann                              3,448,367             1,473,556             1,974,811
   14               JMG Yr 1 Budget                              3,479,255             1,445,709             2,033,546
   21           2003 8 months - Annual.                          1,480,895              346,854              1,134,041
   22             T-6 (May-Oct) 2003                             2,045,164              970,081              1,075,083
   23         T-6 May-Oct 2003 Annualized                        2,301,946              920,351              1,381,596
   25                 T-3 12/2003                                1,830,312              725,760              1,104,552
   26             T-6 (May-Oct) 2003                             1,725,188              749,118               976,070
   29              Rolling 3 (10/03)                             1,662,476              717,975               944,501
   30          T12 Aug 2002 to Sept 2003                         2,063,927             1,095,356              968,571
   35          2003 - 10 mo. Annualized                          1,303,876              304,930               998,945
   36             T-6 (May-Oct) 2003                             1,409,894              686,118               723,776
   41            7/2003 YTD Annualized                           1,343,873              645,947               697,926
   46             8/03 YTD Annualized                            1,232,628              577,329               655,299
   54          Annualized 2003 (Jan-Oct)                          896,196               491,172               405,024
   55             7/03 YTD Annualized                             963,708               505,878               457,830
   60
   61             9/03 YTD Annualized                             861,731               449,539               412,192
   73         Annualized 2003 (2/1-11/30)                         380,023               136,207               243,816
   77               T-2 mos. 10/03                                448,304               113,841               334,463
   78
   79                TTM - Oct '03                                512,771               221,549               291,222
   80                    2003                                     336,360               83,157                253,203
   86            9/2003 YTD Annualized                            506,091               304,792               201,299
   89         Annualized 2003 (1/1-8/31)                          254,139               149,183               104,956
   93         2003 Annualized (1/1-11/30)                         501,856               266,384               235,472

       MORTGAGE                                                                            UW NET
         LOAN               MOST RECENT              UW                 UW               OPERATING             UW NET
        NUMBER                NCF ($)           REVENUES ($)       EXPENSES ($)          INCOME ($)         CASH FLOW ($)
-----------------------------------------------------------------------------------------------------------------------------
          7                  4,043,780           6,678,159           2,561,627           4,116,532            3,963,590
          12                 1,966,400           3,575,231           1,414,133           2,161,098            2,077,458
          13                 1,898,752           3,486,635           1,526,920           1,959,715            1,883,656
          14                 1,902,819           3,197,482           1,430,410           1,767,072            1,636,346
          21                 1,090,841           1,488,276            366,007            1,122,269            1,079,069
          22                 1,004,489           2,034,351            888,634            1,145,717            1,075,123
          23                 1,334,596           2,313,589           1,158,058           1,155,531            1,108,531
          25                 1,054,052           1,840,052            781,027            1,059,025            1,008,525
          26                  923,730            1,725,188            698,849            1,026,339             973,999
          29                  891,501            1,700,645            652,273            1,048,372             995,372
          30                  888,571            2,053,622           1,105,966            947,656              867,656
          35                  983,981            1,339,228            520,068             819,160              804,196
          36                  672,954            1,409,416            647,194             762,222              711,400
          41                  643,926            1,338,873            654,155             684,718              630,718
          46                  607,299            1,235,632            599,792             635,840              587,840
          54                  309,006             949,252             466,148             483,104              454,604
          55                  418,830             950,345             509,001             441,344              402,344
          60                                      681,796             195,893             485,903              458,903
          61                  360,400             846,486             448,041             398,445              346,653
          73                  243,816             521,798             170,735             351,063              331,063
          77                  318,463             447,187             166,196             280,991              264,991
          78                                      373,076             81,766              291,311              279,561
          79                  273,222             509,616             225,659             283,957              265,957
          80                  251,603             326,269             76,073              250,196              248,596
          86                  178,439             507,228             307,122             200,106              177,246
          89                  104,956             349,976             173,986             175,991              164,084
          93                  210,599             553,018             280,881             272,137              249,137

       MORTGAGE                                                                                    LARGEST
         LOAN                                                                                       TENANT          LARGEST TENANT
        NUMBER         LARGEST TENANT NAME                                LARGEST TENANT SQ. FT.   % OF NRA           EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------
          7
          12
          13
          14
          21
          22
          23
          25
          26
          29
          30
          35
          36
          41
          46
          54
          55
          60
          61
          73
          77
          78
          79
          80
          86
          89
          93

                                                                    2ND                     2ND                      2ND
       MORTGAGE                                                   LARGEST                 LARGEST                  LARGEST
         LOAN                                                     TENANT                 TENANT %                  TENANT
        NUMBER         2ND LARGEST TENANT NAME                    SQ. FT.                OF NRA (%)               EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------
          7
          12
          13
          14
          21
          22
          23
          25
          26
          29
          30
          35
          36
          41
          46
          54
          55
          60
          61
          73
          77
          78
          79
          80
          86
          89
          93

                                                                     3RD                    3RD                     3RD
       MORTGAGE                                                    LARGEST                 LARGEST                LARGEST
         LOAN                                                       TENANT                 TENANT                  TENANT
        NUMBER         3RD LARGEST TENANT NAME                      SQ. FT                % OF NRA               EXP. DATE
----------------------------------------------------------------------------------------------------------------------------------
          7
          12
          13
          14
          21
          22
          23
          25
          26
          29
          30
          35
          36
          41
          46
          54
          55
          60
          61
          73
          77
          78
          79
          80
          86
          89
          93

       MORTGAGE                                                         LARGEST AFFILIATED
         LOAN                                                              SPONSOR FLAG
        NUMBER                   LOCKBOX                               (> THAN 4% OF POOL)
---------------------------------------------------------------------------------------------------------------
          7                     Springing
          12
          13                    Springing
          14                      Day 1
          21                    Springing
          22                    Springing
          23                      Day 1
          25                    Springing
          26                    Springing
          29                    Springing
          30
          35                    Springing
          36                    Springing
          41                    Springing
          46                    Springing
          54
          55                    Springing
          60
          61                    Springing
          73
          77                    Springing
          78
          79                    Springing
          80                    Springing
          86                    Springing
          89
          93

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C10

                     ANNEX A-2                                     CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

MORTGAGE   LOAN
  LOAN    GROUP
 NUMBER   NUMBER     PROPERTY NAME                         PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------
    7       2        Villa Del Sol Apartments              811 South Fairview Street
   12       2        Indigo Creek Apartments               14221 North 51st Avenue
   13       2        Sunrise Bay Apartments                102 South Thoreau Terrace
   14       2        Caribbean Isle Apartments             3503 Bonaire Boulevard
   17       1        Summit San Raphael Apartments         14181 Noel Road
   20       1        Villas of Juno Luxury Apartments      12801 U.S. Highway 1
   21       2        Village Park Apartments               1055 North State Street
   22       2        La Ventana Apartment Homes            2901 North Rainbow Boulevard
   23       2        Forest Park Apartments                2829 South Oakland Forest Drive
   25       2        Westwood Pines Apartments             4745 Pine Ridge Drive
   26       2        Silver Shadow Apartments              8301 West Charleston Boulevard
   29       2        Cypress Point Apartments              5275 West Tropicana Ave
   30       2        Cedarbrook Apartments                 3627 Cedarbrook Drive
   32       1        The Meurice                           145 West 58th Street
   36       2        Sunrise Springs Apartment Homes       4455 East Twain Avenue
   41       2        Haywood Pointe Apartments             1175 Haywood Road
   46       2        Gleneagle Apartments                  1011 West Butler Road
   54       2        Oak Pointe Apartments                 469-497 Oakdale Road
   55       2        Greyeagle Apartments                  4551 Old Spartanburg Road
   60       2        Cornerstone Apartments Phase II       1337 N. Fiddlesticks Place; 2421 Cornerstone Place; 1302,1303,1324,
                                                           and 1343 England Links; and 2425,2474, and 2483 Newport Drive
   61       2        Carolina Crossing Apartments          702 Edwards Road
   73       2        Manor IV Apartments                   2600 Old Hapeville Road SW
   77       2        Carisbrooke Apartments Phase I        2401, 2403, 2405 Carisbrooke Drive & 23 Thatchem Drive
   78       2        Beaulieu Oaks Townhomes               9804 - 9852 Whitfield Avenue
   79       2        Meadowlark Apartments                 4201 Meadowlark Lane SE
   86       2        Hickory Ridge Apartments              2413 Wade Hampton Boulevard
   89       2        Windfield West II Apartments          25, 75 & 105 SE Windfield Parkway
   93       2        Waldorf Creek Apartments              4663 Waldrop Drive

   MORTGAGE
     LOAN                                                         PROPERTY                                   GENERAL
    NUMBER      PROPERTY CITY              PROPERTY STATE         ZIP CODE            COUNTY              PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------
       7        Santa Ana                        CA                92704              Orange               Multifamily
      12        Glendale                         AZ                85306             Maricopa              Multifamily
      13        Galloway                         NJ                08205             Atlantic              Multifamily
      14        Kissimmee                        FL                34741              Osceola              Multifamily
      17        Dallas                           TX                75240              Dallas               Multifamily
      20        Juno Beach                       FL                33408            Palm Beach             Multifamily
      21        Orem                             UT                84057               Utah                Multifamily
      22        Las Vegas                        NV                89109               Clark               Multifamily
      23        Oakland Park                     FL                33309              Broward              Multifamily
      25        Columbus                         IN                47201            Bartholomew            Multifamily
      26        Las Vegas                        NV                89117               Clark               Multifamily
      29        Las Vegas                        NV                89103               Clark               Multifamily
      30        Hoover                           AL                35216             Jefferson             Multifamily
      32        New York                         NY                10019             New York              Multifamily
      36        Las Vegas                        NV                89121               Clark               Multifamily
      41        Greenville                       SC                29615            Greenville             Multifamily
      46        Greenville                       SC                29607            Greenville             Multifamily
      54        Atlanta                          GA                30307              DeKalb               Multifamily
      55        Taylors                          SC                29687            Greenville             Multifamily
      60        Fayetteville                     AR                72703            Washington             Multifamily
      61        Greenville                       SC                29615            Greenville             Multifamily
      73        Atlanta                          GA                30315              Fulton               Multifamily
      77        Champaign                        IL                61820             Champaign             Multifamily
      78        Savannah                         GA                31406              Chatham              Multifamily
      79        Rio Rancho                       NM                87124             Sandoval              Multifamily
      86        Greenville                       SC                29615            Greenville             Multifamily
      89        Waukee                           IA                50263              Dallas               Multifamily
      93        Forest Park                      GA                30297              Clayton              Multifamily

   MORTGAGE                                                       UTILITIES        NUMBER OF
     LOAN           SPECIFIC PROPERTY          ELEVATOR            TENANT           STUDIO
    NUMBER                TYPE                 BUILDINGS            PAYS             UNITS
------------------------------------------------------------------------------------------------
       7              Conventional                 N                E,C,P
      12              Conventional                 N                 E,G
      13              Conventional                 N
      14              Conventional                 N               E,W,S,C
      17              Conventional                 N                 E,W
      20              Conventional                 N              E,P,C,W,S
      21              Conventional                 N
      22              Conventional                 N               E,W,S,T
      23              Conventional                 N                E, P
      25              Conventional                 N                E,P,C
      26              Conventional                 N               E,W,S,T
      29              Conventional                 N                E,W,S
      30              Conventional                 N                E,W,S
      32              Conventional                 Y                E,P,C             19
      36              Conventional                 N               E,W,S,T
      41              Conventional                 N                E,P,C
      46              Conventional                 N                E,W,S
      54              Conventional                 N                  E
      55              Conventional                 N                E,W,S
      60              Conventional                 N                 E,W
      61              Conventional                 N                E,W,S
      73              Conventional                 N                 E,G
      77              Conventional                 N                 E,W
      78              Conventional                 N                 E,W
      79              Conventional                 N               E,G,W,S
      86              Conventional                 N                E,W,S
      89           Low Income Housing              N                E,G,T
      93           Low Income Housing              N                 E,G

   MORTGAGE                                                                                  AVERAGE RENT;
     LOAN          NUMBER OF         NUMBER OF         NUMBER OF          NUMBER OF          RENT RANGES -
    NUMBER         1 BR UNITS        2 BR UNITS       3 BR UNITS         4+ BR UNITS         STUDIO UNITS
---------------------------------------------------------------------------------------------------------------
       7              151               411
      12              120               216               72
      13               57               175               81
      14              296               152
      17              159               63
      20                                73                50
      21                                108               84
      22              104               152
      23                                116               72
      25               70               100               32
      26               32               104               64
      29               92               120
      30               80               160               80
      32               63               26                                                   1581;918-2050
      36               64               88                40
      41              112               104
      46               84               108
      54                                114
      55               44               112
      60               36               72
      61               65               79                11                  1
      73               24               56
      77               32               32
      78                                47
      79               24               48
      86               32               50                 8
      89               12               24                12
      93               28               64

   MORTGAGE         AVERAGE RENT;         AVERAGE RENT;         AVERAGE RENT;          AVERAGE RENT;
     LOAN           RENT RANGES -         RENT RANGES -         RENT RANGES -          RENT RANGES -
    NUMBER           1 BR UNITS             2 BR UNITS            3 BR UNITS            4+ BR UNITS
----------------------------------------------------------------------------------------------------------
       7             905;905-905         1147;1115-1250
      12             659;569-799           760;624-899           880;799-980
      13             767;634-797          991;875-1106          1120;1040-1196
      14             629;565-770           805;785-845
      17            915;817-1098         1217;1192-1322
      20                                 1438;1300-1605         1558;1430-1700
      21                                   639;639-639           729;729-729
      22             615;615-615           743;705-760
      23                                 1115;1088-1175         1362;1312-1412
      25             625;578-714           901;811-926          1016;1016-1016
      26             660;660-660           805;805-805           915;915-915
      29             664;664-664           786;765-806
      30             525;525-525           631;620-650           765;765-765
      32            2010;752-4000        3104;1428-3900
      36             585;585-585           725;725-725           875;875-875
      41             586;586-586           696;685-722
      46             561;561-561           658;658-658
      54                                   800;675-935
      55             561;561-561           654;654-654
      60             469;455-500           561;475-610
      61             457;457-457           528;521-549           654;654-654            655;655-655
      73             522;475-595           649;590-675
      77             530;515-545           685;675-695
      78                                   696;550-750
      79             535;535-535           653;630-675
      86             470;470-470           532;529-537           635;635-635
      89             507;475-530           610;566-630           733;652-750
      93             530;530-530           592;570-610

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C10

                              ANNEX A-3             RESERVE ACCOUNT INFORMATION

MORTGAGE         LOAN                                                               GENERAL                           SPECIFIC
  LOAN           GROUP                                                              PROPERTY                          PROPERTY
 NUMBER         NUMBER     PROPERTY NAME                                              TYPE                              TYPE
------------------------------------------------------------------------------------------------------------------------------------
    1              1       11 Madison Avenue                                         Office                             CBD
    2              1       Phillips Point Office Building                            Office                             CBD
    3              1       Starrett-Lehigh Building                                  Office                             CBD
    4              1       IBM Center                                                Office                           Suburban
    5              1       North Riverside Park Mall                                 Retail                           Anchored
    6              1       520 Eighth Avenue                                         Office                             CBD
    7              2       Villa Del Sol Apartments                               Multifamily                       Conventional
    8              1       Pine Trail Square                                         Retail                           Anchored
    9              1       Pacific Center                                            Office                             CBD
   10              1       Bal Harbour Square                                        Retail                           Anchored
   11              1       Fairfax Corner-Bldg D                                     Office                           Suburban
   12              2       Indigo Creek Apartments                                Multifamily                       Conventional
   13              2       Sunrise Bay Apartments                                 Multifamily                       Conventional
   14              2       Caribbean Isle Apartments                              Multifamily                       Conventional
   15              1       Merritt Creek Farm Shopping Center                        Retail                           Anchored
   16              1       Flemington Mall                                           Retail                           Anchored
   17              1       Summit San Raphael Apartments                          Multifamily                       Conventional
   18              1       Festival Plaza                                            Retail                           Anchored
   19              1       840 North Broadway                                        Office                           Suburban
   20              1       Villas of Juno Luxury Apartments                       Multifamily                       Conventional
   21              2       Village Park Apartments                                Multifamily                       Conventional
   22              2       La Ventana Apartment Homes                             Multifamily                       Conventional
   23              2       Forest Park Apartments                                 Multifamily                       Conventional
   24              1       Little Palm Island Resort                              Hospitality                       Full Service
   25              2       Westwood Pines Apartments                              Multifamily                       Conventional
   26              2       Silver Shadow Apartments                               Multifamily                       Conventional
   27              1       Aliso Viejo Plaza                                         Retail                       Shadow Anchored
   28              1       Shops of San Marco                                        Retail                           Anchored
   29              2       Cypress Point Apartments                               Multifamily                       Conventional
   30              2       Cedarbrook Apartments                                  Multifamily                       Conventional
   31              1       Studio Village Shopping Center                            Retail                           Anchored
   32              1       The Meurice                                            Multifamily                       Conventional
   33              1       Cranbrook Plaza                                           Retail                          Unanchored
   34              1       Hampton Inn - Cocoa Beach, FL                          Hospitality                     Limited Service
   35              2       Americana Mobile Home Park                           Mobile Home Park                  Mobile Home Park
   36              2       Sunrise Springs Apartment Homes                        Multifamily                       Conventional
   37              1       Lovejoy Station Shopping Center                           Retail                           Anchored
   38              1       Loch Raven Plaza                                          Retail                           Anchored
   39              1       A & P Plaza                                               Retail                           Anchored
   40              1       Advocate Medical Office Building                          Office                           Medical
   41              2       Haywood Pointe Apartments                              Multifamily                       Conventional
   42              1       Wesmark Plaza                                             Retail                           Anchored
   43              1       Conyers Plaza II Shopping Center                          Retail                       Shadow Anchored
   44              1       Arrowhead Crossing                                        Retail                       Shadow Anchored
   45              1       Village at Park Centre                                  Mixed Use                       Retail/Office
   46              2       Gleneagle Apartments                                   Multifamily                       Conventional
   47              1       Jefferson Plaza                                         Mixed Use                       Office/Retail
   48              1       INS Building - Boise, ID                                  Office                           Suburban
   49              1       Shoppes at Lake Dow                                       Retail                           Anchored
   50              1       Carpenter's Office Building                               Office                             CBD
   51              1       Lee Road Shopping Center                                  Retail                           Anchored
   52              1       Cordova Collections Shopping Center                       Retail                           Anchored
   53              1       Winn-Dixie/Movie Gallery Shopping Center                  Retail                           Anchored
   54              2       Oak Pointe Apartments                                  Multifamily                       Conventional
   55              2       Greyeagle Apartments                                   Multifamily                       Conventional
   56              1       Northcrest I & II                                       Industrial                        Warehouse
   57              1       Airport Cinema 12                                    Special Purpose                        Cinema
   58              1       Alafaya Village Shopping Center                           Retail                       Shadow Anchored
   59              1       Ventana Plaza                                           Mixed Use                       Retail/Office
   60              2       Cornerstone Apartments Phase II                        Multifamily                       Conventional
   61              2       Carolina Crossing Apartments                           Multifamily                       Conventional
   62              1       Borders Books & Music - McHenry, IL                       Retail                           Anchored
   63              1       Walgreens - St. Paul, MN                                  Retail                           Anchored
   64              1       Osco Drug Store - Chicago, IL                             Retail                           Anchored
   65              1       High Pointe Centre                                        Retail                           Anchored
   66              1       Walgreens - Sherwood, OR                                  Retail                           Anchored
   67              1       Walgreens - Hampton, VA                                   Retail                           Anchored
   68              1       Panola Road Shopping Center                               Retail                          Unanchored
   69              1       Bloomfield Plaza Shopping Center                          Retail                           Anchored
   70              1       One Michigan Place                                        Retail                       Shadow Anchored
   71              1       Walgreens - Hot Springs, AR                               Retail                           Anchored
   72              1       Walgreens - Seattle, WA                                   Retail                           Anchored
   73              2       Manor IV Apartments                                    Multifamily                       Conventional
   74              1       Shops at Westwood                                         Retail                          Unanchored
   75              1       Office Max - Sacramento, CA                               Retail                          Unanchored
   76              1       Walgreens - Loveland, OH                                  Retail                           Anchored
   77              2       Carisbrooke Apartments Phase I                         Multifamily                       Conventional
   78              2       Beaulieu Oaks Townhomes                                Multifamily                       Conventional
   79              2       Meadowlark Apartments                                  Multifamily                       Conventional
   80              2       Creekwood Village at Skippack Mobile Home Park       Mobile Home Park                  Mobile Home Park
   81              1       Campus Walk Shopping Center                               Retail                          Unanchored
   82              1       Walgreens - Jacksonville, FL                              Retail                           Anchored
   83              1       Indian Trail Center                                       Office                           Suburban
   84              1       Walgreens - Saginaw, MI                                   Retail                           Anchored
   85              1       Walgreens - La Marque, TX                                 Retail                           Anchored
   86              2       Hickory Ridge Apartments                               Multifamily                       Conventional
   87              1       Eckerd - Mt. Pleasant, TX                                 Retail                           Anchored
   88              1       CVS - Hamilton, OH                                        Retail                           Anchored
   89              2       Windfield West II Apartments                           Multifamily                    Low Income Housing
   90              1       GSA Building                                              Office                           Suburban
   91              1       Office Depot - London, KY                                 Retail                           Anchored
   92              1       Eckerd - Kilgore,TX                                       Retail                           Anchored
   93              2       Waldorf Creek Apartments                               Multifamily                    Low Income Housing
   94              1       CVS - Mechanicville, NY                                   Retail                           Anchored
   95              1       Office Depot - Laurel, MS                                 Retail                           Anchored
   96              1       Walgreens - Tulsa, OK                                     Retail                           Anchored
   97              1       Walgreens - Broken Arrow, OK                              Retail                           Anchored
   98              1       Eckerd - San Antonio,TX                                   Retail                           Anchored
   99              1       Payless Shoes Retail Building                             Retail                          Unanchored
   100             1       Checker Auto Parts - Rock Springs, WY                     Retail                          Unanchored
   101             1       Checker Auto Parts - Silver City, NM                      Retail                       Shadow Anchored
   102             1       Checker Auto Parts - Lamar, CO                            Retail                          Unanchored

(1) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                                           ANNUAL          INITIAL DEPOSIT
   MORTGAGE     MONTHLY              MONTHLY             DEPOSIT TO           TO CAPITAL                                ONGOING
     LOAN         TAX               INSURANCE           REPLACEMENT         IMPROVEMENTS        INITIAL TI/LC            TI/LC
    NUMBER      ESCROW                ESCROW              RESERVES             RESERVE              ESCROW              FOOTNOTE
------------------------------------------------------------------------------------------------------------------------------------
       1        222,900              108,333              225,655                                                         (1)
       2        198,036                                    42,336                                                         (1)
       3        610,844              112,906              347,945              161,975            7,000,000               (1)
       4                                                                                                                  (1)
       5        285,388                                    88,084              500,000            2,750,000               (1)
       6        132,338                                   143,705
       7        19,540                9,714               152,940              25,000
       8        29,034                                     8,853
       9        39,457                32,370              108,036              108,188            2,000,000
      10        20,123                                     20,561               6,500
      11                                                   19,366                                                         (1)
      12        24,017                6,132                83,640              63,750
      13        24,084                7,288                78,500              24,719
      14        23,305                11,200              130,812              11,050
      15         8,684                2,120                25,969
      16        19,822                11,368               29,172                                                         (1)
      17        36,570                4,740                44,400              25,063
      18         8,102                3,807                16,218                                                         (1)
      19        15,728                1,937                22,382
      20        25,544                13,011               30,750
      21         5,458                1,227                33,984
      22        11,562                3,657                70,596              26,250
      23        36,225                6,365                47,004              15,938
      24        12,356                35,918              600,000              76,625
      25        19,759                5,943                50,500              43,963
      26        10,539                2,918                52,344               3,750
      27        13,333                                                         14,375
      28                                                                        3,438
      29         9,641                2,847                53,000              38,786
      30         8,946                6,667                80,000              82,000
      31        35,001                8,589                28,896
      32        52,047                2,091                33,264              89,931
      33        13,082                2,878                24,259                                                         (1)
      34        19,861                5,932               108,000              61,750
      35         4,417                                     12,900              35,750
      36         7,868                2,872                50,820               1,875
      37         7,547                2,118                7,734               14,500
      38        11,627                5,000                24,156              121,375                                    (1)
      39                              1,052                12,336              13,875
      40        15,833                1,290                10,590                                                         (1)
      41        11,270                                     54,000              160,000
      42                                                   29,380                                  150,000                (1)
      43         5,326                 726                 5,178                1,250                                     (1)
      44         9,220                1,068                12,109               3,125                                     (1)
      45         7,626                 568                 4,649                                                          (1)
      46         9,117                                     48,000              216,000
      47        10,332                                                                             225,000                (1)
      48         4,893                                     6,080
      49
      50         6,016                 800                 11,148                                                         (1)
      51         7,526                4,503                23,865                                   33,600                (1)
      52        10,565                                     22,083                                                         (1)
      53                                                   5,000
      54         7,868                 873                 28,500
      55         7,470                                     39,000              132,000
      56        17,518                1,612                12,000               3,033                                     (1)
      57                                                   6,505
      58         3,054                1,907                5,922                                    75,000                (1)
      59         5,602                1,203                4,843                                                          (1)
      60         3,452                1,673                27,000
      61         6,197                                     51,792              402,000
      62
      63
      64                                                   2,055
      65                                                                                            75,000                (1)
      66                               320
      67
      68         2,979                 359                 2,708                                                          (1)
      69         1,432                1,273                4,060
      70         5,548                 921                 4,386               23,125              100,000                (1)
      71
      72
      73         1,935                1,688                20,000
      74         3,090                 626                 2,274                                    50,000                (1)
      75                               108                                                          47,100                (1)
      76
      77         1,509                1,318                16,000               1,875
      78         1,727                1,370                11,750
      79         1,486                 739                                      2,500
      80         2,474                 238                 1,280                6,125
      81         4,328                1,392                4,600                                    50,000                (1)
      82
      83         2,210                 434                 9,444                                   100,000                (1)
      84
      85
      86         2,810                                     22,860              230,000
      87                                                   1,636                                                          (1)
      88
      89         4,452                 760                 11,907
      90         1,046                 140                 2,619                                                          (1)
      91
      92                                                   1,636                                                          (1)
      93         2,673                1,629                23,000
      94
      95
      96
      97
      98                                                   1,636                                                          (1)
      99
      100
      101
      102

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C10

                              ANNEX A-4          COMMERCIAL TENANT SCHEDULE

MORTGAGE    LOAN                                                                          GENERAL                  SPECIFIC
  LOAN      GROUP                                                                         PROPERTY                 PROPERTY
 NUMBER    NUMBER                             PROPERTY NAME                                 TYPE                     TYPE
-----------------------------------------------------------------------------------------------------------------------------------
    1         1       11 Madison Avenue                                                    Office                    CBD
    2         1       Phillips Point Office Building                                       Office                    CBD
    3         1       Starrett-Lehigh Building                                             Office                    CBD
    4         1       IBM Center                                                           Office                  Suburban
    5         1       North Riverside Park Mall                                            Retail                  Anchored
    6         1       520 Eighth Avenue                                                    Office                    CBD
    8         1       Pine Trail Square                                                    Retail                  Anchored
    9         1       Pacific Center                                                       Office                    CBD
   10         1       Bal Harbour Square                                                   Retail                  Anchored
   11         1       Fairfax Corner-Bldg D                                                Office                  Suburban
   15         1       Merritt Creek Farm Shopping Center                                   Retail                  Anchored
   16         1       Flemington Mall                                                      Retail                  Anchored
   18         1       Festival Plaza                                                       Retail                  Anchored
   19         1       840 North Broadway                                                   Office                  Suburban
   27         1       Aliso Viejo Plaza                                                    Retail              Shadow Anchored
   28         1       Shops of San Marco                                                   Retail                  Anchored
   31         1       Studio Village Shopping Center                                       Retail                  Anchored
   33         1       Cranbrook Plaza                                                      Retail                 Unanchored
   37         1       Lovejoy Station Shopping Center                                      Retail                  Anchored
   38         1       Loch Raven Plaza                                                     Retail                  Anchored
   39         1       A & P Plaza                                                          Retail                  Anchored
   40         1       Advocate Medical Office Building                                     Office                  Medical
   42         1       Wesmark Plaza                                                        Retail                  Anchored
   43         1       Conyers Plaza II Shopping Center                                     Retail              Shadow Anchored
   44         1       Arrowhead Crossing                                                   Retail              Shadow Anchored
   45         1       Village at Park Centre                                             Mixed Use              Retail/Office
   47         1       Jefferson Plaza                                                    Mixed Use              Office/Retail
   48         1       INS Building - Boise, ID                                             Office                  Suburban
   49         1       Shoppes at Lake Dow                                                  Retail                  Anchored
   50         1       Carpenter's Office Building                                          Office                    CBD
   51         1       Lee Road Shopping Center                                             Retail                  Anchored
   52         1       Cordova Collections Shopping Center                                  Retail                  Anchored
   53         1       Winn-Dixie/Movie Gallery Shopping Center                             Retail                  Anchored
   56         1       Northcrest I & II                                                  Industrial               Warehouse
   57         1       Airport Cinema 12                                               Special Purpose               Cinema
   58         1       Alafaya Village Shopping Center                                      Retail              Shadow Anchored
   59         1       Ventana Plaza                                                      Mixed Use              Retail/Office
   62         1       Borders Books & Music - McHenry, IL                                  Retail                  Anchored
   63         1       Walgreens - St. Paul, MN                                             Retail                  Anchored
   64         1       Osco Drug Store - Chicago, IL                                        Retail                  Anchored
   65         1       High Pointe Centre                                                   Retail                  Anchored
   66         1       Walgreens - Sherwood, OR                                             Retail                  Anchored
   67         1       Walgreens - Hampton, VA                                              Retail                  Anchored
   68         1       Panola Road Shopping Center                                          Retail                 Unanchored
   69         1       Bloomfield Plaza Shopping Center                                     Retail                  Anchored
   70         1       One Michigan Place                                                   Retail              Shadow Anchored
   71         1       Walgreens - Hot Springs, AR                                          Retail                  Anchored
   72         1       Walgreens - Seattle, WA                                              Retail                  Anchored
   74         1       Shops at Westwood                                                    Retail                 Unanchored
   75         1       Office Max - Sacramento, CA                                          Retail                 Unanchored
   76         1       Walgreens - Loveland, OH                                             Retail                  Anchored
   81         1       Campus Walk Shopping Center                                          Retail                 Unanchored
   82         1       Walgreens - Jacksonville, FL                                         Retail                  Anchored
   83         1       Indian Trail Center                                                  Office                  Suburban
   84         1       Walgreens - Saginaw, MI                                              Retail                  Anchored
   85         1       Walgreens - La Marque, TX                                            Retail                  Anchored
   87         1       Eckerd - Mt. Pleasant, TX                                            Retail                  Anchored
   88         1       CVS - Hamilton, OH                                                   Retail                  Anchored
   90         1       GSA Building                                                         Office                  Suburban
   91         1       Office Depot - London, KY                                            Retail                  Anchored
   92         1       Eckerd - Kilgore,TX                                                  Retail                  Anchored
   94         1       CVS - Mechanicville, NY                                              Retail                  Anchored
   95         1       Office Depot - Laurel, MS                                            Retail                  Anchored
   96         1       Walgreens - Tulsa, OK                                                Retail                  Anchored
   97         1       Walgreens - Broken Arrow, OK                                         Retail                  Anchored
   98         1       Eckerd - San Antonio,TX                                              Retail                  Anchored
   99         1       Payless Shoes Retail Building                                        Retail                 Unanchored
   100        1       Checker Auto Parts - Rock Springs, WY                                Retail                 Unanchored
   101        1       Checker Auto Parts - Silver City, NM                                 Retail              Shadow Anchored
   102        1       Checker Auto Parts - Lamar, CO                                       Retail                 Unanchored

MORTGAGE    CUT-OFF DATE        NUMBER OF
  LOAN          LOAN              UNITS         UNIT OF
 NUMBER     BALANCE ($)          (UNITS)        MEASURE         LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
    1      143,333,333.00       2,256,552       Sq. Ft.         Credit Suisse First Boston
    2      105,000,000.00        421,650        Sq. Ft.         Gunster Yoakley & Stewart
    3      100,000,000.00       2,319,634       Sq. Ft.         US Customs
    4      80,000,000.00         784,700        Sq. Ft.         IBM Corporation
    5      80,000,000.00         440,421        Sq. Ft.         Plitt Theaters
    6      49,000,000.00         739,718        Sq. Ft.         Mason Tenders District Council Welfare Fund
    8      30,350,000.00         269,576        Sq. Ft.         Albertsons
    9      27,500,000.00         403,312        Sq. Ft.         United Way, Inc.
   10      27,475,431.54         138,594        Sq. Ft.         Circuit City
   11      23,558,899.05         129,107        Sq. Ft.         George Mason Mortgage LLC
   15      18,384,628.67         256,953        Sq. Ft.         Home Depot (ground lease)
   16      16,500,000.00         234,129        Sq. Ft.         Kohl's
   18      14,877,865.60         108,118        Sq. Ft.         Rave Motion Pictures
   19      13,770,919.14         111,908        Sq. Ft.         State of Washington Department of General Administration
   27      11,500,000.00         38,600         Sq. Ft.         Top Nails
   28      11,000,000.00         91,536         Sq. Ft.         Publix
   31      10,000,000.00         203,345        Sq. Ft.         Safeway
   33       9,734,635.97         121,293        Sq. Ft.         Merritt Athletic Club
   37       8,592,414.09         77,336         Sq. Ft.         Publix
   38       8,591,900.71         150,983        Sq. Ft.         Greetings & Readings, Inc.
   39       7,969,565.36         64,920         Sq. Ft.         A & P
   40       7,800,000.00         52,950         Sq. Ft.         Advocate Christ Women's
   42       7,500,000.00         202,364        Sq. Ft.         Georgia Theatre Company
   43       7,393,030.83         51,783         Sq. Ft.         Woody's BAR-B-Q
   44       7,274,045.20         60,547         Sq. Ft.         Savers
   45       6,750,000.00         38,743         Sq. Ft.         Northglenn Dental Group
   47       6,594,615.71         50,748         Sq. Ft.         Humana
   48       6,225,000.00         30,421         Sq. Ft.         United States of America, on behalf of the
                                                                Immigration and Naturalization Service ("INS")
   49       6,100,000.00         73,271         Sq. Ft.         Publix
   50       5,592,000.00         39,815         Sq. Ft.         Hotel & Restaurant Employees
   51       4,990,423.26         169,490        Sq. Ft.         Woolworth
   52       4,988,953.96         92,012         Sq. Ft.         Winn Dixie
   53       4,960,000.00         50,002         Sq. Ft.         Winn Dixie
   56       4,738,589.87         151,369        Sq. Ft.         Iowa Paint
   57       4,584,247.73         38,802         Sq. Ft.         Blue Fox Operations
   58       4,238,635.25         39,477         Sq. Ft.         Calico Jacks Restaurant
   59       4,193,183.85         32,282         Sq. Ft.         Sierra Fitness
   62       3,996,344.15         23,800         Sq. Ft.         Borders, Inc.
   63       3,897,082.49         14,490         Sq. Ft.         Walgreens
   64       3,795,197.21         13,700         Sq. Ft.         Osco Drug
   65       3,748,344.95         61,736         Sq. Ft.         Piggly Wiggly
   66       3,700,000.00         14,560         Sq. Ft.         Walgreens
   67       3,629,130.53         13,650         Sq. Ft.         Walgreens
   68       3,492,552.08         27,312         Sq. Ft.         IHOP (pad lease)
   69       3,447,072.34         20,300         Sq. Ft.         CVS
   70       3,445,622.42         43,860         Sq. Ft.         Family Dollar
   71       3,374,000.00         14,259         Sq. Ft.         Walgreens
   72       3,349,500.00         14,410         Sq. Ft.         Walgreens
   74       3,035,358.88         22,736         Sq. Ft.         West Wood Wine & Spirits, LLC
   75       3,021,773.68         23,500         Sq. Ft.         Office Max
   76       2,996,871.69         14,490         Sq. Ft.         Walgreens
   81       2,543,068.42         30,664         Sq. Ft.         Mexican Grocer
   82       2,510,750.00         15,120         Sq. Ft.         Walgreens
   83       2,350,000.00         46,236         Sq. Ft.         RE/MAX
   84       2,282,500.00         15,120         Sq. Ft.         Walgreens
   85       2,277,000.00         15,120         Sq. Ft.         Walgreens
   87       2,118,008.72         10,908         Sq. Ft.         Eckerd
   88       1,787,500.00         11,180         Sq. Ft.         CVS
   90       1,692,093.16         11,388         Sq. Ft.         General Services Administration (Social Security Administration)
   91       1,680,000.00         20,468         Sq. Ft.         Office Depot
   92       1,674,704.55         10,908         Sq. Ft.         Eckerd
   94       1,290,000.00         10,125         Sq. Ft.         CVS
   95       1,270,000.00         20,515         Sq. Ft.         Office Depot
   96       1,215,500.00         13,000         Sq. Ft.         Walgreens
   97       1,127,500.00         13,000         Sq. Ft.         Walgreens
   98       1,004,822.80         10,908         Sq. Ft.         Eckerd
   99        860,000.00           5,534         Sq. Ft.         Payless ShoeSource, Inc.
   100       459,630.81           7,000         Sq. Ft.         Checker Auto Parts
   101       450,558.11           7,000         Sq. Ft.         Checker Auto Parts
   102       280,588.68           6,000         Sq. Ft.         Checker Auto Parts

                                                                                                               2ND
   MORTGAGE                                                                                                  LARGEST
     LOAN            LARGEST TENANT         LARGEST TENANT                                                    TENANT
    NUMBER              % OF NRA               EXP. DATE       2ND LARGEST TENANT NAME                    % OF NRA (%)
---------------------------------------------------------------------------------------------------------------------------
       1                 85.15%             Multiple Spaces    Aon (sublet to IBM)                            6.12%
       2                 12.50%               31-Dec-2013      Conopco (Unilever)                             9.04%
       3                 11.48%               31-Oct-2013      Martha Stewart                                 6.88%
       4                100.00%               30-Sep-2014
       5                 6.81%                31-Jan-2008      Old Navy                                       4.56%
       6                 6.54%                28-Feb-2018      Selfhelp Community Services, Inc.              6.08%
       8                 20.03%               30-Nov-2011      LA Fitness                                    15.11%
       9                 12.08%             Multiple Spaces    LACMA                                          5.58%
      10                 23.83%               31-Oct-2021      Linens 'n Things                              21.21%
      11                 25.96%               30-Jun-2007      C.C. Pace Systems, Inc.                       15.11%
      15                 47.11%               31-Jan-2024      Marshalls                                     11.68%
      16                 36.92%               31-Jan-2024      Burlington Coat Factory                       32.26%
      18                 54.49%               31-Dec-2020      Mellow Mushroom                                3.70%
      19                100.00%               30-Jun-2010
      27                 8.55%                31-Jan-2006      CA Chiropractic                                7.46%
      28                 48.36%               31-May-2023      Walgreens                                     15.83%
      31                 26.52%               31-Mar-2010      Toys "R" Us                                   17.91%
      33                 19.68%               14-Oct-2013      Coliseum Sports Bar                            9.48%
      37                 62.01%               1-Jan-2016       Blockbuster Video                              6.18%
      38                 28.99%               31-Jan-2009      A&P (sublet to JoAnn's Fabrics)               17.65%
      39                 90.30%               31-Mar-2021      Denny's                                        9.70%
      40                 21.80%               31-Oct-2012      High Technology (Advocate)                    12.37%
      42                 15.13%               31-May-2009      Big Lots                                      14.82%
      43                 10.31%               31-Dec-2012      More For a Dollar                              8.69%
      44                 41.30%               31-Jul-2013      Pure Fitness                                  39.30%
      45                 7.78%                31-Oct-2008      Delectable Egg                                 7.59%
      47                 15.01%               12-Jul-2005      Schoenfield Securities                         8.79%
      48                100.00%               20-Feb-2012
      49                 60.42%               1-Mar-2022       Blockbuster Video                              6.55%
      50                 19.65%               31-Oct-2009      Capitol Wholesale Imports                     14.19%
      51                 42.79%               31-Jan-2009      Sam Ash Pennsylvania                          14.87%
      52                 48.91%               22-Jan-2012      Michaels                                      21.75%
      53                 91.60%               30-Jun-2023      Movie Gallery                                  8.40%
      56                 11.27%               28-Feb-2006      Absolute Print Graphics Inc.                  10.75%
      57                100.00%               30-Jun-2019
      58                 20.50%               31-Aug-2007      Bio-Medical Applications                      10.97%
      59                 31.80%               31-May-2012      DSDP, LLC dba Piazza Gavi                     12.26%
      62                100.00%               31-Jan-2023
      63                100.00%               31-Jan-2079
      64                100.00%               2-Dec-2021
      65                 67.12%               8-Aug-2014       CVS (SunCom)                                  13.69%
      66                100.00%               31-Dec-2078
      67                100.00%               31-Oct-2078
      68                 18.31%               25-Feb-2027      Bank of America (pad lease)                   16.48%
      69                 53.60%               31-Jan-2026      Stop n' Go Convenience                        11.82%
      70                 18.60%               31-Dec-2009      Advance Auto Parts                            15.96%
      71                100.00%               31-Dec-2078
      72                100.00%               30-Nov-2062
      74                 18.55%               15-Aug-2015      West Woods Tanning dba The Hot Spot           16.00%
      75                100.00%               1-Sep-2014
      76                100.00%               31-Mar-2061
      81                 12.31%               30-Jun-2006      Countrywide Home Loans                        11.66%
      82                100.00%               30-Sep-2060
      83                 15.73%               30-Nov-2008      Metro Mortgage                                 9.75%
      84                100.00%               30-Apr-2061
      85                100.00%               30-Jun-2060
      87                100.00%               25-Jan-2020
      88                100.00%               24-Feb-2019
      90                100.00%               10-Jun-2013
      91                100.00%               30-Sep-2016
      92                100.00%               20-Sep-2020
      94                100.00%               31-Jan-2018
      95                100.00%               31-Oct-2017
      96                100.00%               31-Dec-2043
      97                100.00%               31-Oct-2043
      98                100.00%               21-Nov-2019
      99                 51.21%               30-Nov-2013      Fields Chiropractic Clinic                    27.11%
      100               100.00%               31-Aug-2014
      101               100.00%               31-Aug-2014
      102               100.00%               31-Aug-2017


                          2ND                                                                   3RD                3RD
   MORTGAGE             LARGEST                                                               LARGEST            LARGEST
     LOAN               TENANT                                                                TENANT              TENANT
    NUMBER             EXP. DATE        3RD LARGEST TENANT NAME                              % OF NRA           EXP. DATE
--------------------------------------------------------------------------------------------------------------------------------
       1              30-Apr-2013       Omnicom                                                4.23%           30-Sep-2008
       2              30-Apr-2007       Greenberg Traurig                                      8.32%           31-May-2011
       3              16-Dec-2009       FBI                                                    5.10%           31-Oct-2008
       4
       5              28-Feb-2007       Lerner New York & Co.                                  2.75%               MTM
       6              30-Jun-2011       G & G Shops Inc                                        5.41%           31-Jan-2006
       8              1-Nov-2017        Marshalls                                             11.25%           31-Jan-2012
       9              31-Dec-2005       American Business Bank                                 5.57%         Multiple Spaces
      10              1-Nov-2005        Comp USA                                              12.27%           31-Oct-2014
      11              30-Sep-2006       The Ryland Group Inc.                                 11.10%           31-Dec-2007
      15              31-Aug-2012       AC Moore                                               8.29%            1-Oct-2012
      16              30-Nov-2008       Borders, Inc.                                          9.99%           31-Jan-2019
      18              1-Jan-2017        Atlanta Bread                                          3.58%           31-Jan-2014
      19
      27              31-Jul-2006       Citibank                                               7.25%           30-Apr-2006
      28              30-Jun-2023       Lucky's Antique Gallery                                8.20%           30-Sep-2008
      31              31-Jan-2007       T.J. Maxx                                             12.40%           31-Jan-2007
      33              31-Aug-2011       Patrick's Restaurant                                   6.60%           30-Sep-2005
      37              30-Apr-2006       Family MedCare Center                                  3.78%           30-Jun-2006
      38              30-Sep-2005       Firestone                                              9.93%           31-Dec-2010
      39              28-Feb-2018
      40              31-Oct-2012       Tinley Orland Medical Center, LLC (Advocate)          10.98%           30-Jan-2012
      42              31-Jan-2008       Goody's                                               12.33%           31-May-2005
      43              30-Jun-2008       Chapter 11 Discount Bookstore                          8.21%           30-Sep-2008
      44              30-Nov-2023       David's Bridal                                        19.40%           31-Oct-2013
      45              31-Dec-2007       Tokyo Joe's                                            6.88%           31-Aug-2007
      47              31-May-2006       Dr. Applebaum                                          7.88%           14-Jul-2004
      48
      49              1-Jun-2007        Pete's Carlton Cards                                   3.82%            1-Nov-2005
      50              30-Sep-2004       Regan Associates, Chartered                           11.68%           30-Sep-2009
      51              31-Jan-2007       Save-A-Lot                                             7.79%           31-Aug-2006
      52              28-Feb-2008       S & K Famous Brands                                    3.91%           31-Jan-2006
      53              31-Aug-2008
      56              31-Jan-2005       Water Heaters Only LLC                                10.65%           31-Oct-2007
      57
      58              31-Dec-2006       Feng Li, MD                                            9.19%           30-Jun-2005
      59              31-Oct-2012       JPK Restaurants dba Yama                               8.12%           22-Aug-2013
      62
      63
      64
      65              31-Oct-2009       Groucho's Deli                                         5.10%            1-Jul-2010
      66
      67
      68              26-Aug-2013       Orthodontic Centers of Georgia                         9.11%           21-Jan-2013
      69              1-Aug-2012        Bloomfield Cleaners                                   11.82%               MTM
      70              30-Jun-2013       Rainbow Apparel                                       13.68%           31-Jan-2006
      71
      72
      74              30-Jun-2007       Royal Garden                                          12.98%           28-Feb-2013
      75
      76
      81              30-Jun-2006       Clearwater Gas                                         9.30%           30-Sep-2004
      82
      83              28-Feb-2008       WTS Agencies                                           7.52%           30-Jun-2005
      84
      85
      87
      88
      90
      91
      92
      94
      95
      96
      97
      98
      99              3-Feb-2007        Cash Advance Centers of South Carolina, Inc.          21.68%               MTM
      100
      101
      102

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C10

      ANNEX A-5                        CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES (CROSSED & PORTFOLIOS)

   MORTGAGE          LOAN
     LOAN           GROUP
    NUMBER          NUMBER                     PROPERTY NAME                             CITY                    STATE
------------------------------------------------------------------------------------------------------------------------------
    Various           1        Cole Companies Portfolio                                Various                  Various
------------------------------------------------------------------------------------------------------------------------------
      72              1        Walgreens - Seattle, WA                                 Seattle                    WA
      82              1        Walgreens - Jacksonville, FL                          Jacksonville                 FL
      84              1        Walgreens - Saginaw, MI                                 Saginaw                    MI
      85              1        Walgreens - La Marque, TX                              La Marque                   TX
      88              1        CVS - Hamilton, OH                                      Hamilton                   OH
      91              1        Office Depot - London, KY                                London                    KY
      94              1        CVS - Mechanicville, NY                              Mechanicville                 NY
      95              1        Office Depot - Laurel, MS                                Laurel                    MS
      96              1        Walgreens - Tulsa, OK                                    Tulsa                     OK
      97              1        Walgreens - Broken Arrow, OK                          Broken Arrow                 OK
      99              1        Payless Shoes Retail Building                           Columbia                   SC

    Various           1        Eckerd Portfolio                                        Various                    TX
------------------------------------------------------------------------------------------------------------------------------
      87              1        Eckerd - Mt. Pleasant, TX                             Mt. Pleasant                 TX
      92              1        Eckerd - Kilgore,TX                                     Kilgore                    TX
      98              1        Eckerd - San Antonio,TX                               San Antonio                  TX

   MORTGAGE            CROSS COLLATERALIZED                                                  CUT-OFF           % OF AGGREGATE
     LOAN                   AND CROSS                         ORIGINAL LOAN                 DATE LOAN           CUT-OFF DATE
    NUMBER              DEFAULTED LOAN FLAG                    BALANCE ($)                 BALANCE ($)            BALANCE
----------------------------------------------------------------------------------------------------------------------------------
    Various          Cole Companies Portfolio                 19,650,250.00               19,650,250.00            1.52%
----------------------------------------------------------------------------------------------------------------------------------
      72             Cole Companies Portfolio                 3,349,500.00                3,349,500.00             0.26%
      82             Cole Companies Portfolio                 2,510,750.00                2,510,750.00             0.19%
      84             Cole Companies Portfolio                 2,282,500.00                2,282,500.00             0.18%
      85             Cole Companies Portfolio                 2,277,000.00                2,277,000.00             0.18%
      88             Cole Companies Portfolio                 1,787,500.00                1,787,500.00             0.14%
      91             Cole Companies Portfolio                 1,680,000.00                1,680,000.00             0.13%
      94             Cole Companies Portfolio                 1,290,000.00                1,290,000.00             0.10%
      95             Cole Companies Portfolio                 1,270,000.00                1,270,000.00             0.10%
      96             Cole Companies Portfolio                 1,215,500.00                1,215,500.00             0.09%
      97             Cole Companies Portfolio                 1,127,500.00                1,127,500.00             0.09%
      99             Cole Companies Portfolio                  860,000.00                  860,000.00              0.07%

    Various              Eckerd Portfolio                     4,870,000.00                4,797,536.07             0.37%
----------------------------------------------------------------------------------------------------------------------------------
      87                 Eckerd Portfolio                     2,150,000.00                2,118,008.72             0.16%
      92                 Eckerd Portfolio                     1,700,000.00                1,674,704.55             0.13%
      98                 Eckerd Portfolio                     1,020,000.00                1,004,822.80             0.08%

                    ORIGINAL       REMAINING                         ORIGINAL
   MORTGAGE         TERM TO         TERM TO         REMAINING          AMORT        REMAINING         MONTHLY
     LOAN         MATURITY OR     MATURITY OR       IO PERIOD          TERM           AMORT             P&I
    NUMBER         ARD (MOS.)      ARD (MOS.)         (MOS.)          (MOS.)       TERM (MOS.)     PAYMENTS ($)
-------------------------------------------------------------------------------------------------------------------
    Various            60              58               58              IO             IO               IO
-------------------------------------------------------------------------------------------------------------------
      72               60              58               58              IO             IO               IO
      82               60              58               58              IO             IO               IO
      84               60              58               58              IO             IO               IO
      85               60              58               58              IO             IO               IO
      88               60              58               58              IO             IO               IO
      91               60              58               58              IO             IO               IO
      94               60              58               58              IO             IO               IO
      95               60              58               58              IO             IO               IO
      96               60              58               58              IO             IO               IO
      97               60              58               58              IO             IO               IO
      99               60              58               58              IO             IO               IO

    Various           108              97                               300            289           31,616.06
-------------------------------------------------------------------------------------------------------------------
      87              108              97                               300            289           13,957.81
      92              108              97                               300            289           11,036.41
      98              108              97                               300            289           6,621.84

                   MATURITY DATE
   MORTGAGE           OR ARD                                                             CUT-OFF
     LOAN             BALLOON               APPRAISED                                   DATE LTV
    NUMBER          BALANCE ($)             VALUE ($)                DSCR (x)             RATIO
----------------------------------------------------------------------------------------------------
    Various        19,650,250.00          35,895,000.00                3.18              54.74%
----------------------------------------------------------------------------------------------------
      72           3,349,500.00           6,090,000.00                 3.07              55.00%
      82           2,510,750.00           4,715,000.00                 3.19              53.25%
      84           2,282,500.00           4,150,000.00                 3.13              55.00%
      85           2,277,000.00           4,140,000.00                 3.15              55.00%
      88           1,787,500.00           3,250,000.00                 3.30              55.00%
      91           1,680,000.00           3,100,000.00                 3.36              54.19%
      94           1,290,000.00           2,280,000.00                 3.05              56.58%
      95           1,270,000.00           2,310,000.00                 3.35              54.98%
      96           1,215,500.00           2,210,000.00                 3.24              55.00%
      97           1,127,500.00           2,050,000.00                 3.23              55.00%
      99            860,000.00            1,600,000.00                 3.06              53.75%

    Various        3,924,304.59           6,740,000.00                 1.33              71.18%
----------------------------------------------------------------------------------------------------
      87           1,732,495.70           2,720,000.00                 1.30              77.87%
      92           1,369,880.02           2,180,000.00                 1.30              76.82%
      98            821,928.87            1,840,000.00                 1.45              54.61%

                                                                CUT-OFF
                                                               DATE LOAN
   MORTGAGE       LTV RATIO                                     AMOUNT        UW NET
     LOAN         AT MATURITY     NUMBER OF        UNIT OF        PER          CASH
    NUMBER          OR ARD       UNITS (UNITS)     MEASURE    (UNIT) ($)      FLOW ($)
------------------------------------------------------------------------------------------
    Various         54.74%         153,592         Sq. Ft.      127.94     2,684,815.65
------------------------------------------------------------------------------------------
      72            55.00%          14,410         Sq. Ft.      232.44      441,849.00
      82            53.25%          15,120         Sq. Ft.      166.05      343,808.00
      84            55.00%          15,120         Sq. Ft.      150.96      306,948.00
      85            55.00%          15,120         Sq. Ft.      150.60      307,918.00
      88            55.00%          11,180         Sq. Ft.      159.88      253,162.65
      91            54.19%          20,468         Sq. Ft.       82.08      242,206.54
      94            56.58%          10,125         Sq. Ft.      127.41      168,698.70
      95            54.98%          20,515         Sq. Ft.       61.91      182,268.08
      96            55.00%          13,000         Sq. Ft.       93.50      168,805.00
      97            55.00%          13,000         Sq. Ft.       86.73      156,195.00
      99            53.75%          5,534          Sq. Ft.      155.40      112,956.68

    Various         58.22%          32,724         Sq. Ft.      146.61      505,265.90
------------------------------------------------------------------------------------------
      87            63.69%          10,908         Sq. Ft.      194.17      217,252.62
      92            62.84%          10,908         Sq. Ft.      153.53      172,610.92
      98            44.67%          10,908         Sq. Ft.       92.12      115,402.37

                                                                         ANNEX B

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004

                                                     DISTRIBUTION DATE STATEMENT
                                                          TABLE OF CONTENTS

                                   STATEMENT SECTIONS                                       PAGE(S)
                                   ------------------                                       -------
                                   Certificate Distribution Detail                            2
                                   Certificate Factor Detail                                  3
                                   Reconciliation Detail                                      4
                                   Other Required Information                                 5
                                   Cash Reconciliation                                        6
                                   Ratings Detail                                             7
                                   Current Mortgage Loan and Property Stratification Tables  8-10
                                   Mortgage Loan Detail                                       11
                                   Principal Prepayment Detail                                12
                                   Historical Detail                                          13
                                   Delinquency Loan Detail                                    14
                                   Specially Serviced Loan Detail                            15-16
                                   Modified Loan Detail                                       17
                                   Liquidated Loan Detail                                     18


                DEPOSITOR                                   MASTER SERVICER                        SPECIAL SERVICER
---------------------------------------------     -----------------------------------           -----------------------------
Wachovia Commercial Mortgage Securities, Inc.     Wachovia Bank, National Association           Lennar Partners, Inc.
301 South College Street                          8739 Research Drive                           1601 Washington Avenue
Charlotte, NC 28288-1016                          URP 4, NC1075                                 Suite 800
                                                  Charlotte, NC 28262                           Miami Beach, FL 33139

Contact:       Tim Steward                        Contact:       Timothy S. Ryan                Contact:       Steve Bruha
Phone Number   (704) 593-7822                     Phone Number   (704) 593-7878                 Phone Number   (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004

                                               CERTIFICATE DISTRIBUTION DETAIL

                                                                                                                           Current
                                                                                      Realized Loss /                      Subordi-
              Pass-Through Original Beginning   Principal     Interest    Prepayment Additional Trust     Total    Ending  nation
Class  CUSIP    Rate        Balance  Balance   Distribution  Distribution   Premium    Fund Expenses  Distribution Balance Level (1)
------------------------------------------------------------------------------------------------------------------------------------
A-1           0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
A-2           0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
A-3           0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
A-4           0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
B             0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
C             0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
D             0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
E             0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
F             0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
G             0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
H             0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
J             0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
K             0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
L             0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
M             0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
N             0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
O             0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
P             0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
V             0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
Z-I           0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
Z-II          0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
Z-III         0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
R-I           0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
R-II          0.000000%       0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
Totals


                                   Original      Beginning                                                 Ending
                   Pass-Through    Notional       Notional       Interest    Prepayment    Total          Notional
Class    CUSIP        Rate          Amount         Amount      Distribution   Premium    Distribution      Amount
------------------------------------------------------------------------------------------------------------------------------------
IO                  0.000000%        0.00           0.00          0.00          0.00        0.00            0.00
------------------------------------------------------------------------------------------------------------------------------------


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004

                                           CERTIFICATE FACTOR DETAIL

                                                                                                   Realized Loss/
                       Beginning          Principal           Interest            Prepayment       Additional Trust      Ending
Class     CUSIP         Balance          Distribution       Distribution           Premium          Fund Expenses        Balance
------------------------------------------------------------------------------------------------------------------------------------
A-1                   0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
A-2                   0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
A-3                   0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
A-4                   0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
B                     0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
C                     0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
D                     0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
E                     0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
F                     0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
G                     0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
H                     0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
J                     0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
K                     0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
L                     0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
M                     0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
N                     0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
O                     0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
P                     0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
V                     0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
Z-I                   0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
Z-II                  0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
Z-III                 0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
R-I                   0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
R-II                  0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
------------------------------------------------------------------------------------------------------------------------------------



                   Beginning                                 Ending
                    Notional       Interest    Prepayment   Notional
Class    CUSIP       Amount      Distribution   Premium      Amount
--------------------------------------------------------------------------------
IO                 0.00000000     0.00000000   0.00000000  0.00000000
--------------------------------------------------------------------------------


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004


                                                     RECONCILIATION DETAIL

ADVANCE SUMMARY                                                                      SERVICING FEE SUMMARY

P & I Advances Outstanding                           0.00          Current Period Accrued Servicing Fees                    0.00
Servicing Advances Outstanding                       0.00          Less Delinquent Servicing Fees                           0.00

Reimbursement for Interest on Advances                             Less Reductions to Servicing Fees                        0.00
paid from general collections                        0.00
                                                                   Plus Servicing Fees for Delinquent Payments Received     0.00
Reimbursement for Interest on Servicing
Advances paid from general collections               0.00          Plus Adjustments for Prior Servicing Calculation         0.00

Aggregate Amount of Nonrecoverable Advances          0.00          Total Servicing Fees Collected                           0.00



CERTIFICATE INTEREST RECONCILIATION

             Accrued       Net Aggregate    Distributable     Distributable      Additional                   Remaining Unpaid
           Certificate      Prepayment       Certificate   Certificate Interest  Trust Fund    Interest         Distributable
Class       Interest    Interest Shortfall     Interest        Adjustment         Expenses   Distribution    Certificate Interest
------------------------------------------------------------------------------------------------------------------------------------
A-1
A-2
A-3
A-4
IO
 B
 C
 D
 E
 F
 G
 H
 J
 K
 L
 M
 N
 O
 P
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004


                                                    OTHER REQUIRED INFORMATION

                                                                                         Appraisal Reduction Amount
Available Distribution Amount                          0.00
                                                                                          Appraisal   Cumulative     Most Recent
                                                                               Loan      Reduction       ASER         App. Red.
Aggregate Number of Outstanding Loans                     0                   Number       Amount        Amount         Date
                                                                              ---------------------------------------------------
Aggregate Stated Principal Balance of Loans before     0.00

Aggregate Stated Principal Balance of Loans
after Distributions                                    0.00

Aggregate Unpaid Principal Balance of Loans            0.00

Net Swap Payment received from Counterparty            0.00

Net Swap Payment made to Counterparty                  0.00

Aggregate Amount of Servicing Fee                      0.00

Aggregate Amount of Special Servicing Fee              0.00

Aggregate Amount of Trustee Fee                        0.00

Aggregate Trust Fund Expenses                          0.00


Interest Reserve Deposit                               0.00

Interest Reserve Withdrawal                            0.00
                                                                             ----------------------------------------------------
                                                                             Total
Specially Serviced Loans not Delinquent                                      ----------------------------------------------------

   Number of Outstanding Loans                            0

   Aggregate Unpaid Principal Balance                  0.00



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004


                                                     CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED                                             TOTAL FUNDS DISTRIBUTED

  INTEREST:                                                         FEES:
    Interest paid or advanced                      0.00               Master Servicing Fee                           0.00
    Interest reductions due to Non-Recoverability                     Trustee Fee                                    0.00
      Determinations                               0.00               Certificate Administration Fee                 0.00
    Interest Adjustments                           0.00               Insurer Fee                                    0.00
    Deferred Interest                              0.00               Miscellaneous Fee                              0.00
    Net Prepayment Interest Shortfall              0.00                                                                   --------
    Net Prepayment Interest Excess                 0.00                 TOTAL FEES                                            0.00
    Extension Interest                             0.00
    Interest Reserve Withdrawal                    0.00             ADDITIONAL TRUST FUND EXPENSES:
                                                        --------      Reimbursement for Interest on Advances         0.00
      TOTAL INTEREST COLLECTED                              0.00      ASER Amount                                    0.00
                                                                    Special Servicing Fee                            0.00
  PRINCIPAL:                                                          Rating Agency Expenses                         0.00
    Scheduled Principal                            0.00               Attorney Fees & Expenses                       0.00
    Unscheduled Principal                          0.00               Bankruptcy Expense                             0.00
      Principal Prepayments                        0.00               Taxes Imposed on Trust Fund                    0.00
      Collection of Principal after Maturity Date  0.00               Non-Recoverable Advances                       0.00
      Recoveries from Liquidation and Insurance                       Other Expenses                                 0.00
        Proceeds                                   0.00                                                                   --------
      Excess of Prior Principal Amounts paid       0.00                 TOTAL ADDITIONAL TRUST FUND EXPENSES                  0.00
      Curtailments                                 0.00
    Negative Amortization                          0.00           INTEREST RESERVE DEPOSIT                                    0.00
    Principal Adjustments                          0.00
                                                        --------    PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      TOTAL PRINCIPAL COLLECTED                             0.00      Interest Distribution                          0.00
                                                                      Principal Distribution                         0.00
  OTHER:                                                              Prepayment Penalties/Yield Maintenance         0.00
    Prepayment Penalties/Yield Maintenance         0.00               Borrower Option Extension Fees                 0.00
    Repayment Fees                                 0.00               Equity Payments Paid                           0.00
    Borrower Option Extension Fees                 0.00               Net Swap Counterparty Payments Paid            0.00
    Equity Payments Received                       0.00                                                                   --------
    Net Swap Counterparty Payments Received        0.00                TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS          0.00
                                                        --------                                                          --------
      TOTAL OTHER COLLECTED                                 0.00  TOTAL FUNDS DISTRIBUTED                                     0.00
                                                        --------                                                          ========
TOTAL FUNDS COLLECTED                                       0.00
                                                        ========




Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 6 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004

                                                               RATINGS DETAIL

                                                           Original Ratings         Current Ratings (1)
                                                     --------------------------  --------------------------
                                    Class    CUSIP    Fitch    Moody's    S & P   Fitch   Moody's   S & P
                                  --------  -------  -------  --------   ------  ------- --------- --------
                                    A-1
                                    A-2
                                    A-3
                                    A-4
                                    IO
                                     B
                                     C
                                     D
                                     E
                                     F
                                     G
                                     H
                                     J
                                     K
                                     L
                                     M
                                     N
                                     O
                                     P
                                  --------------------------------------------------------------------------

NR   - Designates that the class was not rated by the above agency at the time of original issuance.

X    - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A  - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                     Moody's Investors Service    Standard & Poor's Rating Services
One State Street Plaza          99 Church Street             55 Water Street
New York, New York 10004        New York, New York 10007     New York, New York 10041
(212) 908-0500                  (212) 553-0300               (212) 438-2430


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004

                                       CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          SCHEDULED BALANCE                                                    STATE (3)
-----------------------------------------------------------------       ------------------------------------------------------------
                                 % of                                                                % of
Scheduled     # of    Scheduled  Agg.  WAM           Weighted                   # of     Scheduled   Agg.   WAM          Weighted
 Balance     Loans     Balance   Bal.  (2)    WAC   Avg DSCR (1)        State   Props     Balance    Bal.   (2)    WAC  Avg DSCR (1)
-----------------------------------------------------------------       ------------------------------------------------------------














-----------------------------------------------------------------       ------------------------------------------------------------
Totals                                                                  Totals
-----------------------------------------------------------------       ------------------------------------------------------------


See footnotes on last page of this section.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004



                                         CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                   DEBT SERVICE COVERAGE RATIO  (1)                                   PROPERTY TYPE   (3)
------------------------------------------------------------------   ---------------------------------------------------------------
                                 % of                                                             % of
 Debt Service   # of    Scheduled  Agg.  WAM           Weighted       Property  # of    Scheduled   Agg.   WAM          Weighted
Coverage Ratio  Loans    Balance   Bal.  (2)    WAC   Avg DSCR (1)      Type    Props    Balance    Bal.   (2)    WAC  Avg DSCR (1)
------------------------------------------------------------------   ---------------------------------------------------------------











------------------------------------------------------------------   ---------------------------------------------------------------
   Totals                                                            Totals
------------------------------------------------------------------   ---------------------------------------------------------------


                             NOTE RATE                                              SEASONING
------------------------------------------------------------------   ---------------------------------------------------------------
                                 % of                                                             % of
   Note       # of    Scheduled  Agg.  WAM           Weighted                  # of    Scheduled   Agg.   WAM          Weighted
   Rate      Loans     Balance   Bal.  (2)    WAC   Avg DSCR (1)    Seasoning  Loans    Balance    Bal.   (2)    WAC  Avg DSCR (1)
------------------------------------------------------------------   ---------------------------------------------------------------











------------------------------------------------------------------   ---------------------------------------------------------------
   Totals                                                            Totals
------------------------------------------------------------------   ---------------------------------------------------------------

See footnotes on last page of this section.


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004


                                               CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

       ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                       REMAINING STATED TERM (FULLY AMORTIZING LOANS)
------------------------------------------------------------------   ---------------------------------------------------------------
 Anticipated                       % of                              Remaining                      % of
  Remaining     # of    Scheduled  Agg.  WAM           Weighted        Stated   # of    Scheduled   Agg.   WAM          Weighted
   Term (2)     Loans    Balance   Bal.  (2)    WAC   Avg DSCR (1)      Term    Loans    Balance    Bal.   (2)    WAC  Avg DSCR (1)
------------------------------------------------------------------   ---------------------------------------------------------------






------------------------------------------------------------------   ---------------------------------------------------------------
Totals                                                                Totals
------------------------------------------------------------------   ---------------------------------------------------------------


       REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                              AGE OF MOST RECENT NOI
------------------------------------------------------------------ -----------------------------------------------------------------
  Remaining                        % of                                                             % of
 Amortization   # of    Scheduled  Agg.  WAM           Weighted    Age of Most  # of     Scheduled   Agg.   WAM          Weighted
    Term        Loans    Balance   Bal.  (2)    WAC   Avg DSCR (1) Recent NOI   Loans     Balance    Bal.   (2)    WAC  Avg DSCR (1)
------------------------------------------------------------------ -----------------------------------------------------------------







------------------------------------------------------------------ -----------------------------------------------------------------
Totals                                                              Totals
------------------------------------------------------------------ -----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004


                                              MORTGAGE LOAN DETAIL

          Property                                 Anticipated          Neg. Beginning  Ending  Paid Appraisal Appraisal  Res.  Mod.
 Loan      Type           Interest Principal Gross Repayment Maturity Amort Scheduled Scheduled Thru Reduction Reduction Strat. Code
Number ODCR (1) City State Payment  Payment  Coupon   Date      Date  (Y/N)  Balance   Balance  Date    Date     Amount   (2)   (3)
------------------------------------------------------------------------------------------------------------------------------------











------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

       (1) Property Type Code                            (2) Resolution Strategy Code                      (3) Modification Code
       ----------------------                            ----------------------------                      ---------------------
MF - Multi-Family    OF -  Office       1 - Modification 6 - DPO                10 - Deed in Lieu Of     1 - Maturity Date Extension
RT - Retail          MU -  Mixed Use    2 - Foreclosure  7 - REO                     Foreclosure         2 - Amortization Change
HC - Health Care     LO -  Lodging      3 - Bankruptcy   8 - Resolved           11 - Full Payoff         3 - Principal Write-Off
IN - Industrial      SS -  Self Storage 4 - Extension    9 - Pending Return     12 - Reps and Warranties 4 - Combination
WH - Warehouse       OT -  Other        5 - Note Sale        to Master Servicer 13 - Other or TBD
MH - Mobile Home Park


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004

                                                     PRINCIPAL PREPAYMENT DETAIL

                                               Principal Prepayment Amount               Prepayment Penalties
                     Offering Document   -------------------------------------   ----------------------------------------------
      Loan Number    Cross-Reference     Payoff Amount      Curtailment Amount   Prepayment Premium   Yield Maintenance Premium
-------------------------------------------------------------------------------------------------------------------------------










-------------------------------------------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------------------------------------------



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004

                                                            HISTORICAL DETAIL

                                             Delinquencies                                 Prepayments        Rate and Maturities
------------------------------------------------------------------------------------------------------------------------------------
Distribution 30-59 Days 60-89 Days 90 Days or More Foreclosure    REO    Modifications Curtailments   Payoff  Next Weighted Avg.
  Date      #  Balance  #  Balance  #   Balance    #   Balance #  Balance #   Balance  #   Amount   #   Amount   Coupon  Remit   WAM
------------------------------------------------------------------------------------------------------------------------------------




























------------------------------------------------------------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004


                                                        DELINQUENCY LOAN DETAIL

        Offering
        Document  # of    Paid    Current Outstanding Status of Resolution Servicing              Actual  Outstanding
 Loan    Cross-  Months  Through   P & I     P & I     Mortgage  Strategy  Transfer  Forcelosure Principal Servicing Bankruptcy  REO
Number Reference Delinq.   Date  Advances  Advances**  Loan (1)  Code (2)    Date      Date       Balance   Advances    Date    Date
------------------------------------------------------------------------------------------------------------------------------------











------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

                        (1) Status of Mortgage Loan                                    (2) Resolution Strategy Code
                        ---------------------------                                    ----------------------------
A - Payment Not Received 0 - Current               4 - Assumed Scheduled   1 - Modification 6 - DPO                10 - Deed In
    But Still in Grace   1 - One Month Delinquent      Payment (Performing 2 - Foreclosure  7 - REO                     Lieu Of
    Period               2 - Two Months Delinquent     Matured Balloon)    3 - Bankruptcy   8 - Resolved                Foreclosure
B - Late Payment But     3 - Three or More Months  7 - Foreclosure         4 - Extension    9 - Pending Return     11 - Full Payoff
    Less Than 1 Month        Delinquent            9 - REO                 5 - Note Sale        to Master Servicer 12 - Reps and
    Delinquent                                                                                                          Warranties
                                                                                                                   13 - Other or TBD


** Outstanding P & I Advances include the current period advance.


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004


                                        SPECIALLY SERVICED LOAN DETAIL - PART 1

            Offering   Servicing Resolution                                             Net                             Remaining
 Loan      Document    Transfer  Strategy  Scheduled Property       Interest  Actual Operating DSCR      Note Maturity Amortization
Number Cross-Reference   Date    Code (1)   Balance  Type (2) State  Rate    Balance   Income  Date DSCR Date   Date      Term
------ --------------- --------  --------- --------- -------  ----- -------- ------- --------- ---- ---- ---- -------- ------------











------------------------------------------------------------------------------------------------------------------------------------

                     (1) Resolution Strategy Code                                             (2) Property Type Code
                     ----------------------------                                             ----------------------
1  - Modification     6 - DPO                  10 - Deed in Lieu Of               MF - Multi-Family         OF - Office
2  - Foreclosure      7 - REO                       Foreclosure                   RT - Retail               MU - Mixed Use
3  - Bankruptcy       8 - Resolved             11 - Full Payoff                   HC - Health Care          LO - Lodging
4  - Extension        9 - Pending Return       12 - Reps and Warranties           IN - Industrial           SS - Self Storage
5  - Note Sale        to Master Servicer       13 - Other or TBD                  WH - Warehouse            OT - Other
                                                                                  MH - Mobile Home Park


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004


                                        SPECIALLY SERVICED LOAN DETAIL - PART 2

               Offering     Resolution    Site
 Loan          Document      Strategy  Inspection                 Appraisal  Appraisal     Other REO
Number     Cross-Reference   Code (1)     Date      Phase 1 Date    Date       Value    Property Revenue  Comment
------     ---------------   --------  ----------   ------------  ---------  ---------  ----------------  -------











------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code

1 - Modification         6 - DPO                      10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                           Foreclosure
3 - Bankruptcy           8 - Resolved                 11 - Full Payoff
4 - Extension            9 - Pending Return           12 - Reps and Warranties
5 - Note Sale                to Master Servicer       13 - Other or TBD


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004


                                                         MODIFIED LOAN DETAIL

                    Offering
 Loan               Document       Pre-Modification
Number          Cross-Reference         Balance        Modification Date         Modification Description
------------------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES           SERIES 2004-C10                                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   03/17/2004
COLUMBIA, MD 21045                                                                               RECORD DATE:    02/27/2004


                                                        LIQUIDATED LOAN DETAIL

                                                                     Gross                               Net
                      Offering                                     Proceeds                           Proceeds
       Final Recovery Document                                     as a % of  Aggregate       Net     as a % of          Repurchased
 Loan  Determination   Cross-  Appraisal Appraisal  Actual  Gross    Actual   Liquidation Liquidation  Actual   Realized   by Seller
Number    Date       Reference   Date      Value   Balance Proceeds  Balance  Expenses *    Proceeds   Balance    Loss       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------












------------------------------------------------------------------------------------------------------------------------------------
Current Total

------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 18 of 18

                                                                        ANNEX C


                       CLASS X-P REFERENCE RATE SCHEDULE


         INTEREST
         ACCRUAL             DISTRIBUTION        CLASS X-P
          PERIOD                 DATE          REFERENCE RATE
-------------------------   --------------   -----------------
               1               03/15/04           5.38476
               2               04/15/04           5.75366
               3               05/15/04           5.56906
               4               06/15/04           5.75346
               5               07/15/04           5.56886
               6               08/15/04           5.75325
               7               09/15/04           5.75316
               8               10/15/04           5.56857
               9               11/15/04           5.75295
              10               12/15/04           5.56836
              11               01/15/05           5.56825
              12               02/15/05           5.56816
              13               03/15/05           5.56829
              14               04/15/05           5.75239
              15               05/15/05           5.56782
              16               06/15/05           5.75217
              17               07/15/05           5.56761
              18               08/15/05           5.75195
              19               09/15/05           5.75185
              20               10/15/05           5.56729
              21               11/15/05           5.75162
              22               12/15/05           5.56706
              23               01/15/06           5.56694
              24               02/15/06           5.56682
              25               03/15/06           5.56712
              26               04/15/06           5.75093
              27               05/15/06           5.56635
              28               06/15/06           5.75062
              29               07/15/06           5.56605
              30               08/15/06           5.75031
              31               09/15/06           5.75017
              32               10/15/06           5.56560
              33               11/15/06           5.74985
              34               12/15/06           5.56529
              35               01/15/07           5.56512
              36               02/15/07           5.56498
              37               03/15/07           5.56532
              38               04/15/07           5.74901
              39               05/15/07           5.56447
              40               06/15/07           5.74867
              41               07/15/07           5.56414
              42               08/15/07           5.74834


         INTEREST
         ACCRUAL             DISTRIBUTION        CLASS X-P
          PERIOD                 DATE          REFERENCE RATE
-------------------------   --------------   -----------------
              43               09/15/07           5.74818
              44               10/15/07           5.56365
              45               11/15/07           5.74783
              46               12/15/07           5.56332
              47               01/15/08           5.74748
              48               02/15/08           5.56298
              49               03/15/08           5.56300
              50               04/15/08           5.74695
              51               05/15/08           5.56246
              52               06/15/08           5.74660
              53               07/15/08           5.56211
              54               08/15/08           5.74624
              55               09/15/08           5.74607
              56               10/15/08           5.56159
              57               11/15/08           5.74636
              58               12/15/08           5.56189
              59               01/15/09           5.58642
              60               02/15/09           5.59306
              61               03/15/09           5.59463
              62               04/15/09           5.77862
              63               05/15/09           5.59335
              64               06/15/09           5.77917
              65               07/15/09           5.59389
              66               08/15/09           5.77888
              67               09/15/09           5.77874
              68               10/15/09           5.59347
              69               11/15/09           5.77843
              70               12/15/09           5.59485
              71               01/15/10           5.59469
              72               02/15/10           5.59466
              73               03/15/10           5.59559
              74               04/15/10           5.77945
              75               05/15/10           5.58723
              76               06/15/10           5.77231
              77               07/15/10           5.58691
              78               08/15/10           5.77124
              79               09/15/10           5.77108
              80               10/15/10           5.58541
              81               11/15/10           5.77005
              82               12/15/10           5.58791
              83               01/15/11           5.60910
              84               02/15/11           5.61628

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS



                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)


                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.


                                   DEPOSITOR


     Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

    o multifamily and commercial mortgage loans, including participations therein;

    o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

    o  direct obligations of the United States or other government agencies;
       or

    o  a combination of the assets described above.


     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 14 AND IN THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



                                February 4, 2004

                               TABLE OF CONTENTS



IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
 AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT ..............................................     5
ADDITIONAL INFORMATION ...................................................................     6
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................................     6
SUMMARY OF PROSPECTUS ....................................................................     7
RISK FACTORS .............................................................................    14
DESCRIPTION OF THE TRUST FUNDS ...........................................................    34
 General .................................................................................    34
 Mortgage Loans--Leases ..................................................................    34
 CMBS ....................................................................................    38
 Certificate Accounts ....................................................................    38
 Credit Support ..........................................................................    39
 Cash Flow Agreements ....................................................................    39
 Pre-Funding .............................................................................    39
YIELD CONSIDERATIONS .....................................................................    40
 General .................................................................................    40
 Pass-Through Rate .......................................................................    40
 Payment Delays ..........................................................................    40
 Shortfalls in Collections of Interest Resulting from Prepayments ........................    40
 Prepayment Considerations ...............................................................    40
 Weighted Average Life and Maturity ......................................................    42
 Controlled Amortization Classes and Companion Classes ...................................    43
 Other Factors Affecting Yield, Weighted Average Life and Maturity .......................    43
THE DEPOSITOR ............................................................................    45
USE OF PROCEEDS ..........................................................................    45
DESCRIPTION OF THE CERTIFICATES ..........................................................    46
 General .................................................................................    46
 Distributions ...........................................................................    46
 Distributions of Interest on the Certificates ...........................................    47
 Distributions of Principal of the Certificates ..........................................    48
 Components ..............................................................................    48
 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
   Equity Participations .................................................................    48
 Allocation of Losses and Shortfalls .....................................................    48
 Advances in Respect of Delinquencies ....................................................    49
 Reports to Certificateholders ...........................................................    49
 Voting Rights ...........................................................................    51
 Termination .............................................................................    51
 Book-Entry Registration and Definitive Certificates .....................................    52
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS ......................................    53
 General .................................................................................    53
 Assignment of Mortgage Assets; Repurchases ..............................................    53
 Representations and Warranties; Repurchases .............................................    54
 Certificate Account .....................................................................    55
 Collection and Other Servicing Procedures ...............................................    58
 Realization upon Defaulted Mortgage Loans ...............................................    59
 Hazard Insurance Policies ...............................................................    60
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................................    61
 Servicing Compensation and Payment of Expenses ..........................................    61

 Evidence as to Compliance ................................................     62
 Certain Matters Regarding the Master Servicer and the Depositor ..........     62
 Events of Default ........................................................     63
 Rights upon Event of Default .............................................     63
 Amendment ................................................................     64
 List of Certificateholders ...............................................     65
 The Trustee ..............................................................     65
 Duties of the Trustee ....................................................     65
 Certain Matters Regarding the Trustee ....................................     65
 Resignation and Removal of the Trustee ...................................     65
DESCRIPTION OF CREDIT SUPPORT .............................................     67
 General ..................................................................     67
 Subordinate Certificates .................................................     67
 Cross-Support Provisions .................................................     67
 Insurance or Guarantees with Respect to Mortgage Loans ...................     67
 Letter of Credit .........................................................     68
 Certificate Insurance and Surety Bonds ...................................     68
 Reserve Funds ............................................................     68
 Credit Support with Respect to CMBS ......................................     68
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES ........................     69
 General ..................................................................     69
 Types of Mortgage Instruments ............................................     69
 Leases and Rents .........................................................     70
 Personalty ...............................................................     70
 Cooperative Loans ........................................................     70
 Junior Mortgages; Rights of Senior Lenders ...............................     71
 Foreclosure ..............................................................     72
 Bankruptcy Laws ..........................................................     76
 Environmental Considerations .............................................     78
 Due-on-Sale and Due-on-Encumbrance .......................................     80
 Subordinate Financing ....................................................     80
 Default Interest and Limitations on Prepayments ..........................     80
 Certain Laws and Regulations; Types of Mortgaged Properties ..............     80
 Applicability of Usury Laws ..............................................     81
 Servicemembers Civil Relief Act ..........................................     81
 Americans with Disabilities Act ..........................................     81
 Forfeiture in Drug, RICO and Money Laundering Violations .................     82
 Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing ........     82
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ..................................     84
 General ..................................................................     84
 REMICs ...................................................................     84
 Taxation of Owners of REMIC Regular Certificates .........................     86
 Taxation of Owners of REMIC Residual Certificates ........................     89
 Grantor Trust Funds ......................................................    100
 Characterization of Investments in Grantor Trust Certificates ............    101
 Taxation of Owners of Grantor Trust Fractional Interest Certificates .....    101
STATE AND OTHER TAX CONSEQUENCES ..........................................    108
ERISA CONSIDERATIONS ......................................................    109
 General ..................................................................    109
 Prohibited Transaction Exemptions ........................................    109

LEGAL INVESTMENT .........................................................     112
METHOD OF DISTRIBUTION ...................................................     114
LEGAL MATTERS ............................................................     115
FINANCIAL INFORMATION ....................................................     115
RATINGS ..................................................................     115
INDEX OF PRINCIPAL DEFINITIONS ...........................................     116

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

    o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

    o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 116 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

                             ---------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                            ADDITIONAL INFORMATION


     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at The Woolworth Building, 233 Broadway, New York, New York 10279 and 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to Wachovia Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

                             SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets..............   Each series of certificates will represent
                                 the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

                                  o mortgage assets;

                                  o certificate accounts;

                                  o forms of credit support;

                                  o cash flow agreements; and

                                  o amounts on deposit in a pre-funding
                                    account.

The Mortgage Assets...........   The mortgage assets with respect to each
                                 series of certificates may consist of any of the following:

                                  o multifamily and commercial mortgage loans,
                                    including participations therein;

                                  o commercial mortgage-backed securities,
                                    including participations therein;

                                  o direct obligations of the United States or
                                    other government agencies; and

                                  o a combination of the assets described
                                    above.

                                 The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

                                  o residential properties consisting of five
                                    or more rental or cooperatively owned
                                    dwelling units;

                                  o shopping centers;

                                  o retail buildings or centers;

                                  o hotels and motels;

                                  o office buildings;

                                  o nursing homes;

                                  o hospitals or other health-care related
                                    facilities;

                                  o industrial properties;

                                  o warehouse, mini-warehouse or self-storage
                                    facilities;

                                  o mobile home parks;

                                  o mixed use properties; and

                                  o other types of commercial properties.

                                 Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

                                 A mortgage loan may have an interest rate that has any of the following features:

                                  o is fixed over its term;

                                  o adjusts from time to time;

                                  o is partially fixed and partially floating;

                                  o is floating based on one or more formulae
                                    or indices;

                                  o may be converted from a floating to a fixed
                                    interest rate;

                                  o may be converted from a fixed to a floating
                                    interest rate; or

                                  o interest is not paid currently but is
                                    accrued and added to the principal balance.

                                 A mortgage loan may provide for any of the following:

                                  o scheduled payments to maturity;

                                  o payments that adjust from time to time;

                                  o negative amortization or accelerated
                                    amortization;

                                  o full amortization or require a balloon
                                    payment due on its stated maturity date;

                                  o prohibitions on prepayment;

                                  o releases or substitutions of collateral,
                                    including defeasance thereof with direct obligations of the United States; and

                                  o payment of a premium or a yield maintenance
                                    penalty in connection with a principal
                                    prepayment.

                                 Unless otherwise described in the prospectus supplement for a series of certificates:

                                  o the mortgaged properties may be located in
                                    any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

                                  o all mortgage loans will have original terms
                                    to maturity of not more than 40 years;


                                  o all mortgage loans will have individual
                                    principal balances at origination of not less than $100,000;

                                  o all mortgage loans will have been
                                    originated by persons other than the
                                    depositor; and

                                  o all mortgage assets will have been
                                    purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

                                 Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the prospectus supplement.

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions on certain classes of certificates:

                                  o subordination of junior certificates;

                                  o over collateralization;

                                  o letters of credit;

                                  o issurance policies;

                                  o guarantees;

                                  o reserve funds; and/or

                                  o other types of credit support described in
                                    the prospectus supplement and a combination of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

                                  o guaranteed investment contracts;

                                  o interest rate swap or exchange contracts;

                                  o interest rate cap or floor agreements;

                                  o currency exchange agreements;

                                  o yield supplement agreements; or

                                  o other types of similar agreements described
                                    in the prospectus supplement.


Pre-Funding Account;
 Capitalized Interest
 Account.......................  A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement.

                                 Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the prospectus supplement.

Description of Certificates...   Each series of certificates will include one
                                 or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on
 Certificates..................  The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

                                  o provide for the accrual of interest thereon
                                    based on fixed, variable or floating rates;

                                  o be senior or subordinate to one or more
                                    other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

                                  o be entitled to principal distributions, with
                                    disproportionately low, nominal or no
                                    interest distributions;

                                  o be entitled to interest distributions, with
                                    disproportionately low, nominal or no
                                    principal distributions;

                                  o provide for distributions of principal or
                                    accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

                                  o provide for distributions of principal to be
                                    made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

                                  o provide for distributions of principal
                                    sequentially, based on specified payment schedules or other methodologies; and

                                  o provide for distributions based on a
                                    combination of any of the above features.

                                 Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the prospectus supplement.

                                 The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the related trust fund.

Registration of Certificates...  One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the prospectus supplement.

Tax Status of
 the Certificates..............  The certificates of each series will constitute either:

                                  o "regular interests" or "ownership interests"
                                    in a trust fund treated as a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986, as amended;

                                  o interests in a trust fund treated as a
                                    grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended;

                                  o "regular interests" or "residual interests"
                                    in a trust fund treated as a "financial
                                    assets securitization investment trust"
                                    under the Internal Revenue Code of 1986, as amended; or

                                  o any combination of any of the above
                                    features.

ERISA Considerations..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment..............   The prospectus supplement will specify
                                 whether the offered certificates will
                                 constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" herein.

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

                                 RISK FACTORS

     You should consider the following risk factors, in addition to the risk factors in the prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the prospectus supplement under "Risk Factors", summarize the material risks relating to your certificates.

Your Ability to Resell
 Certificates May  Be
 Limited Because of Their
 Characteristics..............   You may not be able to resell your certificates
                                 and the value of your certificates may be less than you anticipated for a variety of reasons including:

                                  o a secondary market for your certificates may
                                    not develop;

                                  o interest rate fluctuations;

                                  o the absence of redemption rights; and

                                  o the limited sources of information about
                                    the certificates other than that provided in this prospectus, the prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund
 May Not Be Sufficient to Pay
 Your Certificates.............  Unless otherwise specified in the prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

                                 Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

                                 The prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the prospectus supplement.

Prepayments and Repurchases of
  the Mortgage Assets Will
  Affect the Timing of Your
  Cash Flow and May
  Affect Your Yield............  Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

                                 We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

                                 The rate of voluntary prepayments will also be affected by:

                                  o the voluntary prepayment terms of the
                                    mortgage loan, including prepayment
                                    lock-out periods and prepayment premiums;

                                  o then-current interest rates being charged
                                    on similar mortgage loans; and

                                  o the availability of mortgage credit.

                                 A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

                                 If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

                                 The yield on your certificates may be less than anticipated because:

                                  o the prepayment premium or yield maintenance
                                    required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

                                  o some courts may consider the prepayment
                                    premium to be usurious.

Optional Early Termination of
 the Trust Fund May Result in
 an Adverse  Impact on
 Your Yield or May Result
 in a Loss....................   A series of certificates may be subject to
                                 optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Ratings Do Not Guarantee Payment
 and Do Not Address Prepayment
 Risks........................   Any rating assigned by a rating agency to a
                                 class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

                                  o the likelihood that principal prepayments
                                    (including those caused by defaults) on the related mortgage loans will be made;

                                  o the degree to which the rate of prepayments
                                    on the related mortgage loans might differ from that originally anticipated;

                                  o the likelihood of early optional
                                    termination of the related trust fund;

                                  o the possibility that prepayments on the
                                    related mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

                                  o the possibility that an investor that
                                    purchases an offered certificate at a
                                    significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                                 The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

Unused Amounts in Pre-Funding
 Accounts May Be Returned to
 You as a Prepayment..........   The prospectus supplement will disclose when
                                 we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Mortgage Assets
 Acquired in Connection with
 the Use of a Pre-Funding
 Account May Change the
 Aggregate Characteristics of a
 Trust Fund...................   Any additional mortgage assets acquired by a
                                 trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by
 a  Mortgaged Property May Be
 Inadequate to Repay the
 Mortgage Loans...............   The value of a mortgage loan secured by a
                                 multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower.
                                 The reduction in the net operating income of the property may impair the borrower's ability to repay the loan.

                                 Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater affect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Value of a Mortgaged
 Property and its Net Operating
 Income and Cash Flow Is
 Not Predictable...............  Commercial and multifamily property values and cash flows and net operating income from such mortgaged properties are volatile and may be insufficient to cover debt service on the related mortgage loan at any given time. Property value, cash flow and net operating income depend upon a number of factors, including:

                                  o changes in general or local economic
                                    conditions and/or specific industry
                                    segments;

                                  o declines in real estate values;

                                  o an oversupply of commercial or multifamily
                                    properties in the relevant market;

                                  o declines in rental or occupancy rates;

                                  o increases in interest rates, real estate
                                    tax rates and other operating expenses;

                                  o changes in governmental rules, regulations
                                    and fiscal policies, including
                                    environmental legislation;

                                  o perceptions by prospective tenants and, if
                                    applicable, their customers, of the safety, convenience, services and attractiveness of the property;

                                  o the age, construction quality and design of
                                    a particular property;

                                  o whether the mortgaged properties are
                                    readily convertible to alternative uses;

                                  o acts of God; and

                                  o other factors beyond our control or the
                                    control of a servicer.

Nonrecourse Loans Limit the
 Remedies Available Following
 a Mortgagor Default...........  The mortgage loans will not be an obligation of, or be insured or guaranteed by, any
                                 governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

                                 Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.


Special Risks of Mortgage Loans
 Secured by Multifamily
 Properties....................  Mortgage loans secured by multifamily properties may constitute a material
                                 concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

                                  o construction of additional housing units;

                                  o local military base closings;

                                  o developments at local colleges and
                                    universities;

                                  o national, regional and local politics,
                                    including, in the case of multifamily
                                    rental properties, current or future rent stabilization and rent control laws and agreements;

                                  o the level of mortgage interest rates, which
                                    may encourage tenants in multifamily rental properties to purchase housing;

                                  o tax credit and city, state and federal
                                    housing subsidy or similar programs which may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain the mortgaged properties in proper condition during periods of rapid inflation or declining market value of the mortgaged properties;

                                  o tax credit and city, state and federal
                                    housing subsidy or similar programs which may impose income restrictions on tenants and which may reduce the number of eligible tenants in such mortgaged properties and result in a reduction in occupancy rates applicable thereto; and

                                  o the possibility that some eligible tenants
                                    may not find any differences in rents
                                    between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

                                 All of these conditions and events may
                                 increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

                                 The multifamily projects market is
                                 characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

Special Risks of Mortgage Loans
 Secured by Retail Properties... Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of retail properties are:

                                  o the quality of the tenants; and

                                  o the fundamental aspects of real estate such
                                    as location and market demographics.

                                 The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

                                 Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                 Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

                                  o catalogue retailers;

                                  o home shopping networks;

                                  o the internet;

                                  o telemarketing; and

                                  o outlet centers.

                                 Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

Special Risks of Mortgage Loans
 Secured by Hospitality
 Properties...................   Mortgage loans secured by hospitality
                                 properties (e.g., a hotel or motel) may
                                 constitute a material concentration of the mortgage loans in a trust fund. Various factors affect the economic viability of a hospitality property, including:

                                  o location, quality and franchise affiliation
                                    (or lack thereof);

                                  o adverse economic conditions, either local,
                                    regional or national, which may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels;

                                  o the construction of competing hospitality
                                    properties, which may result in a reduction in occupancy levels;

                                  o the increased sensitivity of hospitality
                                    properties (relative to other commercial properties) to adverse economic conditions and competition, as hotel rooms generally are rented for short periods of time;

                                  o the financial strength and capabilities of
                                    the owner and operator of a hospitality
                                    property, which may have a substantial
                                    impact on the property's quality of service and economic performance; and

                                  o the generally seasonal nature of the
                                    hospitality industry, which can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

                                 In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hospitality property's operating, liquor and other licenses upon a transfer of the hospitality property, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

Special Risks of Mortgage Loans
 Secured by Office Buildings...  Mortgage loans secured by office buildings may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

                                  o the quality of the tenants in the building;


                                  o the physical attributes of the building in
                                    relation to competing buildings; and

                                  o the strength and stability of the market
                                    area as a desirable business location.

                                 An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                 Office buildings are also subject to
                                 competition with other office properties in the same market. Competition is affected by a property's:

                                  o age;

                                  o condition;

                                  o design (e.g., floor sizes and layout);

                                  o access to transportation; and

                                  o ability or inability to offer certain
                                    amenities to its tenants, including
                                    sophisticated building systems (such as
                                    fiber optic cables, satellite
                                    communications or other base building
                                    technological features).

                                 The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks of Mortgage Loans
 Secured by Warehouse and Self
 Storage Facilities...........   Mortgage loans secured by warehouse and
                                 storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

                                 Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. Furthermore, the inability of a borrower to police what is stored in a self storage facility due to privacy considerations may increase environmental risks.

Special Risks of Mortgage Loans
 Secured by Healthcare-Related
 Properties...................   The mortgaged properties may include health
                                 care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

                                  o Senior housing generally consists of
                                    facilities with respect to which the
                                    residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

                                  o Assisted living facilities are typically
                                    single or double room occupancy,
                                    dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

                                  o Skilled nursing facilities provide services
                                    to post trauma and frail residents with
                                    limited mobility who require extensive
                                    medical treatment; and

                                  o Acute care facilities generally consist of
                                    hospital and other facilities providing
                                    short-term, acute medical care services.

                                 Certain types of health care-related
                                 properties, particularly acute care
                                 facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

                                 Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

                                 Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

                                 Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

                                 Federal and state government "fraud and abuse" laws also apply to health care-related facilities. "Fraud and abuse" laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

                                 The operators of health care-related
                                 facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

                                  o the number of competing facilities in the
                                    local market;

                                  o the facility's age and appearance;

                                  o the reputation and management of the
                                    facility;

                                  o the types of services the facility
                                    provides; and

                                  o where applicable, the quality of care and
                                    the cost of that care.

                                 The inability of a health care-related
                                 mortgaged property to flourish in a
                                 competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans
 Secured by Industrial and
 Mixed-Use Facilities........... Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

                                  o the quality of tenants;

                                  o building design and adaptability; and

                                  o the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                 Industrial properties may be adversely
                                 affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Poor Property Management Will
 Adversely Affect the
 Performance of the Related
 Mortgaged Property............  Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

                                  o operating the property;

                                  o providing building services;

                                  o responding to changes in the local market;
                                    and

                                  o planning and implementing the rental
                                    structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

                                 We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Balloon Payments on Mortgage Loans
 Result in Heightened Risk of
 Borrower Default.............   Some of the mortgage loans included in a
                                 trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

                                  o its ability to fully refinance the loan; or


                                  o its ability to sell the related mortgaged
                                    property at a price sufficient to permit the borrower to make the balloon payment.

                                 The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                  o the value of the related mortgaged
                                    property;

                                  o the level of available mortgage interest
                                    rates at the time of sale or refinancing;

                                  o the borrower's equity in the related
                                    mortgaged property;

                                  o the financial condition and operating
                                    history of the borrower and the related
                                    mortgaged property;

                                  o tax laws;

                                  o rent control laws (with respect to certain
                                    residential properties);

                                  o Medicaid and Medicare reimbursement rates
                                    (with respect to hospitals and nursing
                                    homes);

                                  o prevailing general economic conditions; and


                                  o the availability of credit for loans
                                    secured by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have Discretion
 to Handle or Avoid Obligor
 Defaults in a Manner Which May
 Be Adverse to Your Interests..  If and to the extent specified in the prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling and servicing agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

                                 In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure
 of Mortgage Loans Secured
 Primarily by Junior Mortgages
 May Result in Losses.........   To the extent specified in the prospectus
                                 supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover
 Losses or Risks Which Could
 Adversely Affect Payment on
 Your Certificates.............  The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                 A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

                                 Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer's affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

Mortgagors of Commercial Mortgage
 Loans Are Sophisticated and May
 Take Actions Adverse to Your
 Interests....................   Mortgage loans made to partnerships,
                                 corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the
 Mortgage May Be Limited
 by Law.......................   Mortgages securing mortgage loans included in
                                 a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents to
 Provide Further Security for
 Mortgage Loans Poses
 Special Risks.................  The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender's ability to collect the rents.

Inclusion in a Trust Fund of
 Delinquent Mortgage Loans May
 Adversely  Affect the Rate of
 Defaults and Prepayments on the
 Mortgage Loans................. If so provided in the prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered "delinquent" if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund. If so specified in the prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

                                 Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May
 Affect the  Lien on a Mortgaged
 Property and Expose the
 Lender to Costs..............   Under certain laws, contamination of real
                                 property may give rise to a lien on the
                                 property to assure the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on a property. In addition, under the laws of some states and under the federal Comprehensive Environmental
                                 Response, Compensation, and Liability Act of
                                 1980, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. If a trust fund includes mortgage loans and the prospectus supplement does not otherwise specify, the related pooling and servicing agreement will contain provisions generally to the effect that the master servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the master servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so.
                                 These provisions are designed to reduce
                                 substantially the risk of liability for costs associated with remediation of hazardous substances, but we cannot provide assurance in a given case that those risks can be eliminated entirely. In addition, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.

One Action Jurisdiction May Limit
 the Ability of the Special
 Servicer to Foreclose on a
 Mortgaged Property............  Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                                 In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

Rights Against Tenants May Be Limited
 if Leases Are Not Subordinate to the
 Mortgage or Do Not Contain
 Attornment Provisions........   Some of the tenant leases contain provisions
                                 that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                                 In some states, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                                 If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in
 Compliance With Current Zoning
 Laws, You May Not Be Able to
 Restore Compliance Following a
 Casualty Loss................   Due to changes in applicable building and
                                 zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
                                 Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Inspections of the Mortgaged
 Properties Were Limited......   The mortgaged properties were inspected by
                                 licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns...........   There may be legal proceedings pending and,
                                 from time to time, threatened against the mortgagors or their affiliates relating to the business, or arising out of the ordinary course of business, of the mortgagors and their affiliates. We cannot provide assurance that such litigation will not have a material adverse effect on the distributions to you on your certificates.

                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.


MORTGAGE LOANS--LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and
(iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans" and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.


CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS,
(ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

CREDIT SUPPORT


     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates" and "Description of Credit Support."


CASH FLOW AGREEMENTS


     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.


PRE-FUNDING


     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.


     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment."

                             YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.


PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.


SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."


PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.


     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.


     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).


     In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.


     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.


                                 THE DEPOSITOR


     Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National
Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics," and "--The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates."


DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance
of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.


COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in


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

collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.


ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

          (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

          (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

          (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

          (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

          (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          (viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

          (ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

          (x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

          (xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

          (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

          (xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

          (xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the prospectus supplement. See "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."


TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only "certificateholder" (as such term is used in the related pooling and servicing agreement) of a book-entry certificate will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if (i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (ii) the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.


              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires.


ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Unless otherwise provided in the prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.


     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.


CERTIFICATE ACCOUNT


     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.


     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

          (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

          (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

          (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

          (v) any advances made as described under "Description of the Certificate--Advances in Respect of Delinquencies;"

          (vi) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

          (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the Certificates--Termination;"

          (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

          (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

          (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

          (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

          (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

          (i) to make distributions to the certificateholders on each distribution date;

          (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified


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

     and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

          (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

          (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

          (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans;"

          (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

          (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

          (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee;"

          (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

          (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

          (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes;"


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

          (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

          (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

          (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

          (xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the prospectus supplement; and

          (xvii) to clear and terminate the certificate account upon the termination of the trust fund.


COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling and servicing agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or


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

another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

     If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless


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

the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

          (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.


HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the


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

mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-Sale and Due-on-Encumbrance."


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of


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

expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments."


EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling and servicing agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers requires it to report. Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders upon written request to the master servicer.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation,


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

warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.


EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.


RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less


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

than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.


     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates,
(i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.


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LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.


THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and


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

appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.







































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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and
(iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates."


SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.


CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.


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

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the


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

types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.


              CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying a CMBS.


GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At


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

origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."


PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.


COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such


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

tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.


JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state


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

law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all


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parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.



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     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real


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property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will


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recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.


BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the


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Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise


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accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.


ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

     Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators"


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of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.


     Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans."


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     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in


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material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.


SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such


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as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURE IN DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.


FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.


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     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.































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                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (e.g., banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. If no REMIC election is made, the trust fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The prospectus supplement relating to such an election will describe the requirements for the classification of the trust as a FASIT and the consequences to a holder of owning certificates in a FASIT. The prospectus supplement for each series of certificates also will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.


REMICS

     Classification of REMICs. It is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for



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federal income tax purposes the related trust will qualify as one or more
REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will ach qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under


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section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.


TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").


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

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate


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original issue discount remaining to be accrued on such REMIC Regular
Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     o    on the basis of a constant yield method;

     o in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     o in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.


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

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.


     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for


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

federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     It is uncertain how payments received by a holder of a REMIC Residual interest in connection with the acquisition of such REMIC Residual Certificate should be treated and holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--


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

Original Issue Discount." If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted


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

basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

     o the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

     o the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;


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

     o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     o will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.


     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if
(1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

     In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. Either:

          (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

               (i) the present value of any consideration given the transferee to acquire the interest;

               (ii) the present value of the expected future distributions on the interest; and

               (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

          (b) the following requirements are satisfied:

               (i) the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

               (ii) the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

               (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     On July 18, 2003 the Internal Revenue Service issued proposed Treasury regulations (the "Proposed Treasury Regulations") under Sections 446(b), 860C, and 863(a) of the Internal Revenue Code relating to the proper method of accounting for, and source of income from, fees ("inducement fees") received by taxpayers to induce the acquisition of "noneconomic" REMIC residual interests. The Proposed Treasury Regulations, if finalized as proposed, would apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC residual interest for taxable years ending on or after the date such regulations are published in final form.

     Proposed Treasury Regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury Regulation section 1.446-6(c) sets forth a general rule (the "General Rule") which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC residual interest "over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest."

     Under the Proposed Treasury Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury Regulations state, however, that the treatment of inducement fees received on


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noneconomic REMIC residual interests constitutes a method of accounting for purposes of Internal Revenue Code sections 446 and 481. Thus, under the Proposed Treasury Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC residual interests, and may not be changed without the consent of the Commissioner, pursuant to Internal Revenue Code section 446(e) and the Treasury Regulations and other procedures thereunder.

     The Proposed Treasury Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

     Under one safe harbor method of accounting set forth in the Proposed Treasury Regulations (the "Book Method"), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

     Under the second safe harbor accounting method (the "Modified REMIC Regulatory Method"), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC residual interest using the methodology provided in current Treasury Regulation section 1.860E-1(a)(3)(iv).


     The Proposed Treasury Regulations also provide that upon a sale or other disposition of a noneconomic REMIC residual interest (other than in a transaction to which Internal Revenue Code section 381(c)(4) applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o 3% of the excess of the individual's adjusted gross income over such amount; and

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However the section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

     In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and


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

other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset within the meaning of section 1221 of the Code. Investors that recognize a loss on a sale or exchange of the REMIC Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular Certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC


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or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     o    the disposition of a mortgage loan;

     o the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     o    the receipt of compensation for services; or

     o gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

     o the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.


     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such


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agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

     o any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

     o    any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification.


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REMIC Residual Certificateholders will generally be required to report such
REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.


     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 28% (increasing to 31% after 2010) if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means:


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     o    a citizen or resident of the United States;

     o a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     o an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

     o a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

     o to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgage or a controlled foreign corporation of which such mortgagor is a "United States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

     The Treasury Department issued final regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their own tax advisors regarding these regulations.


GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.


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CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

     o    assets described in section 7701(a)(19)(C) of the Code;

     o "obligation[s] which...[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

     o "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.


TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing


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compensation. The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the


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

extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price


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

multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates-- Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped

Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income. Investors that recognize a loss on a sale or exchange of the grantor trust certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

     On June 20, 2002, the IRS published regulations which will, when effective, and if finalized in their proposed form, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulation
Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004 but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.


                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                             ERISA CONSIDERATIONS


GENERAL

     ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.


PROHIBITED TRANSACTION EXEMPTIONS

     Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations," the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc. ("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject


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

to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support


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

policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under
Section 401(c) of ERISA, that became applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.


                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

     Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a (December 18, 2001) "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                            METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

     The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.


                                 LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.


                                    RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.


                        INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage
Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.





























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

     The file "WBCMT 2004-C10 Prospectus Annexes A1-5.xls", which is a Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-1A, A-1B, A-2, A-3, A-4 and A-5. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in the prospectus supplement, each month the Paying Agent will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT 2004-C10 Prospectus Annexes A1-5.xls" file.


     To open the file, insert the diskette into your floppy drive. Copy the file "WBCMT 2004-C10 Prospectus Annexes A1-5.xls" to your hard drive or network drive. Copy the file "WBCMT 2004-C10 Prospectus Annexes A1-5.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loan and Property Schedule" or "A-2 Multifamily Data" or "A-3 Reserve Accounts" or "A-4 Commercial Tenant Schedule" or "A-5 Cross-Collateralized Pool", respectively.


     *Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================


       UNTIL MAY   , 2004, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT OR PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                               TABLE OF CONTENTS


                      PROSPECTUS SUPPLEMENT
SUMMARY OF PROSPECTUS SUPPLEMENT .......................     S-5
RISK FACTORS ...........................................    S-45
DESCRIPTION OF THE MORTGAGE POOL .......................    S-93
SERVICING OF THE MORTGAGE LOANS ........................   S-189
DESCRIPTION OF THE CERTIFICATES ........................   S-205
YIELD AND MATURITY CONSIDERATIONS ......................   S-239
USE OF PROCEEDS ........................................   S-246
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES .........................................   S-246
ERISA CONSIDERATIONS ...................................   S-248
LEGAL INVESTMENT .......................................   S-250
METHOD OF DISTRIBUTION .................................   S-251
LEGAL MATTERS ..........................................   S-252
RATINGS ................................................   S-252
INDEX OF DEFINED TERMS .................................   S-254
Annex A-1 ..............................................     A-1
Annex A-1A .............................................    A-1A
Annex A-1B .............................................    A-1B
Annex A-2 ..............................................     A-2
Annex A-3 ..............................................     A-3
Annex A-4 ..............................................     A-4
Annex A-5 ..............................................     A-5
Annex B ................................................     B-1
Annex C ................................................     C-1

                     PROSPECTUS
Additional Information .................................       6
Incorporation of Certain Information By Reference ......       6
Summary of Prospectus ..................................       7
Risk Factors ...........................................      14
Description of the Trust Funds .........................      34
Yield Considerations ...................................      40
The Depositor ..........................................      45
Use of Proceeds ........................................      45
Description of the Certificates ........................      46
Description of the Pooling and Servicing Agreements.....      53
Description of Credit Support ..........................      67
Certain Legal Aspects of Mortgage Loans and
  Leases ...............................................      69
Material Federal Income Tax Consequences ...............      84
State and Other Tax Consequences .......................     108
ERISA Considerations ...................................     109
Legal Investment .......................................     112
Method of Distribution .................................     114
Legal Matters ..........................................     115
Financial Information ..................................     115
Ratings ................................................     115
Index of Principal Definitions .........................     116


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

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                                  $915,792,000
                                 (APPROXIMATE)




                              WACHOVIA COMMERCIAL
                           MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)




                            WACHOVIA BANK COMMERCIAL
                                MORTGAGE TRUST




                               COMMERCIAL MORTGAGE
                                  PASS-THROUGH
                          CERTIFICATES SERIES 2004-C10



                             ----------------------

                              PROSPECTUS SUPPLEMENT

                             ----------------------



                              WACHOVIA SECURITIES




                                   CITIGROUP



                        BANC OF AMERICA SECURITIES LLC

                              GOLDMAN, SACHS & CO.





                               FEBRUARY   , 2004

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